As filed with the Securities and Exchange Commission on August 20, 2014
Registration No. 333-186073

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
________________________________________________
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(Exact name of registrant as specified in governing instruments)
________________________________________________
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(949) 270-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________________________________
Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
Griffin-American Healthcare REIT III, Inc.
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(949) 270-9200
(949) 474-0442 (Facsimile)
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________________________________________
Copies to:

Lauren Burnham Prevost Heath D. Linsky Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 (404) 233-7000 (404) 365-9532 (Facsimile)	Michael K. Rafter Baker, Donelson, Bearman, Caldwell and Berkowitz, PC 3414 Peachtree Road Suite 1600 Atlanta, Georgia 30326 (404) 577-6000
________________________________________________
Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:     ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☑	(Do not check if a smaller reporting company)	Smaller reporting company	☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(c) of the Securities Act of 1933 or until the Registration Statement becomes effective on such dates as the Commission, acting pursuant to said Section 8(c), may determine.

This Post-Effective Amendment No. 1 consists of the following:

1.	The Registrant’s final form of prospectus dated February 26, 2014.

2.
Supplement No. 4 dated August 20, 2014 to the Registrant’s prospectus dated February 26, 2014, included herewith, which supersedes and replaces all prior supplements to the prospectus dated February 26, 2014, and which will be delivered as an unattached document along with the prospectus dated February 26, 2014.

3.	Part II, included herewith.

4.	Signatures, included herewith.

PROSPECTUS
Maximum Offering of $1,900,000,000 in Shares of Common Stock
Minimum Offering of $2,000,000 in Shares of Common Stock
We are a newly formed Maryland corporation organized to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We will be externally managed by Griffin-American Healthcare REIT III Advisor, LLC, our advisor, which is our affiliate. We intend to qualify and elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, beginning with our taxable year ending December 31, 2014, or the first year in which we commence material operations.
We are offering to the public up to $1,750,000,000 in shares of our common stock pursuant to our primary offering for $10.00 per share and up to $150,000,000 in shares of our common stock to be issued pursuant to the distribution reinvestment plan, or the DRIP, for $9.50 per share during our primary offering. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.
This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 21 to read about risks you should consider before purchasing shares of our common stock. The most significant risks include the following:

•
There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount. See pages 21 and 157 for more information.

•	We have no operating history or established financing sources. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

•
This is a “blind pool” offering because we have not identified any real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•
Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We may also be required to sell assets or issue new securities for cash in order to pay distributions. We have not established any limit on the amount of offering proceeds or borrowings that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•
We may incur substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt falls.

•
This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We will rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services, including compensation that may be required to be paid to our advisor even if our advisor is terminated as a result of poor performance, and the agreements governing these fees were not all negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage are based upon the gross offering proceeds and not on our properties’ performance. Such agreements may require us to pay more than we would if we were only using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•
Many of our officers also are principals, officers and/or employees of one of our co-sponsors and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by one of our co-sponsors or its affiliates.

•	If we do not qualify as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•
The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•
We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities, passed on or endorsed the merits of this offering or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the cash benefits or tax consequences you will receive from an investment in shares of our common stock is prohibited.

	Price to Public	Selling Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00
Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum	$1,750,000,000	$122,500,000	$52,500,000	$1,575,000,000
Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50
Total Maximum	$150,000,000	$—	$—	$150,000,000

*
The selling commissions and all or a portion of the dealer manager fee will not be charged with regard to shares of our common stock sold pursuant to our primary offering to or for the account of our directors and officers, our affiliates and certain persons affiliated with broker-dealers participating in the primary offering. Selling commissions will not be charged for shares of our common stock sold pursuant to our primary offering to investors that have engaged the services of a financial advisor paid on a fee-for-service or assets under management basis by the investor. Selling commissions will be reduced in connection with sales of certain minimum numbers of shares of our common stock. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price; however, the net proceeds to us will remain unchanged. See the “Plan of Distribution” section of this prospectus.

Griffin Capital Securities, Inc. is the dealer manager of this offering and will offer shares on a “best efforts” basis. The minimum initial investment is at least $2,500, except under certain circumstances. We may sell shares of our common stock in this offering until the earlier of February 26, 2016, or the date on which the maximum offering amount has been sold; provided however, that our board of directors may extend this offering for an additional year or as otherwise permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.
The date of this Prospectus is February 26, 2014.

SUITABILITY STANDARDS
General
An investment in shares of our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. There is no public market for shares of our common stock and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares of our common stock. This investment is not suitable for persons who require immediate liquidity or guaranteed income, who seek a short-term investment, or who cannot bear the loss of their entire investment.
In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares of our common stock from third parties. These suitability standards require that a purchaser of shares of our common stock have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.
Because the minimum offering of our common stock is less than $175,000,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. See the “Plan of Distribution — Minimum Offering” section on page 178 for more information.

Some states have established suitability standards different from those we have established. Shares of our common stock will be sold only to investors in these states who meet the special suitability standards set forth below.

Alabama and Oregon — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock and in affiliated programs cannot exceed 10.0% of that investor’s liquid net worth.
California — An investor must have, excluding the value of the investor’s home, furnishings and automobiles, either (1) a net worth of at least $250,000 or (2) a gross annual income of at least $85,000 and a net worth of at least $150,000. In addition, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s net worth. Additionally, the exemption for secondary trading under California Corporations Code Section 25104(h) will not be available to investors, although other exemptions may be available to cover private sales by the bona fide owner of shares of our common stock for their own account without advertising and without being effected through a broker-dealer in a public offering.

Iowa — An investor must have, excluding the value of the investor’s home, furnishings and automobiles, either (1) a net worth of at least $300,000 or (2) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of an investor’s total net worth that consists of cash, cash equivalents and readily marketable securities.

Kansas — It is recommended by the Office of the Kansas Securities Commissioner that investors in Kansas limit their aggregate investment in shares of our common stock and other non-traded real estate investment trusts to not more than 10.0% of their liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of an investor’s total net worth that consists of cash, cash equivalents and readily marketable securities.
Kentucky and Tennessee — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s liquid net worth.
Maine — It is recommended by the Maine Office of Securities that investors in Maine limit their aggregate investment in shares of our common stock and similar direct participation program investments to not more than 10.0% of their liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of an investor’s total net worth that consists of cash, cash equivalents and readily marketable securities.
Massachusetts — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock and other illiquid direct participation programs cannot exceed 10.0% of that investor’s liquid net worth.
Michigan — In addition to meeting the general suitability standards described above, it is recommended by the Michigan Securities Division that investors in Michigan limit their aggregate investment in shares of our common stock to not more than

i

10.0% of their liquid net worth. For purposes of this recommendation to investors in Michigan, liquid net worth is defined as that portion of an investor’s total net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year.
New Jersey — An investor must have, excluding the value of the investor’s home, furnishings and automobiles, either (1) a liquid net worth of at least $350,000 or (2) a gross annual income of at least $85,000 and a liquid net worth of at least $150,000. In addition, an investor’s investment in shares of our common stock, shares of affiliated programs and shares of other direct participation programs cannot exceed 10.0% of that investor’s liquid net worth. For purposes of these suitability standards for investors in New Jersey, liquid net worth is defined as that portion of an investor’s total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

New Mexico — In addition to meeting the general suitability requirements described above, an investor’s aggregate investment in shares of our common stock, our affiliates and other non-traded real estate investment trusts cannot exceed 10.0% of that investor’s liquid net worth.
North Dakota — In addition to meeting the general suitability requirements described above, an investor’s investment in shares of our common stock cannot exceed 10.0% of that investor’s net worth.
Ohio — In addition to meeting the general suitability standards described above, an investor’s aggregate investment in shares of our common stock, our affiliates and other non-traded real estate investment trusts cannot exceed 10.0% of that investor’s liquid net worth. For purposes of this limitation, liquid net worth is defined as that portion of an investor’s total net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.
The minimum initial investment is at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our co-sponsors, American Healthcare Investors LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, or any of our co-sponsors’ affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an individual retirement account, or IRA, is at least $1,500. In addition, you may not transfer, fractionalize or subdivide your investment in shares of our common stock so as to retain fewer than the number of shares of our common stock required under the applicable minimum initial investment. In order for retirement plans to satisfy the minimum initial investment requirements, unless otherwise prohibited by state law, a husband and wife may contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. Any retirement plan trustee or individual considering purchasing shares of our common stock for a retirement plan or an IRA should read carefully the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus.
In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock if that person is the fiduciary. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.
These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of shares of our common stock, an investment in shares of our common stock is an appropriate investment for those of you who become stockholders.
Each of the participating broker-dealers, authorized registered representatives or any other person selling shares of our common stock on our behalf, and our co-sponsors, are required to:

•
make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain, for at least six years, records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling shares of our common stock on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in shares of our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in shares of our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of shares of our common stock;

•	the restrictions on transferability of shares of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in shares of our common stock.

 In addition, by signing the Subscription Agreement, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our company and that we adhere to our suitability standards. In the event you or another stockholder or a regulatory authority attempted to hold our company liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s investor suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you will not waive any rights that you may have under federal or state securities laws.
Restrictions Imposed by the USA PATRIOT Act and Related Acts
In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly:

•
in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury, or OFAC, or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale or delivery, directly or indirectly, would contravene such U.S. Sanctions Laws; or

•
on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

HOW TO SUBSCRIBE
Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this prospectus as Exhibit B.

•	Deliver your check for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed Subscription Agreement to your participating broker-dealer.

•
Until such time as we have raised the minimum offering amount (or, for Washington and Pennsylvania investors, we have raised a total of $20,000,000 and $87,500,000, respectively), you should make your check payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc.” After we have raised $2,000,000, we will notify our dealer manager and participating broker-dealers and after that you should make your check payable to “Griffin-American Healthcare REIT III, Inc.,” except that (i) Washington investors should continue to make checks payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc.” until we have received and accepted subscriptions for $20,000,000, at which point checks should be made payable to “Griffin-American Healthcare REIT III, Inc.” and (ii) Pennsylvania investors should continue to make checks payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc.” until we have received and accepted subscriptions for $87,500,000, at which point checks should be made payable to “Griffin-American Healthcare REIT III, Inc.”

 By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards we have established.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See the “Suitability Standards” and the “Plan of Distribution — Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.
IMPORTANT NOTE ABOUT THIS PROSPECTUS
As used in this prospectus, the term “co-sponsors” refers to American Healthcare Investors LLC and Griffin Capital Corporation, collectively; the terms “advisor” and “Griffin-American Advisor” refer to Griffin-American Healthcare REIT III Advisor, LLC, an affiliate of our co-sponsors. As used in this prospectus, the terms “our operating partnership” and “Healthcare REIT III OP” refer to Griffin-American Healthcare REIT III Holdings, LP, of which Griffin-American Healthcare REIT III, Inc. is the sole general partner. The words “we,” “us” or “our” refer to Griffin-American Healthcare REIT III, Inc. and our operating partnership, taken together, unless the context requires otherwise.

v

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Set forth below are some of the more frequently asked questions and answers relating to our structure, our management, our business and an offering of this type.
Q:    What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	pays annual distributions to investors of at least 90.0% of its taxable income (computed without regard to the dividends paid deduction and excluding net capital gain);

•
avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on net income that it distributes to stockholders; and

•	enables individual investors to invest in a large-scale diversified real estate portfolio through the purchase of shares in the REIT.
Q:    What is Griffin-American Healthcare REIT III, Inc.?

A:
Griffin-American Healthcare REIT III, Inc. is a newly formed Maryland corporation that intends to qualify and elect to be taxed as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2014, or the first year in which we commence material operations. We do not have any employees and will be externally managed by our advisor, Griffin-American Healthcare REIT III Advisor, LLC, which we refer to as Griffin-American Advisor or our advisor.

Q:    Who is your advisor and what is its relationship to Griffin-American Healthcare REIT III, Inc.?

A:
Our advisor is Griffin-American Healthcare REIT III Advisor, LLC. Our advisor is jointly owned by our co-sponsors, American Healthcare Investors and Griffin Capital. American Healthcare Investors is the managing member and owns 75.0% of our advisor.

Q:	What are some of the most significant risks relating to an investment in Griffin-American Healthcare REIT III, Inc.?

A:	An investment in our common stock is subject to a number of risks. Listed below are some of the most significant risks relating to your investment.

•
There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount.

•	We have no operating history or established financing sources. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

•
This is a “blind pool” offering because we have not identified any real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•
Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We may also be required to sell assets or issue new securities for cash in order to pay distributions. We have not established any limit on the amount of offering proceeds or borrowings that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•
We may incur substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt falls.

•
This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We will rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not all negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage will be based upon the gross offering proceeds and not on our properties’ performance. Such agreements may require us to pay more than we would if we were only using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•
Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement, even if such termination is the result of poor performance by our advisor.

•
Many of our officers also are principals, officers and/or employees of one of our co-sponsors and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by one of our co-sponsors or its affiliates.

•	If we do not qualify as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•
The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•
We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

•
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	Our board of directors may change our investment objectives without seeking your approval.

Q:	How will you structure the ownership and operation of your assets?

A:
We will own substantially all of our assets and conduct our operations through an operating partnership, Griffin-American Healthcare REIT III Holdings, LP, which was organized in Delaware on January 11, 2013. We are the sole general partner of Griffin-American Healthcare REIT III Holdings, LP, which we refer to as either Healthcare REIT III OP or our operating partnership. Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:    What is an “UPREIT”?

A:
UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, normally on a one-for-one basis, for shares of common stock of the REIT. We believe that using an UPREIT structure gives us an opportunity to acquire desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:    What will you do with the money raised in this offering?

A:
We intend to use the net proceeds from this offering to acquire a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We may also originate and acquire secured loans and other real estate-related investments on an infrequent and opportunistic basis. We generally will seek investments that produce current income. The diversification of our portfolio will depend upon the amount of proceeds we receive in this offering. We expect that at least 87% of the gross offering proceeds will be used to purchase real estate and real estate-related investments, pay down debt or to fund distributions if our cash flow from operations is insufficient, and the remaining 13% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties. Until we invest all the proceeds of this offering in our targeted investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot guarantee how long it will take to fully invest all the net proceeds from this offering in targeted investments. Because we have not acquired or identified any investment opportunities, this offering is considered a “blind pool.”

Q:    What kind of offering is this?

A:
Through Griffin Capital Securities, Inc., which we refer to as Griffin Securities or our dealer manager, we are offering 175,000,000 shares of our common stock pursuant to our primary offering on a “best efforts” basis at $10.00 per share. We are also offering 15,789,474 shares of our common stock pursuant to the DRIP at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and the DRIP.

Q:	How does a “best efforts” offering work?

A:
When securities are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the securities and have no firm commitment or obligation to purchase any of the securities. Because this is a “best efforts” offering, we cannot guarantee that any specific number of shares of our common stock will be sold. We intend to admit stockholders periodically as subscriptions for shares of our common stock are received, but not less frequently than monthly.

Q:	How long will this offering last?

A:
We may sell shares of our common stock in this offering until the earlier of the date on which the maximum offering amount has been sold, or February 26, 2016; provided however, that our board of directors may extend this offering for an additional year or as otherwise permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.

Q:	Who can buy shares of Griffin-American Healthcare REIT III common stock?

A:
Generally, you can buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $250,000, or (2) a gross annual income of at least $70,000 and a net worth of at least $70,000. For this purpose, net worth does not include your home, home furnishings or personal automobiles. However, these minimum levels are higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” beginning on page i of this prospectus.

Q:	For whom is an investment in shares of our common stock appropriate?

A:
An investment in shares of our common stock may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in shares of our common stock will not meet those needs.

Q:	May I make an investment through my IRA, SEP plan or other tax-deferred account?

A:
Yes. You may make an investment through your IRA, simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum: (1) whether the investment is in accordance with the documents and instruments governing your IRA, SEP plan or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with your IRA, SEP plan or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, SEP plan or other tax-deferred account; (4) whether there is sufficient liquidity for such investment under your IRA, SEP plan or other tax-deferred account; (5) the need to value the assets of your IRA, SEP plan or other tax-deferred account annually or more frequently; and (6) whether the investment would constitute a prohibited transaction under applicable law. You should also consider any investment restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Internal Revenue Code. See the “Federal Income Tax Considerations” and “Tax-Exempt Entities and ERISA Considerations” sections of this prospectus for additional information.

Q:	Is there any minimum investment required?

A:
Yes. The minimum initial investment is at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by our co-sponsors, or any of our co-sponsors’ affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500.

Q:	How do I subscribe for shares of Griffin-American Healthcare REIT III common stock?

A:
You must meet the suitability standards described in the “Suitability Standards” section of this prospectus in order to purchase shares of our common stock in this offering. If you would like to purchase shares of our common stock, please proceed as directed in the “How to Subscribe” section of this prospectus.

Q:	If I buy shares of common stock, will I receive distributions and how often?

A:
Provided we have sufficient available cash flow, we expect to pay distributions on a monthly basis to our stockholders. Our distribution policy will be set by our board of directors and is subject to change based on available cash flow. Once our board of directors declares distributions, we expect that such distributions will have a daily record date so your distribution benefits will begin to accrue immediately upon becoming a stockholder. However, we cannot guarantee the amount of distributions we will pay, if any.

Q:	Will the distributions I receive be taxable as ordinary income?

A:
If you are a taxable stockholder, distributions that you receive, including distributions that are reinvested pursuant to the DRIP, generally will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In such case, such designated portion of the distribution will be treated as a capital gain. To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares of our common stock, and the amount of each distribution in excess of your tax basis in your shares of our common stock will be taxable as a gain realized from the sale of your shares of our common stock.

For example, because depreciation expense reduces taxable income but does not reduce cash available for distribution, if our distributions exceed our current and accumulated earnings and profits, the portion of such distributions to you exceeding our current and accumulated earnings and profits (to the extent of your positive basis in your shares of our common stock) will be considered a return of capital to you for tax purposes. These amounts will not be subject to income tax immediately but will instead reduce the tax basis of your investment, in effect, deferring a portion of your income tax until you sell your shares of our common stock or we liquidate, assuming we do not pay any future distributions in excess of our current and accumulated earnings and profits at a time that your tax basis in your shares of our common stock is zero. If you are a tax-exempt entity, distributions from us generally will not constitute UBTI, unless you have borrowed to acquire or carry your stock or have used the shares of our common stock in a trade or business. There are exceptions to this rule for certain types of tax-exempt entities. Because each investor’s tax considerations are different, especially the treatment of tax-exempt entities, we suggest that you consult with your tax advisor. See the “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders,” the “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders” and the “Distribution Reinvestment Plan” sections of this prospectus.

Q:	May I reinvest my distributions?

A:	Yes. See the “Distribution Reinvestment Plan” section of this prospectus for more information regarding the DRIP.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:
At the time you purchase shares of our common stock, they will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares of our common stock, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares of our common stock to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See the “Suitability Standards” and the “Description of Capital Stock — Restrictions on Ownership and Transfer” sections of this prospectus. Prior to the commencement of this offering, we intend to adopt a share repurchase plan, or our share repurchase plan, as discussed under the “Share Repurchase Plan” section of this prospectus, which may provide limited liquidity for some of our stockholders.

Q:	Will I be notified of how my investment is doing?

A:	Yes. You will receive periodic updates on the performance of your investment with us, including:

•
four quarterly investment statements, which will generally include a summary of the amount you have invested, the monthly distributions paid and the amount of distributions reinvested pursuant to the DRIP, as applicable;

•	an annual report after the end of each year; and

•	an annual Internal Revenue Service, or IRS, Form 1099, if applicable, after the end of each year.

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV tax information will be mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have any questions regarding this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Griffin Capital Securities, Inc.
18191 Von Karman Avenue, Suite 300
Irvine, California 92612
Telephone: (949) 270-9200

PROSPECTUS SUMMARY
This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to your decision whether to invest in shares of our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section.
Griffin-American Healthcare REIT III, Inc.
We were formed as a Maryland corporation on January 11, 2013. We intend to provide investors the potential for income and growth through investment in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We also may originate and acquire secured loans and other real estate-related investments on an infrequent and opportunistic basis. We generally will seek investments that produce current income. We intend to qualify and elect to be taxed as a REIT under the Internal Revenue Code beginning with our taxable year ending December 31, 2014, or the first year in which we commence material operations.
Our headquarters are located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612 and our telephone number is (949) 270-9200. We intend to maintain a website at www.healthcarereit3.com/ where you can find additional information about us. The contents of that website are not incorporated by reference in, or otherwise a part of, this prospectus.
Summary Risk Factors
An investment in our common stock is subject to a number of risks. Listed below are some of the most significant risks relating to your investment.

•
There is no public market for the shares of our common stock. Shares of our common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of our common stock. If you are able to sell your shares of our common stock, you likely would have to sell them at a substantial discount.

•	We have no operating history or established financing sources. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives.

•
This is a “blind pool” offering because we have not identified any real estate or real estate-related investments to acquire with the net proceeds from this offering. As a result, you will not be able to evaluate the economic merits of our investments prior to their purchase. We may be unable to invest the net proceeds from this offering on acceptable terms to investors, or at all.

•
Until we generate operating cash flows sufficient to pay distributions to you, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We may also be required to sell assets or issue new securities for cash in order to pay distributions. We have not established any limit on the amount of offering proceeds or borrowings that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.

•
We may incur substantial debt, which could hinder our ability to pay distributions to you or could decrease the value of your investment if the income from, or the value of, the property securing our debt falls.

•
This is a “best efforts” offering. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.

•
We will rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor and its affiliates for these services, and the agreements governing these fees were not all negotiated at arm’s-length. In addition, fees payable to our dealer manager and our advisor in our organizational stage will be based upon the gross offering proceeds and not on our properties’ performance. Such agreements may require us to pay more than we would if we were only using unaffiliated third parties and may not solely reflect your interests as a stockholder of our company.

•
Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement, even if such termination is the result of poor performance by our advisor.

•
Many of our officers also are principals, officers and/or employees of one of our co-sponsors and other affiliated entities. As a result, our officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among us and similar programs sponsored by one of our co-sponsors or its affiliates.

•	If we do not qualify as a REIT, we would be subject to federal income tax at regular corporate rates, which would adversely affect our operations and our ability to pay distributions to you.

•
The amount of distributions we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate and real estate-related investments, there is no guarantee of any return on your investment in us and you may lose money.

•
We are not obligated, through our charter or otherwise, to effectuate a liquidity event, and we may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.

•
The healthcare industry is heavily regulated, and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make lease payments to us.

•	Our board of directors may change our investment objectives without seeking your approval.
Investment Objectives
Our investment objectives are:
•to preserve, protect and return your capital contributions;
•to pay regular cash distributions; and
•to realize growth in the value of our investments upon our ultimate sale of such investments.
See the “Investment Objectives, Strategy and Criteria” section of this prospectus for a more complete description of our business and objectives.
Description of Investments
We generally will seek to acquire a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, such as long-term acute care centers, surgery centers, memory care facilities, specialty medical and diagnostic service facilities, laboratories and research facilities, pharmaceutical and medical supply manufacturing facilities and offices leased to tenants in healthcare-related industries. We generally will seek investments that produce current income. We may acquire properties either alone or jointly with another party. We also may originate or acquire secured loans and other real estate-related investments on an infrequent and opportunistic basis. Our real estate-related investments may include mortgage, mezzanine, bridge and other loans, common and preferred stock of, or other interests in, public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities.
Estimated Use of Proceeds
Depending primarily on the number of shares of our common stock we sell pursuant to this offering and assuming no shares of our common stock are sold pursuant to the DRIP, we estimate that at least 87% of the gross offering proceeds will be used to purchase real estate and real estate-related investments, pay down debt or to fund distributions if our cash flow from operations is insufficient. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We expect that the remaining 13% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP; therefore, a greater percentage of the proceeds to us from such sales will be used to purchase real estate and real estate-related investments, and to fund our share repurchase plan.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100%	$1,750,000,000	100%
Less Public Offering Expenses:
Selling Commissions	140,000	7.0	122,500,000	7.0
Dealer Manager Fee	60,000	3.0	52,500,000	3.0
Other Organizational and Offering Expenses	20,000	1.0	17,500,000	1.0
Amount Available for Investment	$1,780,000	89.0%	$1,557,500,000	89.0%
Less Acquisition Costs:
Acquisition Fees	$39,000	2.0%	$34,273,000	2.0%
Initial Working Capital Reserve	—	—	—	—
Amount Invested in Assets	$1,741,000	87.0%	$1,523,227,000	87.0%
Our Advisor
We will be advised by Griffin-American Advisor. Our advisor is a subsidiary of and jointly owned by our co-sponsors, American Healthcare Investors and Griffin Capital. Our advisor, which was formed in Delaware on January 11, 2013, will be responsible for supervising and managing our day-to-day operations.

Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor will perform its duties and responsibilities under an advisory agreement, or the advisory agreement, as our fiduciary. All of our officers are principals or employees of American Healthcare Investors or its affiliates.
Our Co-Sponsors
American Healthcare Investors
American Healthcare Investors is an investment management firm formed in August 2011 that specializes in the acquisition and management of healthcare-related real estate. The company was founded and is majority owned by Jeffrey T. Hanson, our Chief Executive Officer and Chairman of our Board of Directors; Danny Prosky, our President and Chief Operating Officer; and Mathieu B. Streiff, our Executive Vice President, General Counsel. Nationally recognized real estate executives, Messrs. Hanson, Prosky and Streiff have directly overseen in excess of $18.0 billion in combined acquisition and disposition transactions, more than $8.0 billion of which has been healthcare-related. American Healthcare Investors is the managing member and owns 75.0% of our advisor.

American Healthcare Investors also is the co-sponsor of Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, a publicly-registered, non-traded REIT. In November 2011, the independent directors of GA Healthcare REIT II determined that it was in the best interests of that company and its stockholders to transition advisory and dealer manager services away from affiliates of Grubb & Ellis Company as a result of Grubb & Ellis Company’s financial condition. American Healthcare Investors was thus formed to serve as a co-sponsor of GA Healthcare REIT II, along with Griffin Capital. The transition of the advisory and dealer manager services for GA Healthcare REIT II to affiliates of our co-sponsors was completed in January 2012. GA Healthcare REIT II did not pay any fees or termination payments in connection with such transition other than satisfaction of fees owing under the terminated advisory agreement and a purchase of any right Grubb & Ellis Company may have had to a subordinated distribution upon liquidation. Since American Healthcare Investors and Griffin Capital began to serve as GA Healthcare REIT II’s co-sponsors, GA Healthcare REIT II has completed 47 acquisitions, comprising 225 buildings, 107 of which are medical office buildings and 118 of which are healthcare-related facilities, totaling an aggregate of approximately 8.7 million square feet of gross leasable area, or GLA, for an aggregate purchase price of $2.39 billion, as of February 26, 2014. GA Healthcare REIT II is the only other real estate program sponsored by American Healthcare Investors.

Mr. Hanson has served as Chief Executive Officer and Chairman of the Board of Directors of GA Healthcare REIT II since January 2009. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, the former advisor of GA Healthcare REIT II, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC from June 2009 to November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, the former sponsor of GA Healthcare REIT II, from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’

organization from July 2006 to November 2011. Mr. Prosky, our President and Chief Operating Officer, has served as President and Chief Operating Officer of GA Healthcare REIT II since January 2009. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, from January 2009 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011. In November 2011, Mr. Hanson and Mr. Prosky resigned from their positions with Grubb & Ellis Company and its subsidiaries in connection with the transition of GA Healthcare REIT II’s advisory and dealer manager services to affiliates of American Healthcare Investors and Griffin Capital. Following such resignations, on February 20, 2012, Grubb & Ellis Company and its subsidiaries, including Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Equity Advisors, LLC, filed for Chapter 11 bankruptcy protection. Neither the transition of the advisory and dealer manager services to our co-sponsors, nor the bankruptcy of its former sponsor, Grubb & Ellis Company, and its subsidiaries, had a material negative effect on GA Healthcare REIT II.
Griffin Capital
Griffin Capital is a privately-owned real estate company with an 18-year track record sponsoring real estate investment vehicles and managing institutional capital. Led by senior executives, each with more than two decades of real estate experience who have collectively closed more than 650 transactions representing over $16.0 billion in transaction value, Griffin Capital has acquired or constructed over 26.0 million square feet of space since its formation in 1995, and as of December 31, 2013, owns, manages, sponsors and/or co-sponsors a portfolio of more than 24.2 million square feet located in 32 states, representing more than $4.5 billion in asset value, including GA Healthcare REIT II. Griffin Capital also is the sponsor of Griffin Capital Essential Asset REIT, Inc., or GC REIT, a publicly-registered, non-traded REIT and the co-sponsor of GA Healthcare REIT II, the shares of which are distributed by Griffin Securities. Griffin Capital, through its wholly-owned subsidiary Griffin Capital REIT Holdings, LLC, indirectly owns 25.0% of our advisor.
Please see the “Management of Our Company — Our Co-Sponsors” section beginning on page 88 and the “Prior Performance Summary” section beginning on page 108 for a description of the programs sponsored by American Healthcare Investors and Griffin Capital and a discussion of the material adverse business developments experienced by such programs.
Our Dealer Manager
Griffin Securities, an affiliate of Griffin Capital, serves as our dealer manager for this offering.
Our Board of Directors and Executive Officers
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. Currently, we have one director, Jeffrey T. Hanson, and two director nominees, Harold H. Greene and J. Grayson Sanders. Messrs. Greene and Sanders are each independent of our co-sponsors, our advisor, or any of their affiliates. Our charter requires that a majority of our directors be independent of our co-sponsors, our advisor, or any of their affiliates. Our charter also provides that our independent directors are responsible for reviewing the performance of our advisor and must approve our investments and other matters set forth in our charter. Our directors will be elected annually by our stockholders.
We have six executive officers, including Mr. Hanson, our Chief Executive Officer, Mr. Prosky, our President and Chief Operating Officer, Shannon K S Johnson, our Chief Financial Officer, Mathieu B. Streiff, our Executive Vice President, General Counsel, Stefan K.L. Oh, our Senior Vice President — Acquisitions, and Cora Lo, our Secretary. Mr. Hanson, Mr. Prosky, Ms. Johnson, Mr. Streiff, Mr. Oh and Ms. Lo are all employees of American Healthcare Investors.
  For more information regarding our directors and executive officers, see the “Management of Our Company — Directors and Executive Officers” section of this prospectus.
Our Operating Partnership
We intend to own all of our assets through our operating partnership, Griffin-American Healthcare REIT III Holdings, LP, or its subsidiaries. We are the sole general partner of our operating partnership and our advisor is a limited partner of our operating partnership. Our advisor has certain subordinated distribution rights in addition to its rights as a limited partner in the event certain performance-based conditions are satisfied. See “— Compensation to Our Advisor, Our Dealer Manager and Their Affiliates” below for a summary description of our advisor’s subordinated distribution rights.

Conflicts of Interest
Our officers are also principals, officers and/or employees of our advisor, one of our co-sponsors, and/or other affiliated entities and they may become involved in advising and investing in other real estate entities, including other REITs, which may give rise to conflicts of interest. As a result, such persons may experience conflicts between their fiduciary obligations to us and their fiduciary obligations to, and pecuniary interests in, our co-sponsors and their affiliated entities.
Our advisor will also experience the following conflicts of interest in connection with the management of our business affairs:

•	our advisor and its affiliates must determine how to allocate investment opportunities between us and other real estate programs managed by our co-sponsors and their subsidiaries;

•	our advisor may compete with other American Healthcare Investors and Griffin Capital programs for the same tenants in negotiating leases or in selling similar properties at the same time; and

•
our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality or performance of the investments acquired or the services provided to us.

Furthermore, pursuant to an agreement between Griffin-American Healthcare REIT Advisor, LLC, an affiliate of our advisor, and GA Healthcare REIT II, Griffin-American Healthcare REIT Advisor, LLC has granted to GA Healthcare REIT II a right of first refusal on all medical and healthcare real estate assets that fit within the investment objectives of GA Healthcare REIT II until the earlier to occur of (i) the date that is six months after the completion of GA Healthcare REIT II’s last offering of shares of its common stock or (ii) the date on which GA Healthcare REIT II has invested all of its available investment equity and achieved a blended loan-to-value ratio of at least 40% across its portfolio of properties. This right of first refusal will expire no later than April 28, 2014, which represents the date that is six months following the completion of GA Healthcare REIT II’s last offering of shares of its common stock. GA Healthcare REIT II has investment objectives similar to ours, and our advisor intends to provide qualified investment opportunities to Griffin-American Healthcare REIT Advisor, LLC to present to GA Healthcare REIT II pursuant to this right of first refusal until such right expires, such that qualified investment opportunities may be rendered unavailable for acquisition by us prior to the expiration of such right of first refusal.
For further information regarding these conflicts and certain conflict resolution restrictions and procedures, see the “Risk Factors — Investment Risks,” “Conflicts of Interest — Griffin-American Healthcare REIT II, Inc.” and “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures” sections of this prospectus.

Our Structure
The following chart indicates the relationship among us, our advisor and certain of its affiliates.
Compensation to Our Advisor, Our Dealer Manager and Their Affiliates
We will pay to our advisor, our dealer manager and their affiliates substantial compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation we expect to pay to our advisor, our dealer manager and their affiliates are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. The table below assumes shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee and that no shares of our common stock are sold pursuant to the DRIP.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering
Offering Stage

Selling Commissions (our dealer manager)	Generally, up to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on shares of our common stock sold pursuant to the DRIP.	$140,000	$122,500,000

Dealer Manager Fee (our dealer manager)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.	$60,000	$52,500,000

Other Organizational and Offering Expense Reimbursement (our advisor or its affiliates)
Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expense reimbursement will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor or its affiliates up to 2.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. No other organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.

		$20,000	$17,500,000
Acquisition and Development Stage
Acquisition Fee (our advisor or its affiliates)
2.25% of the contract purchase price, including any contingent or earn-out payments that may be paid, of each property we acquire or, with respect to any real estate-related investment we originate or acquire, 2.0% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. The acquisition fee for property acquisitions will be paid with a combination of shares of our common stock and cash as follows: (i) shares of our common stock in an amount equal to 0.25% of the contract purchase price of the properties, at the then-established offering price, net of selling commissions and dealer manager fees, and (ii) the remainder in cash in an amount equal to 2.00% of the contract purchase price of the properties. Notwithstanding the foregoing, if we are no longer in our offering stage, the 2.25% acquisition fee for property acquisitions shall be paid in cash. Our advisor or its
		$39,000
$34,273,000 (aggregate in cash and stock) assuming no debt or $62,314,000 assuming leverage of 45.0% of the contract purchase price or $137,090,000 assuming leverage of 75.0% of the contract purchase price.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering

affiliates will be entitled to receive these acquisition fees for properties and real estate-related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.

Development Fee (our advisor or its affiliates)
In the event our advisor or its affiliates provide development-related services, we may pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based on the cost of such development.
		Amount is not determinable.	Amount is not determinable.

Reimbursement of Acquisition Expenses (our advisor or its affiliates)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which will be reimbursed regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.

Operational Stage
Asset Management Fee (our advisor or its affiliates)
Subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital, a monthly asset management fee equal to one-twelfth of 0.75% of the average invested assets. For such purposes, “invested capital” means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan, and “average invested assets” means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation. Subject to certain limitations, the asset management fee will be paid in cash or shares of our common stock at the election of our advisor.
		Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.	Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering

Property Management Fees (our advisor or its affiliates)
Our advisor or its affiliates, including AHI Management Services, Inc., or AHI Management Services, may provide property management services with respect to our properties or may sub-contract these duties to any third party and provide oversight of such third party property manager. For any stand-alone, single-tenant net leased property, we will pay our advisor or its affiliate a property management oversight fee of 1.0% of the gross monthly cash receipts with respect to such property. For any property that is not a stand-alone, single-tenant net leased property and for which our advisor or its affiliate provides oversight of a third party that performs the duties of a property manager with respect to such property, we will pay our advisor or its affiliate a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. Any property management oversight fee paid to our advisor or its affiliate shall be in addition to any fee paid to a third party to perform the duties of a property manager with respect to the respective property. For any property that is not a stand-alone, single-tenant net leased property and for which our advisor or its affiliate directly serves as the property manager without sub-contracting such duties to a third party, our advisor or its affiliate shall receive a property management fee that is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will reimburse our advisor or its affiliates for property-level expenses that such entities pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by our advisor or its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor or its affiliates. In addition, we may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as a medical office or a healthcare-related property).
		Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.	Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering

Construction Management Fee (our advisor or its affiliates)
In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, the respective party may be paid up to 5.0% of the cost of such improvements.
		Actual amount is not determinable.	Actual amount is not determinable.

Operating Expenses (our advisor or its affiliates)	We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.

Liquidity Stage

Disposition Fees (our advisor or its affiliates)
Up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors), upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.
		Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Subordinated Participation Interest in Healthcare REIT III OP (our advisor)

• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Griffin-American Advisor is serving as our advisor)
After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sale proceeds, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.
		Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

•   Subordinated Distribution in Redemption of Limited Partnership Units Upon Listing (payable only if the shares of our common stock are listed on a national securities exchange while Griffin-American Advisor is serving as our advisor)

Upon the listing of the shares of our common stock on a national securities exchange, in redemption of our advisor’s limited partnership units, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash equal to an annual 7.0% cumulative, non-compounded return to stockholders on the gross proceeds from the sale of shares of our common stock through the date of listing.
		Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time	Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

 Upon termination or non-renewal of the advisory agreement, our advisor shall also be entitled to a subordinated distribution in redemption of its limited partnership units similar to the subordinated distribution in redemption of its limited partnership units upon listing described above, which we refer to as the subordinated distribution in redemption of limited partnership units upon termination; provided however, that our advisor will not be entitled to a separate internalization fee in connection with an internalization transaction (acquisition of management functions from our advisor). Such distribution in redemption of limited partnership units, if any, will be equal to 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 7.0% cumulative, non-compounded return to stockholders on the gross proceeds from the sale of shares of our common stock through the termination date. The subordinated distribution in redemption of limited partnership units upon termination shall not be paid until after our stockholders have received distributions, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the shares of our common stock, as adjusted for distribution of net sale proceeds. Our operating partnership may satisfy the obligation to pay the subordinated distribution in redemption of limited partnership units upon termination by either paying cash or issuing a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination. If the promissory note is issued and not paid within five years after the issuance of the note, we would be required to purchase the promissory note in exchange for cash or shares of our common stock, at our discretion. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act of 1933, as amended, and, therefore, will be subject to restrictions on transferability.

In addition, our advisor may elect to defer its right to receive a subordinated distribution in redemption of limited partnership units upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive, in exchange for their shares of our common stock, shares of a company that are traded on a national securities exchange. If our advisor elects to defer the payment and there is a listing of the shares of our common stock on a national securities exchange or a merger in which our stockholders receive, in exchange for their shares of our common stock, shares of a company that are traded on a national securities exchange, our advisor will be entitled to receive a distribution in redemption of its limited partnership units in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or the agreed upon value of the assets as of the merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which our advisor was entitled to receive an acquisition fee, or the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable, excluding certain capital raised after the termination event (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan), plus an amount equal to an annual 7.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable. If our advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our advisor will be entitled to receive a distribution in redemption of its limited partnership units in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) through the date of the liquidity event plus (2) an amount equal to an annual 7.0% cumulative, non-compounded return on such gross proceeds from the sale of shares of our common stock measured for the period from inception through the liquidity event date.

If our advisor receives the subordinated distribution in redemption of its limited partnership units upon a listing, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution in redemption of limited partnership units upon a termination of the advisory agreement. If our advisor receives the subordinated distribution in redemption of limited partnership units upon termination of the advisory agreement, it would no longer be entitled to receive subordinated distributions of net sales proceeds or the subordinated distribution in redemption of limited partnership units upon listing. In no event will the amount paid under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, or the NASAA Guidelines.

Our other organizational and offering expenses, other than selling commissions and the dealer manager fee, are being paid by our advisor or its affiliates on our behalf. As of December 31, 2013, our advisor and its affiliates have incurred expenses on our behalf of approximately $1,077,000. These other organizational and offering expenses are not our liability until we reach the minimum offering, and then only to the extent that other organizational and offering expenses do not exceed the allowable percentage of our gross offering proceeds. There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. For a more detailed explanation of these fees and expenses payable to our advisor and its affiliates, see the “Compensation Table” section of this prospectus.

Prior Investment Programs

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by our co-sponsors, American Healthcare Investors and Griffin Capital, through December 31, 2012. The only other investment program previously sponsored by American Healthcare Investors is GA Healthcare REIT II, Inc., whereas Griffin Capital has sponsored a number of other investment programs. Certain financial data relating to the programs sponsored by our co-sponsors is also provided in the “Prior Performance Tables” in Exhibit A to this prospectus. The prior performance of our co-sponsors’ previous real estate programs may not be indicative of our performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in the shares of our common stock. See “Risk Factors — Investment Risks — We have no operating history. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other programs sponsored by American Healthcare Investors and Griffin Capital may not be an accurate predictor of our future results.”

Material Adverse Business Developments — Griffin Capital

As the commercial real estate industry has been affected by the economic crisis, certain Griffin Capital sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 have been adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current returns to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.

In response to these economic stresses, several Griffin Capital sponsored investment programs have altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. These programs include Griffin Capital (Puente Hills) Investors, LLC, which purchased a car dealership that was shut down by its parent company, resulting in a cessation of distributions to investors and the sale of the property at a loss pursuant to a court order. Litigation and arbitration proceedings also are currently ongoing with respect to this program. In addition, the tenants on the properties acquired by Griffin Capital (ARG) Investors, DST and Griffin Capital (Westmont) Investors, LLC declared bankruptcy, resulting in the cessation of distributions to investors in those programs. Furthermore, certain other privately-offered programs sponsored by Griffin Capital have experienced tenant vacancies due to bankruptcies, merger or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. For additional information regarding the material adverse business developments experienced by some of the prior investment programs sponsored by our co-sponsors, see the “Prior Performance Summary — Programs Sponsored by Griffin Capital — Private Programs — Overview — Material Adverse Business Developments” and the “Prior Performance Summary — Private Programs — Overview — Other Private Programs and Griffin Capital Investments — Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments” sections of this prospectus.
Distribution Reinvestment Plan
During this offering, you may participate in the DRIP and elect to have the distributions you receive reinvested in shares of our common stock at a reduced price of $9.50 per share. We may terminate the DRIP at our discretion at any time upon ten days’ notice to you. See the “Distribution Reinvestment Plan” section of this prospectus for a further explanation of the DRIP, a copy of which is attached as Exhibit C to this prospectus.

Distribution Policy
In order to qualify as a REIT, we are required to distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. We cannot predict if we will generate sufficient cash flow to pay cash distributions to our stockholders on an ongoing basis. The amount of any cash distributions will be determined by our board of directors and will depend on the amount of distributable funds, current and projected cash requirements, tax considerations, any limitations imposed by the terms of indebtedness we may incur and other factors. If our investments produce sufficient cash flow, we expect to pay distributions to you on a monthly basis. Because our cash available for distribution in any year may be less than 90.0% of our taxable income for the year, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets to pay out enough of our taxable income to satisfy the distribution requirement. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law. See the “Description of Capital Stock — Distribution Policy” section of this prospectus for a further explanation of our distribution policy.
 Liquidity Events
On a limited basis, you may be able to sell your shares of our common stock through our share repurchase plan described below. However, in the future, our board of directors will also consider various forms of liquidity, each of which we refer to as a liquidity event, including: (1) a listing of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our assets for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the period during which we are offering shares of our common stock to the public for cash, including this and any subsequent public offerings but excluding any offerings pursuant to the DRIP or that are limited to any benefit plans. However, we cannot assure you that we will effect a liquidity event within such time or at all. In making the decision whether to effect a liquidity event, our board of directors will try to determine which alternative will result in greater value for our stockholders. Certain merger transactions and the sale of all or substantially all of our assets as well as liquidation and dissolution would require the affirmative vote of holders of a majority of the outstanding shares of our common stock.
Share Repurchase Plan
An investment in shares of our common stock should be made as a long-term investment which is consistent with our investment objectives. However, to accommodate stockholders for an unanticipated or unforeseen need or desire to sell their shares of our common stock, prior to the commencement of this offering, we intend to adopt a share repurchase plan to allow stockholders to sell shares of our common stock to us, subject to limitations and restrictions. Repurchases of shares of our common stock, when requested, are at our sole discretion and will generally be made quarterly. All repurchases are subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Subject to funds being available, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. Due to these limitations, we cannot guarantee that we will be able to accommodate all repurchase requests.
Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares of our common stock will be as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, 92.5% of the Repurchase Amount (as described below);

•	for stockholders who have continuously held their shares of our common stock for at least two years, 95.0% of the Repurchase Amount;

•	for stockholders who have continuously held their shares of our common stock for at least three years, 97.5% of the Repurchase Amount; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, 100% of the Repurchase Amount.

At any time we are engaged in an offering of shares, the Repurchase Amount for shares purchased under our share repurchase plan will always be equal to or lower than the applicable per share offering price. As long as we are engaged in an offering, the Repurchase Amount shall be the lesser of the amount you paid for your shares of common stock or the per share offering price in the current offering. If we are no longer engaged in an offering, the Repurchase Amount will be determined by our board of directors. Our board of directors will announce any purchase price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. Notwithstanding the foregoing, if shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be 100% of the price paid to acquire the shares of our common stock.
If funds are not available to repurchase all shares of our common stock for which repurchase requests were received by the end of the calendar quarter, shares of our common stock will be purchased on a pro rata basis and any unfulfilled requests will be held until the next calendar quarter, unless withdrawn; provided however, we may give priority to the repurchase of a deceased stockholder’s shares of our common stock or shares of a stockholder with a qualifying disability.
The purchase price for repurchased shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to our common stock. At any time the repurchase price is determined by any method other than the net asset value of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sales proceeds per share distributed to investors prior to the repurchase date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will occur only upon the sale of a property and the subsequent distribution of the net sale proceeds.
We will terminate our share repurchase plan if and when the shares of our common stock become listed on a national securities exchange or earlier if our board of directors determines that it is in our best interest to terminate the program. We may amend or modify any provision of our share repurchase plan at any time, in our board of directors’ sole discretion. Our co-sponsors, advisor, directors or any affiliates thereof may not receive any fees arising out of our repurchase of shares. See the “Share Repurchase Plan” section of this prospectus for further explanation of our share repurchase plan and Exhibit D to this prospectus for a copy of our share repurchase plan.
Tax-Exempt Entities and ERISA Considerations
The “Tax-Exempt Entities and ERISA Considerations” section of this prospectus describes certain considerations associated with a purchase of shares of our common stock by a pension, profit sharing or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or by an IRA subject to Section 4975 of the Internal Revenue Code. Any plan or account trustee or individual considering purchasing shares of our common stock for or on behalf of such a plan or account should read that section of this prospectus very carefully.
Restrictions on Share Ownership
Our charter contains restrictions on ownership of the shares of stock that prevent any individual or entity from acquiring beneficial ownership of more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus for further explanation of the restrictions on ownership of shares of our capital stock.

Jumpstart Our Business Startups Act

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We may be eligible to qualify as an “emerging growth company,” as defined in the JOBS Act, which would grant us certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. However, we believe that it is in the best interests of our company and our stockholders to provide the disclosure that is generally required for public companies. Therefore, we have elected not to qualify as an emerging growth company under the JOBS Act. Accordingly, we are electing to “opt out” of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
About this Prospectus
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described in the “Where You Can Find Additional Information” section of this prospectus.
Investment Company Act Considerations
We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended, or the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” excludes U.S. government securities and securities of majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to primarily engage in the business of investing in real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. Among other things, we will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

RISK FACTORS
Before you invest in our common stock, you should be aware that your investment is subject to various risks, including those described below. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.
Investment Risks
There is no public market for the shares of our common stock. Therefore, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount.
There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of the shares of our common stock on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of shares of our stock, and these restrictions may inhibit your ability to sell your shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. Prior to the commencement of this offering, we intend to adopt a share repurchase plan, but it is limited in terms of the amount of shares of our common stock which may be repurchased annually and is subject to our board of directors’ discretion. Our board of directors may also amend, suspend, or terminate our share repurchase plan upon 30 days’ written notice. Therefore, it will be difficult for you to sell your shares of our common stock promptly or at all. If you are able to sell your shares of our common stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 11.0% of the gross offering proceeds, which will be used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares of our common stock will ever appreciate in value to equal the price you paid for your shares of our common stock. Therefore, you should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares of our common stock for an indefinite length of time.
We have not identified any of the real estate or real estate-related investments to acquire with the net proceeds from this offering.
We have not identified any of the real estate or real estate-related investments to acquire with the net proceeds of this offering. As a result, this is considered a “blind pool” offering because investors in the offering are unable to evaluate the manner in which our net proceeds are invested and the economic merits of our investments prior to subscribing for shares of our common stock. Additionally, you will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the real estate or real estate-related investments we acquire in the future.
We have no operating history. Therefore, you may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other programs sponsored by American Healthcare Investors and Griffin Capital may not be an accurate predictor of our future results.
We were formed in January 2013 and did not engage in any material business operations prior to this offering. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a more substantial operating history. In addition, you should not rely on the past performance of other American Healthcare Investors or Griffin Capital-sponsored programs to predict our future results. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	rely on our dealer manager to build, expand and maintain its network of licensed securities brokers and other agents in order to sell shares of our common stock;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors’ investment in us; and

•	build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.
If we raise proceeds substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of your investment may fluctuate more widely with the performance of specific investments.
We have been initially capitalized with $200,000 from the sale of 22,222 shares of our common stock to our advisor and our advisor has invested $2,000 in our operating partnership for a total of $202,000 in cash as of the date of this prospectus. We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. You, rather than us or our affiliates, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Your investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.
Our co-sponsors and certain of its key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.
Griffin Capital and certain of its key personnel and its respective affiliates serve as key personnel, advisors, managers and sponsors of 14 other Griffin Capital-sponsored real estate programs, including GC REIT, and may have other business interests as well. In addition, American Healthcare Investors and its key personnel serve as key personnel and co-sponsor of GA Healthcare REIT II, and may sponsor or co-sponsor additional real estate programs in the future. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on your investment may suffer.
In addition, executive officers of Griffin Capital also are officers of Griffin Securities and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and the other entities. Griffin Securities currently serves as dealer manager for GC REIT. If Griffin Securities is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds for investment in real estate. Accordingly, competing demands of Griffin Capital personnel may cause us to be unable to successfully implement our investment objectives or generate cash needed to make distributions to you, and to maintain or increase the value of our assets.
Griffin-American Healthcare REIT Advisor, LLC, an affiliate of our advisor, has entered into an agreement with GA Healthcare REIT II pursuant to which GA Healthcare REIT II will have a right of first refusal with respect to certain investment opportunities identified by Griffin-American Healthcare REIT Advisor, LLC.
We will rely on our advisor as a source for all or a portion of our investment opportunities. Pursuant to an agreement between Griffin-American Healthcare REIT Advisor, LLC, an affiliate of our advisor, and GA Healthcare REIT II, after GA Healthcare REIT II has completed its last offering of shares of its common stock, Griffin-American Healthcare REIT Advisor, LLC has granted to GA Healthcare REIT II a right of first refusal on all medical and healthcare real estate assets that fit within the investment objectives of GA Healthcare REIT II until the earlier to occur of (i) the date that is six months after the completion of GA Healthcare REIT II’s last offering of shares of its common stock or (ii) the date on which GA Healthcare REIT II has invested all of its available investment equity and achieved a blended loan-to-value ratio of at least 40% across its portfolio of properties. The right of first refusal will expire no later than April 28, 2014, which represents the date that is six months following the completion of GA Healthcare REIT II’s last offering of shares of its common stock. GA Healthcare REIT II has investment objectives similar to ours, and our advisor intends to provide qualified investment opportunities to Griffin-American Healthcare REIT Advisor, LLC to present to GA Healthcare REIT II pursuant to this right of first refusal, such that qualified investment opportunities may be rendered unavailable for acquisition by us. If we are unable to find suitable investments as a result of this right of first refusal, the returns on your investment may suffer.
If we are unable to find suitable investments, we may not have sufficient cash flows available for distributions to you.
Our ability to achieve our investment objectives and to pay distributions to you is dependent upon the performance of our advisor in selecting investments for us to acquire, selecting tenants for our properties and securing financing arrangements. Except for investments identified in this prospectus and supplements to this prospectus, our stockholders generally will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Investors must rely entirely on the management ability of our advisor and the oversight of our board of directors. Our advisor may not be successful in identifying suitable investments on financially attractive terms or that, if they identify suitable investments, our investment objectives will be achieved. If we, through our advisor, are unable to find suitable investments, we will hold the net proceeds of this offering in an interest-bearing account or invest the net proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to you would be adversely affected.

We may not have sufficient cash available from operations to pay distributions, and therefore, we may pay distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of your investment and may cause subsequent investors to experience dilution.
Distributions payable to our stockholders may include a return of capital, rather than a return on capital, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We have not established any limit on the amount of proceeds from our offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences. The actual amount and timing of distributions will be determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify as a REIT. As a result, our distribution rate and payment frequency vary from time to time.
We may use the net proceeds from this offering, borrowed funds, or other sources, to pay cash distributions to our stockholders in order to qualify as a REIT, which may reduce the amount of proceeds available for investment and operations, cause us to incur additional interest expense as a result of borrowed funds or cause subsequent investors to experience dilution. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.
We face competition for the acquisition of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, which may impede our ability to make acquisitions or may increase the cost of these acquisitions and may reduce our profitability and could cause you to experience a lower return on your investment.
We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, including national, regional and local operators, acquirers and developers of healthcare real estate properties, as well as GA Healthcare REIT II. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings, hospitals, skilled nursing facilities, senior housing facilities, healthcare-related facilities or other assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets, and therefore, increased prices paid for them. Due to an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices per property if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices per property for medical office buildings, hospitals, skilled nursing facilities, senior housing or other healthcare-related facilities, our business, financial condition and results of operations and our ability to pay distributions to you may be materially and adversely affected and you may experience a lower return on your investment.

You may be unable to sell your shares of our common stock because your ability to have your shares of our common stock repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.
Our share repurchase plan includes significant restrictions and limitations. Except in cases of death or qualifying disability, you must hold your shares of our common stock for at least one year. You must present at least 25.0% of your shares of our common stock for repurchase and until you have held your shares of our common stock for at least four years, repurchases will be made for less than you paid for your shares of our common stock. Shares of our common stock may be repurchased quarterly, at our discretion, on a pro rata basis, and are limited during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. In addition, our board of directors may reject share repurchase requests in its sole discretion and reserves the right to amend, suspend or terminate our share repurchase plan at any time upon 30 days’ written notice. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares of our common stock back to us pursuant to our share repurchase plan and you also should understand that the repurchase price will not necessarily correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, you may not be able to sell your shares of our common stock even if you deem it necessary or desirable to do so.
Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the advisory agreement, even if such termination is the result of poor performance by our advisor.
We will be externally advised by our advisor pursuant to an advisory agreement between us and our advisor which will have a one-year term that will expire February 26, 2015 and will be subject to successive one-year renewals upon the mutual consent of us and our advisor. In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the liquidation, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock, and any shortfall in an annual 7.0% cumulative, non-compounded return to stockholders in the aggregate. In the event of a termination of the advisory agreement in connection with the listing of our common stock on a national securities exchange, the partnership agreement provides that our advisor will receive an incentive distribution in redemption of its limited partnership units equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock at listing plus distributions paid by us prior to the listing of the shares of our common stock on a national securities exchange, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock (less amounts paid to repurchase shares of our common stock) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination or non-renewal of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution in redemption of its limited partnership units equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15.0% of the net proceeds if we liquidated all of our assets at fair market value, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock and an annual 7.0% cumulative, non-compounded return to our stockholders in the aggregate. Such distribution upon termination of the advisory agreement is payable to our advisor even upon termination or non-renewal of the advisory agreement as a result of poor performance by our advisor. Upon our advisor’s receipt of this distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor in connection with the termination of the advisory agreement cannot be determined at the present time, but such amounts, if paid, will reduce the cash available for distribution to you.
This is a fixed price offering and the fixed offering price may not accurately represent the current value of our assets at any particular time. Therefore, the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of common stock at the time of your purchase.
This is a fixed price offering, which means that the price for shares of our common stock in the offering is fixed and does not vary based on the underlying value of our assets at any particular time. Our board of directors arbitrarily determined the offering price in its sole discretion. The fixed offering price for shares of our common stock has not been based on appraisals for any assets we own or may own nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for shares of our common stock may not accurately represent the current value of our assets per share of our common stock at any particular time and may be higher or lower than the actual value of our assets per share at such time. In addition, the fixed offering price may not be indicative of either the price you would receive if you sold your shares, the price at which shares of our common stock would trade if they were listed on a national securities exchange or if we were liquidated or dissolved. Similarly, the amount you may receive upon repurchase of your shares, if you determine to participate in our share repurchase plan, may be less than the amount you paid for the shares, regardless of any increase in the underlying value of any assets we own.
 We may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, you may have to hold your investment in shares of our common stock for an indefinite period of time.
On a limited basis, you may be able to sell shares of our common stock to us through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to: (1) the listing of the shares of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our real estate and real estate-related investments for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the completion of this offering and any subsequent public offerings, excluding any offerings pursuant to the DRIP or that is limited to any benefit plans. However, we are not obligated, through our charter or otherwise, to effectuate a liquidity event and may not effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in the shares of our common stock other than limited liquidity through our share repurchase plan.
Because a portion of the offering price from the sale of shares of our common stock is used to pay expenses and fees, the full offering price paid by our stockholders is not invested in real estate investments. As a result, you will only receive a full return of your invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) list the shares of our common stock on a national securities exchange and the market value of our company after we list is substantially in excess of the original purchase price of our assets.
Our board of directors may change our investment objectives without seeking your approval.
Our board of directors may change our investment objectives without seeking your approval if our directors, in accordance with their fiduciary duties to our stockholders, determine that a change is in your best interest. A change in our investment objectives could reduce our payment of cash distributions to you or cause a decline in the value of our investments.
Risks Related to Our Business
We may suffer from delays in locating suitable investments, which could reduce our ability to pay distributions to you and reduce your return on your investment.
There may be a substantial period of time before the proceeds of this offering are invested in suitable investments, particularly as a result of the current economic environment and capital constraints. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions to you.

The availability and timing of cash distributions to you is uncertain. If we fail to pay distributions, your investment in shares of our common stock could suffer.
We will bear all expenses incurred in our operations, which are deducted from cash flows generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure you that sufficient cash will be available to pay monthly distributions to you or at all. Should we fail for any reason to distribute at least 90.0% of our annual taxable income, excluding net capital gains, we would not qualify for the favorable tax treatment accorded to REITs.
We are uncertain of all of our sources of debt or equity for funding our capital needs. If we cannot obtain funding on acceptable terms, our ability to acquire, and make necessary capital improvements to, properties may be impaired or delayed.
To qualify as a REIT, we generally must distribute to our stockholders at least 90.0% of our annual taxable income, excluding net capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our capital needs from retained earnings. We have not identified all of our sources of debt or equity for funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to acquire, and make necessary capital improvements to, properties, pay other expenses or expand our business.

We intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of your investment.
We will finance a portion of the purchase price of our investments in real estate and real estate-related investments by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of our offering of shares of our common stock) when we may employ greater amounts of leverage to enable us to purchase properties more quickly, and therefore, generate distributions for you sooner, our overall leverage will not exceed 45.0% of the combined market value of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we qualify as a REIT for federal income tax purposes.
High debt levels may cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flows from a property and the cash flows needed to service mortgage debt on that property, then the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected.
Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash available for distribution to you.
If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.
Financial market disruptions may adversely affect our operating results and financial condition.
The global financial markets have undergone pervasive and fundamental disruptions over the past number of years. Such volatility may have an adverse impact on the availability of credit to businesses generally and could lead to weakening of the U.S. and global economies. To the extent that turmoil in the financial markets exists, it has the potential to materially affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, any outstanding debt when due and/or the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Financial market disruptions could also affect our operating results and financial condition as follows:

•
Debt and Equity Markets  — Our results of operations are sensitive to the volatility of the credit markets. The real estate debt markets have experienced volatility as a result of certain factors in recent years, including the tightening of underwriting standards by lenders and credit rating agencies. Credit spreads for major sources of capital may widen significantly as investors demand a higher risk premium, which may result in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions. This may result in our property operations generating lower overall economic returns and a reduced level of cash flows, which could potentially impact our ability to pay distributions to you. In addition, any dislocation in the debt markets may reduce the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) may slow real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues, income and/or cash flows from the acquisition and operations of real estate and mortgage loans. In addition, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•
Valuations  — Any persistent market volatility will likely make the valuation of our properties more difficult. There may be significant uncertainty in the valuation, or in the stability of the value, of our properties that could result in a substantial decrease in the value of our properties. As a result, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.

•
Government Intervention  — The pervasive and fundamental disruptions that the global financial markets have undergone have led to extensive and unprecedented governmental intervention, and there is a possibility that regulation of the financial markets will be significantly increased in the future. Such increased regulation could have a material impact on our operating results and financial condition.

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to international, national and local economic factors we cannot control or predict.
Our results of operations are subject to the risks of an international or national economic slowdown or downturn and other changes in international, national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•
poor economic times may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•
reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•
the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•
our lenders under our line of credit could refuse to fund its financing commitment to us or could fail and we may not be able to replace the financing commitment of such lender on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•
increased insurance premiums, real estate taxes or utilities or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of any economic slowdown or downturn cannot be predicted. Our results of operations, our ability to continue to pay distributions to you and our ability to dispose of our investments may be negatively impacted to the extent an economic slowdown or downturn is prolonged or becomes more severe.

 Increasing vacancy rates for commercial real estate may result from any increased disruptions in the financial markets and deterioration in economic conditions, which could reduce revenue and the resale value of our properties.
We will depend upon tenants for a majority of our revenue from real property investments. Future disruptions in the financial markets and deterioration in economic conditions may result in increased vacancy rates for commercial real estate, including medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, due to generally lower demand for rentable space, as well as potential oversupply of rentable space. Increased unemployment rates may lead to reduced demand for medical services, causing physician groups and hospitals to delay expansion plans, leaving a growing number of vacancies in new buildings. Reduced demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities could require us to increase concessions, tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire the property. In addition, the market value of a particular property could be diminished by prolonged vacancies. Future disruptions in the financial markets and deterioration in economic conditions could impact certain properties we acquire and such properties could experience higher levels of vacancy than anticipated at the time we acquire them. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to you.
The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce the amount of distributions to you. If a property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure you that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
Any of our future tenants, or any guarantor of one of our future tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the U.S. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15.0% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our cash flows and the amounts available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our cash flows and the amounts available for distributions to you may be adversely affected.
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions could be lower than if we did not enter into long-term leases.
We may enter into long-term leases with tenants of certain of our future properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions could be lower than if we did not enter into long-term leases.

We may incur additional costs in acquiring or re-leasing properties, which could adversely affect the cash available for distribution to you.
We may invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to you.
We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract, replace or retain tenants and decrease your return on investment.
When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flows as a result of fewer potential tenants being attracted to the property or our existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to you.
Our success will be dependent on the performance of our advisor and certain key personnel.
Our ability to achieve our investment objectives and to conduct our operations will be dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and the management of our day-to-day activities. Our advisor will have broad discretion over the use of proceeds from this offering and you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus or other periodic filings with the SEC. We will rely on the management ability of our advisor, subject to the oversight and approval of our board of directors. Accordingly, you should not purchase shares of our common stock unless you are willing to entrust all aspects of our day-to-day management to our advisor. If our advisor suffers or is distracted by adverse financial or operational problems in connection with their own operations or the operations of American Healthcare Investors or Griffin Capital unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to you. In addition, our success depends to a significant degree upon the continued contributions of our advisor’s officers and certain of the principals, officers and employees of American Healthcare Investors, in particular Mr. Hanson and Mr. Prosky, each of whom would be difficult to replace. Mr. Hanson and Mr. Prosky currently serve as our executive officers and Mr. Hanson also serves as Chairman of our Board of Directors. We currently do not have an employment agreement with either Mr. Hanson or Mr. Prosky. In the event that Mr. Hanson or Mr. Prosky are no longer affiliated with American Healthcare Investors, for any reason, it could have a material adverse effect on our success and American Healthcare Investors may not be able to attract and hire as capable individuals to replace Mr. Hanson and/or Mr. Prosky. We do not have key man life insurance on any of our co-sponsors’ key personnel. If our advisor or American Healthcare Investors were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.
Our advisor may terminate the advisory agreement, which could require us to pay substantial fees and may require us to find a new advisor.
Either we or our advisor will be able to terminate the advisory agreement subject to a 60-day transition period with respect to certain provisions of the advisory agreement. However, if the advisory agreement is terminated in connection with the listing of shares of our common stock on a national securities exchange, the partnership agreement provides that our advisor will receive an incentive distribution in redemption of its limited partnership units equal to 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of our common stock at listing plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock (less amounts paid to repurchase shares of our common stock) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the advisory agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution in redemption of its limited partnership units equal to the amount that would be payable to our advisor pursuant to the incentive distribution upon sales if we liquidated all of our assets for their fair market value. Upon our advisor’s receipt of this distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor upon termination of the advisory agreement cannot be determined at the present time.
If our advisor was to terminate the advisory agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find new advisors or employees or enter into agreements for such services on acceptable terms.
 If we internalize our management functions, we could incur significant costs associated with being self-managed.
Our strategy may involve internalizing our management functions. If we internalize our management functions, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement; however, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations, or FFO, and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, our net income per share and FFO per share may be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to you.
As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor or American Healthcare Investors may not be employed by us, but instead may remain employees of our co-sponsors or their affiliates.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs and/or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.
Our success will be dependent on the performance of our co-sponsors.
Our ability to achieve our investment objectives and to conduct our operations will be dependent upon the performance of our advisor. Our advisor is a joint venture between our two co-sponsors. Our advisor’s and co-sponsors’ ability to manage our operations successfully will be impacted by trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment may negatively impact the value of commercial real estate assets and contribute to a general slow-down in our industry, which could put downward pressure on our co-sponsors’ revenues and operating results. To the extent that any decline in our co-sponsors’ revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer.
Our advisor and its affiliates will have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to acquire investments or pay distributions.
Our advisor and its affiliates, including our co-sponsors, will have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to acquire investments or pay distributions.

 We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.
We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions to you. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.
The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and acquire investments.
We expect that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any banking institution in which we have deposited funds ultimately fails, we may lose the amount of our deposits over any federally-insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.
Because not all REITs calculate modified funds from operations, or MFFO, the same way, our use of MFFO may not provide meaningful comparisons with other REITs.
We intend to use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. However, not all REITs calculate MFFO the same way. If REITs use different methods of calculating MFFO, it may not be possible for investors to meaningfully compare the performance of certain REITs.
Our use of derivative financial instruments to hedge against foreign currency exchange rate fluctuations could expose us to risks that may adversely affect our results of operations, financial condition and ability to pay distributions to our stockholders.
We may use derivative financial instruments to hedge against foreign currency exchange rate fluctuations, in which case we would be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to our stockholders will be adversely affected.
Risks Related to Conflicts of Interest
We are subject to conflicts of interest arising out of relationships among us, our officers, our co-sponsors, our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of these conflicts of interest.
The conflicts of interest faced by our officers may cause us not to be managed solely in your best interest, which may adversely affect our results of operations and the value of your investment.
All of our officers also are principals, officers or employees of American Healthcare Investors or other affiliated entities that will receive fees in connection with this offering and our operations. These relationships are described in the “Management of Our Company” section of this prospectus. These persons are not precluded from working with, being employed by, or investing in, any program American Healthcare Investors sponsors or may sponsor in the future. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment opportunities. Furthermore, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs, the time they devote to our business may decline and be less than we require. If our officers, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer and this may adversely affect our results of operations and the value of your investment.
American Healthcare Investors’officers face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.
Certain of the officers of American Healthcare Investors face competing demands relating to their time and resources because they are also or may become affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the ownership value of shares of our common stock.
Our advisor faces conflicts of interest relating to its compensation structure, including the payment of acquisition fees and asset management fees, which could result in actions that are not necessarily in your long-term best interest.
Under the advisory agreement and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor will be entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in both our and your long-term best interests. The fees to which our advisor or its affiliates will be entitled include acquisition fees, asset management fees, property management fees, disposition fees and other fees as provided for under the advisory agreement and agreement of limited partnership with our operating partnership. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to you, the listing of the shares of our common stock on a national securities exchange, certain merger transactions or the termination of the advisory agreement. See the “Compensation Table” section of this prospectus for a description of the fees and distributions payable to our advisor and its affiliates. However, because our advisor will be entitled to receive substantial minimum compensation regardless of our performance, our advisor’s interests may not be wholly aligned with yours. In that regard, our advisor or its affiliates will receive an asset management fee with respect to the ongoing operation and management of properties based on the amount of our initial investment and capital expenditures and not the performance of those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions. Furthermore, our advisor or its affiliates will receive an acquisition fee that is based on the contract purchase price of each property acquired or the origination or acquisition price of any real estate-related investment, rather than the performance of those investments. Therefore, our advisor or its affiliates may have an incentive to recommend investments with a higher purchase price or investments that may not produce the maximum risk adjusted returns.
Our advisor may receive economic benefits from its status as a limited partner without bearing any of the investment risk.
Our advisor is a limited partner in our operating partnership. Our advisor is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and an annual 7.0% cumulative, non-compounded return on the gross proceeds of the sale of shares of our common stock. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of our operating partnership’s proceeds from property dispositions.
The distribution payable to our advisor may influence our decisions about listing the shares of our common stock on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.
Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in your long-term best interest. The subordinated participation interest may require our operating partnership to make a distribution to our advisor in redemption of its limited partnership units upon the listing of the shares of our common stock on a national securities exchange or the merger of our company with another company in which our stockholders receive shares that are traded on a national securities exchange if our advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement, even if our advisor is no longer serving as our advisor. To avoid making this distribution, our independent directors may decide against listing the shares of our common stock or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in your best interest. In addition, the requirement to pay these fees could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to our advisor.
We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.
We may acquire assets from affiliates of our advisor. Further, we may also dispose of assets to affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.
 If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner.
In the event that we enter into a joint venture with any other program sponsored or advised by one of our co-sponsors or one of their affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Griffin Capital programs or future American Healthcare Investors programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other Griffin Capital programs or future American Healthcare Investors programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could occur regarding matters pertaining to the joint venture, including determining when and whether to buy or sell a particular property and the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to you.
Risks Related to Our Organizational Structure
Several potential events could cause your investment in us to be diluted, which may reduce the overall value of your investment.
Your investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances pursuant to the DRIP and up to 200,000,000 shares of any class or series of preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities pursuant to our 2013 Incentive Plan, or the 2013 plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.
To the extent we issue additional equity interests after you purchase shares of our common stock in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate and real estate-related investments, you may also experience dilution in the book value and fair market value of your shares of our common stock.

Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of shares of our common stock in which you could profit.
Our charter authorizes our board of directors to issue up to 200,000,000 shares of preferred stock. Our board of directors has the discretion to establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock. If we authorize and issue preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of a large block of our securities; or

•	removal of incumbent management.
 The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.
Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our stock on terms that might be financially attractive to you or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and you. In addition to deterring potential transactions that may be favorable to you, these provisions may also decrease your ability to sell your shares of our common stock.
Your ability to control our operations is severely limited.
Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the the NASAA Guidelines. Under our charter and Maryland law, you have a right to vote only on the following matters:

•	the election or removal of directors;

•
the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue, or effect certain reverse stock splits;

•	our dissolution; and

•	certain mergers, consolidations, statutory share exchanges and sales or other dispositions of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.
Limitations on share ownership and transfer may deter a sale of our common stock in which you could profit.
The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for your common stock. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.
Maryland takeover statutes may deter others from seeking to acquire us and prevent you from making a profit in such transaction.
The Maryland General Corporation Law, or the MGCL, contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of us. Our bylaws exempt us from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statute (which, among other things, prohibits a merger or consolidation with a 10.0% stockholder for a period of time) with respect to any person, provided that any business combination with such person is first approved by our board of directors. However, if the bylaw provisions exempting us from the control share acquisition statute or our board resolution opting out of the business combination statute were repealed, these provisions of Maryland law could delay or prevent offers to acquire us and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interest.
The MGCL and our organizational documents limit your right to bring claims against our officers and directors.
The MGCL provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under the MGCL, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless: (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) they actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers and intend to enter into indemnification agreements with each of our future directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter also provides that we may not indemnify our directors, our advisor and its affiliates for any loss or liability suffered by them or hold them harmless for any loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interest, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares of our common stock.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Our charter includes a provision that may discourage a stockholder from launching a tender offer for shares of our common stock.
Our charter requires that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide us notice of the tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, we will have the first right to purchase the shares of our stock at the tender offer price offered in such non-compliant tender offer. In addition, the non-complying offeror shall be responsible for all of our expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for shares of our common stock and prevent you from receiving a premium price for your shares of our common stock in such a transaction.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act. To avoid registration as an investment company, we may not be able to operate our business successfully. If we become subject to registration under the Investment Company Act, we may not be able to continue our business.

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after the offering period ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year after the offering period, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as our board of directors may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
Risks Related to Investments in Real Estate
Changes in national, international, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to you or reduce the value of your investment.
We are subject to risks generally incidental to the ownership of real estate, including changes in national, international, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, international, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive, and therefore, potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to you or reduce the value of your investment.
If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income-producing properties, such real estate investments may not appreciate or may decrease in value.
Although the real estate market has been experiencing severe dislocations, in the future the market may experience a substantial influx of capital from investors. Any substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment in the future, we will be subject to the risk that the value of such investments may not appreciate or may decrease significantly below the amount we paid for such investment.
We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction, we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property; therefore, accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.
Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.
There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to you. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to you.
Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.
Terrorist attacks may negatively affect our operations and our stockholders’ investments. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.
More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the U.S. and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices, which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.
Dramatic increases in insurance rates could adversely affect our cash flows and our ability to pay distributions to you.
We may not be able to obtain insurance coverage at reasonable rates due to high premium and/or deductible amounts. As a result, our cash flows could be adversely impacted due to these higher costs, which would adversely affect our ability to pay distributions to you.
Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and our ability to pay distributions to you.
Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks if we make periodic progress payments or other advances to builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
We are permitted to invest in a limited amount of unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. If we invest in unimproved real property that we intend to develop, your investment would be subject to the risks associated with investments in unimproved real property.
If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.
We may acquire one or more properties under development. We anticipate that if we do acquire properties that are under development, we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties, and that we will be required to close the purchase of the property upon completion of the development of the property. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in this offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from this offering to pay the purchase price at closing.
The obligation of the development company to refund our earnest money deposit will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.
Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.
Our advisor, subject to the oversight and approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.
 If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows from operations.
If we decide to sell any of our properties, in some instances we may provide financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flows from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

You may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.
If we sell one of our properties during liquidation, you may experience a delay before receiving your share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, you may experience a delay in the distribution to you of the proceeds of a sale until such time.
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to you.
Because we intend to own and operate real estate, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to you. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office buildings, hospitals, skilled nursing facilities, senior housing or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.
As a REIT, we will invest primarily in real estate. Within the real estate industry, we intend to acquire or selectively develop and own medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.
A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to pay distributions to you. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities.
A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.
It is possible that a significant portion of our portfolio could be concentrated in a particular geographic area. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio.

Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.
Some of the properties we will seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
Our future medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and tenants may be unable to compete successfully.
Our future medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities often will face competition from nearby medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.
Similarly, our tenants will face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.
Any reduction in rental revenues resulting from the inability of our medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
 A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.
The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75.0% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90.0% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.
In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the Financial Accounting Standards Board, or the FASB, and the International Accounting Standards Board, or the IASB, initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB, or collectively, the Boards, issued an Exposure Draft on August 17, 2010 and a Revised Exposure Draft on May 16, 2013, or collectively, the Exposure Drafts, which propose substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Drafts will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing proceeds from this offering, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.
After receiving extensive comments on the Exposure Drafts, the Boards are considering all feedback received and are re-deliberating all significant issues through early 2014.
Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.
The properties we will acquire may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities”

that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.
Increased operating expenses could reduce cash flows from operations and funds available to acquire investments or pay distributions.
Any property that we may acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our property leases or future leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.
Our operating properties will be subject to real and personal property taxes that may increase in the future, which could adversely affect our cash flows.
Our operating properties will be subject to real and personal property taxes that may increase as tax rates change and as the operating properties are assessed or reassessed by taxing authorities. As the owner of the properties, we will be ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the operating property and the operating property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.
Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.
All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.
Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

Ownership of property outside the United States may subject us to different or greater risks than those associated with our domestic operations.
We will seek to acquire properties outside the United States, although we will not invest more than 25.0% of the offering proceeds available for investment in international properties. International development, ownership, and operating activities involve risks that are different from those we face with respect to our domestic properties and operations. These risks include, but are not limited to, any international currency gain recognized with respect to changes in exchange rates may not qualify under the 75% gross income test or the 95% gross income test that we must satisfy annually in order to maintain our status as a REIT; challenges with respect to the repatriation of foreign earnings and cash; changes in foreign political, regulatory, and economic conditions, including regionally, nationally, and locally; challenges in managing international operations; challenges of complying with a wide variety of foreign laws and regulations, including those relating to real estate, corporate governance, operations, taxes, employment and legal proceedings; foreign ownership restrictions with respect to operations in countries; diminished ability to legally enforce our contractual rights in foreign countries; differences in lending practices and the willingness of domestic or foreign lenders to provide financing; regional or country-specific business cycles and economic instability; and changes in applicable laws and regulations in the United States that affect foreign operations. In addition, we have limited investing experience in international markets. If we are unable to successfully manage the risks associated with international expansion and operations, our results of operations and financial condition may be adversely affected.
Investments in properties or other real estate-related investments outside the United States would subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
We expect to generate a portion of our revenue in foreign currencies. Revenues generated from any properties or other real estate-related investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore, any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. Dollar. As a result, changes in exchange rates of any such foreign currency to U.S. Dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.
Risks Related to the Healthcare Industry
The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to pay distributions to you.
Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the U.S. and are subject to change; therefore, this may adversely impact our tenants’ ability to provide services in different states. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.
In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.
In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to pay distributions to you.

Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
Sources of revenue for our tenants may include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. The American Taxpayer Relief Act of 2012 prevented the reduction in physician reimbursement of Medicare from being implemented in 2013. Therefore, the reduction of 27.0% for Medicare reimbursement to physicians that is related to the sustainable growth rate adjustment has been delayed until March 31, 2014. However, this is merely a delay in the implementation of the Medicare payment reduction to physicians and it may be implemented in 2014, which will adversely impact our tenants’ ability to make rental payments. At this time, Congress has not repealed the sustainable growth rate adjustment, but the House Energy and Commerce and Ways and Means Panels and the Senate Finance Committee have passed bills to repeal the sustainable growth rate.
The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In 2014, state insurance exchanges will be implemented which will provide a new mechanism for individuals to obtain insurance.  At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance.  In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange.  Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange.  Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly.  The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors.  Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.

Some tenants of our medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws. In order to support compliance with the fraud and abuse laws, our lease agreements may be required to satisfy the Stark Law exception and the Anti-Kickback Statute safe harbor for lease arrangements, each as described in the “Investment Objectives, Strategy and Criteria — Healthcare Regulatory Matters” section of this prospectus, which impacts the terms and conditions that may be negotiated in the lease arrangements.

These laws include:

•
the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•
the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•
the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to pay distributions to you.
The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	increased expense for uninsured patients;

•	increased competition among healthcare providers;

•	increased liability insurance expense;

•	continued pressure by private and governmental payors to reduce payments to providers of services;

•	increased scrutiny of billing, referral and other practices by federal and state authorities;

•	changes in federal and state healthcare program payment models; and

•	increased emphasis on compliance with privacy and security requirements related to personal health information.
These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to pay distributions to you.
Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.
As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to you.
Comprehensive healthcare reform legislation, the effects of which are not yet known, could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to you.
On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts will serve as the primary vehicle for comprehensive healthcare reform in the U.S. The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included within the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, having begun in 2010 and concluding in 2018, although several provisions of the legislation have been delayed, and additional delays are being considered. At this time, the effects of healthcare reform, its success or delay in implementation and its impact on our properties are not yet known but could materially adversely affect our business, financial condition, results of operations and ability to pay distributions to you.

 Risks Related to Debt Financing
Increases in interest rates could increase the amount of our debt payments, and therefore, negatively impact our operating results.
Interest we will pay on our debt obligations will reduce cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.
To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.
We are exposed to the effects of interest rate changes primarily as a result of borrowings we will use to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument.
Hedging activity may expose us to risks.
We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets. If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. These derivative instruments are speculative in nature and there is no guarantee that they will be effective. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to you.
When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. We may enter into loan documents that contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.
Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.
We may finance or refinance our properties using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to pay distributions to you.
Some of our future financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to you and the projected time of disposition of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to qualify as a REIT. Any of these results would have a significant, negative impact on your investment.
Risks Related to Real Estate-Related Investments
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.
If we acquire investments in mortgage loans or mortgage-backed securities, such investments will involve special risks relating to the particular borrower or issuer of the mortgage-backed securities and we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described in the “Risk Factors — Risks Related to Our Business” and the “Risk Factors — Risks Related to Investments in Real Estate” sections of this prospectus. If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.
Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.
If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The commercial mortgage-backed securities in which we may invest are subject to several types of risks.
Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.
Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater credit risk than those commercial mortgage-backed securities that are more highly rated.
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real estate.
We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real estate or loans secured by a pledge of the ownership interests of either the entity owning the real estate or the entity that owns the interest in the entity owning the real estate. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real estate because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real estate and increasing the risk of loss of principal.
Real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in real estate or real estate-related assets.
We may invest in the common and preferred stock of both publicly traded and private unaffiliated real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with acquiring real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.
We expect a portion of our real estate-related investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
We may acquire real estate-related investments in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.
Interest rate and related risks may cause the value of our real estate-related investments to be reduced.
Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common stock may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related investments.
If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.
Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate-related investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.
Risks Related to Joint Ventures
The terms of joint venture agreements or other joint ownership arrangements into which we have and may enter could impair our operating flexibility or result in litigation or liability, which could materially adversely affect our results of operations.
In connection with the purchase of real estate, we may enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•
a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•
a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture or result in litigation or liability and decrease potential returns to you. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flows or appreciation of an investment.
We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to pay cash distributions to you.
Federal Income Tax Risks
Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to pay distributions to you.
We intend to qualify and elect to be taxed as a REIT under the Internal Revenue Code beginning with our taxable year ending December 31, 2014, or the first year in which we commence material operations. To qualify as a REIT, we must meet various requirements set forth in the Internal Revenue Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to you. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to qualify as a REIT, maintain our qualification as a REIT or revoke our REIT election, which it may do without stockholder approval.
Although we do not expect to request a ruling from the IRS that we qualify as a REIT, we have received an opinion of our legal counsel, Morris, Manning & Martin, LLP, regarding our ability to qualify as a REIT. Our legal counsel rendered its opinion based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. Our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may not satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of the opinion and is not binding on the IRS or the courts, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively.
 If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to pay distributions to you.
To qualify as a REIT and to avoid the payment of federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities (including this offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.
To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our annual taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years.
These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including this offering) or sell assets in order to distribute enough of our taxable income to qualify as a REIT and to avoid the payment of federal income and excise taxes.
Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to you.

In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Internal Revenue Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. See the “Federal Income Tax Considerations — Taxation of Our Company” section of this prospectus. Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.
If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the IRS could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to you or available for investment by us.
 If we acquire a property that we anticipate will not fall within the safe harbor from the 100% penalty tax upon disposition, then we may acquire such property through a TRS in order to avoid the possibility that the sale of such property will be a prohibited transaction and subject to the 100% penalty tax. If we already own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax-related business purpose for the contribution of such property to the TRS. Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to you. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to you. As a result, the amount available for distribution to you would be substantially less than if the REIT had operated and sold such property directly and such transaction was not characterized as a prohibited transaction. The maximum federal income tax rate is currently 35.0%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to you from the sale of property through a TRS after the effective date of any increase in such tax rates.
If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 25.0% of the value of all of our assets at the end of any calendar quarter. If the IRS were to determine that the value of our interests in all of our TRSs exceeded 25.0% of the value of total assets at the end of any calendar quarter, then we would fail to qualify as a REIT. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 25.0% of the value of our total assets at the end of any calendar quarter, and therefore, cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25.0% of our gross income with respect to any year may be from sources other than real estate. Distributions paid to us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our qualification as a REIT. Our failure to qualify as a REIT would adversely affect your return on your investment.
You may have a current tax liability on distributions you elect to reinvest in shares of our common stock.
If you participate in the DRIP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.
Legislative or regulatory action with respect to taxes could adversely affect the returns to our investors.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal and state income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.
Even if we qualify as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.
 Distributions to tax-exempt stockholders may be classified as UBTI.
Neither ordinary nor capital gain distributions with respect to the shares of our common stock nor gain from the sale of the shares of our common stock should generally constitute UBTI to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if the shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•
part of the income and gain recognized by a tax exempt stockholder with respect to the shares of our common stock would constitute UBTI if the stockholder incurs debt in order to acquire the shares of our common stock; and

•
part or all of the income or gain recognized with respect to the shares of our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code may be treated as UBTI.

See the “Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders” section of this prospectus for further discussion of this issue if you are a tax-exempt investor.
Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.
A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of

1980, as amended, or FIRPTA, on the amount received from the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, amounts received by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified period directly or indirectly own more than 5.0% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section of this prospectus.
Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.
A foreign stockholder will likely be subject to FIRPTA upon the payment of any capital gain dividends by us if such gain is attributable to gain from sales or exchanges of U.S. real property interests. See the “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders” section of this prospectus for further discussion.
Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks
We, and our stockholders that are employee benefit plans, IRAs, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs, health savings accounts, or Coverdell education savings accounts (referred to generally as Benefit Plans and IRAs) will be subject to risks relating specifically to our having such Benefit Plan and IRA stockholders, which risks are discussed below. See the “Tax-Exempt Entities and ERISA Considerations” section of this prospectus for a more detailed discussion of these Benefit Plan and IRA investor risks.
If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in shares of our common stock, you could be subject to criminal and civil penalties.
There are special considerations that apply to Benefit Plans or IRAs investing in shares of our common stock. If you are investing the assets of a Benefit Plan or IRA in us, you should consider:

•	whether your investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your Benefit Plan or IRA, including your Benefit Plan or IRA’s investment policy;

•	whether your investment satisfies the prudence, diversification and other requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity needs and distribution requirements of the Benefit Plan or IRA;

•	whether your investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code;

•	whether your investment will produce or result in UBTI, as defined in Sections 511 through 514 of the Internal Revenue Code, to the Benefit Plan or IRA; and

•	your need to value the assets of the Benefit Plan or IRA annually in accordance with ERISA and the Internal Revenue Code.
In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, a Benefit Plan or IRA purchasing shares of our common stock should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of the shares of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure you that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA and/or the Internal Revenue Code) with respect to a Benefit Plan or IRA purchasing shares of our common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA and/or the Internal Revenue Code) of your Benefit Plan or IRA, you should not purchase shares of our common stock unless an administrative or statutory exemption applies to your purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	the ability of our co-sponsors to raise significant capital on our behalf;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to accounting principles generally accepted in the United States of America, or GAAP.
Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under the “Risk Factors” section of this prospectus, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS
The following table sets forth our best estimates of how we intend to use the proceeds raised in this offering assuming that we reach the maximum primary offering of $1,750,000,000 of shares of our common stock. The number of shares of our common stock offered pursuant to our primary offering may vary from these assumptions since we have reserved the right to reallocate the shares of our common stock offered between the primary offering and the DRIP. Shares of our common stock in the primary offering are being offered to the public on a “best efforts” basis at $10.00 per share.
We have not given effect to any special sales or volume discounts that could reduce the selling commissions or dealer manager fee for sales pursuant to the primary offering. Reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. See the “Plan of Distribution” section of this prospectus for a description of the special sales and volume discounts.
The following table assumes that we do not sell any shares of our common stock pursuant to the DRIP. As long as the shares of our common stock are not listed on a national securities exchange, it is anticipated that all or substantially all of the proceeds from the sale of shares of our common stock pursuant to the DRIP will be used to fund repurchases of shares of our common stock pursuant to our share repurchase plan. Because we do not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock sold pursuant to the DRIP, we receive greater net proceeds from the sale of shares of our common stock pursuant to the DRIP than pursuant to the primary offering. As a result, if we reallocate shares of our common stock from the DRIP to the primary offering, the net proceeds from the sale of the reallocated shares of our common stock could be less than we currently estimate.
Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect that at least 87% of the gross offering proceeds will be used to purchase real estate and real estate-related investments, pay down debt or to fund distributions if our cash flow from operations is insufficient. We expect that the remaining 13% will be used to pay the costs of this offering, including selling commissions and the dealer manager fee, and to pay fees to our advisor for its services in connection with the selection and acquisition of properties.
We may pay distributions from sources other than our cash flows from operations, including offering proceeds, borrowings in anticipation of future cash flows or other sources. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law, and it is likely that we will use offering proceeds to fund a majority of our initial distributions.
Our board of directors is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our independent directors are responsible for reviewing the performance of our advisor and determining from time to time and at least annually that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of the services to be performed and that the provisions of the advisory agreement are being carried out. The fees set forth below may not be increased without approval of our independent directors.

The following table assumes that no debt is incurred in respect of any property acquisitions. However, as disclosed throughout this prospectus, we expect to use leverage. Assuming, in addition to our other assumptions, a maximum leverage of 45.0% of our assets, the maximum acquisition fees described in the following table would increase to approximately $62,314,000. The table below shows two scenarios:

•	the “Minimum Offering” assumes that we do not sell more than the minimum offering of $2,000,000 by selling 200,000 shares of our common stock for $10.00 per share pursuant to our primary offering; and

•	the “Maximum Offering” assumes that we reach the maximum offering of $1,750,000,000 by selling 175,000,000 shares of our common stock for $10.00 per share pursuant to our primary offering.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100%	$1,750,000,000	100%
Less Public Offering Expenses:
Selling Commissions(1)	140,000	7.0	122,500,000	7.0
Dealer Manager Fee(1)	60,000	3.0	52,500,000	3.0
Other Organizational and Offering Expenses(2)	20,000	1.0	17,500,000	1.0
Amount Available for Investment(3)	$1,780,000	89.0%	$1,557,500,000	89.0%
Less Acquisition Costs:
Acquisition Fees(4)	$39,000	2.0%	$34,273,000	2.0%
Initial Working Capital Reserve(5)	—	—	—	—
Amount Invested in Assets(6)	$1,741,000	87.0%	$1,523,227,000	87.0%

(1)
Assumes selling commissions equal to 7.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 3.0% of gross offering proceeds for shares of our common stock sold pursuant to the primary offering. However, our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and the dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay may be reduced under certain circumstances for volume discounts and other types of sales. See the “Plan of Distribution” section of this prospectus for a description of these provisions.

(2)
Other organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for direct expenses of its employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock to be sold in this offering. Activities of our advisor that may be reimbursed include, but are not limited to, development of sales literature and presentations, participating in due diligence and coordinating generally the marketing process for this offering. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expense reimbursement will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor or its affiliates up to 2.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Our advisor and its affiliates will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 2.0% of the aggregate gross proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. All organizational and offering expenses, including selling commissions and dealer manager fees, will be capped at 15.0% of the gross proceeds of this offering.

(3)
Until required in connection with the acquisition of real estate or real estate-related investments, the net proceeds of this offering may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(4)
Acquisition fees may be paid by any party to any person in connection with the purchase, development or construction of real properties, or the making of or investing in loans or other real estate-related investments. Acquisition fees do not include acquisition expenses, which may be paid from offering proceeds. We will pay our advisor or one of its affiliates acquisition fees equal to 2.25% of the contract purchase price, including any contingent or earn-out payments that may be paid, of each property we acquire or, with respect to any real estate-related investment we originate or acquire, 2.00% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. The amount reflected in the chart above reflects the aggregate cash and stock portion of the acquisition fee. The acquisition fee for property acquisitions will be paid with a combination of shares of our common stock and cash as follows: (i) shares of common stock in an amount equal to 0.25% of the contract purchase price of the properties, at the then-established offering price, net of selling commissions and dealer manager fees, and (ii) the remainder in cash in an amount equal to 2.00% of the contract purchase price of the properties. Notwithstanding the foregoing, if we are no longer in our offering stage, the 2.25% acquistion fee for property acquisitions will be paid in cash. Our advisor or its affiliates will be entitled to receive acquisition and origination fees for properties and real estate-related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions. If our advisor or its affiliates provide development-related services, we will pay the respective party a development fee in the amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based upon the contract purchase price of the development. In the event that our advisor or its affiliates assist with planning and coordinating the construction of tenant improvements or capital improvements, we will pay the respective party a construction management fee of up to 5.0% of the cost of such improvement.
For purposes of this table, we have assumed that (a) no real estate-related investments are originated or acquired and (b) no debt is incurred in respect of any property acquisitions. However, as disclosed throughout this prospectus, we expect to use leverage, which results in higher fees paid to our advisor and its affiliates. Assuming, in addition to our other assumptions, a maximum leverage of 45.0% of our assets, the maximum acquisition fees (aggregate in cash and stock) would be approximately $62,314,000. Furthermore, under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. Assuming, in addition to our other assumptions, a maximum leverage of 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves, the maximum acquisition fees (aggregate in cash and stock) would be approximately $137,090,000. These assumptions may change due to different factors including changes in the allocation of shares of our common stock between the primary offering and the DRIP, the extent to which proceeds from the DRIP are used to repurchase shares of our common stock pursuant to our share repurchase plan and the extent to which we make real estate-related investments. To the extent that we issue new shares of our common stock outside of this offering or interests in our operating partnership in order to acquire real properties, then the acquisition fees and amounts invested in real properties will exceed the amount stated above.

(5)	Although we do not anticipate establishing a general working capital reserve out of the proceeds from this offering, we may establish capital reserves with respect to particular investments.

(6)
Includes amounts anticipated to be invested in assets, amounts used to fund distributions if our cash flow from operations is insufficient and all expenses actually incurred in connection with selecting, evaluating and acquiring such assets, which will be reimbursed regardless of whether an asset is acquired. We have not established any limit on the amount of offering proceeds that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.

INVESTMENT OBJECTIVES, STRATEGY AND CRITERIA
Investment Objectives
Our investment objectives are:

•	to preserve, protect and return your capital contributions;

•	to pay regular cash distributions; and

•	to realize growth in the value of our investments upon our ultimate sale of such investments.
We may not attain these objectives. Our board of directors may change our investment objectives if it determines it is advisable and in the best interest of our stockholders.
During the term of the advisory agreement, decisions relating to the purchase or sale of investments will be made by our advisor, subject to approval by our investment committee and oversight and approval by our board of directors. See the “Management of Our Company” section of this prospectus for a description of our investment committee and the background and experience of our directors and officers as well as the officers of our advisor and our co-sponsors.
Investment Strategy
We intend to use substantially all of the net proceeds from this offering to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. On an infrequent and opportunistic basis, we also may originate or acquire real estate-related investments such as mortgage, mezzanine, bridge and other loans, common and preferred stock of, or other interests in, public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities. We generally will seek investments that produce current income.
We will seek to maximize long-term stockholder value by generating sustainable growth in cash flows and portfolio value. In order to achieve these objectives, we may invest using a number of investment structures which may include direct acquisitions, joint ventures, leveraged investments, issuing securities for property and direct and indirect investments in real estate. In order to maintain our exemption from regulation as an investment company under the Investment Company Act, we may be required to limit our investments in certain types of real estate-related investments. See “— Investment Company Act Considerations” below.
In addition, when and as determined appropriate by our advisor, our portfolio may also include properties in various stages of development other than those producing current income. These stages would include, without limitation, unimproved land both with and without entitlements and permits, property to be redeveloped and repositioned, newly constructed properties and properties in lease-up or other stabilization, all of which will have limited or no relevant operating histories and no current income. Our advisor will make this determination based upon a variety of factors, including the available risk adjusted returns for such properties when compared with other available properties, the appropriate diversification of the portfolio, and our objectives of realizing both current income and capital appreciation upon the ultimate sale of properties.
For each of our investments, regardless of property type, we will seek to invest in properties with the following attributes:

•
Quality.     We will seek to acquire properties that are suitable for their intended use with a quality of construction that is capable of sustaining the property’s investment potential for the long-term, assuming funding of budgeted maintenance, repairs and capital improvements.

•
Location.     We will seek to acquire properties that are located in established or otherwise appropriate markets for comparable properties, with access and visibility suitable to meet the needs of its occupants. In addition to U.S. properties, we will also seek to acquire international properties that meet our investment criteria.

•
Market; Supply and Demand.     We intend to focus on local or regional markets that have potential for stable and growing property level cash flows over the long-term. These determinations will be based in part on an evaluation of local and regional economic, demographic and regulatory factors affecting the property. For instance, we favor markets that indicate a growing population and employment base or markets that exhibit potential limitations on additions to supply, such as barriers to new construction. Barriers to new construction include lack of available land and stringent zoning restrictions. In addition, we generally will seek to limit our investments in areas that have limited potential for growth.

•
Predictable Capital Needs.     We will seek to acquire properties where the future expected capital needs can be reasonably projected in a manner that would enable us to meet our objectives of growth in cash flows and preservation of capital and stability.

•
Cash Flows.     We will seek to acquire properties where the current and projected cash flows, including the potential for appreciation in value, would enable us to meet our overall investment objectives. We intend to evaluate cash flows as well as expected growth and the potential for appreciation.

We will not invest more than 10.0% of the offering proceeds available for investment in unimproved or non-income producing properties or in other investments relating to unimproved or non-income producing property. A property will be considered unimproved or non-income producing property for purposes of this limitation if it: (1) is not acquired for the purpose of producing rental or other operating income; or (2) has no development or construction in process at the date of acquisition or planned in good faith to commence within one year of the date of acquisition.
We will not invest more than 10.0% of the offering proceeds available for investment in commercial mortgage-backed securities. In addition, we will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies.
We are not limited as to the geographic area where we may acquire properties and may acquire properties domestically as well as internationally. We are not specifically limited in the number or size of properties we may acquire or on the percentage of our assets that we may invest in a single property or investment, except that we will not invest more than 25.0% of the offering proceeds available for investment in international properties. The number and mix of properties and real estate-related investments we will acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and making our investments, and the amount of proceeds we raise in this and potential future offerings.

We generally anticipate that after an initial phase of operations when we may employ greater amounts of leverage, aggregate borrowings, both secured and unsecured, will not exceed 45.0% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.
Real Estate Investments
We intend to invest in a diversified portfolio of real estate investments, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We generally will seek investments that produce current income. Our investments may include:

•	medical office buildings;

•	senior housing facilities;

•	skilled nursing facilities;

•	hospitals;

•	long-term acute care facilities;

•	surgery centers;

•	memory care facilities;

•	specialty medical and diagnostic service facilities;

•	laboratories and research facilities;

•	pharmaceutical and medical supply manufacturing facilities; and

•	offices leased to tenants in healthcare-related industries.
Our advisor generally will seek to acquire real estate on our behalf of the types described above that will best enable us to meet our investment objectives, taking into account the diversification of our portfolio at the time, relevant real estate and financial factors, the location, the income-producing capacity, and the prospects for long-range appreciation of a particular property and other considerations. As a result, we may acquire properties other than the types described above. In addition, we may acquire properties that vary from the parameters described in this prospectus for a particular property type.
The consideration for each real estate investment must be authorized by a majority of our directors or a duly authorized committee of our board of directors, ordinarily based on the fair market value of the investment. If the majority of our independent directors or a duly authorized committee of our board of directors so determines, or if the investment is to be acquired from an affiliate, the fair market value determination must be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.
Our real estate investments generally are expected to take the form of holding fee title or long-term leasehold interests. Our investments may be made either directly through our operating partnership or indirectly through investments in joint ventures, limited liability companies, general partnerships or other co-ownership arrangements with the developers of the properties, affiliates of our advisor or other persons. See “— Joint Ventures” below.
In addition, we may purchase real estate investments and lease them back to the sellers of such properties. Our advisor will use its best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes. However, we cannot assure you that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such real estate investment would be disallowed or significantly reduced.
Our obligation to close a transaction involving the purchase of real estate is generally conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports (generally a minimum of a Phase I investigation);

•	building condition reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories unless such statements are not required to be filed with the SEC and delivered to stockholders;

•	title insurance policies; and

•	liability insurance policies.
In determining whether to purchase a particular real estate investment, we may, in circumstances in which our advisor deems it appropriate, obtain an option on such property, including land suitable for development. The amount paid for an option is normally surrendered if the real estate is not purchased, and is normally credited against the purchase price if the real estate is purchased. We also may enter into arrangements with the seller or developer of a real estate investment whereby the seller or developer agrees that if, during a stated period, the real estate investment does not generate specified cash flows, the seller or developer will pay us cash in an amount necessary to reach the specified cash flows level, subject in some cases to negotiated dollar limitations.
 We will not purchase or lease real estate in which one of our co-sponsors, our advisor, our directors or any of their affiliates have an interest without a determination by a majority of our disinterested directors and a majority of our disinterested independent directors that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the real estate investment to the affiliated seller or lessor, unless there is substantial justification for the excess amount and the excess amount is reasonable. In no event will we acquire any such real estate investment at an amount in excess of its current appraised value as determined by an independent expert selected by our disinterested independent directors.
We intend to obtain adequate insurance coverage for all real estate investments in which we invest. However, there are types of losses, generally catastrophic in nature, for which we do not obtain insurance unless we are required to do so by mortgage lenders. See “Risk Factors — Risks Related to Investments in Real Estate — Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce your returns.”

We intend to acquire leased properties with long-term leases and we do not intend to operate any healthcare-related facilities directly. As a REIT, we will be prohibited from operating healthcare-related facilities directly; however, from time to time we may lease a healthcare-related facility that we acquire to a wholly owned TRS. See the “Federal Income Tax Considerations — Taxation of Our Company” section of this prospectus for a discussion of a TRS. In such an event, our TRS will engage a third party in the business of operating healthcare-related facilities to manage the property.
Medical Office Buildings, Hospitals, Skilled Nursing Facilities, Senior Housing and Other Healthcare-Related Facilities
We intend to invest a substantial portion of the net proceeds available for investment in medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We believe that the market for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities in the U.S. will expand. According to the U.S. Department of Health and Human Services, national healthcare expenditures rose from 16.4% to 17.9% of the U.S. gross domestic product, or GDP, between 2007 and 2012 and are projected to reach 19.9% by 2022, as shown below. Similarly, overall healthcare expenditures have risen sharply since 2007. In 2012, healthcare expenditures reached approximately $2.8 trillion and are expected to grow at a relatively stable rate of approximately 5.8% per year to reach over $5 trillion by 2022, as shown below.
We believe that demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will increase due to a number of factors, including:

•
An aging population is requiring and demanding more medical services. According to the U.S. Census Bureau, between 2015 and 2055, the U.S. population over 65 years of age is projected to nearly double from 47.7 million to 87.3 million people. The number of older Americans is also growing as a percentage of the total U.S. population. By 2015, the number of persons older than 65 is expected to comprise 14.8% of the total U.S. population and is projected to grow to 21.3% in 2055, as shown in the graph below.

•
Based on the information above and the projected increase in health expenditures per capita through 2022, as shown below, we believe that healthcare expenditures for the population over 65 years of age will also continue to rise as a disproportionate share of healthcare dollars is spent on older Americans since they require more treatment and management of chronic and acute health conditions.

United States National Health Expenditures Per Capita

15
12
9
6
3
0
In Thousands
2006
2011
2016
2021

Source: "National Healthcare Expenditures Projections 2012-2022 Table 1: National Health Expenditures and Selected Economic Indicators, Levels and Annual Percent Change: Calendar Years 2006-2022," *U.S. Department of Health and Human Services-Centers for Medicare and Medicaid Services, Office of the Actuary*, January 2013.

•
Due, in part, to the rising cost of hospital construction, the number of outpatient clinics and other similar facilities are increasing, as these facilities increasingly offer services traditionally supplied by hospitals, according to Marcus and Millichap. With people visiting the doctor more frequently and hospitals scaling back on exportable patient care, we expect demand for medical office space to continue to rise.

Annual Physician Visits By Age Group

Number of Office Visits per Year
10
8
6
4
2
0
2.4
2.7
1.6
1.9
2.2
2.6
3.2
3.7
5.1
6.2
6.3
7.2
1996
2010
Under 15
15-24
25-44
45-64
65-74
75+
Age Ranges

Source: "National Ambulatory Medical Care Survey: 2010 Summary Tables," *Centers for Disease Control and Prevention/National Center for Health Statistics*, 2012. "National Ambulatory Medical Care Survey: 1996 Summary Tables," *Centers for Disease Control and Prevention/National Center for Health Statistics, 1997.*

We believe this increased demand will continue to create a substantial need in many regions for the development of additional healthcare-related facilities, such as medical office buildings, clinics, outpatient facilities and ambulatory surgery centers. As a result, we believe this will increase the pool of suitable, quality properties meeting our acquisition criteria. However, our results of operations and our ability to attain our investment objectives will depend solely upon the performance of the real estate assets and real estate-related investments we acquire.

•
We believe that job growth is, and is expected to remain, strong in the healthcare sector. The U.S. Bureau of Labor Statistics reports that about 28 percent of all new jobs created in the U.S. between 2010 and 2020 will be in the healthcare and social assistance industry. This industry — which includes public and private hospitals, nursing and residential care facilities, and individual and family services — is expected to grow by 33%, or 5.7 million new jobs. Employment growth will be driven by an aging population and longer life expectancies. As hospitals, physician groups and other healthcare providers hire additional staff to accommodate increasing demand for services, we believe that new healthcare-related facilities will be constructed.

•
Complex state and federal regulations govern physician hospital referrals. Patients typically are referred to particular hospitals by their physicians. To restrict hospitals from inappropriately influencing physicians to refer patients to them, federal and state governments adopted Medicare and Medicaid anti-fraud laws and regulations. One aspect of these complex laws and regulations addresses the leasing of medical office space by hospitals to physicians. One intent of the regulations is to restrict medical institutions from providing facilities to physicians at below market rates or on other terms that may present an opportunity for undue influence on physician referrals. The regulations are complex, and adherence to the regulations is time consuming and requires significant documentation and extensive reporting to regulators. We believe that the costs associated with regulatory compliance, and the risk of liability associated with noncompliance, have encouraged many hospital and physician groups to seek third-party ownership and/or management of their healthcare-related facilities.

•
We believe that physicians are increasingly forming practice groups in order to increase the numbers of patients they can see and thereby increase market share. By doing so, physicians can gain greater influence in negotiating rates with managed care companies and hospitals in which they perform services. Also, the creation of these groups allows for the dispersion of overhead costs over a larger revenue base and gives physicians the financial ability to acquire new and expensive diagnostic equipment. Moreover, certain group practices may benefit from certain exceptions to federal and state self-referral laws, permitting them to offer a broader range of medical services within their practices and to participate in the facility fee related to medical procedures. We believe that as the number of group practices has increased, construction of new medical facilities in which the groups are housed and provide medical services also has increased.

We believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than general commercial real estate due to demographic trends and the resistance of rising healthcare expenditures to economic downturns. For this reason, healthcare-related real estate investments could potentially offer a more stable return to investors compared to other types of real estate investments.
We believe the confluence of the foregoing factors over the last several years has led to the following trends, which encourage third-party ownership of existing and newly developed medical properties:

•
De-Centralization and Specialization.     There is a continuing evolution toward delivery of medical services through smaller facilities located near patients and designed to treat specific diseases and conditions. In order to operate profitably within a managed care environment, physician practice groups and other medical services providers are aggressively trying to increase patient populations, while maintaining lower overhead costs by building new healthcare facilities in areas of population or patient growth. We believe that continuing population shifts and ongoing demographic changes create a demand for additional properties, including an aging population requiring and demanding more medical services.

•
Increasing Regulation.     Evolving regulatory factors affecting healthcare delivery create an incentive for providers of medical services to focus on patient care, leaving real estate ownership and operation to third-party real estate professionals. Third-party ownership and management of hospital-affiliated medical office buildings substantially reduces the risk that hospitals will violate complex Medicare and Medicaid fraud and abuse statutes.

•
Modernization.     Hospitals are modernizing by renovating existing properties and building new properties and becoming more efficient in the face of declining reimbursement and changing patient demographics. This trend has led to the development of new, smaller, specialty healthcare-related facilities as well as improvements to existing general acute care facilities.

•
Redeployment of Capital.     Medical providers are increasingly focused on wisely investing their capital in their medical business. A growing number of medical providers have determined that third-party development and ownership of real estate with long-term leases is an attractive alternative to investing their capital in bricks-and-mortar. Increasing use of expensive medical technology has placed additional demands on the capital requirements of medical services providers and physician practice groups. We believe that by selling their real estate assets and relying on third-party ownership of new healthcare properties, medical services providers and physician practice groups can generate the capital necessary to acquire the medical technology needed to provide more comprehensive services to patients and improve overall patient care.

•
Physician Practice Ownership.     Many physician groups have reacquired their practice assets and real estate from national physician management companies or otherwise formed group practices to expand their market share. Other physicians have left hospital-based or HMO-based practices to form independent group practices. These physician groups are interested in new healthcare properties that will house medical businesses that regulations permit them to own. In addition to existing group practices, there is a growing trend for physicians in specialties, including cardiology, oncology, women’s health, children’s health, orthopedics and urology, to enter into joint ventures and partnerships with hospitals, operators and financial sponsors to form specialty hospitals for the treatment of specific populations and specific health issues. We believe a significant number of these types of organizations have no interest in owning real estate and are aggressively looking for third-parties to develop and own their healthcare properties.

The current regulatory environment remains an ongoing challenge for healthcare providers, who are under pressure to comply with complex healthcare laws and regulations designed to prevent fraud and abuse. As a result, we believe that healthcare providers seek reduced liability costs and have an incentive to dispose of real estate to third parties, thus reducing the risk of violating fraud and abuse regulations. This regulatory environment coupled with favorable demographic trends should create investment opportunities for owners, acquirers and joint venture partners of healthcare real estate who understand the needs of healthcare professionals and can help keep tenant costs low.
Despite the trends noted herein, there is no guarantee that the demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will increase, and we, along with the tenants of our properties, face various risks that could negatively impact our operating results. These risks include additional costs associated with increased federal, state and local regulations regarding the healthcare industry, reductions in reimbursement from third party payors, including Medicare and Medicaid, increased government and private payor pressure on healthcare providers to control or reduce costs, changes in demand for and methods of delivering healthcare services, increased competition among healthcare providers, increased expense for uninsured patients, increased liability insurance expense, and increased scrutiny of billing, referral and other practices by federal and state authorities. These risks may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to pay distributions to you. For additional information regarding these risks, please see the “Risk Factors — Risks Related to the Healthcare Industry” section of this prospectus.
Demographic Investing
We incorporate a demographic-based investment approach to our overall investment strategy. This approach enables us to consider demographic analysis when acquiring our properties. This analysis takes into account fundamental long-term economic and societal trends, including population shifts, generational differences, and domestic migration patterns. Demographic-based investing will assist us in investing in the properties utilized by the industries that serve the country’s largest population groups, and in the regions experiencing the greatest growth. When incorporating this strategy, we consider three factors: (1) the age ranges of the dominant population groups; (2) the essential needs of each dominant population group; and (3) the geographic regions that appeal to each dominant population group.
Age.     Our demographic-based investment strategy focuses on the following three population groups:

•	Seniors — The 65+ age group who are the elders of the baby boomers.

•
Boomers — Born between 1946 and 1964, the American Hospital Association and First Consulting Group state that this group possesses approximately 75.0% of the financial assets in the U.S. and an estimated $1 trillion in annual disposable income.

•	Echo boomers — Born between 1982 and 1994, this group represents the children of the boomers.
Essential Needs.     We believe that each of these population groups shares a need for greater healthcare services:

•
Seniors — Americans over 65 are living longer, healthier, and more active lives than previous generations though we believe this group is still responsible for much of the nation’s healthcare spending. According to the U.S. Census Bureau, the majority of the members of this group have at least one chronic medical condition and more than half of its members have two chronic conditions.

•
Boomers — This aging population group, currently the largest, is expected to live longer than prior generations and manage more chronic and complex medical conditions, according to the U.S. Census Bureau and the American Hospital Association and First Consulting Group. According to the American Hospital Association and First Consulting Group, boomers are spending more money on healthcare, such as elective and preventative procedures due to new technology and medical advances.

•
Echo Boomers — This group is on a path towards chronic health conditions according to a University of New Hampshire study. Additionally, they represent a large part of the overall U.S. population. Like their parents’ generation (boomers), this group may be more likely to live longer and more active lives than earlier generations of Americans.

Geographic Regions.     The U.S. Census Bureau projects that the South and the West regions of the U.S. will dominate all other geographic regions in population growth for the foreseeable future. In recent years, the largest proportionate increases in senior population were in the Southern and Western states. This trend should continue as boomers begin to retire. As population in key states in the South and West grows, the need for more healthcare facilities and properties may also increase. Although we intend to acquire real estate throughout the U.S., it is likely that a significant portion of our portfolio will be located in Southern and Western states. In the future, we may also acquire real estate outside the U.S., including real estate located in Canada and the United Kingdom, countries which are experiencing demographic aging and expected increased demand for healthcare services similar to that of the United States.

Despite the trends noted herein, there is no guarantee that the demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will increase, and we, along with the tenants of our properties, face various risks that could negatively impact our operating results. These risks include additional costs associated with increased federal, state and local regulations regarding the healthcare industry, reductions in reimbursement from third party payors, including Medicare and Medicaid, increased government and private payor pressure on healthcare providers to control or reduce costs, changes in demand for and methods of delivering healthcare services, increased competition among healthcare providers, increased expense for uninsured patients, increased liability insurance expense, and increased scrutiny of billing, referral and other practices by federal and state authorities. These risks may adversely affect the economic performance of some or all of our healthcare-related tenants and, in turn, our lease revenues and our ability to pay distributions to you. For additional information regarding these risks, please see the “Risk Factors — Risks Related to the Healthcare Industry” section of this prospectus.

Joint Ventures
It is likely that we will enter into joint ventures, general partnerships and other arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of our advisor, for the purpose of acquiring real estate. Such joint ventures may be leveraged with debt financing or unleveraged. We may enter into joint ventures to further diversify our investments or to access investments which meet our investment criteria that would otherwise be unavailable to us. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our other properties. However, we will not participate in tenant in common syndications or transactions.
Joint ventures with unaffiliated third parties may be structured such that the investment made by us and the co-venturer are on substantially different terms and conditions. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. See the “Risk Factors — Risks Related to Joint Ventures” section of this prospectus.
We may only enter into joint ventures with other Griffin Capital programs, future American Healthcare Investors’ programs, affiliates of our advisor or any of our directors for the acquisition of properties if:

•	a majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on substantially the same terms and conditions.
We may invest in general partnerships or joint ventures with other Griffin Capital programs, future American Healthcare Investors programs or affiliates of our advisor to enable us to increase our equity participation in such venture as additional proceeds of this offering are received, so that ultimately we own a larger equity percentage of the property. Our entering into joint ventures with our advisor or any of its affiliates will result in certain conflicts of interest. See the “Conflicts of Interest — Joint Ventures with Affiliates of Our Advisor” section of this prospectus.
Real Estate-Related Investments
In addition to our acquisition of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, on an infrequent and opportunistic basis, we also may invest in real estate-related investments, including loans (mortgage, mezzanine, bridge and other loans) and securities investments (common and preferred stock of or other interests in public or private unaffiliated real estate companies, commercial mortgage-backed securities, and certain other securities, including collateralized debt obligations and foreign securities).
Investing In and Originating Loans
Our criteria for making or investing in loans will be substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85.0% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria; however, our policy generally will be that the aggregate amount of all mortgage loans outstanding on the property, including our loan, would not exceed 75.0% of the appraised value of the property. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.
We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor, any of our directors, one of our co-sponsors, or any of our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.
In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flows of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.
In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.
We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. We may purchase existing loans from affiliates, and we may make or invest in loans in which the borrower is an affiliate. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.
We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans, and we have not established a portfolio turnover policy with respect to such loans.
 Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.
Investing in Securities
We may invest in the following types of securities: (1) equity securities such as common stocks, preferred stocks and convertible preferred securities of public or private unaffiliated real estate companies (including other REITs, real estate operating companies and other real estate companies); (2) debt securities such as commercial mortgage-backed securities and debt securities issued by other unaffiliated real estate companies; and (3) certain other types of securities that may help us reach our diversification and other investment objectives. These other securities may include, but are not limited to, various types of collateralized debt obligations and certain non-U.S. dollar denominated securities.
Our advisor will have substantial discretion with respect to the selection of specific securities investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of securities investments to make, our advisor will adhere to a board-approved asset allocation framework consisting primarily of components such as (1) target mix of securities across a range of risk/reward characteristics, (2) exposure limits to individual securities and (3) exposure limits to securities subclasses (such as common equities, debt securities and foreign securities). Within this framework, our advisor will evaluate specific criteria for each prospective securities investment including:

•	positioning the overall portfolio to achieve an optimal mix of real estate and real estate-related investments;

•	diversification benefits relative to the rest of the securities assets within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macroeconomic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.
Commercial mortgage-backed securities are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Commercial mortgage-backed securities generally are pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They typically are issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received in the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. Commercial mortgage-backed securities are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade commercial mortgage-backed securities classes. However, we will not invest more than 10.0% of the offering proceeds available for investment in commercial mortgage-backed securities.
We will not invest more than 10.0% of the offering proceeds available for investment in equity securities of public or private real estate companies. The specific number and mix of securities in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing in our securities and the amount of proceeds we raise in this offering. We will not invest in securities of other issuers for the purpose of exercising control and the first or second mortgages in which we intend to invest will likely not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

Our Strategies and Policies With Respect to Borrowing
We use secured and unsecured debt as a means of providing additional funds for the acquisition of properties and real estate-related investments. Our ability to enhance our investment returns and to increase our diversification by acquiring assets using additional funds provided through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for the types of loans we seek. When interest rates are high or financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.
We generally anticipate that after an initial phase of operations when we may employ greater amounts of leverage, aggregate borrowings, both secured and unsecured, will not exceed 45.0% of the combined market value of all of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment.
Our board of directors will review our aggregate borrowings at least quarterly to ensure that such borrowings are reasonable in relation to our net assets. Our borrowing policies preclude us from borrowing in excess of 300% of our net assets, unless any excess in such borrowing is approved by a majority of our independent directors and is disclosed in our next quarterly report along with justification for such excess. Net assets for purposes of this calculation are defined as our total assets, other than intangibles, valued at cost before deducting depreciation, amortization, bad debt and other similar non-cash reserves, less total liabilities. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We are likely to exceed these leverage limitations during the period prior to the investment of all of the net proceeds from this offering and any subsequent offering of our common stock. We may also incur indebtedness to finance improvements to properties and, if necessary, for working capital needs or to meet the distribution requirements applicable to REITs under the federal income tax laws.
By operating on a leveraged basis, we will have more funds available for our investments. This will enable us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage will increase the risk of default on loan payments and the resulting foreclosure of a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flows resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.
Our charter restricts us from borrowing money from one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates unless such loan is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.
When incurring secured debt, we generally expect to incur recourse indebtedness, which means that the lenders’ rights upon our default generally will not be limited to foreclosure on the property that secured the obligation. If we incur mortgage indebtedness, we will endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages are likely to provide for one large payment and we may incur floating or adjustable rate financing when our board of directors determines it to be in our best interest.
Our board of directors controls our strategies with respect to borrowing and may change such strategies at any time without stockholder approval, subject to the maximum borrowing limit of 300% of our net assets described above.

Sale or Disposition of Assets
Our advisor and our board of directors will determine whether a particular property should be sold or otherwise disposed of after consideration of the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.
We intend to hold each property or real estate-related investment we acquire for an extended period. However, circumstances might arise which could result in a shortened holding period for certain investments. In general, the holding period for real estate-related investments other than real property is expected to be shorter than the holding period for real property assets. A property or real estate-related investment may be sold before the end of the expected holding period if:

•	diversification benefits exist associated with disposing of the investment and rebalancing our investment portfolio;

•	an opportunity arises to pursue a more attractive investment;

•	in the judgment of our advisor, the value of the investment might decline;

•	with respect to properties, a major tenant involuntarily liquidates or is in default under its lease;

•	the investment was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	an opportunity exists to enhance overall investment returns by raising capital through sale of the investment; or

•	in the judgment of our advisor, the sale of the investment is in our best interest.
The determination of whether a particular property or real estate-related investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward maximizing our investment objectives. We cannot assure you that this objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease(s) for such property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See the “Federal Income Tax Considerations — Failure to Maintain Qualification as a REIT” section of this prospectus. The terms of payment will be affected by custom in the area in which the investment being sold is located and the then-prevailing economic conditions.
Construction and Development Activities
From time to time, we may construct and develop real estate assets or render services in connection with these activities. We may be able to reduce overall purchase costs by constructing and developing property versus purchasing a finished property. Developing and constructing properties would, however, expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation. See the “Risk Factors — Risks Related to Investments in Real Estate” section of this prospectus for additional discussion of these risks. We will retain independent contractors to perform the actual construction work on tenant improvements, such as installing heating, ventilation and air conditioning systems.
Additionally, we may engage our advisor or its affiliates to provide development-related services for all or some of the properties that we acquire for development or refurbishment. In those cases, we will pay our advisor or its affiliates a development fee that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided. However, we will not pay a development fee to our advisor or its affiliates if our advisor or any of its affiliates elect to receive an acquisition fee based on the cost of such development. In the event that our advisor assists with planning and coordinating the construction of any tenant improvements or capital improvements, our advisor may be paid a construction management fee of up to 5.0% of the cost of such improvements.
We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements and tenant refurbishments in order to attract new tenants to lease vacated space.

Terms of Leases
The terms and conditions of any lease we enter into with our tenants may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will require the tenant to pay or reimburse us for some or all of the operating expenses of the building based on the tenant’s proportionate share of rentable space within the building. Operating expenses typically include, but are not limited to, real estate taxes, sales and use taxes, special assessments, utilities, insurance and building repairs, and other building operation and management costs. We will probably be responsible for the replacement of specific structural components of a property such as the roof of the building or the parking lot. We expect that many of our leases will have terms of five or more years, some of which may have renewal options.
 Investment Policies and Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock on a national securities exchange. Until our common stock is listed, we will not:

•
make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10.0% of our total assets (as used herein, “unimproved property” means any investment with the following characteristics: (a) an equity interest in real property which was not acquired for the purpose of producing rental or other operating income; (b) has no development or construction in process on such land; and (c) no development or construction on such land is planned to commence within one year);

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors, our advisor, one of our co-sponsors or any of their respective affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•
make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property, including our loan, would exceed an amount equal to 85.0% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria; however, our board of directors has adopted a policy more restrictive than our charter limitation that limits the aggregate amount of all mortgage loans outstanding on the property, including our loan, to 75.0% of the appraised value of the property;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor, one of our co-sponsors or any of our affiliates;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan);

•
issue debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•
issue options or warrants to purchase shares of our stock to our advisor, any of our directors, one of our co-sponsors or any of their respective affiliates except on the same terms, if any, as the options or warrants are sold to the general public; options or warrants may be issued to persons other than our directors, our advisor, our co-sponsors or any of their respective affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such options or warrants on the date of grant;

•	engage in investment activities that would cause us to be classified as an investment company under the Investment Company Act;

•
make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interest;

•	engage in securities trading or engage in the business of underwriting or the agency distribution of securities issued by other persons;

•
acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest and investments in entities having securities listed on a national securities exchange;

•	make investments in commercial mortgage-backed securities in excess of 10.0% of our total assets; or

•	make investments in equity securities of public or private real estate companies in excess of 10.0% of our total assets.
Review of Investment Policies
Our board of directors has established written policies on investments and borrowing. Our board of directors is responsible for monitoring the administrative procedures, investment operations and performance of our company and our advisor to ensure such policies are carried out. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of our stockholders. Each determination and the basis therefor is required to be set forth in the minutes of the applicable meetings of our directors. Implementation of our investment policies also may vary as new investment techniques are developed. Our investment policies may not be altered by our board of directors without the approval of our stockholders.
Issuing Securities for Property
Subject to limitations contained in our organizational and governance documents, we may issue, or cause to be issued, shares of our stock or limited partnership units in our operating partnership in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase such shares of our stock or limited partnership units in any such offering, and any such offering might cause a dilution of a stockholder’s initial investment.
In order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. In order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Such transactions are subject to the risks described in “Risk Factors — Risks Related to Our Business — We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.” Although we may enter into such transactions with other existing or future Griffin Capital programs, we do not currently intend to do so. If we were to enter into such a transaction with an entity managed by one of our co-sponsors or its affiliates, we would be subject to the risks described in the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus. We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us. Any such transaction would be subject to the restrictions and procedures described in the “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures” section of this prospectus.
Healthcare Regulatory Matters
The following discussion describes certain material federal healthcare laws and regulations that may affect our operations and those of our tenants. However, the discussion does not address state healthcare laws and regulations, except as otherwise indicated. These state laws and regulations, like the federal healthcare laws and regulations, could affect the operations of our tenants and, accordingly, our operations. Moreover, the discussion relating to reimbursement for healthcare services addresses matters that are subject to frequent review and revision by Congress and the agencies responsible for administering federal payment programs. Consequently, predicting future reimbursement trends or changes is inherently difficult.
Ownership and operation of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities are subject, directly and indirectly, to substantial federal, state and local government healthcare laws and regulations. Our tenants’ failure to comply with these laws and regulations could adversely affect their ability to successfully operate our properties. Physician investment in us or in our facilities also will be subject to such laws and regulations. Although we are not a healthcare provider or in a position to influence the referral of patients or ordering of services reimbursable by the federal government, to the extent that a healthcare provider leases space from us and, in turn, subleases space to physicians or other referral sources at less than a fair market value rental rate, the Anti-Kickback Statute and the Stark Law (both discussed below) could be implicated. Our leases will require the lessees to comply with all applicable laws, including healthcare laws. We intend for all of our business activities and operations to conform in all material respects with all applicable laws and regulations, including healthcare laws and regulations.
Healthcare Reform Measures.     On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Reconciliation Act, or collectively, the Healthcare Reform Law. The United States Supreme Court ultimately found that the Healthcare Reform Law’s Medicaid expansion requirement was unconstitutional.  Therefore, individual states may elect, in the state’s discretion, to (i) expand Medicaid eligibility requirements to any individual who has an income at or below 133% of the Federal Poverty Level, which would increase the number of individuals eligible for Medicaid benefits, or (ii) maintain previous requirements and decline to expand Medicaid eligibility within the state.  At this time, approximately 26 states have elected not to expand Medicaid eligibility.  Although the number of states expanding Medicaid may vary, without the expansion of Medicaid benefits in a state, there will be fewer individuals receiving insurance through the state and federal Medicaid benefit program and healthcare providers may continue to have a population of uninsured patients that will require treatment.  Healthcare providers that treat uninsured patients may receive no payment or lower reimbursement, which will impact our tenants’ ability to operate and pay rent.
The Healthcare Reform Law increases insurance accessibility by creating state insurance exchanges and expanding Medicaid eligibility. In addition, the Healthcare Reform Law mandates that individuals obtain health insurance or pay a penalty and also requires employers with more than fifty employees to offer health insurance or pay a penalty. This increases the number of individuals who will have access to healthcare insurance, which is intended to reduce the amount of losses hospitals and providers will incur to provide care to the community. The Healthcare Reform Law temporarily increases Medicare and Medicaid reimbursement payments to primary care physicians, while at the same time reducing reimbursement payments to certain hospitals which have been receiving a disproportionate share of reimbursements. In addition, in 2014, state insurance exchanges will be implemented which will provide a new mechanism for individuals to obtain insurance.  At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance.  Moreover, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange.  Therefore, it is possible that our tenants may incur a change in their reimbursement if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange.  Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly.  The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors.  Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
The Healthcare Reform Law also places significant restrictions on physician ownership in hospitals. Physicians that refer patients for Designated Health Services, as defined in the Stark Law (as defined below) payable by Medicare are restricted from investing in hospitals that did not have physician ownership prior to March 23, 2010. This change in law effectively restricts the establishment of new physician-owned hospitals. The Healthcare Reform Law also prevents increases in the total aggregate physician ownership or investment in such hospitals that had physician ownership prior to March 23, 2010. Further, existing hospitals owned by physicians may not expand their bed capacity or number of operating and procedure rooms without satisfying a narrow federal exception for high growth or high Medicaid facilities. The Healthcare Reform Law changes are scheduled to be implemented between 2010 and 2018. At this time, the effects of the Healthcare Reform Law on our properties are not yet known, and due to the lack of detail in the reimbursement rates and the insurance coverage, it is not possible to predict how the Healthcare Reform Law may impact the operations of our prospective tenants.
Anti-Kickback Statute.     The federal Anti-Kickback Statute (codified at 42 U.S.C. §1320a-7b(b)) prohibits, among other things, the offer, payment, solicitation or acceptance of remuneration directly or indirectly in return for referring an individual to a provider of services for which payment may be made in whole or in part under a federal healthcare program, including the Medicare or Medicaid programs. In finding a violation, the Patient Protection and Affordable Care Act (P.L. 111-148) specifies that, under federal Anti-Kickback Statute (42 U.S.C. §1320a-7b) and the federal healthcare fraud statute (18 U.S.C. §1347), prosecutors need not prove that a defendant had actual knowledge of the law or specific intent to violate the law. Violation of the Anti-Kickback Statute is a crime, punishable by fines of up to $25,000 per violation, five years imprisonment, or both. Violations may also result in civil sanctions, including civil penalties of up to $50,000 per violation, exclusion from participation in federal and state healthcare programs, including Medicare and Medicaid, and additional monetary penalties in amounts treble to the underlying remuneration. The Office of Inspector General of the Department of Health and Human Services, or OIG, has issued “Safe Harbor Regulations” that describe practices that will not be considered violations of the Anti-Kickback Statute. Nevertheless, the fact that a particular arrangement does not meet safe harbor requirements does not mean that the arrangement violates the Anti-Kickback Statute. Rather, the safe harbor regulations simply provide a manner where qualifying arrangements will not be prosecuted under the Anti-Kickback Statute. We intend to use commercially reasonable efforts to structure lease/operating arrangements involving facilities in which local physicians are investors and tenants so as to satisfy, or meet as closely as possible, safe harbor conditions. We cannot assure you, however, that we will meet all the conditions for the safe harbor.
Stark Law.     Any physicians investing in us or leasing from us could also be subject to the Ethics in Patient Referrals Act of 1989, or the Stark Law (codified at 42 U.S.C. §1395nn). Unless subject to an exception, the Stark Law prohibits a physician from making a referral to an “entity” furnishing “designated health services,” including, among other services, inpatient and outpatient hospital services, clinical laboratory services and radiology services, paid by Medicare if the physician or a member of his immediate family has a “financial relationship” with that entity. A reciprocal prohibition bars the entity from billing Medicare for any services furnished pursuant to a prohibited referral. Sanctions for violating the Stark Law include denial of payment, refunding amounts received for services provided pursuant to prohibited referrals, civil monetary penalties of up to $15,000 per prohibited service provided, and exclusion from the Medicare programs. The statute also provides for a penalty of up to $100,000 for a circumvention scheme. The Healthcare Reform Law provides for certain significant modifications to the Stark Law, including, among others, the new restrictions on physician ownership in hospitals discussed above and a requirement that the U.S. Department of Health and Human Services create and implement a new Stark Law self-referral disclosure protocol by late 2010. The self-referral disclosure protocol was released in September 2010 and revised in May 2011. The self-referral disclosure protocol allows healthcare entities to self-report Stark Act violations to the government, and based on the entities’ cooperation, the U.S. Department of Health and Human Services has the authority to reduce repayments and penalties for such violations.
There are exceptions to the self-referral prohibition for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements. There is also an exception for a physician’s ownership interest in an entire hospital, as opposed to an ownership interest in a hospital department. Unlike safe harbors under the Anti-Kickback Statute, an arrangement must comply with every requirement of a Stark Law exception or the arrangement is in violation of the Stark Law.
The Centers for Medicare and Medicaid Services, a federal agency within the U.S. Department of Health and Human Services, has issued multiple phases of final regulations implementing the Stark Law and continues to make changes to these regulations. While these regulations help clarify the exceptions to the Stark Law, it is unclear how the government will interpret many of these exceptions for enforcement purposes. Although our lease agreements will require lessees to comply with the Stark Law, we cannot offer assurance that the arrangements entered into by us and our facilities will be found to be in compliance with the Stark Law, as it ultimately may be implemented or interpreted.
The False Claims Act.     The federal False Claims Act prohibits the making or presenting of any false claim for payment to the federal government; it is the civil equivalent to federal criminal provisions prohibiting the submission of false claims to federally funded programs. Additionally, qui tam, or whistleblower, provisions of the federal False Claims Act allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Whistleblowers may collect a portion of the government’s recovery — an incentive which increases the frequency of such actions. A successful False Claims Act case may result in a penalty of three times actual damages, plus additional civil penalties payable to the government, plus reimbursement of the fees of counsel for the whistleblower. The Healthcare Reform Law provides for certain expansions of the False Claims Act, which could result in significant increases in the number of whistleblower lawsuits. Many states have enacted similar statutes preventing the presentation of a false claim to a state government, and we expect more to do so because the Social Security Act provides a financial incentive for states to enact statutes establishing state level liability.
The Civil Monetary Penalties Law.     The Civil Monetary Penalties law prohibits the knowing presentation of a claim for certain healthcare services that is false or fraudulent. The penalties include a monetary civil penalty of up to $10,000 for each item or service, $15,000 for each individual with respect to whom false or misleading information was given, as well as treble damages for the total amount of remuneration claimed.
HIPAA Administrative Simplification and Privacy Requirements.     The Health Insurance Portability and Accountability Act of 1996, as amended, or HIPAA, requires the use of uniform electronic data transmission standards for certain healthcare claims and payment transactions submitted or received electronically. Compliance with these regulations is mandatory for healthcare providers, including potential tenants of our facilities. HIPAA standards are intended to protect the privacy and security of individually identifiable health information. HIPAA also requires providers to address and implement administrative, physical and technical safeguards to protect the privacy and security of patient protected health information. The cost of compliance with these regulations is not expected to have a material adverse effect on our business, financial condition or results of operations.
American Recovery and Reinvestment Act of 2009.     The American Recovery and Reinvestment Act of 2009, or ARRA, and specifically Title XIII of ARRA, the Health Information and Technology for Economic and Clinical Health Act, or HITECH Act, expanded the reach of HIPAA and enhanced the privacy, security and confidentiality obligations of healthcare providers, including potential tenants of our facilities, to protect patient identifiable information known as protected health information, and on March 26, 2013, the final HIPAA Omnibus Rule became effective which finalizes the proposed regulations implementing the changes to HIPAA as defined by the HITECH Act, with the exception of patient’s accounting rights.  The HIPAA Omnibus Rule requires providers to be in compliance with the changes imposed by HITECH, the HIPAA Security Rule and the administrative requirements by September 23, 2013 and to update current business associate agreements by September 23, 2014.  If providers fail to comply with the HIPAA Omnibus Rule requirements, providers will be subject to fines and penalties that have increased from a maximum of $250,000 to up to $1.5 million for willful neglect violations.  In addition, the government has contracted with private auditors to audit and enforce the HIPAA obligations. As a result of the HITECH Act, potential tenants may incur additional costs to improve the tenant’s technology used or disclosed to protect patient protected health information in accordance with the guidance provided by the U.S. Department of Health and Human Services, which could have a negative impact on their financial condition. If any of our tenants fails to comply with the HIPAA or HITECH Act privacy and security obligations, such tenants could incur substantial fines and their personnel could face potential incarceration.
Licensure.     The tenants of the healthcare facilities in our portfolio are subject to extensive federal, state and local licensure, certification and inspection laws and regulations. Further, various licenses and permits are required to dispense narcotics, operate pharmacies, handle radioactive materials and operate equipment. Failure to comply with any of these laws could result in loss of licensure, certification or accreditation, denial of reimbursement, imposition of fines, suspension or decertification from federal and state healthcare programs.
EMTALA.     All of our healthcare facilities that provide emergency care through dedicated emergency departments or primarily for emergent conditions will be subject to the Emergency Medical Treatment and Active Labor Act, or EMTALA. This federal law requires such facilities to have a dedicated emergency department and to conduct an appropriate medical screening examination of every individual who presents to the hospital’s emergency room for treatment and, if the individual is suffering from an emergency medical condition, to either stabilize the condition or make an appropriate transfer of the individual to a facility able to handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of an individual’s ability to pay for treatment. There are severe penalties under EMTALA if a hospital fails to screen or appropriately stabilize or transfer an individual or if the hospital delays appropriate treatment in order to first inquire about the individual’s ability to pay. Penalties for violations of EMTALA include civil monetary penalties and exclusion from participation in the Medicare program. In addition, an injured individual, the individual’s family or a medical facility that suffers a financial loss as a direct result of a hospital’s violation of the law can bring a civil suit against the hospital.
Antitrust Laws.     The federal government and most states have enacted antitrust laws that prohibit certain types of conduct deemed to be anti-competitive. These laws prohibit price fixing, concerted refusal to deal, market monopolization, price discrimination, tying arrangements, acquisitions of competitors and other practices that have, or may have, an adverse effect on competition. Violations of federal or state antitrust laws can result in various sanctions, including criminal and civil penalties. Antitrust enforcement in the healthcare industry is currently a priority of the Federal Trade Commission. We intend to operate so that we and our tenants are in compliance with such federal and state laws, but future review by courts or regulatory authorities could result in a determination that could adversely affect the operations of our tenants and, consequently, our operations.
Healthcare Industry Investigations.     Significant media and public attention has focused in recent years on the healthcare industry. In addition, the funding within the ARRA is dedicated to funding additional federal enforcement activities related to healthcare providers and preventing fraud and abuse. The Healthcare Reform Law includes substantial funding toward fraud and abuse enforcement activities against providers. This funding may increase enforcement activities, including investigations, against potential tenants of our facilities. It is possible that governmental entities could initiate investigations or litigation in the future and that such matters could result in significant penalties, as well as adverse publicity. It is also possible that our executives could be included in governmental investigations or litigation or named as defendants in private litigation.
Other Regulatory and Legislative Developments.     Healthcare continues to attract intense legislative and public interest. Many states have enacted, or are considering enacting, measures designed to reduce their Medicaid expenditures and change private healthcare insurance, and states continue to face significant challenges in maintaining appropriate levels of Medicaid funding due to state budget shortfalls. In addition, the Healthcare Reform Law created the Centers for Medicare and Medicaid

Innovation, or CMI, which is designed to engage in demonstration projects and evaluate healthcare programs that will improve the quality of healthcare delivered at reduced costs. The CMI will initiate demonstration programs that change how providers are paid for their services and focus upon changes in patient behavior to reduce the costs of healthcare service delivery. If the demonstration programs satisfy the CMI’s goals, the program may be expanded to apply to larger populations. The payment reform initiated by CMI programs may reduce and/or impact the reimbursement to providers. Healthcare facility operating margins may continue to be under significant pressure due to the deterioration in pricing flexibility and payor mix, as well as increases in operating expenses that exceed increases in payments under the Medicare program. In addition, federal and state regulating bodies may adopt yet further prohibitions on the types of contractual arrangements between physicians and the healthcare providers to which they refer. More importantly, restrictions on admissions to inpatient rehabilitation facilities and long-term acute care hospitals may continue. We cannot predict whether any such proposals or initiatives will be adopted, or if adopted, whether the business of our prospective tenants, or our business, will be adversely impacted. In addition, the American Taxpayer Relief Act of 2012 modified the Medicare reimbursement for hospitals. This adjustment in reimbursement may adversely impact the financial resources for tenants that operate hospitals.
Investment Company Act Considerations

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding the 40% test. “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to primarily engage in the business of investing in real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. Among other things, we will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

We believe that neither we nor our operating partnership will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because neither of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, through our operating partnership, will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we and our operating partnership will be able to conduct our respective operations such that neither entity will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering period ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year after the offering period, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain.

Similarly, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.
Real Estate Acquisitions
Our advisor will continually evaluate various potential investments on our behalf and engage in discussions and negotiations with real property sellers, developers, brokers, lenders, investment managers and others regarding such potential investments. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific, significant property or make a material real estate-related investment, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property or real estate-related investment. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific, significant property or real estate-related investment, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending investment is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed investment cannot be relied upon as an assurance that we will ultimately consummate such investment or that the information provided concerning the proposed investment will not change between the date of the supplement and any actual purchase.

MANAGEMENT OF OUR COMPANY
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the overall management of our business and affairs. However, our board of directors has retained our advisor to manage our day-to-day operations and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval. Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors. This ratification by our board of directors is required by the NASAA Guidelines.
Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors, but that number may not be fewer than three. Our bylaws further provide that the number of our directors may not be more than 15. Our charter also provides that a majority of the directors must be independent directors except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor and that at least one of our independent directors must have at least three years of relevant real estate experience. An “independent director” is a person who is not an officer or employee of our co-sponsors, our advisor or any of its affiliates and has not otherwise been associated with such entities, directly or indirectly, within the previous two years.
Under the MGCL, each director is required to discharge his or her duties in good faith, in a manner reasonably believed to be in our best interest and with the care of an ordinarily prudent person in a like position under similar circumstances.
Directors are elected annually and serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There is no limit on the number of times a director may be elected to office. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
No member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares of our stock owned by members of our board of directors and their respective affiliates will not be included.
Responsibilities of Directors
The responsibilities of our board of directors include:

•
approving and overseeing our overall investment strategy, which will consist of elements such as: (1) allocation of percentages of capital to be invested in real estate and real estate-related investments; (2) allocation of percentages of capital to be invested in medical office properties and healthcare-related facilities; (3) diversification strategies; (4) investment selection criteria; and (5) investment disposition strategies;

•	approving all real estate acquisitions, developments and dispositions, including the financing of such acquisitions and developments;

•
approving specific discretionary limits and authority to be granted to our advisor in connection with the purchase and disposition of real estate-related investments that fit within the asset allocation framework;

•	approving and overseeing our debt financing strategy;

•	approving and monitoring the performance of our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	determining our distribution strategy and authorizing distributions from time to time;

•	approving amounts available for repurchases of shares of our common stock; and

•
approving a liquidity event, such as the listing of the shares of our common stock on a national securities exchange, the liquidation of our portfolio, our merger with another company or similar transaction providing liquidity to our stockholders.

Members of our board of directors will not be required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. Our directors will meet quarterly or more frequently if necessary in order to discharge their duties. Consequently, in the exercise of their responsibilities, the directors will heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and to approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. During the discussion of a proposed transaction, our independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.
Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.
In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction must approve all transactions with any of our directors, either of our co-sponsors, our advisor or any of their affiliates. Our independent directors also are responsible for reviewing the performance of our advisor and determining from time to time and at least annually that the compensation paid to our advisor, and the distributions that may be payable to our advisor pursuant to our advisor’s subordinated participation interest in our operating partnership, are reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. As a part of their review of our advisor’s compensation, our independent directors will consider factors such as:

•	the quality and extent of service and advice furnished by our advisor;

•	the amount of the fees and other compensation paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to comparable externally advised REITs and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

•	the performance of our investment portfolio; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients.
 Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they own or acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares of our common stock owned by our advisor and its affiliates will not be included.
Committees of the Board of Directors
Our board of directors has established an audit committee and may establish other committees it deems appropriate to address specific areas in more depth than may be possible at a full board meeting, provided that the majority of the members of each committee are independent directors.
Audit Committee.  We have established an audit committee which consists of both of our independent directors, Messrs. Greene and Sanders, with Mr. Greene serving as the chairman of the audit committee and audit committee financial expert. Our audit committee’s primary function will be to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. The audit committee will: (1) make recommendations to our board of directors concerning the engagement of an independent registered public accounting firm; (2) review the plans and results of the audit engagement with our independent registered public accounting firm; (3) approve audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (4) consult with our independent registered public accounting firm regarding the adequacy of our internal controls. We expect that pursuant to our audit committee charter, the audit committee will always be comprised solely of independent directors.
Acquisition Committee.  We currently do not have, but we may have in the future, an acquisition committee comprised of members of our board of directors to approve acquisitions that do not require approval by the full board of directors. Currently, each of our acquisitions must be approved by a majority of our board of directors, including a majority of our independent directors, as being fair and reasonable to our company and consistent with our investment objectives. Properties and real estate-related investments may be acquired from our co-sponsors, our advisor, our directors, and their respective affiliates, provided that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to our company and at a price to our company no greater than the cost of the property to such person, unless substantial justification exists for a price in excess of the cost to the affiliate and the excess is reasonable.
Compensation Committee.  We currently do not have, but we may have in the future, a compensation committee comprised of a minimum of three directors, including at least two independent directors, to establish compensation strategies and programs for our directors and executive officers. However, at a later date, the compensation committee may exercise all powers of our board of directors in connection with establishing and implementing compensation matters. Stock-based compensation plans will be administered by the board of directors if the members of the compensation committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended.
Nominating and Corporate Governance Committee.  We do not have a separate nominating and corporate governance committee. We believe that our board of directors is qualified to perform the functions typically delegated to a nominating and corporate governance committee and that the formation of a separate committee is not necessary at this time. Instead, the full board of directors performs functions similar to those which might otherwise normally be delegated to such a committee, including, among other things, developing a set of corporate governance principles, adopting a code of ethics, adopting objectives with respect to conflicts of interest, monitoring our compliance with corporate governance requirements of state and federal law, establishing criteria for prospective members of the board of directors, conducting candidate searches and interviews, overseeing and evaluating the board of directors and our management, evaluating from time to time the appropriate size and composition of the board of directors and recommending, as appropriate, increases, decreases and changes to the composition of the board of directors and formally proposing the slate of directors to be elected at each annual meeting of our stockholders.
Director Qualifications
We believe that our board of directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out their duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our board of directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.
In addition to the targeted skill areas as noted above, we endeavor to select members of our board of directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our board of directors, including:

•	Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;

•	Relationships — understanding how to interact with investors, accountants, attorneys, management companies, and communities in which we operate; and

•	Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.

Directors and Executive Officers
As of the date set forth below, our directors and our executive officers, their ages and their positions and offices are as follows:

Name	Age*	Position
Jeffrey T. Hanson	43	Chief Executive Officer and Chairman of the Board of Directors
Danny Prosky	48	President and Chief Operating Officer
Shannon K S Johnson	36	Chief Financial Officer
Mathieu B. Streiff	38	Executive Vice President, General Counsel
Stefan K.L. Oh	43	Senior Vice President — Acquisitions
Cora Lo	39	Secretary
Harold H. Greene	74	Independent Director
J. Grayson Sanders	73	Independent Director

*    As of February 26, 2014.
Jeffrey T. Hanson has served as our Chief Executive Officer and Chairman of the Board of Directors since January 2013. He is also one of the founders and owners of American Healthcare Investors, an investment management firm that serves as one of our co-sponsors and owns a majority interest in our advisor. Mr. Hanson has also served as Chief Executive Officer and Chairman of the Board of Directors of GA Healthcare REIT II since January 2009 and Executive Vice President of Griffin-American Healthcare REIT Sub-Advisor, LLC since January 2012. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC from June 2009 to November 2011. He also served as the President and Chief Investment Officer of Grubb & Ellis Realty Investors, LLC from January 2008 and November 2007, respectively, until November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. Grubb & Ellis Company and its subsidiaries, including Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Equity Advisors, LLC, filed for Chapter 11 bankruptcy protection on February 20, 2012. From 1997 to July 2006, prior to Grubb & Ellis’ merger with NNN Realty Advisors, Inc. in December 2007, Mr. Hanson served as Senior Vice President with Grubb & Ellis’ Institutional Investment Group in the firm’s Newport Beach office. While with that entity, he managed investment sale assignments throughout the Western U.S., with a significant focus on leading acquisitions and dispositions on healthcare-related properties, for major private and institutional clients. During that time, he also served as a member of the Grubb & Ellis President’s Counsel and Institutional Investment Group Board of Advisors. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.
Our board of directors selected Mr. Hanson to serve as a director because he is our Chief Executive Officer and has served in various executive roles with a focus on property management and property acquisitions. Mr. Hanson has profound insight into the development, marketing, finance, and operations aspects of our company. He has expansive knowledge of the real estate and healthcare industries and relationships with chief executives and other senior management at real estate and healthcare companies. Our board of directors believes that Mr. Hanson brings a unique and valuable perspective to our board of directors.
Danny Prosky has served as our President and Chief Operating Officer since January 2013 and served as our director from January 2013 to January 2014. He is also one of the founders and owners of American Healthcare Investors, which serves as one of our co-sponsors and owns a majority interest in our advisor. Mr. Prosky has also served as President and Chief Operating Officer of GA Healthcare REIT II since January 2009 and Executive Vice President of Griffin-American Healthcare REIT Sub-Advisor, LLC since January 2012. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, from January 2009 to November 2011 and as Executive Vice President and Secretary of GEEA Property Management from June 2011 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011, and was responsible for all medical property acquisitions, management and dispositions. Grubb & Ellis Company and its subsidiaries, including Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Equity Advisors, LLC, filed for Chapter 11 bankruptcy protection on February 20, 2012. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of

America, Inc.) from April 2008 to June 2009, having served as its Vice President – Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for Health Care Property Investors, Inc., a publicly traded healthcare REIT, where he served as the Assistant Vice President – Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President – Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.
Shannon K S Johnson has served as our Chief Financial Officer since January 2013. Ms. Johnson has also served as the Senior Vice President, Accounting and Finance of American Healthcare Investors since January 2012. Ms. Johnson has also served as Chief Financial Officer of GA Healthcare REIT II since January 2009. Ms. Johnson served as the Financial Reporting Manager for Grubb & Ellis Realty Investors from January 2006 to January 2012. Ms. Johnson served as Chief Financial Officer of Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.) and Grubb & Ellis Apartment REIT, Inc. (now known as Landmark Apartment Trust of America, Inc.) from August 2006 to March 2009 and from April 2006 to November 2010, respectively. From June 2002 to January 2006, Ms. Johnson gained public accounting and auditing experience while employed as an auditor with PricewaterhouseCoopers LLP, or PwC. Prior to joining PwC, from September 1999 to June 2002, Ms. Johnson worked as an auditor with Arthur Andersen LLP, where she worked on the audits of a variety of public and private entities. Ms. Johnson is a Certified Public Accountant in the State of California and received a B.A. degree in Business-Economics and a minor in Accounting from the University of California, Los Angeles, where she graduated summa cum laude.
Mathieu B. Streiff has served as our Executive Vice President, General Counsel since July 2013 and served as Executive Vice President from January 2013 to July 2013. He is also one of the founders and owners of American Healthcare Investors, which serves as one of our co-sponsors and owns a majority interest in our advisor. Mr. Streiff has also served as Executive Vice President, General Counsel of GA Healthcare REIT II since September 2013, having served as its Executive Vice President from January 2012 to September 2013. He has also served as Executive Vice President of Griffin-American Healthcare REIT Sub-Advisor, LLC since January 2012. Mr. Streiff served as General Counsel, Executive Vice President and Secretary of Grubb & Ellis Company from October 2010 to June 2011. Grubb & Ellis Company filed for Chapter 11 bankruptcy protection on February 20, 2012. Mr. Streiff joined Grubb & Ellis Realty Investors in March 2006 as the firm’s real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions. He was promoted to Chief Real Estate Counsel and Senior Vice President, Investment Operations in March 2009 and served in that position until October 2010. In this role, his responsibility was expanded to include the structuring and strategic management of the company’s securitized real estate investment platforms. From September 2002 until March 2006, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York. Mr. Streiff received a B.S. degree in Environmental Economics and Policy from the University of California, Berkeley and a J.D. degree from Columbia University Law School. He is a member of the New York State Bar Association.
Stefan K.L. Oh has served as our Senior Vice President — Acquisitions since January 2013. Mr. Oh has also served as the Senior Vice President, Acquisitions of American Healthcare Investors since January 2012. Mr. Oh has also served as Senior Vice President — Acquisitions of GA Healthcare REIT II since January 2009. Mr. Oh served as the Senior Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from January 2010 to January 2012, having served in the same capacity for Grubb & Ellis Realty Investors since June 2007, where he has been responsible for the acquisition and management of healthcare real estate. Prior to joining Grubb & Ellis Company, from August 1999 to June 2007, Mr. Oh worked for Health Care Property Investors, Inc., a healthcare-focused REIT, where he served as Director of Asset Management and later as Director of Acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP’s EYKL Real Estate Group in Los Angeles, California. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in the State of California (inactive).
Cora Lo has served as our Secretary since January 2013. Ms. Lo has also served as the Senior Vice President, Securities Counsel of American Healthcare Investors since January 2012. Ms. Lo has also served as Secretary of GA Healthcare REIT II since November 2010, having previously served as its Assistant Secretary since March 2009. Ms. Lo served as Senior Corporate Counsel for Grubb & Ellis Company from December 2007 to January 2012, having served as Senior Corporate Counsel and Securities Counsel for Grubb & Ellis Realty Investors since January 2007 and December 2005, respectively. She also served as the Assistant Secretary of Grubb & Ellis Apartment REIT, Inc. (now known as Landmark Apartment Trust of America, Inc.) from June 2008 to November 2010. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company. Prior to 2002, Ms. Lo practiced as a private attorney specializing in corporate and securities law. Ms. Lo also interned at the SEC, Division of Enforcement in 1998. Ms. Lo received a B.A. degree in Political Science from the University of California, Los Angeles and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

Harold H. Greene has served as one of our independent directors since February 2014. Mr. Greene has also served as a director and audit committee member of Paladin Realty Income Properties, Inc., a non-traded publicly registered real estate investment trust, since February 2004. Mr. Greene is a retired Managing Director of Commercial Real Estate for Bank of America, where he had the responsibility for lending to commercial real estate developers in California, from 1998 to June 2001. Prior to joining Bank of America, Mr. Greene served from 1990 to 1998 as an Executive Vice President with Seafirst Bank, where he was responsible for real estate lending for the Northwest and for managing a real estate portfolio comprised of approximately $2 billion in assets. Mr. Greene served as a director and audit committee chairman of NNN Realty Advisors, Inc., a commercial real estate asset management and services firm, from November 2006 to December 2007 and as a director and audit committee member of Grubb & Ellis Company, a commercial real estate services and investment company, from December 2007 to December 2009. Mr. Greene was also previously a director and audit committee chairman of William Lyon Homes, a builder of new luxury and single family home communities in California, Nevada and Arizona, from 2005 to 2011. Mr. Greene received a B.A. degree from UCLA in Political Science. Mr. Greene has also studied at the Northwestern University Mortgage Banking School, the Southwest Graduate School of Banking at Southern Methodist University and the UCLA Director Training and Certification Program.
Our board of directors selected Mr. Greene to serve as a director in part due to his financial expertise, particularly in the real estate industry. Our board of directors believes that his experience in finance and banking, as well as his previous service on the board of directors of a REIT and other companies in the commercial real estate industry, will bring value to us, particularly in his role as the audit committee chairman and audit committee financial expert. With his extensive background in finance and real estate operations, Mr. Greene brings valuable business skills to our board of directors.
J. Grayson Sanders has served as one of our independent directors since February 2014. Mr. Sanders has also served as the Co-Founder, President and Chief Investment Officer of PREDEX Capital Management, a registered investment adviser, since March 2013. Mr. Sanders has also served as the Co-Founder and Chief Executive Officer of Mission Realty Advisors, the majority owner of PREDEX Capital Management and provider of advisory and equity capital raising services to institutional quality real estate operators, since February 2011. From March 2009 to March 2010, Mr. Sanders served as Chief Executive Officer of Steadfast Capital Markets Group where he managed the development and registration of Steadfast Income REIT, a non-traded REIT, and oversaw the development of that company’s FINRA managing broker-dealer. From November 2004 to March 2009, Mr. Sanders served as President of CNL Fund Advisors Company in Orlando, where he created and managed a global REIT mutual fund, and served as President of CNL Capital Markets which focused on wholesale distribution of non-traded REITs and private placements plus ongoing servicing of thousands of investors. Prior to joining CNL, Mr. Sanders served from 2000 to 2004 as a Managing Director with AIG Global Real Estate Investment Corp. in New York, where he managed product development and capital formation for several international real estate funds for large institutional investors investing in Europe, Asia and Mexico. Previously, from 1997 to 2000, Mr. Sanders was the Executive Managing Director for CB Richard Ellis Investors where he was involved in product development and placement with institutional investors. From 1991 to 1996, Mr. Sanders served as the Director of Real Estate Investments for Ameritech Pension Trust. Mr. Sanders has also previously served on the board of directors of both the Pension Real Estate Association and the National Association of Real Estate Investment Trusts where he was Co-Chairman of its Institutional Investor Committee. He has also served on the board of directors of several non-profits. Mr. Sanders has been a frequent speaker at trade association events and other forums over his entire career and holds FINRA series 7, 24 and 63 licenses. Mr. Sanders received a B.A. in History from the University of Virginia and an M.B.A. from Stanford Business School where he was President of the Alumni Association in 1984. He attended Officer Candidate School and served for over four years in the Navy, attaining the rank of Lieutenant.

Our board of directors selected Mr. Sanders to serve as a director due to his 41 years of experience in real estate investment management as well as his broad scope of experience that includes many years of experience with both traded REITs and private funds and matching investment fund structures with appropriate channels of distribution. Mr. Sanders’ vast real estate experience in multiple property types throughout North America, in addition to Europe and Asia, also enhances his ability to contribute insight on achieving our investment objectives. Our board of directors believes that this experience will bring valuable knowledge and insight to our company.
Each of our directors and executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person pursuant to which he or she was selected as a director or executive officer.
Other Key Officers
Information regarding our other key officer is set forth below. We are not aware of any family relationship among any of our directors, executive officers or other key officer. Our other key officer has stated that there is no arrangement or understanding of any kind between him and any other person relating to his appointment as an officer.

Christopher D. Rooney, age 32, has served as our Vice President of Asset Management since January 2014. Mr. Rooney has also served as Senior Vice President of Asset Management for our co-sponsor, American Healthcare Investors, since January 2012 and Vice President of Asset Management of GA Healthcare REIT II since June 2012. Mr. Rooney previously served as Vice President of Asset Management for the investment management subsidiary of Grubb & Ellis Company from August 2007 to January 2012, where he oversaw portfolios exceeding more than $1 billion on behalf of various private and public real estate investment programs. Mr. Rooney possesses extensive asset management experience spanning our four core clinical classes of healthcare real estate: medical office buildings, hospitals, skilled nursing facilities and senior housing. Mr. Rooney received B.S. degrees in Finance and Real Estate, with Minors in Urban Planning, Economics and Music, from Arizona State University.
Compensation of Directors and Officers
Executive Compensation
We have no employees. Our day-to-day management functions will be performed by principals or employees of our advisor and its affiliates. The individuals who serve as our executive officers or other key officer do not receive compensation directly from us for services rendered to us, and we do not currently intend to pay any compensation directly to our executive officers or other key officer. As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers or other key officer.
Each of our executive officers and other key officers is a principal of or employed by our advisor or its affiliates, and is compensated by these entities for their services to us. We will pay these entities fees and reimburse expenses pursuant to the advisory agreement between us, our advisor and our operating partnership.
Director Compensation

Pursuant to the terms of our director compensation program, contained in our 2013 Independent Directors Compensation Plan, a sub-plan of our 2013 Incentive Plan, after the initial release from escrow of the minimum offering amount, our independent directors will receive the following forms of compensation:

•
Annual Retainer. Our independent directors will receive an aggregate annual retainer of $36,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as an independent director. The chairman of the audit committee will receive an additional aggregate annual retainer of $5,000, which is paid on a quarterly basis at the commencement of each quarter for which an individual serves as the chairman of the audit committee.

•
Meeting Fees. Our independent directors will receive $1,500 for each board of directors meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone, which is paid monthly in arrears. The chairman of each committee, other than the audit committee chairman, also may receive additional compensation. If a board of directors meeting is held on the same day as a committee meeting, an additional fee will not be paid for attending the committee meeting.

•
Equity Compensation. In connection with their initial election to our board of directors, each independent director will receive 5,000 shares of restricted common stock pursuant to the 2013 plan, and an additional 2,500 shares of restricted common stock pursuant to the 2013 plan in connection with his or her subsequent election each year, provided that such person is an independent director as of the date of his or her re-election and continually served as an independent director during such period. The restricted shares vest as to 20.0% of the shares on the date of grant and on each anniversary thereafter over four years from the date of grant.

•
Other Compensation. We will reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings, including committee meetings, of our board of directors. Such reimbursement is paid monthly. Our independent directors do not receive other benefits from us.

Our non-independent directors do not receive any compensation from us.
The 2013 plan provides for the granting of awards to participants in the following forms to those independent directors, employees, and consultants selected by the plan administrator for participation in the 2013 plan:

•	options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the U.S. tax code;

•	stock appreciation rights, which give the holder the right to receive the difference between the fair market value per share on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•
restricted stock, which is subject to restrictions on transferability and other restrictions set by our board of directors or a committee of our independent directors that will administer the 2013 plan;

•	restricted stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, in the future;

•	deferred stock units, which give the holder the right to receive shares of stock, or the equivalent value in cash or other property, at a future time;

•	dividend equivalents, which entitle the participant to payments equal to any dividends paid on the shares of stock underlying an award; and/or

•	other stock based awards in the discretion of the plan administrator, including unrestricted stock grants.
Any such awards will provide for exercise prices, where applicable, that are not less than the fair market value of our common stock on the date of the grant. Any shares of stock issued pursuant to the 2013 plan will be subject to the ownership limits contained in our charter.
Our board of directors or a committee of our independent directors will administer the 2013 plan, with sole authority to select participants, determine the types of awards to be granted and all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted pursuant to the 2013 plan if the grant, vesting and/or exercise of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter.
The maximum number of shares of our common stock that may be issued pursuant to the 2013 plan will be 2,000,000. In the event of a nonreciprocal corporate transaction that causes the per-share value of our common stock to change, such as a stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend, the share authorization limits of the 2013 plan will be adjusted proportionately.
Unless otherwise provided in an award certificate, upon the death or disability of a participant, or upon a change in control, all of such participant’s outstanding awards pursuant to the 2013 plan will become fully vested. The 2013 plan will automatically expire on the tenth anniversary of the date on which it was adopted, unless extended or earlier terminated by the board of directors. The board of directors may terminate the 2013 plan at any time, but such termination will have no adverse impact on any award that is outstanding at the time of such termination. The board of directors may amend the 2013 plan at any time, but any amendment would be subject to stockholder approval if, in the reasonable judgment of the board of directors, stockholder approval would be required by any law, regulation or rule applicable to the 2013 plan. No termination or amendment of the 2013 plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. The board of directors may amend or terminate outstanding awards, but those amendments may require consent of the participant and, unless approved by the stockholders or otherwise permitted by the antidilution provisions of the 2013 plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Limited Liability and Indemnification of Directors, Officers and Others
Our organizational documents generally limit the personal liability of our stockholders, directors and officers for monetary damages and require us to indemnify and advance expenses to our directors, officers and other agents subject to the limitations of the NASAA Guidelines and Maryland law. Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. To the extent that our board of directors determines that non-mandatory provisions of the MGCL applicable to us conflict with the provisions related to indemnifying and holding harmless our directors, our advisor and its affiliates set forth in the NASAA Guidelines and our charter, the provisions of the NASAA Guidelines and our charter will control. The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
In addition to the above limitations of the MGCL, and as set forth in the NASAA Guidelines, our charter provides that our directors, our advisor and its affiliates may be indemnified for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.
In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our charter also provides that we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our advisor and its affiliates in advance of final disposition of a proceeding only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•
the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•
the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she did not comply with the requisite standard of conduct and is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of his or her service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter. We also maintain a directors and officers insurance policy.
The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, this provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates or any person acting as a broker-dealer on our behalf, including our dealer manager, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered or sold as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors and officers and other persons we may designate against damages and other liabilities in our capacity as general partner.
Our Co-Sponsors
American Healthcare Investors
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. The company was founded and is majority owned by Jeffrey T. Hanson, our Chief Executive Officer, Chairman of our Board of Directors; Danny Prosky, our President and Chief Operating Officer; and Mathieu B. Streiff, our Executive Vice President, General Counsel. Nationally recognized real estate executives, Messrs. Hanson, Prosky and Streiff have directly overseen in excess of $18.0 billion in combined acquisition and disposition transactions, more than $8.0 billion of which has been healthcare-related.
In addition to this offering, since January 7, 2012, American Healthcare Investors has also co-sponsored with Griffin Capital one other real estate program, GA Healthcare REIT II. GA Healthcare REIT II is the only other real estate program sponsored by American Healthcare Investors. GA Healthcare REIT II, a publicly registered, non-traded real estate investment trust formed in January 2009, has investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. Since American Healthcare Investors and Griffin Capital began to serve as GA Healthcare REIT II’s co-sponsors, GA Healthcare REIT II had completed 47 acquisitions, comprising 225 buildings, 107 of which are medical office buildings and 118 of which are healthcare-related facilities, totaling an aggregate of approximately 8.7 million square feet of GLA, for an aggregate purchase price of $2.39 billion, as of February 26, 2014. Additionally, as of the termination date of its follow-on public offering on October 30, 2013, GA Healthcare REIT II had issued approximately 232.2 million total shares of its common stock, excluding shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $2.35 billion in its public offerings, since American Healthcare Investors and Griffin Capital began to serve as the co-sponsors.
The following table sets forth information with respect to the principals of American Healthcare Investors:

Name	Age*	Position
Jeffrey T. Hanson	43	Principal
Danny Prosky	48	Principal
Mathieu B. Streiff	38	Principal

*    As of February 26, 2014.
For biographical information regarding Messrs. Hanson, Prosky and Streiff, see “— Directors and Executive Officers” above.

Griffin Capital
Griffin Capital is a privately-owned real estate company formed in 1995 which sponsors real estate investment vehicles and manages institutional capital. Led by senior executives, each with more than two decades of real estate experience who have collectively closed more than 650 transactions representing over $16.0 billion in transaction value, Griffin Capital has acquired or constructed over 26.0 million square feet of space since its formation in 1995, and as of December 31, 2013, owns, manages, sponsors and/or co-sponsors a portfolio of more than 24.2 million square feet located in 32 states, representing more than $4.5 billion in asset value, including GA Healthcare REIT II.
Griffin Capital is also the sponsor of GC REIT, a publicly registered non-traded REIT with similar investment goals to ours, including acquiring and operating commercial properties; providing stable cash flow; preserving and protecting capital; and capital appreciation on the ultimate sale of properties. One difference in investment goals between us and GC REIT is the focus on a particular type of commercial property. While our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, GC REIT focuses on single tenant net lease office and industrial properties diversified by corporate credit, physical geography, product type and lease duration. In November 2009, GC REIT commenced its initial public offering of up to a maximum of 82.5 million shares of common stock. As of December 31, 2013, GC REIT had issued approximately 49.7 million total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $504.5 million in its public offerings. GC REIT also raised approximately $2.4 million through the issuance of 0.3 million shares in a private offering prior to the commencement of its public offering.
Griffin Capital has also sponsored 21 privately-offered programs. These offerings have included eight single tenant real estate tenant-in-common offerings, one hotel asset tenant-in-common offering, eight multi-tenant asset real estate tenant-in-common offerings and four Delaware Statutory Trusts, one consisting of a nine property restaurant portfolio, one consisting of an apartment community, one consisting of a single tenant occupied manufacturing facility and one consisting of a single tenant office building. Investors in these offerings (other than the Delaware Statutory Trust offerings) acquired an undivided interest in the offered property. From 2004 to 2013, these 21 privately-offered programs raised approximately $309.5 million of gross offering proceeds from approximately 637 investors. With a combination of debt and offering proceeds, these same programs invested approximately $865.0 million in 33 properties.
Some of the privately-offered programs sponsored by Griffin Capital have experienced tenant vacancies due to bankruptcies and mergers or lease expirations through the course of the economic recession, which has resulted in four property foreclosures and caused other properties to perform below expectations. As a result, Griffin Capital determined to preserve capital and suspended or reduced distributions for most of the remaining programs that are not single tenant property offerings. In addition, Griffin Capital has defaulted on loans with respect to certain properties in order to commence workout negotiations. For many of these properties, vacancies and operational performance have necessitated loan modifications in an effort to build adequate cash reserves to re-lease and stabilize the properties and to reduce debt loads to a manageable level. Griffin Capital has completed workout negotiations and in certain instances the negotiations were not successful, resulting in foreclosure of the property by the lender. Griffin Capital does not believe that any of these potential impairments will have a material impact on the business of Griffin Capital.
The following table sets forth information with respect to the executive officers and other key personnel of Griffin Capital:

Name	Age*	Position
Kevin A. Shields	55	Chairman and Chief Executive Officer
David C. Rupert	56	President
Joseph E. Miller	50	Chief Financial Officer
Mary P. Higgins	54	Vice President, General Counsel and Secretary
Michael J. Escalante	53	Chief Investment Officer

*    As of February 26, 2014.
Kevin A. Shields has served as the Chairman of the Board of Directors of Griffin Capital since its formation in 1995 and has served as its Chief Executive Officer since September 2010, after serving as its President from 1995 to September 2010. Mr. Shields has served as an executive officer and the Chairman of the Board of Directors of GC REIT since the company’s formation in August 2008. He currently serves as the Chief Executive Officer and Chairman of the Board of Directors of GC REIT. Additionally, Mr. Shields is the Chairman and sole stockholder of Griffin Securities. Since November 2011, Mr. Shields has also served as the Chief Executive Officer of Griffin-American Healthcare REIT Advisor, LLC. Before founding Griffin

Capital, from 1993 to 1994, Mr. Shields was a Senior Vice President and head of the structured real estate finance group at Jefferies & Company, Inc., a Los Angeles-based investment bank. During his tenure at Jefferies, Mr. Shields focused on originating structured lease bond product. From 1992 to 1993, Mr. Shields was the President and Principal of Terrarius Incorporated, a firm engaged in the restructuring of real estate debt and equity on behalf of financial institutions, corporations, partnerships and developers. Prior to founding Terrarius, from 1986 to 1992, Mr. Shields served as a Vice President in the real estate finance department of Salomon Brothers Inc. in both New York and Los Angeles. During his tenure at Salomon Brothers, Mr. Shields initiated, negotiated, drafted and closed engagement, purchase and sale and finance agreements. Mr. Shields holds a J.D. degree, an MBA, and a B.S. degree in finance and real estate from the University of California at Berkeley. Mr. Shields is a Registered Securities Principal of Griffin Securities, and holds Series 7, 63, 24 and 27 licenses, and is also a licensed California Real Estate Broker.
Our board of directors intends to invite Mr. Shields to attend, in a nonvoting observer capacity, meetings of the board of directors for the sole purpose of permitting Mr. Shields and his affiliates, Griffin Capital and Griffin Securities, to have current information with respect to the affairs of our company and the actions taken by our board of directors.
 David C. Rupert has served as the President of Griffin Capital since September 2010. Mr. Rupert’s 30 years of commercial real estate and finance experience includes over $4 billion of transactions executed on four continents: North America, Europe, Asia and Australia. Since November 2011, Mr. Rupert has also served as the President of Griffin-American Healthcare REIT Advisor, LLC. From 2000 to 2008, Mr. Rupert served as Griffin Capital’s Chief Operating Officer. In 2008, Mr. Rupert left to build two entrepreneurial real estate ventures, (i) an opportunistic hotel fund in partnership with The Olympia Companies, a hotel owner-operator with more than 800 employees, headquartered in Portland, Maine, and (ii) a development company focused on extended stay hotels and multifamily residential projects in Eastern Europe, before returning to Griffin Capital as President in September 2010. Since July 2012, Mr. Rupert has also served as the President of GC REIT. From 1999-2000, Mr. Rupert served as President of CB5, a real estate and restaurant development company that worked closely with the W Hotel division of Starwood Hotels. From 1997-1998 Mr. Rupert provided consulting services in the U.S. and UK to Lowe Enterprises, a Los Angeles-headquartered institutional real estate management firm. From 1986-1996, Mr. Rupert was employed at Salomon Brothers in New York, London, Sydney and Tokyo, where he served in various capacities, including the head of REIT underwriting, and provided advice, raised debt and equity capital and provided brokerage and other services for leading public and private real estate institutions and entrepreneurs. Since 1984, Mr. Rupert has served on the Real Estate Advisory Board to Cornell University’s Endowment, and in August 2010 Mr. Rupert was appointed Co-Chairman of this Board. For more than 15 years, Mr. Rupert has lectured in graduate-level real estate and real estate finance courses in Cornell’s masters-level Program in Real Estate, where he is a founding Board Member. Mr. Rupert is also a founding Board member of the Harvard Business School Real Estate Alumni Association. Mr. Rupert received his B.A. degree from Cornell in 1979 and his MBA from Harvard in 1986.
Joseph E. Miller has served as the Chief Financial Officer of Griffin Capital since February 2007. Mr Miller has also served as the Chief Financial Officer and Treasurer of GC REIT since its formation in August 2008 and Chief Financial Officer of Griffin Capital Essential Asset Advisor, LLC. Mr. Miller is responsible for all of Griffin Capital’s and Griffin Capital Essential Asset Advisor, LLC’s accounting, finance, information technology systems and human resources functions. Since November 2011, Mr. Miller has also served as the Chief Financial Officer of Griffin-American Healthcare REIT Advisor, LLC. Mr. Miller has more than 20 years of real estate experience in public accounting and real estate investment firms. Prior to joining Griffin Capital, from 2001 to January 2007, Mr. Miller served as the Vice President and Corporate Controller, and later the Senior Vice President of Business Operations, for PS Business Parks, a publicly-traded REIT. At PS Business Parks, Mr. Miller was initially responsible for SEC filings, property-level accounting, and all financial reporting. Upon assuming the role of Senior Vice President of Business Operations, Mr. Miller was responsible for the financial operations of the real estate portfolio, policies and procedures of the organization, and information technology systems. From 1997 to 2001, Mr. Miller was the Corporate Controller for Maguire Properties, formerly Maguire Partners, where he was responsible for the accounting operations, treasury functions, and information technology systems. Before joining Maguire, from 1994 to 1997, Mr. Miller was an audit manager with Ernst & Young LLP where he was responsible for attestation engagements for financial services and real estate companies, and he also worked on initial public offering teams for real estate investment companies going public. Mr. Miller also worked with KPMG, where he became a certified public accountant. Mr. Miller received a B.S. in Business Administration, Accounting from California State University and an MBA from the University of Southern California.
Mary P. Higgins has served as the Vice President, General Counsel and Secretary of Griffin Capital since May 2006. Ms. Higgins has also been Vice President, General Counsel and Secretary of GC REIT since its formation in August 2008. Ms. Higgins is also the Vice President, General Counsel and Secretary of Griffin Capital Essential Asset Advisor, LLC. Since November 2011, Ms. Higgins has also served as the Vice President, General Counsel and Secretary of Griffin-American Healthcare REIT Advisor, LLC. Prior to joining Griffin Capital in August 2004, Ms. Higgins was a partner at the law firm of Wildman, Harrold, Allen & Dixon LLP in Chicago, Illinois. Ms. Higgins has been Griffin Capital’s primary real estate transaction counsel for more than 10 years and has worked together with Griffin Capital’s principals on nearly all of their acquisition, due diligence, leasing, financing and disposition activities during that time period. Ms. Higgins has over 20 years of experience representing both public and private real estate owners, tenants and investors in commercial real estate matters, including development, leasing, acquisitions, dispositions, and securitized and non-securitized financings. Representative transactions include sales and dispositions of regional malls, including some of the premier regional malls in the nation; sale of a golf course in an UPREIT structure; a $38 million credit tenant loan transaction; acquisition of various Florida office properties for a $150 million office property equity fund; representation of the ground lessor in a subordinated development ground lease and a $350 million property roll up. Ms. Higgins additionally has extensive commercial leasing experience. Ms. Higgins is the author of the chapter entitled “Due Diligence on Commercial Leases” in the Real Estate Transactions volume published by the Illinois Institute for Continuing Legal Education, and she is active in many civic organizations. Ms. Higgins earned her undergraduate degree in Law Firm Administration from Mallinckrodt College (now part of Loyola University) and her J.D. degree from DePaul University College of Law, both of which are located in Illinois.
Michael J. Escalante has served as Chief Investment Officer of Griffin Capital since June 2006, where he is responsible for overseeing all acquisition and disposition activities. Mr. Escalante has served as Vice President and Chief Investment Officer of GC REIT since the company’s formation in August 2008. Since November 2011, Mr. Escalante has also served as the Chief Investment Officer of Griffin-American Healthcare REIT Advisor, LLC. With more than 25 years of real estate-related investment experience, he has been responsible for completing in excess of $4.5 billion of commercial real estate transactions, primarily throughout the western United States. Prior to joining Griffin Capital in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., one of the largest publicly-traded U.S. office REITs, with his final position being Executive Vice President – Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the western United States, which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the REIT’s western U.S. regional director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international investment advisor. Mr. Escalante holds an MBA from the University of California at Los Angeles, and a B.S. in commerce from the University of Santa Clara, which is located in California. Mr. Escalante is a full member of ULI and active in many civic organizations.
Our Advisor
We will rely on our advisor, Griffin-American Advisor, an entity jointly owned by American Healthcare Investors and Griffin Capital, to manage our day-to-day activities and to implement our investment strategy. American Healthcare Investors is the managing member and owns 75.0% of our advisor. We and our advisor are parties to the advisory agreement, pursuant to which our advisor will perform its duties and responsibilities as our fiduciary.
Pursuant to the advisory agreement, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following duties pursuant to the terms of the advisory agreement:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•
research, identify, review and recommend to our board of directors for approval of real estate and real estate-related acquisitions and dispositions consistent with our investment policies and objectives;

•	structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of real properties will be made;

•	actively oversee and manage our real estate and real estate-related investment portfolio for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our assets; and

•
recommend to our board of directors when appropriate various transactions which would provide liquidity to our stockholders (such as listing the shares of our common stock on a national securities exchange, liquidating our portfolio, or the sale or merger of our company).

The above summary is provided to illustrate the material functions for which our advisor is responsible and it is not intended to include all of the services that may be provided to us by our advisor or third parties.
Investment Committee
Our advisor has established an investment committee to review all advisory recommendations relating to the purchase or sale of investments made by our advisor to our board of directors. A majority of all members of the investment committee must approve the recommendations of the advisor before such recommendations are provided to our board of directors for approval. The investment committee is comprised of five persons, two of which are designated by our advisor and three of which are designated by American Healthcare Investors. Our advisor has initially designated Messrs. Shields and Escalante as members of the investment committee, and American Healthcare Investors has initially designated Messrs. Hanson, Prosky and Streiff as members of the investment committee. Members of our investment committee are not separately compensated for their service as members of the investment committee, nor are members of our investment committee reimbursed for their expenses associated with the investment committee.
The Advisory Agreement
The advisory agreement with our advisor has a one-year term. The advisory agreement may be renewed for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated without cause or penalty by us (upon approval of a majority of our independent directors) or our advisor, subject to a 60-day transition period with respect to certain provisions of the advisory agreement. Our advisor will delegate all advisory services and compensation therefor to our advisor.
If our board of directors were to select a successor advisor, the board of directors must determine that the successor advisor possesses sufficient qualifications to perform the advisory services. Our board of directors would also be required to determine the compensation that we will pay to any successor advisor is reasonable in relation to the nature and quality of the services to be performed for us and is within the limits prescribed in our charter.
Our advisor and its affiliates expect to continue to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor’s key personnel must devote sufficient resources to management of our operations to permit our advisor to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon approval of our board of directors, including a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity, in which case the successor entity shall be bound by the terms of the advisory agreement.
Our advisor may not make any real property acquisitions, developments or dispositions, including real property portfolio acquisitions, developments and dispositions, without the prior approval of the majority of our board of directors. The actual terms and conditions of transactions involving investments in real estate shall be determined by our advisor, subject to the approval of our board of directors.
We will reimburse our advisor for all of the costs it incurs in connection with the services provided to us under the advisory agreement, including, but not limited to:

•
other organizational and offering expenses, which consist of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including, but not limited to, amounts to reimburse our advisor for direct expenses of its employees, employees of its affiliates (other than of Griffin Capital and its employees and dual-employees) while engaged in registering and marketing the shares of our common stock to be sold in this offering, which shall include, but not be limited to, development of sales literature and presentations, participating in due diligence meetings and coordinating generally the marketing process for this offering. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expense reimbursement will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor or its affiliates up to 2.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Our advisor and its affiliates will be responsible for the payment of our cumulative organizational and offering expenses, other than the selling commissions and the dealer manager fee, to the extent they exceed 2.0% of the aggregate gross proceeds from the sale of shares of our common stock sold pursuant to the primary offering without recourse against or reimbursement by us;

•
the actual cost of goods and services used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of our properties and other investments;

•
administrative services expenses, including without limitation personnel costs; provided however, that no reimbursement shall be made for personnel costs to the extent that such personnel perform services in transactions including asset management services, for which our advisor receives a separate fee; and

•
acquisition fees and expenses, including any development fees and construction management fees paid to our advisor or affiliates of our advisor, and real estate commissions paid to third parties, which will be reasonable and will not exceed, in the aggregate, 6.0% of the contract purchase price of the property or real estate-related investment, or in the case of a loan, 6.0% of the funds advanced unless fees in excess of such limits are approved by a majority of our disinterested directors and a majority of our independent disinterested directors and the transaction is determined to be commercially competitive, fair and reasonable to us; acquisition expenses are defined to include actual expenses related to the selection and acquisition of properties and real estate-related investments, whether or not acquired.

Although there is no specific limit as to the amount of the administrative services that our advisor or its affiliates may provide to us, such as accounting and finance, internal audit, investor relations and legal services, we reimburse our advisor and its affiliates for these services at cost and they may not be reimbursed for services for which they otherwise receive a fee under the advisory agreement. In addition, the cost of these administrative services will be included in our operating expenses and therefore is subject to the reimbursement limitations described below. We will not reimburse our advisor at the end of any fiscal quarter operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of (1) 2.0% of our average invested assets, which means, for such period, the average monthly book value of our assets invested directly or indirectly in real estate properties and equity interests during the 12–month period before deducting depreciation, amortization, bad debt and other similar non-cash reserves, or (2) 25.0% of our net income, which is defined as our total revenues less total operating expenses for any given period excluding reserves for depreciation, amortization, bad debt and other similar non-cash reserves unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The total operating expenses means all costs and expenses incurred by us, as determined under GAAP, that are in any way related to our operation or our business, including fees paid to the advisor, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization, bad debt and other similar non-cash reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Our advisor will be required to reimburse the excess expenses to us unless our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then-ended exceed the limitation, we will send to our stockholders a written disclosure, together with an explanation of the factors our independent directors considered in arriving at the conclusion that the excess expenses were justified. However, at our advisor’s option, our advisor or its affiliates, as applicable, may defer receipt of any portion of the asset management fee or reimbursement of expenses and elect to receive such payments, without interest, in any subsequent fiscal year that our advisor designates.
Our advisor and its affiliates will be paid compensation, fees, expense reimbursements, interest and distributions in connection with services provided to us. See the “Compensation Table” section of this prospectus. In the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination. However, we and our operating partnership will not pay a separate internalization fee solely in connection with an internalization transaction.

We will agree to indemnify, defend and hold harmless our advisor and its affiliates, including all of their respective officers, managers and employees, from and against any and all liability, claims, damages or losses arising in the performance of their duties under the advisory agreement, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, provided that: (1) our advisor and its affiliates have determined, in good faith, that the cause of conduct which caused the loss or liability was in our best interest; (2) our advisor and its affiliates were acting on behalf of or performing services for us; and (3) the indemnified claim was not the result of negligence or misconduct of our advisor or its affiliates or the result of a breach of the agreement by our advisor or its affiliates.
Any indemnification made to our advisor, its affiliates or their officers, managers or employees may be made only out of our net assets and not from our stockholders. Our advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of our advisor’s bad faith, fraud, willful misfeasance, misconduct, or reckless disregard of its duties, but our advisor will not be held responsible for any action of our board of directors in following or declining to follow the advice or recommendation given by our advisor.
Ownership Interests
On January 15, 2013, our advisor acquired 22,222 shares of our common stock for $200,000. Our advisor may not sell any of these shares of our common stock during the period it serves as our advisor. Our advisor also contributed $2,000 to acquire limited partnership units of our operating partnership. In addition to its right to participate with other partners in our operating partnership on a proportionate basis in distributions, our advisor’s limited partnership interest in our operating partnership also entitles it to a subordinated participation interest. The subordinated participation interest entitles our advisor to receive the subordinated distributions described under the section of this prospectus captioned “Compensation Table.” The actual amount of these distributions cannot be determined at this time as they are dependent upon our results of operations and, in the case of the subordinated distribution in redemption of limited partnership units upon listing, the market value of our common stock following listing.
Affiliated Companies
Property Manager
AHI Management Services, a wholly owned subsidiary of American Healthcare Investors, or its affiliate may provide property management services with respect to certain of our properties or may sub-contract these duties to any third party and provide oversight of such third party property manager. For any stand-alone, single-tenant net leased property, we will pay AHI Management Services or its affiliate a property management oversight fee of 1.0% of the gross monthly cash receipts with respect to such property. For any property that is not a stand-alone, single-tenant net leased property and for which AHI Management Services or its affiliate provides oversight of a third party that performs the duties of a property manager with respect to such property, we will pay AHI Management Services or its affiliate a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. Any property management oversight fee paid to AHI Management Services or its affiliate shall be in addition to any fee paid to a third party to perform the duties of a property manager with respect to the respective property. For any property that is not a stand-alone, single-tenant net leased property and for which AHI Management Services or its affiliate directly serves as the property manager without sub-contracting such duties to a third party, AHI Management Services or its affiliate shall receive a property management fee that is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
We also will reimburse AHI Management Services or its affiliate for property-level expenses that such entities pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by AHI Management Services or its affiliate except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor or its affiliates. In addition, we may pay directly to AHI Management Services or its affiliate a separate fee for the one-time initial lease-up of newly constructed real properties it manages for us in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar real properties, as determined by a survey of brokers and agents in such area. Such fee would be in lieu of any initial lease-up fee to the advisor and generally is expected to range from 3.0% to 6.0% of the projected first year’s annual gross revenues of the property. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (for example, medical office building or healthcare-related facility).
In the event that AHI Management Services or its affiliate assists a tenant with tenant or other capital improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5.0% of the cost of the tenant improvements. AHI Management Services or its affiliate will only provide these services if the provision of the services does not cause any of our income from the applicable real property to be treated as other than rents from real property for purposes of the applicable REIT requirements described in the “Federal Income Tax Considerations” section of this prospectus.

AHI Management Services, or its affiliate, hires, directs and establishes policies for employees who have direct responsibility for the operations of each real property it manages, which may include but is not limited to on-site managers and building and maintenance personnel. Certain employees of AHI Management Services, or its affiliate, may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. AHI Management Services, or its affiliate, also directs the purchase of equipment and supplies and supervises all maintenance activity.
AHI Management Services may also lease and manage real properties acquired by affiliated entities or other third parties.
Dealer Manager
Griffin Securities, an affiliate of our advisor and a member of FINRA, is an affiliate of Griffin Capital, one of our co-sponsors. Our dealer manager will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of our common stock offered pursuant to this prospectus. See the “Plan of Distribution” section of this prospectus.
We generally will pay to our dealer manager a selling commission of up to 7.0% of the gross proceeds from the sale of shares of our common stock sold pursuant to the primary offering and a dealer manager fee of up to 3.0% of the gross proceeds from the sale of shares of our common stock sold pursuant to the primary offering. No such fees are paid for shares of our common stock issued pursuant to the DRIP.

 COMPENSATION TABLE
The following table summarizes and discloses all of the compensation, fees and expense reimbursements we pay and will pay to our advisor, our dealer manager and their affiliates during various stages in the life of our company and other payments that are subordinated to achieving the returns listed in this table. The table below assumes shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee and that no shares of our common stock are sold pursuant to the DRIP.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering
Offering Stage
Selling Commissions (our dealer manager)(1)	Generally, up to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No selling commissions are payable on shares of our common stock sold pursuant to the DRIP.	$140,000	$122,500,000

Dealer Manager Fee (our dealer manager)(1)	Generally, up to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering (all or a portion of which may be reallowed by our dealer manager to participating broker-dealers). No dealer manager fee is payable on shares of our common stock sold pursuant to the DRIP.	$60,000	$52,500,000

Other Organizational and Offering Expense Reimbursement (our advisor or its affiliates)(2)
Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expense reimbursement will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor or its affiliates up to 2.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. No other organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.
		$20,000	$17,500,000

Acquisition and Development Stage
Acquisition Fee (our advisor or its affiliates)(3)(4)
2.25% of the contract purchase price, including any contingent or earn-out payments that may be paid, of each property we acquire or, with respect to any real estate-related investment we originate or acquire, 2.0% of the origination or acquisition price, including any contingent or earn-out payments that may be paid. The acquisition fee for property acquisitions will be paid with a combination of shares of our common stock and cash as follows: (i) shares of our common stock in an amount equal to 0.25% of the contract purchase price of the properties, at the then-established offering price, net of selling commissions and dealer manager fees, and (ii) the remainder in cash
		$39,000
$34,273,000 (aggregate in cash and stock) assuming no debt or $62,314,000 assuming leverage of 45.0% of the contract purchase price or $137,090,000 assuming leverage of 75.0% of the contract purchase price.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering

in an amount equal to 2.00% of the contract purchase price of the properties. Notwithstanding the foregoing, if we are no longer in our offering stage, the 2.25% acquisition fee for property acquisitions shall be paid in cash. Our advisor or its affiliates will be entitled to receive these acquisition fees for properties and real estate-related investments acquired with funds raised in this offering, including acquisitions completed after the termination of the advisory agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.

Development Fee (our advisor or its affiliates)
In the event that our advisor or its affiliates provide development-related services, we may pay the respective party a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor elects to receive an acquisition fee based on the cost of such development.
		Actual amount is not determinable.	Actual amount is not determinable.

Reimbursement of Acquisition Expenses (our advisor or its affiliates)	All expenses actually incurred related to selecting, evaluating and acquiring assets, which will be reimbursed regardless of whether an asset is acquired.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.	Actual amount depends upon the actual expenses incurred, and, therefore, cannot be determined at this time.
Operational Stage
Asset Management Fee (our advisor or its affiliates)(5)
Subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital, a monthly asset management fee equal to one-twelfth of 0.75% of the average invested assets. For such purposes, “invested capital” means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan, and “average invested assets” means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation. Subject to certain limitations, the asset management fee will be paid in cash or shares of our common stock at the election of our advisor.
		Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.	Actual amount depends upon the average invested assets, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering

Property Management Fees (our advisor or its affiliates)(5)
Our advisor or its affiliates, including AHI Management Services, may provide property management services with respect to our properties or may sub-contract these duties to any third party and provide oversight of such third party property manager. For any stand-alone, single-tenant net leased property, we will pay our advisor or its affiliate a property management oversight fee of 1.0% of the gross monthly cash receipts with respect to such property. For any property that is not a stand-alone, single-tenant net leased property and for which our advisor or its affiliate provides oversight of a third party that performs the duties of a property manager with respect to such property, we will pay our advisor or its affiliate a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to such property. Any property management oversight fee paid to our advisor or its affiliate shall be in addition to any fee paid to a third party to perform the duties of a property manager with respect to the respective property. For any property that is not a stand-alone, single-tenant net leased property and for which our advisor or its affiliate directly serves as the property manager without sub-contracting such duties to a third party, our advisor or its affiliate shall receive a property management fee that is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. We also will reimburse our advisor or its affiliates for property-level expenses that such entities pay or incur on our behalf, including salaries, bonuses and benefits of persons employed by our advisor or its affiliates except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of our advisor or its affiliates. In addition, we may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease. However, the actual percentage is variable and will depend on factors such as geographic location and real property type (such as a medical office or a healthcare-related property).
		Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.	Actual amount depends upon the gross monthly cash receipts of the properties, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering

Construction Management Fee (our advisor or its affiliates)(4)
In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, the respective party may be paid up to 5.0% of the cost of such improvements.
		Actual amount is not determinable.	Actual amount is not determinable.

Operating Expenses (our advisor or its affiliates)(5)	We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.	Actual amount depends upon the services provided, and, therefore, cannot be determined at this time.

Liquidity Stage
Disposition Fees (our advisor or its affiliates)(5)(6)
Up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors (including a majority of our independent directors), upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price.
		Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Subordinated Participation Interest in Healthcare REIT III OP (our advisor)
• Subordinated Distribution of Net Sales Proceeds (payable only if we liquidate our portfolio while Griffin-American Advisor is serving as our advisor)(7)
After distributions to our stockholders, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the shares of our common stock, as adjusted for distribution of net sale proceeds, the distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties.

		Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.	Actual amount depends upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Compensation (Recipient)	Description and Method of Computation	Estimated Dollar Amount for Minimum Offering	Estimated Dollar Amount for Maximum Offering

•   Subordinated Distribution in Redemption of Limited Partnership Units Upon Listing (payable only if the shares of our common stock are listed on a national securities exchange while Griffin-American Advisor is serving as our advisor)(8)(9)

Upon the listing of the shares of our common stock on a national securities exchange, in redemption of our advisor’s limited partnership units, a distribution equal to 15.0% of the amount by which (1) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash equal to an annual 7.0% cumulative, non-compounded return to stockholders on the gross proceeds from the sale of shares of our common stock through the date of listing.
		Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.	Actual amount depends upon the market value of our common stock at the time of listing, among other factors, and, therefore, cannot be determined at this time.

(1)
Assumes selling commissions equal to 7.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 3.0% of gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering. However, our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and the dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. In addition, the amount of selling commissions we pay may be reduced in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. See the “Plan of Distribution” section of this prospectus.

(2)
Other organizational and offering expense reimbursement consists of compensation for incurrence on our behalf of legal, accounting, printing and other accountable offering expenses, including for direct expenses of our advisor’s employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock. Activities of our advisor that may be reimbursed include, but are not limited to, development of sales literature and presentations, planning and participating in due diligence and marketing meetings and generally coordinating the marketing process for us. Based on the experience of our co-sponsors and their affiliates, we anticipate that the other organizational and offering expense reimbursement will not exceed 1.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor or its affiliates up to 2.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Our advisor and its affiliates will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 2.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. All organizational and offering expenses, including selling commissions and dealer manager fees, will be capped at 15.0% of the gross proceeds of this offering. As of December 31, 2013, our advisor and its affiliates have incurred expenses on our behalf of approximately $1,077,000. These other organizational and offering expenses are not our liability until we reach the minimum offering, and then only to the extent that other organizational and offering expenses do not exceed the allowable percentage of our gross offering proceeds.

(3)
This estimate assumes the contract purchase price for our assets will be an amount equal to the estimated amount invested in assets in a maximum offering, and that all of the assets purchased are real properties. We have assumed that no financing is used to acquire future assets. However, as disclosed throughout this prospectus, we do expect to use leverage, which would result in higher fees paid to our advisor and its affiliates. Any portion of this fee may be deferred and paid in a subsequent year. Assuming a maximum leverage of 45.0% of our assets, the maximum acquisition fees would be approximately $62,314,000. This amount reflects the aggregate cash and stock portion of the acquisition fee. Furthermore, under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-

related investments before depreciation, amortization, bad debt and other similar non-cash reserves. Assuming, in addition to our other assumptions, a maximum leverage of 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves, the maximum acquisition fees (aggregate in cash and stock) would be approximately $137,090,000. We will pay our advisor or its affiliates the acquisition fee upon the closing of a real estate acquisition or upon the funding or acquisition of a real estate-related investment.

(4)
Acquisition expenses include any and all expenses actually incurred in connection with the selection, evaluation and acquisition of, and investment in real estate and real estate-related investments, including, but not limited to, legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, nonrefundable option payments on property not acquired, accounting fees and expenses architectural, engineering and other property reports, environmental and asbestos audits, title insurance premiums and escrow fees, transfer taxes, and miscellaneous expenses related to the selection, evaluation and acquisition of properties. We estimate acquisition expenses to be 0.5% of the contract purchase price. We reimburse our advisor for acquisition expenses, whether or not the evaluated property is acquired. Our charter limits our ability to pay acquisition fees if the total of all acquisition fees and expenses, including any development fees and construction management fees paid to our advisor or affiliates of our advisor, and real estate commissions and other fees paid to third parties, is not reasonable or would exceed 6.0% of the contract purchase price of the property or real estate-related investment, or in the case of a loan, 6.0% of the funds advanced. Under our charter, a majority of our directors not interested in the transaction, including a majority of our independent directors not interested in the transaction, would have to approve any acquisition fees (or portion thereof) which would cause the total of all acquisition fees and expenses relating to a real property acquisition to exceed 6.0% of the purchase price.

(5)
We will not reimburse our advisor at the end of any fiscal quarter operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of (1) 2.0% of our average invested assets, or (2) 25.0% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, amortization, bad debt and other similar non-cash reserves, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for such period, the average monthly book value of our assets invested directly or indirectly in real estate properties and equity interests during the 12-month period before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all costs and expenses incurred by us, as determined under GAAP, that are in any way related to our operation or our business, including fees paid to the advisor, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization, bad debt and other similar non-cash reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees and expenses (including expenses relating to potential acquisitions that we do not close), disposition fees on the resale of real estate and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real estate (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real estate).

(6)	Although we are most likely to pay disposition fees in our liquidity stage, these fees may also be earned during our operational stage.

(7)	The distribution is payable only if we liquidate our portfolio while Griffin-American Advisor is serving as our advisor.

(8)
The market value of the shares of our common stock at listing will be based on the highest average market value of the outstanding common stock over any 20 consecutive trading days during the period beginning on the 30th day after the shares of our common stock are first listed and ending on the 270th day after the shares of our common stock are first listed. The subordinated distribution in redemption of limited partnership units upon listing may be paid in cash, shares of our common stock, or by issuing a non-interest-bearing promissory note, as determined by our board of directors, including a majority of our independent directors. In the event that we elect to satisfy the payment obligation in the form of shares of our common stock, the number of shares of our common stock will be determined based on the listed market price described above. In the event we elect to satisfy the payment obligation in the form of a non-interest-bearing promissory note, if the promissory note is not paid within five years after the issuance of the note, we would be required to purchase the promissory note in exchange for cash or shares of our common stock. The redemption payment is payable only if the shares of our common stock are listed on a national securities exchange.

(9)
Upon termination or non-renewal of the advisory agreement, our advisor will be entitled to a similar distribution, which we refer to as the subordinated distribution in redemption of limited partnership units upon termination; provided however, that our advisor will not be entitled to a separate internalization fee in connection with an internalization transaction (acquisition of management functions from our advisor). Such distribution in redemption of limited partnership units, if any, will equal 15.0% of the amount, if any, by which (1) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (2) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 7.0% cumulative, non-compounded return to stockholders on the gross proceeds from the sale of shares of our common stock through the termination date. The subordinated distribution in redemption of limited partnership units upon termination shall not be paid until after our stockholders have received distributions, in the aggregate, of a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the shares of our common stock, as adjusted for distribution of net sale proceeds. Our operating partnership may satisfy the obligation to pay the subordinated distribution in redemption of limited partnership units upon termination by either paying cash or issuing a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination. If the promissory note is issued and not paid within five years after the issuance of the note, we would be required to purchase the promissory note in exchange for cash or shares of our common stock, at our discretion. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act of 1933, as amended, and, therefore, will be subject to restrictions on transferability.

In addition, our advisor may elect to defer its right to receive a subordinated distribution in redemption of limited partnership units upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange. If our advisor elects to defer the payment and there is a listing of the shares of our common stock on a national securities exchange or a merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange, our advisor will be entitled to receive a distribution in redemption of limited partnership units in an amount equal to 15.0% of the amount, if any, by which (1) the fair market value of the assets of our operating partnership (determined by appraisal as of the listing date or the agreed upon value of the assets as of the merger date, as applicable) owned as of the termination of the advisory agreement, plus any assets acquired after such termination for which our advisor was entitled to receive an acquisition fee, which collectively are referred to herein as the included assets, less any indebtedness secured by the included assets, plus the cumulative distributions made by our operating partnership to us and the limited partners who received partnership units in connection with the acquisition of the included assets, from our inception through the listing date or merger date, as applicable, exceeds (2) the sum of the total amount of capital raised from stockholders and the capital value of partnership units issued in connection with the acquisition of the included assets through the listing date or merger date, as applicable (excluding certain capital raised after the termination event) (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan), plus an amount equal to an annual 7.0% cumulative, non-compounded return on such gross proceeds and the capital value of such partnership units measured for the period from inception through the listing date or merger date, as applicable. If our advisor elects to defer the payment and there is a liquidation or sale of all or substantially all of the assets of the operating partnership, then our advisor will be entitled to receive a distribution in redemption of limited partnership units in an amount equal to 15.0% of the net proceeds from the sale of the included assets, after subtracting distributions to our stockholders and the limited partners who received partnership units in connection with the acquisition of the included assets of (1) their initial invested capital (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) through the date of the liquidity event plus (2) an amount equal to an annual 7.0% cumulative, non-compounded return on such gross proceeds from the sale of shares of our common stock measured for the period from inception through the liquidity event date.

Our advisor shall not be entitled to receive this payment if shares of our common stock have been listed on a national securities exchange prior to the termination of the advisory agreement. In no event will the amount paid under the non-interest bearing promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA Guidelines. The subordinated distribution in redemption of limited partnership units upon termination may occur during the liquidity stage or during the operational stage.

If at any time the shares of our common stock become listed on a national securities exchange while our advisor is serving in that capacity, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors shall consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations;

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account or for other clients; and

•
other factors related to managing a public company, such as stockholder services and support and compliance with securities laws, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

If we request that our advisor or its affiliates perform other services, including investor services, the compensation terms of those services shall be approved by a majority of our board of directors, including a majority of our independent directors, on terms that are deemed fair and reasonable to us and not in excess of the amount that would be paid to unaffiliated third parties.
Since our advisor will be entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the acquisition fee, the asset management fee and the subordinated distribution of net sales proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is subject to the oversight and approval of our board of directors and are obligated pursuant to the advisory agreement to provide us a continuing and suitable investment program consistent with our investment objectives and policies, as determined by our board of directors. See the “Management of Our Company — The Advisory Agreement” section of this prospectus. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

SECURITY OWNERSHIP

The following table shows, as of the date of this prospectus, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock, (2) our named executive officers, (3) our directors and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 22,222 shares of our common stock outstanding as of February 26, 2014. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. The address for each of the beneficial owners named in the following table is 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

	Common Stock Beneficially Owned
Name of Beneficial Owner[1]	Number of Shares of Common Stock	Percentage of Class

Jeffrey T. Hanson[2]	22,222	100%
Shannon K S Johnson	—	—
Harold H. Greene	—	—
J. Grayson Sanders	—	—
All directors and executive officers as a group (8 persons)	22,222	100%

(1) For purposes of calculating the percentage beneficially owned, the number of shares of our common stock deemed outstanding includes (a) 22,222 shares of our common stock outstanding as of the date of this prospectus, and (b) shares of our common stock issuable pursuant to options held by the respective person or group that may be exercised within 60 days following the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC that deem shares of stock to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares of stock.
(2) Includes 22,222 shares of our common stock owned by our advisor. Mr. Hanson is a principal of American Healthcare Investors, the managing member of our advisor, and as such, may be deemed to be the beneficial owner of such common stock. Our advisor also owns 222 units of Griffin-American Healthcare REIT III Holdings, LP, our operating partnership.

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. See the “Compensation Table” section of this prospectus. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act in the best interest of our stockholders. See the “Management of Our Company” section of this prospectus. However, our independent directors may not be able to eliminate or reduce the risks related to these conflicts of interest. We describe some of these conflicts of interest, and certain restrictions and procedures we have adopted to address these conflicts below.
Our officers and affiliates of the advisor will seek to balance our interests with the interests of other Griffin Capital-sponsored programs and any other American Healthcare Investors-sponsored programs to whom they owe duties or may owe duties now and in the future. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.
Interests in Other Real Estate Programs
Griffin Capital is currently the sponsor for another publicly-registered, non-traded REIT and the co-sponsor with American Healthcare Investors for another publicly-registered, non-traded REIT. Moreover, all of our officers are principals, officers or employees of American Healthcare Investors, which indirectly will receive fees in connection with this offering and our operations by virtue of its co-ownership of our advisor. These relationships are described in the “Management of Our Company” section of this prospectus.
Griffin Capital, American Healthcare Investors and their affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. None of the entities affiliated with Griffin Capital or American Healthcare Investors are prohibited from raising money for another entity that makes investments of the type that we will target.

Griffin-American Healthcare REIT II, Inc.
Our co-sponsors are currently the co-sponsors of GA Healthcare REIT II. In addition, affiliates of our advisor act as the advisor to, and our executive officers act as officers of, GA Healthcare REIT II. GA Healthcare REIT II is a REIT that has investment objectives and targeted assets similar to ours. GA Healthcare REIT II commenced its initial public offering of up to $3,285,000,000 of shares of common stock on August 24, 2009 and terminated its initial offering on February 14, 2013. GA Healthcare REIT II commenced its follow-on public offering of up to $1,650,000,000 of shares of common stock and terminated its follow-on offering on October 30, 2013. Despite the termination of its follow-on offering, GA Healthcare REIT II will continue to be an active investor in real estate and real estate-related investments, and we anticipate that many investments that will be appropriate for investment by us also will be appropriate for investment by GA Healthcare REIT II. See “Conflicts of Interest — Certain Conflict Resolution Restrictions and Procedures” below. Furthermore, GA Healthcare REIT II’s advisor, which is an affiliate of our advisor, has granted to GA Healthcare REIT II a right of first refusal on all medical and healthcare real estate assets that fit within the investment objectives of GA Healthcare REIT II until the earlier to occur of (i) the date that is six months after the completion of GA Healthcare REIT II’s last offering of shares of its common stock or (ii) the date on which GA Healthcare REIT II has invested all of its available investment equity and achieved a blended loan-to-value ratio of at least 40% across its portfolio of properties. This right of first refusal will expire no later than April 28, 2014, which represents the date that is six months following the completion of GA Healthcare REIT II’s last offering of shares of its common stock. As a result of this right of first refusal, qualified investment opportunities may be rendered unavailable for acquisition by us.
Allocation of Time
We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor and certain of its affiliates, including their principals and management personnel, are presently, and expect to continue to be, involved with real estate programs and activities unrelated to us. As a result, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. However, our advisor believes that it and its affiliates will have sufficient personnel to discharge fully their responsibilities to all of the programs and ventures in which they are or will be involved.

In addition, we have no employees, consultants or independent contractors, and some of our officers are also principals of one of our co-sponsors and its affiliates. Our advisor will rely on such persons to manage and operate our business. The same persons who will manage and operate our business will also be actively involved in activities other than our business. Those individuals are expected to spend a material amount of time managing those activities and operations that are unrelated to our business. As a result, those individuals will face conflicts of interest in allocating their time between our operations and those other activities and operations. In addition, certain of our officers may owe fiduciary duties to these other entities, which may conflict with the fiduciary duties they owe to us and our stockholders.
Affiliated Property Manager
AHI Management Services, a wholly owned subsidiary of American Healthcare Investors, will serve as our property manager for certain of our properties or will sub-contract these duties to a third party and provide oversight of such third party property manager. We expect that AHI Management Services will perform substantially all property management or property oversight services for us and our operating partnership. AHI Management Services is affiliated with one of our co-sponsors, and in the future there is potential for a number of the members of our co-sponsor’s management team and AHI Management Services to overlap. As a result, we might not always have the benefit of independent property management to the same extent as if one of our co-sponsors and AHI Management Services were unaffiliated and did not share any employees or managers. In addition, given that AHI Management Services is affiliated with us and one of our co-sponsors, any agreements with AHI Management Services will not be at arm’s length. As a result, any such agreement will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.
Joint Ventures with Affiliates of Our Advisor
Subject to approval by our board of directors, including a majority of our independent directors, not otherwise interested in such transactions, we may enter into joint ventures or other arrangements with affiliates of our advisor to acquire, develop and/or manage properties. However, we will not participate in tenant in common syndications or transactions. See the “Investment Objectives, Strategy and Criteria — Joint Ventures” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals which are or that may become inconsistent with our business interests or goals. Should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and any such affiliated joint venture partners will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.
Fees and Distributions to Our Advisor and its Affiliates
A transaction involving either the purchase or sale of a property may result in the receipt of commissions, fees and other cash distributions to our advisor and its affiliates, including the acquisition fees and the asset management fee under the advisory agreement and the subordinated distribution of net sales proceeds payable to our advisor pursuant to its subordinated participation interest in our operating partnership. Subject to the oversight of our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that certain fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. However, the cash distributions payable to our advisor relating to the sale of our properties are subordinated to the return to the stockholders of their capital contributions plus cumulative returns on such capital.
Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. A majority of our directors, including a majority of our independent directors, who are otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Interests in Our Investments
We are permitted to make or acquire investments in which our directors, officers or stockholders, our advisor, or any of our or their respective affiliates have direct or indirect pecuniary interests. However, any such transaction in which our advisor, our directors or any of their respective affiliates has any interest would be subject to the limitations described below under the caption “— Certain Conflict Resolution Restrictions and Procedures.”

Certain Conflict Resolution Restrictions and Procedures
In order to reduce or eliminate certain potential conflicts of interest, our charter and the advisory agreement contain restrictions and conflict resolution procedures relating to: (1) transactions we enter into with our advisor, our co-sponsors, our directors or their respective affiliates; (2) certain other future offerings; and (3) allocation of properties among affiliated entities. Each of the restrictions and procedures that applies to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program advised, managed or controlled by Griffin Capital and American Healthcare Investors and their affiliates. These restrictions and procedures include, among others, the following:

•
Except as otherwise described in this prospectus, we will not accept goods or services from our co-sponsors, our advisor and directors or their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•
We will not purchase or lease any asset (including any property) in which one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to such co-sponsor, our advisor, such director or directors or any such affiliate, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such asset at an amount in excess of its appraised value. We will not sell or lease assets to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us, which determination will be supported by an appraisal obtained from a qualified, independent appraiser selected by a majority of our independent directors.

•
We will not make any loans to one of our co-sponsors, our advisor, any of our directors or any of their respective affiliates except mortgage loans in which an appraisal is obtained from an independent appraiser and loans, if any, to a wholly owned subsidiary. In addition, any loans made to us by one of our co-sponsors, our advisor, our directors or any of their respective affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•
Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or on behalf of joint ventures in which we are a joint venture partner, subject to the limitation that our advisor and its affiliates are not entitled to reimbursement of operating expenses, generally, to the extent that they exceed the greater of 2.0% of our average invested assets or 25.0% of our net income, as described in the “Management of Our Company — The Advisory Agreement” section of this prospectus.

PRIOR PERFORMANCE SUMMARY
The information presented in this section represents the historical experience of certain real estate programs sponsored by American Healthcare Investors and Griffin Capital, our co-sponsors, and their affiliates, through December 31, 2012. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.
The information in this section and in the Prior Performance Tables attached to this prospectus as Exhibit A provides relevant summary information regarding programs sponsored by American Healthcare Investors and Griffin Capital. Some programs remaining in operation may acquire additional properties in the future. In addition to this offering, since January 7, 2012, American Healthcare Investors and Griffin Capital have also co-sponsored one other real estate program, GA Healthcare REIT II. GA Healthcare REIT II is the only other real estate program sponsored by American Healthcare Investors. Griffin Capital and/or its affiliates have sponsored two public real estate programs, GA Healthcare REIT II and GC REIT, along with 20 other private offerings of real estate programs since 2004. Programs that list substantially the same investment objectives as we do in this prospectus are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of the American Healthcare Investors and Griffin Capital co-sponsored program and Griffin Capital-sponsored programs. As applicable, the Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties (Table V).
The purpose of this prior performance information is to enable you to evaluate accurately American Healthcare Investors’ and Griffin Capital’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.
Program Co-Sponsored by American Healthcare Investors and Griffin Capital
Griffin-American Healthcare REIT II, Inc.
GA Healthcare REIT II, a publicly registered, non-traded real estate investment trust formed in January 2009, has investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. GA Healthcare REIT II may also originate and acquire secured loans and other real estate-related investments. On August 24, 2009, GA Healthcare REIT II commenced its initial public offering of up to $3,285,000,000 of shares of common stock. From the commencement of its initial public offering to December 31, 2012, GA Healthcare REIT II had received and accepted subscriptions in its initial offering for 110,169,985 shares of common stock, or approximately $1,100,586,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan, from approximately 29,440 investors.
As of December 31, 2012, GA Healthcare REIT II had completed 49 acquisitions, 35 of which were acquisitions of existing medical office buildings and 14 of which were acquisitions of existing healthcare-related facilities. The aggregate purchase price of these properties was $1,324,596,000 and was comprised of 143 buildings and 5,463,000 square feet of GLA. GA Healthcare REIT II has not disposed of any properties through December 31, 2012.
Mr. Hanson, our Chief Executive Officer and Chairman of our Board of Directors, has served as Chief Executive Officer and Chairman of the Board of Directors of GA Healthcare REIT II since January 2009. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, the former advisor of GA Healthcare REIT II, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC from June 2009 to November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, the former sponsor of GA Healthcare REIT II, from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. Mr. Prosky, our President and Chief Operating Officer, has served as President and Chief Operating Officer of GA Healthcare REIT II since January 2009. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor, LLC from January 2009 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011.

In November 2011, the independent directors of GA Healthcare REIT II determined that it was in the best interests of that company and its stockholders to transition advisory and dealer manager services from affiliates of Grubb & Ellis Company to affiliates of American Healthcare Investors and Griffin Capital, our co-sponsors. At that time, Mr. Hanson and Mr. Prosky resigned from their positions with Grubb & Ellis Company and its subsidiaries, and GA Healthcare REIT II terminated its agreements with Grubb & Ellis Company and its subsidiaries and executed new agreements with our co-sponsors and their affiliates. After a 60-day transition period required pursuant to the terminated agreements, the transition of the advisory and dealer manager services to affiliates of our co-sponsors was completed in January 2012. On February 20, 2012, Grubb & Ellis Company and its subsidiaries, including Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Equity Advisors, LLC, filed for Chapter 11 bankruptcy protection. To further ensure the separation from Grubb & Ellis Company, in September 2012, GA Healthcare REIT II entered into an agreement whereby it satisfied all fees owing under the terminated advisory agreement and purchased any right Grubb & Ellis Company may have had to a subordinated distribution upon liquidation. The transition from the sponsorship of Grubb & Ellis Company to the co-sponsorship by American Healthcare Investors and Griffin Capital Corporation did not result in any significant disruptions to the business operations or the public offering of GA Healthcare REIT II, and therefore neither the transition of the advisory and dealer manager services to affiliates of our co-sponsors, nor the bankruptcy of Grubb & Ellis Company and its subsidiaries had a material negative effect on GA Healthcare REIT II.

The table below represents the number of properties by state acquired by GA Healthcare REIT II as of December 31, 2012:

Location	No. of Properties
Alabama	1
Arizona	1
California	4
Colorado	3
Florida	3
Georgia	1
Idaho	1
Illinois	1
Indiana	1
Louisiana	2
Massachusetts	1
Minnesota	1
Multi-State	7
North Carolina	3
Ohio	2
Oklahoma	2
Pennsylvania	1
South Carolina	1
Tennessee	2
Texas	9
Virginia	1
Washington	1
Total	49

The table below represents the method of financing used by GA Healthcare REIT II to acquire properties as of December 31, 2012:

Method of Financing	No. of Properties
All Debt	—
All Cash	30
Combination of Cash and Debt	19
Total	49
Programs Sponsored by Griffin Capital
Griffin Capital Essential Asset REIT, Inc.
GC REIT, a public reporting company, has certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to our stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of our properties. One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular: our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and to a lesser extent, secured loans and other real estate-related investments. GC REIT focuses on acquiring a portfolio of single tenant properties diversified by corporate credit, physical geography, product type and lease duration. GC REIT focuses primarily on properties essential to the business operations of the tenant; located in primary, secondary and certain select tertiary markets; leased to tenants with stable and/or improving credit quality; and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent. GC REIT has not disposed of any properties through November 30, 2013. On November 6, 2009, GC REIT commenced its initial public offering of up to a maximum of 82.5 million shares of common stock, consisting of 75 million shares for sale to the public and 7.5 million shares for sale pursuant to its distribution reinvestment plan. Prior to the commencement of its initial public offering, GC REIT engaged in a private offering to accredited investors only and raised approximately $2.4 million through the issuance of 0.3 million shares. On April 25, 2013, GC REIT terminated its initial public offering, having issued approximately 19.2 million total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $191.5 million in its public offering, of which 0.6 million shares, or $5.6 million, were issued pursuant to its distribution reinvestment plan. On April 26, 2013, GC REIT commenced a follow-on public offering of shares. Through November 30, 2013, GC REIT had issued approximately 23.9 million shares of its common stock, including shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $244.5 million in connection with its follow-on public offering. Through November 30, 2013, GC REIT redeemed 97,000 shares of common stock for approximately $0.9 million at a weighted average price per share of $9.76.
Using a combination of approximately 57.4% debt, 21.6% issuance of preferred limited partnership units in GC Essential Asset REIT Operating Partnership, LP, 17.0% offering proceeds and 4.0% issuance of limited partnership units in GC Essential Asset REIT Operating Partnership, LP, as of November 30, 2013, GC REIT had acquired 41 existing properties in 18 states for an aggregate purchase price of approximately $1.157 billion. The 41 properties encompass approximately 8.8 million rentable square feet.
Private Programs — Overview
The prior privately-offered programs sponsored by Griffin Capital include eight single tenant real estate tenant-in-common offerings, eight multi-tenant real estate tenant-in-common offerings, a Delaware Statutory Trust offering consisting of nine assets, one hotel asset tenant-in-common offering (sold in October 2012, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Exhibit A), a Delaware Statutory Trust offering consisting of an apartment community (sold in September 2011, as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Exhibit A), a Delaware Statutory Trust offering consisting of a single tenant office building and a Delaware Statutory Trust offering consisting of a single tenant manufacturing facility. Investors in these offerings (other than the Delaware Statutory Trust offerings) acquired an undivided interest in the property that was the subject of such offering. Beginning in 2004, these 21 privately-offered programs, which programs acquired 100% existing real estate assets, raised approximately $309.5 million of gross offering proceeds from approximately 637 investors, as of November 30, 2013. With a combination of offering proceeds and debt, these 21 privately-offered programs invested approximately $864.5 million (including acquisition costs and funded reserves) in 33 properties. An affiliate of Griffin Capital was an investor in all but one of these private programs, with ownership interests between 1.0% and 23.65%.
See Table II of the Prior Performance Tables attached to this prospectus as Exhibit A for more detailed information about the compensation paid to Griffin Capital for certain of these programs.

Based on the aggregate amount of acquisition costs, the assets in these 21 programs can be categorized as indicated in the chart below.
As a percentage of acquisition costs, the diversification of these 21 programs by geographic area is as follows:

Allocation by State

based on aggregate amount of acquisition costs

Missouri
4%
Ohio
5%
Minnesota
7%
Tennessee
4%
Georgia
10%
Washington
4%
California
41%
Illinois
25%

As a percentage of acquisition costs, the allocation of financing proceeds for these 21 programs is as follows:
See Table III of the Prior Performance Tables included in Exhibit A for more detailed information as to the operating results of such programs whose offerings closed during the previous five years.
Below is a summary of the eleven private programs previously sponsored by Griffin Capital categorized as single tenant net lease programs, as well as discussion on other private programs that were impacted by material adverse economic and business related developments, and other investments of affiliates of our co-sponsor.

Programs offered during the previous five years:

Single Tenant Business Essential Program

Two single tenant Delaware Statutory Trusts are considered to have similar investment objectives to ours. The privately-offered program in Nashville, Tennessee raised approximately $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, this privately offered program having similar investment objectives invested approximately $39.6 million (including acquisition costs and funded reserves) in the property. The privately-offered program in Jefferson, Missouri raised approximately $10.5 million of gross offering proceeds from 45 investors as of November 30, 2013. With a combination of offering proceeds and debt, this privately-offered program having similar investment objectives invested approximately $31.9 million (including acquisition costs and funded reserves) in the property.

Griffin Capital (Nashville) Investors, DST

Griffin Capital (Nashville) Investors, DST, or Healthspring, is a privately-offered Delaware Statutory Trust offering. Healthspring completed its offering on September 6, 2013 and raised approximately $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, which represented 35% and 65% of acquisition costs, respectively, Healthspring has invested approximately $39.6 million (including acquisition costs) in the following asset:

Tenant:	HealthSpring, Inc.
Location:	530 & 500 Great Circle Road, Nashville, Tennessee 37228
Square Footage:	170,515 square feet
Land Area:	21.07 acres
Asset Class:	Office
No. of Stories:	Single-Story
Lease Type:	Triple-Net

HealthSpring Opeational Headquarters is a 21.07-acre office complex site consisting of a one-story, two building office campus with a total of 170,515 square feet of net rentable space between the two buildings and 996 surface parking spaces, located in Nashville, Tennessee. The operating partnership of the GC REIT has an option to acquire the beneficial ownership interest from the 38 beneficial owners after the investment has been held for one year.

Griffin Capital (Highway 94) Investors, DST

Griffin Capital (Highway 94) Investors, DST, or Highway 94, is a privately-offered Delaware Statutory Trust offering. Highway 94 completed its offering on December 5, 2012 and raised approximately $10.5 million of gross offering proceeds from 19 investors. With a combination of offering proceeds and debt, which represented 33% and 67% of acquisition costs, respectively, Highway 94 has invested approximately $31.85 million (including acquisition costs) in the following asset:

Tenant:	ABB Power T&D Company, Inc. (ABB)
Location:	500 West Highway 94, Jefferson City, Missouri 65101
Square Footage:	660,000 square feet
Land Area:	97.24 acres
Asset Class:	Industrial, with attached office
No. of Stories:	Single-Story
Lease Type:	Triple-Net

The property is a 660,000 square foot single level manufacturing facility, including a two-story attached office area of approximately 64,000 square feet. The property is 100% leased to and occupied by ABB Power T&D Company, Inc. and serves as a manufacturing facility for the past 30 years. ABB is a leading manufacturer of electrical distribution transformers for commercial and residential applications for both pad-mounted and underground installation. The operating partnership of the GC REIT has an option to acquire the beneficial ownership interest from the 19 beneficial owners after the investment has been held for one year.

Programs offered greater than five years ago:

Will Partners Investors, LLC

Will Partners Investors, LLC, or Will Partners, was a privately-offered real estate tenant-in-common offering. Will Partners completed its offering in January 2005 and raised approximately $6.34 million of gross offering proceeds from a total of four investors. With a combination of offering proceeds and debt, which represented 26% and 74% of the acquisition costs, respectively, Will Partners invested approximately $24.0 million (including acquisition costs) in the following asset:

Tenant:	World Kitchen, LLC
Location:	5800 Industrial Drive, Monee, Illinois 60449
Square Footage:	700,200 square feet
Land Area:	34.3 acres
Asset Class:	Industrial; Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net
The property is a 700,200 square foot, Class A industrial building, located in Monee (suburban Chicago), Illinois. In June 2013, World Kitchen, LLC vacated the Will Partners property but remains obligated for the rental payments over the remaining lease term of approximately seven years, or through February 29, 2020, with no option for early termination. The property’s manager is actively involved in finding an appropriate replacement tenant.
An entity affiliated with Griffin Capital and three unaffiliated third party investors contributed their respective equity interests in this property to GC REIT on June 4, 2010.

Griffin Capital (Carlsbad Pointe) Investors, LLC

Griffin Capital (Carlsbad Pointe) Investors, LLC, or Carlsbad, was a privately-offered real estate tenant-in-common offering. Carlsbad completed its offering in February 2006 and raised approximately $15.5 million of gross offering proceeds from a total of 29 investors. With a combination of offering proceeds and debt, which represented 30% and 70% of the acquisition costs, respectively, Carlsbad invested approximately $52.5 million (including acquisition costs) in the following asset:

Tenant:	Life Technologies Corporation (formerly Invitrogen Corporation) (LTI)
Location:	5781 Van Allen Way, Carlsbad, California 92008
Square Footage:	328,655 square feet
Land Area:	27.91 acres
Asset Class:	Office (Bio-Medical Facility)
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net
The property is located in the northern San Diego County market of Carlsbad, California, in Carlsbad Research Center. The property is leased to Life Technologies Corporation (formerly Invitrogen Corporation), a profitable biotech company, and serves as its worldwide headquarters, main research, development and manufacturing facility, and is the core of the tenant’s long term corporate campus plan.
Griffin Capital and several unaffiliated third party investors contributed all or a portion of their interests in this property to GC REIT on May 13, 2011. The remaining investors sold their interests to GC REIT.
Griffin Capital (Shellmound) Investors, LLC
Griffin Capital (Shellmound) Investors, LLC, or Shellmound, is a privately-offered real estate tenant-in-common offering. Shellmound completed its offering in June 2006 and raised approximately $7.4 million of gross offering proceeds from a total of 18 investors. With a combination of offering proceeds and debt, which represented 41% and 59% of the acquisition costs, respectively, Shellmound has invested approximately $17.9 million (including acquisition costs) in the following asset:

Tenant:	Ex’pression College for Digital Arts
Location:	6601-6603 Shellmound Street, Emeryville, California 94608
Square Footage:	63,273 square feet
Land Area:	2.20 acres
Asset Class:	Office (Flex)
No. of Stories:	Single-Story
Lease Type:	Triple-Net
The property is 100% leased to and occupied by Ex’pression College for Digital Arts pursuant to a 10-year, 10 month triple-net lease expiring in November 2016. Ex’pression is a profitable and accredited media arts college. The property serves as its main campus.
Griffin Capital (Puente Hills) Investors, LLC
Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9.15 million of gross offering proceeds from a total of 27 investors. With a combination of offering proceeds and debt, which represented 37% and 63% of the acquisition costs, respectively, Puente Hills invested approximately $24.75 million (including acquisition costs) in the following asset:

Tenant:	Currently Vacant
Location:	17320 Gale Avenue, Puente Hills, California 91748
Square Footage:	76,109 square feet
Land Area:	3.41 acres
Asset Class:	Retail (Car Dealership)
No. of Stories:	Single-Story
Lease Type:	Triple-Net

The property is located in City of Industry (suburban Los Angeles), California. The property was previously leased to Superior Auto of Puente Hills, LLC, or Superior Auto, pursuant to a long-term triple-net lease. Superior Auto was part of the Superior Automotive Group, LLC, or Superior Automotive.

Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (ARG Restaurants) Investors, DST
Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised approximately $12.9 million of gross offering proceeds from a total of 58 investors. With a combination of offering proceeds and debt, which represented 32% and 68% of the acquisition costs, respectively, ARG Restaurants invested approximately $39.9 million (including acquisition costs) in the following assets:

Tenant:	American Restaurant Group, Inc. operating as Black Angus Steakhouse Restaurants
Locations:	1625 Watt Avenue, Sacramento, California 95864 (sold)
1011 Blossom Hill Road, San Jose, California 95123
1000 Graves Avenue, El Cajon, California 92021
707 E Street, Chula Vista, California 91910
1616 Sisk Road, Modesto, California 95350 (sold)
3610 Park Sierra Boulevard, Riverside, California 92505 (sold)
7111 Beach Boulevard, Buena Park, California 90621
23221 Lake Center Drive, El Toro, California 92630 (sold)
3601 Rosedale Highway, Bakersfield, California 93308
Square Footage:	88,686 Square Feet in total
Asset Class:	Retail (Free Standing Restaurants)
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net
The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operates under the Black Angus Steakhouse brand name, pursuant to a long-term, bond-type, triple-net lease.

Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.

Griffin Capital (Redwood) Investors, LLC

Griffin Capital (Redwood) Investors, LLC, or Redwood, is a privately-offered real estate tenant-in-common offering. Redwood completed its offering in March 2007 and raised approximately $11.38 million of gross offering proceeds from a total of 27 investors. With a combination of offering proceeds and debt, which represented 42% and 58% of the acquisition costs, respectively, Redwood has invested approximately $26.88 million (including acquisition costs) in the following asset:

Tenant:	DPR Construction, Inc.
Location:	1450 Veterans Boulevard, Redwood City, California 94063
Square Footage:	53,000 Square Feet
Land Area:	1.81 acres
Asset Class:	Office
No. of Stories:	Three-Story
Lease Type:	Triple-Net
The property is a 53,000 square foot, Class A office building, located in Redwood City, California. The property is 100% leased to and occupied by DPR Construction, Inc. and serves as its headquarters facility, pursuant to a long-term, triple-net lease. DPR Construction, Inc. is a privately-held national commercial contractor and construction manager which specializes in technically-challenging and environmentally-complex developments. DPR has consistently ranked among the top 50 general contractors in the country and is in the top 5% of general contractors based upon its four core markets: advanced technology, biopharmaceutical, corporate office and healthcare.
Griffin Capital (Independence) Investors, LLC
Griffin Capital (Independence) Investors, LLC, or Independence, is a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised approximately $13.4 million of gross offering proceeds from a total of 22 investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence has invested approximately $39.8 million (including acquisition costs) in the following asset:

Tenant:	L.D. Kichler Company
Location:	7711 East Pleasant Valley Road, Independence, Ohio 44131
Square Footage:	630,000 square feet
Land Area:	38.83 acres
Asset Class:	Industrial (Office/Warehouse-Distribution Facility)
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net
The property is an office/warehouse-distribution center 100% leased pursuant to a long-term, bond-type triple-net lease to L.D. Kichler Company, or Kichler. Located in Independence, Ohio just 15 minutes south of Cleveland’s central business district, the property serves as Kichler’s headquarters and Midwest distribution center. Founded in 1938 in Cleveland, Ohio, and privately-held, Kichler is one of the world’s leading designers and distributors of decorative lighting fixtures.
Griffin Capital (Bolingbrook) Investors, LLC
Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, is a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11.05 million of gross offering proceeds from a total of 26 investors. With a combination of offering proceeds and debt, which represented 31% and 69% of the acquisition costs, respectively, Bolingbrook has invested approximately $35.26 million (including acquisition costs) in the following assets:

Tenant:	Quantum Foods, LLC
Locations:	750 South Schmidt Road & 525 Crossroads Pkwy, Bolingbrook, Illinois 60440
Square Footage:	265,870 square feet in total
Land Area:	One (1) 10.0 acre site and one (1) 4.30 acre site
Asset Class:	Industrial/Office; Freezer/Cooler Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net

The Quantum Foods properties are two single-story, freezer-cooler production and distribution properties consisting of 265,870 square feet leased in their entirety pursuant to a long-term, bond-type triple-net lease to Quantum Foods, LLC, or Quantum. The properties house Quantum’s headquarters and main production operations. Founded in 1990, headquartered at 750 Schmidt Road and privately-held, Quantum is one of the world’s leading and most technologically advanced providers of portion-controlled steaks and multiple protein food products. Over the past 17 years, Quantum has grown from 15 employees to over 1,000.
Griffin Capital (Westmont) Investors, LLC
Griffin Capital (Westmont) Investors, LLC, or Westmont, is a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised approximately $17.1 million of gross offering proceeds from a total of 25 investors. With a combination of offering proceeds and debt, which represented 38% and 62% of the acquisition costs, respectively, Westmont has invested approximately $44.8 million (including acquisition costs) in the following asset:

Tenant:	SIRVA, Inc.
Location:	700 Oakmont Lane, Westmont, Illinois 60559
Square Footage:	269,715 square feet
Land Area:	17.93 acres
Asset Class:	Office
No. of Stories:	Multi-Story
Lease Type:	Triple-Net
The property is a 269,715 square foot, Class A office building located in Westmont, Illinois. The property is leased in its entirety pursuant to a triple-net lease to North American Van Lines, a subsidiary of SIRVA, Inc., or SIRVA. SIRVA is a large international moving and relocation services company, with operations in more than 40 countries. In addition to SIRVA’s core relocation services business, other business services include transferee counseling, home purchase programs, mortgage originations, expense management and the provision of destination “settling in” services. SIRVA markets these services under several, well-recognized brand names including SIRVA, North American Van Lines, Allied Worldwide, Global Van Lines and Pickfords.

Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.
Material Adverse Business Developments
Due to the challenging real estate market, credit market, and general economic conditions in recent years, the Griffin Capital sponsored programs described below have experienced material adverse business developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the U.S. government’s credit rating, and turmoil in the European markets, has had severely negative effects across substantially all commercial real estate. As the industry has been affected, certain Griffin Capital sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 have been adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current returns to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.
In response to these economic stresses, these Griffin Capital sponsored investment programs have altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are trends regarding the consequences of the current economic environment affecting certain characteristics of these other investment programs. These trends provide additional information as to the consequences of the current economic conditions on real estate investment programs of the type sponsored by Griffin Capital.

Tenant Vacancies, Litigation, and Financing

Griffin Capital (Puente Hills) Investors, LLC
The private offering related to the Superior Auto dealership located in Puente Hills, California was affected by the strained economic circumstances during both the latter half of 2007 and in 2008 and the additional stress this placed on the automotive industry and the financial industry. Superior Automotive, the parent of Superior Auto, was beset with a severe liquidity crisis. In late February 2009, Superior Automotive’s principal lender elected to cease its funding of Superior Auto’s operations, and Superior Automotive was forced to shut down all of its remaining dealerships, including the Puente Hills location, leaving the property vacant. Griffin Capital identified and negotiated with a prospective replacement tenant. During the period of this negotiation, the prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4.5 million resulting in a loss, based on total capitalization value at closing, of approximately $20.3 million. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value. Griffin Capital worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.
On June 26, 2009, the lender filed suit in Los Angeles County Superior Court against the carve-out guarantors, which included a principal of Griffin Capital, alleging that the transfer provisions of the mortgage were violated, specifically that the owner’s failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. In the suit, the lender sought reimbursement from Griffin Capital for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital believed the suit to be frivolous and without merit, but retained counsel in the event it was necessary to defend against the action. The lender agreed to settle the suit and release Griffin Capital and the investors. The settlement agreement was signed by most of the investors in September 2010. The lender dismissed the action without prejudice on September 21, 2010 as to all investors other than those that the lender deemed to be “non-executing defendants” because they either did not execute the settlement agreement or failed to execute the settlement agreement in a manner that was acceptable to the lender. The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit. The settlement agreement called for a one-time settlement fee, which was partially funded with the remaining cash available in the program, with the balance funded by Griffin Capital. The Superior Auto lease was personally guaranteed by the president and majority owner of Superior Automotive.  Subsequent to settlement of the suit against the carve-out guarantors, the lender conducted settlement discussions with the lease guarantor, but they were unsuccessful in reaching an agreement and subsequently filed suit against the lease guarantor.
In October 2011, Griffin Capital received a class action arbitration demand from one of the investors in the property. The claim was based largely on inadequate initial disclosure that the guaranty of the lease had been collaterally assigned to the lender as security for the loan (a notion later refuted by the claimant’s own professed ‘expert’). An amended claim was required from the claimant as the original pleading contained insufficient detail for Griffin Capital to respond. The claimant specifically alleged inadequate disclosure, fraud, breach of fiduciary duty and securities law violations. Griffin Capital filed a response to the claim which (a) objected to certification of a class due to potential size (the class appeared to consist of one investor); and (b) objected to all claims generally on the basis of statute of limitations grounds, as the investor executed a certification at the initial closing that it had been given the opportunity to review the loan documents (which would have readily revealed the collateral assignment of the lease guaranty). The arbitrator granted the claimant limited discovery (which has been completed) and permitted the claimant to take a deposition of one of Griffin Capital’s principals. Initial settlement discussions were conducted at this point, but were unproductive. An amended claim was then filed by the claimant which argued the statute of limitations should be tolled until the date upon which the investor was certain that damages had been suffered (i.e., until January 2012, when Superior’s $200,000,000 claim against the manufacturer had been decided in the manufacturer’s favor), along with a renewed reply from Griffin Capital requesting dismissal on statute of limitations grounds. The claimant then requested further leave to amend the claim, which the arbitrator granted. Following an additional round of pleadings, the arbitrator issued an Interim Statement of Decision in favor of Griffin Capital, denying all claims on statute of limitations grounds and ruling in part that the information delivered to the claimant at the time he purchased the investment was sufficient to put the claimant on inquiry notice about the risks of the investment. The claimant indicated his intent to further amend the claim and move for a reconsideration of the decision. The claimant has since filed a Motion for Reconsideration and Motion for Leave to Amend its Claim, alleging, among other things, that a fourth amended statement of claim needed to be filed to allege what the claimant deemed to be new claims that the property was overvalued at the time of the original purchase and that insufficient diligence was performed on the part of Griffin Capital on the financial statements of the guarantor and lessee in connection with the offering. On August 10, 2012, Griffin Capital filed a motion in opposition of the claimant’s motions, arguing in relevant part that a reconsideration was not warranted because the claimant’s arguments were not new or newly discovered. The claimant filed an omnibus reply motion in support of its motions and, following a hearing on August 28, 2012, the arbitrator indicated the intent to take under advisement the issue of whether a class arbitration could occur under provisions of the arbitration clause. On November 30, 2012, the arbitrator issued a Partial Final Award on Clause Construction which denied the claimant the right to proceed on the basis of a class action based on construction of the arbitration clause used between the parties. Consistent with AAA Supplementary Class Rules, proceedings were stayed for a thirty day period to allow the parties to seek judicial review of the decision concerning class status. The claimant’s motion for reconsideration and respondent’s petition for attorneys’ fees are still pending. Upon the unfavorable ruling on the class action issue, the claimant’s attorney threatened to file in state court and seek a stay of the arbitration proceedings while the state court claim was pending. On February 14, 2013, the claimant’s counsel forwarded a copy of a complaint filed in Los Angeles Superior Court naming Griffin Capital Corporation and one of Griffin Capital’s principles, by the claimant and numerous other investors, in their personal capacity (as opposed to the parties that would have been bound by the original agreement to arbitrate). Many of the investors dissolved the entities which were originally parties to the agreement to arbitrate, and participation in the arbitration would leave them personally exposed to an adverse judgment for fees.

On February 28, 2013, the arbitrator entered an order conditionally granting leave to amend the complaint, and vacated her prior orders pertaining to the claims being barred by the statute of limitations. The basis of the ruling is that the legal theories now asserted “bear little resemblance” to those previously plead, and because the arbitrator’s rulings are non-appealable, the new claims need to be “fully developed” before “being addressed and ruled upon.”  The arbitrator largely abandoned the standard for diligence (i.e., why weren’t these claims asserted earlier) that she said she would require to be shown and merely conditioned the grant of leave to amend on reimbursement of a small portion of arbitrator compensation and attorneys’ fees, in the aggregate sum of $29,219.50. The claimant objected to payment of the fee award in the arbitration. Griffin Capital has argued that the arbitration action should not be allowed to continue until the claimant pays the fee award due respondent. The arbitrator extended the claimant’s deadline for payment and reduced the fees, which were subsequently paid by the claimant.

Griffin Capital’s defense counsel has accepted service in the state court action and intends to vigorously protest (a) the pursuit of that action as an attempt at circumventing the mandatory arbitration clause; and (b) the filing of the state court claims, which it views as barred in whole or in part by the statute of limitations and an attempt to avoid arbitration as the proper forum for the dispute. A response (consisting of demurrers and objections to standing due to the claimant’s attempt to assign a tort claim between investors) was filed on behalf of each defendant in the state court claim.

A codefendant was also served in the case and has filed a response in the action asserting 34 affirmative defenses to the plaintiff’s claims.
On June 13, 2013, the judge in state court stayed the lawsuit (including the pending discovery in that action and the claims filed against the appraiser) on his own motion, directed the claimant back to the arbitrator, and said he would reconsider the action once the arbitrator had ruled on the claim. While that is not a definitive disposition of the state court claims, it does confine the claim to the claimant, as the arbitrator has already ruled that the claim cannot proceed as a class action. We received an agreed upon discovery schedule, but defense counsel does not expect a definitive resolution until sometime in April 2014.
Griffin Capital (ARG) Investors, DST
On January 15, 2009, ARG, Inc., the tenant on the properties acquired by ARG Restaurants, filed for Chapter 11 bankruptcy protection in Delaware. Since that time, ARG, Inc. has moved and successfully rejected 13 out of 82 locations, which restaurants had already been shut down.
ARG filed a motion in bankruptcy court seeking to reject the leases on six of the nine locations in this Delaware Statutory Trust. Griffin Capital filed an objection to this motion, but subsequently determined that such objection would cause ARG, Inc. to reject the entire master lease. ARG, Inc. rejected four of the leases, affirmed three of the leases and restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question. (ARG, Inc. had filed a motion allowing it to reject the two leases to the extent it failed to reach terms with Griffin Capital.) ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. A loan default provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.
In order to cover the remaining debt service and/or pay down the loan to reduce the debt, Griffin Capital must lease or sell the four properties that ARG, Inc. has closed. Griffin Capital engaged a retail brokerage firm to market the four properties. The four vacant properties were successfully sold by December 31, 2012 (Modesto property for $1.45 million in April 2011, El Toro property for $1.74 million in August 2011, Riverside property for $1.1 million in April 2012 and Sacramento property for $0.8 million in July 2012), at an aggregate loss of approximately $11.5 million, based on allocated total capitalization.

This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value.

Griffin Capital was concerned that the two properties under the restructured leases would continue to experience negative sales growth resulting in a lease termination at the end of the shortened lease term. As such, Griffin Capital initiated communications with the lender regarding restructuring the loan. In an effort to maintain an ongoing ownership of the properties, Griffin Capital submitted a proposal intending to bifurcate the loan into a performing loan and a non-performing loan, and converted the ownership structure to a Delaware limited partnership. The loan restructuring was agreed to between Griffin Capital and the lender, and the restructuring closed June 25, 2010. In 2012, Griffin Capital was able to extend the term of the restructured leases for an additional five years to May 31, 2018.

Griffin Capital (Westmont) Investors, LLC

On February 5, 2008, SIRVA, the tenant on the Westmont property, filed for bankruptcy protection. In the time since the bankruptcy filing, the tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA is required to maintain an evergreen letter of credit in the amount of $4 million, which will decrease by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2.0 million for the balance of its lease term. Until recently, SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit. Griffin Capital agreed to reimburse SIRVA for all but 1% of the actual cost to maintain the letter of credit (the “normal” letter of credit fee), not to exceed 5.5%. As a result of a recent refinancing, SIRVA’s letter of credit fee was reduced to 3.5%. As a part of the lease amendment, Griffin Capital was able to secure a right to terminate SIRVA’s lease upon 12 months’ advance notice, which will allow Griffin Capital to continually seek a replacement tenant, which process Griffin Capital commenced in the first quarter of 2009. SIRVA had an option to terminate the lease effective November 30, 2012, for a termination fee of $1.3 million. On November 28, 2012, SIRVA exercised the option and vacated the property on November 30, 2013.
Distributions

Distributions ceased to investors in the Griffin Capital (Puente Hills) Investors, LLC program on January 1, 2009, from the point of time the tenant defaulted on its lease as a result of the events discussed above, resulting in a decrease in distributions of $0.8 million through the end of 2012. It was expected that recovery under the guaranty would be limited because a substantial portion of the guarantor’s net worth was subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. Griffin Capital believed, given the financial condition of the guarantor, that a recovery under the personal guaranty was not likely to generate any proceeds that would benefit the investors. However, the settlement agreement discussed above provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.
Distributions to investors in the Griffin Capital (ARG) Investors, DST program ceased on March 1, 2009, upon the bankruptcy filing of ARG, Inc. in February 2009, which resulted in decreased distributions of approximately $3.2 million through the end of 2012.
The original pro forma distribution to investors in the Griffin Capital (Westmont) Investors, LLC program has been adjusted as a result of the extra and unforeseen cost to the investors resulting from the tenant’s bankruptcy. The adjusted distribution amount, at a rate of 7.25%, was paid through February 2012, at which time the distribution rate was dropped to 3.75% effective March 1, 2012. The distribution rate was further reduced to zero in January 2013. Both reductions in the distribution rate resulted from the anticipated notification of early termination of the lease by the tenant, and resulted in a reduction in distributions of approximately $1.0 million through the end of 2012.
Other Private Programs and Griffin Capital Investments
Griffin Capital has sponsored ten other privately-offered programs. These offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered programs have raised approximately $165.3 million of gross offering proceeds from 293 investors. With a combination of debt and offering proceeds, these privately-offered programs have invested approximately $446.3 million (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.
The investments of the above-mentioned programs have all occurred during the previous eight years.

In the five years prior to Griffin Capital’s first private offering, Griffin Capital focused on acquiring, developing and re-developing single tenant net lease assets for its own account. The assets acquired were leased to tenants of varying credit quality, in a broad section of geographical locations, with lease durations of 15 years. The acquisitions focused mainly on industrial (warehouse and manufacturing) and office properties and consisted of nine properties with approximately 3.71 million square feet and entailed an aggregate investment of over $153 million (including acquisition costs). The six investments discussed below were made by Griffin Capital, or its affiliates, since the inception of Griffin Capital. These six investments have similar investment characteristics and demonstrate the breadth and depth of Griffin Capital’s ability to source, structure, negotiate, finance and close new opportunities.

A warehouse/distribution facility located in University Park, Illinois consisting of 186,560 square feet, leased in its entirety to Anvil International, or Anvil. A subsidiary of Muller Water Products, Anvil is a manufacturer and marketer of a broad range of water infrastructure and flow control products for use in water distribution networks and treatment facilities. Anvil operates 12 manufacturing facilities in the United States and Canada and five regional distribution facilities. Anvil employs approximately 2,000 employees.
A warehouse/distribution facility located in Wadesboro, North Carolina consisting of 327,785 square feet, leased in its entirety to Broder Brothers Company, or Broder Brothers. Founded in 1919 and headquartered in Trevose, Pennsylvania, Broder Brothers is a distributor of imprintable sportswear and accessories in the United States and the exclusive or near-exclusive distributor for several well established brands such as Adidas Golf, Columbia Sportswear and Champion. Broder Brothers operates the largest distribution network in its industry, which consists of 16 facilities strategically located throughout the United States, including Wadesboro, North Carolina. Broder Brothers employs approximately 2,000 employees worldwide. Broder Brothers had previously vacated this property, although they continued to pay rent and had a lease term of approximately four years remaining at the time the loan matured. Griffin Capital made several attempts to negotiate a lease and/or a lease buyout/sale of the property to a third party with the lender’s approval, but the lender felt it could best maximize the value of the asset by foreclosing and continuing to market the property. The foreclosure sale was completed in October 2009.
A manufacturing facility located in Emporia, Kansas consisting of 320,764 square feet, leased in its entirety to Hopkins Manufacturing Corporation, or Hopkins. Headquartered in Emporia, Kansas, Hopkins is a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets, as well as industrial products for automobile manufacturers, dealers, repair shops and safety inspection facilities. Hopkins employs approximately 650 people over 500,000 square feet of production, warehousing, shipping and receiving space in the United States and Mexico. This property was contributed to GC REIT on August 27, 2010.
A warehouse/distribution facility located in Clinton, South Carolina consisting of 566,500 square feet, leased in its entirety to Renfro Corporation, or Renfro, under a triple-net lease. Founded in 1921 and headquartered in Mount Airy, North Carolina, Renfro is the largest manufacturer of socks in the United States. Renfro has an exclusive license for Fruit of the Loom, Ralph Lauren and Dr. Scholl’s and is one of only three suppliers to Nike. Renfro employs approximately 4,500 employees worldwide. This property was transferred to GC REIT on June 18, 2009.
A four-property industrial manufacturing portfolio located in Georgia, Tennessee and Virginia consisting of 1,480,703 square feet with all four properties leased to ABB Power T&D Company, Inc. Headquartered in Zurich, Switzerland, with its North American operations headquartered in Norwalk, Connecticut, ABB is a global leader in power and automation technologies. The company serves customers in more than 30 industries including the automotive, building, chemical, electrical, marine, metal, mineral, paper, power and water industries. ABB employs approximately 120,000 employees in 100 countries.
An office/laboratory property located in Plainfield, Illinois consisting of 176,000 square feet, leased in its entirety to Chicago Bridge & Iron Company, or Chicago Bridge & Iron, under a triple-net lease. Chicago Bridge & Iron is a publicly-traded corporation and is one of the world’s largest engineering, procurement and construction companies, with approximately 18,000 employees worldwide. This property was transferred to GC REIT on June 18, 2009.
Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments
Certain of the ten privately-offered programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Internal Revenue Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital is compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, has suspended or reduced distributions for most of these programs.

Given the economic conditions that resulted from the economic recession’s severity and length and its impact on these properties, Griffin Capital has defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results have resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, there is an inherent risk that workout negotiations will be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long term strategy for re-leasing and/or to reduce the debt load to a manageable level until a recovery occurs. Negotiations with lenders are ongoing at several properties. In connection with the lenders’ actions in this regard, Griffin Capital has received customary default notices.
The following notable events have occurred in five of the multi-tenant property programs (as disclosed in Table V of the Prior Performance Tables attached to this prospectus as Exhibit A, where the effect on the respective program is quantified): (i) the lender on the 1200 Ashwood property, through the exercise of a power of sale, has taken title after Griffin Capital was unable to locate a new source of third party equity on the timetable desired by the lender; (ii) on October 18, 2010, the lender for the Washington Pointe property served the program’s investors with a foreclosure action. Since that time, Griffin Capital and the lender have reached mutually-agreeable terms for a modification of the loan. The modification bifurcates the loan into a performing loan and a non-performing loan. A balloon payment of the entire debt will be due on September 1, 2016; (iii) on February 3, 2011, the lender for the Hookston Square property served the program’s investors with a foreclosure action. The lender sent formal notice that it intended to conduct a trustee’s sale of the property on June 23, 2011, but temporarily postponed the same while workout discussions were pending. Griffin Capital sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed reflected actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011; (iv) the mortgage secured by the U.S. Bank Building was in default since October 2009. Griffin Capital continued to operate the property pursuant to a forbearance agreement with the lender that expired on May 31, 2011. A Notice of Default, a Notice of Acceleration and a Demand for Payment were received in June 2011. The lender filed a foreclosure suit and the filing indicated that the lender would seek to have a receiver appointed on June 28, 2011. At Griffin Capital’s request, this receivership hearing was postponed. It was dismissed in December 2011. Griffin Capital was served with a notice of default and a notice of hearing to appoint a receiver on April 25, 2012 and May 3, 2012, respectively. The hearing was held on June 10, 2012 and the receiver was appointed (appointment of a receiver being standard procedure for Minnesota foreclosures). The receiver took control of the management of the property on June 20, 2012 and the lender foreclosed on the property on October 15, 2012. Minnesota provides for a six month redemption period following foreclosure, which expired April 15, 2013, during which time title continued in the name of the borrower, but in possession of the receiver. No redemption occurred. Title automatically transferred to the lender at the expiration of the redemption period and a motion to terminate the receivership was filed on April 18, 2013. On May 3, 2013, an order was issued approving such termination pending a final accounting, to be delivered within 45 days. The final accounting was filed with the court on August 13, 2013; and (v) The loan for the Ashwood-Southfield properties matured on December 31, 2011 but was not paid off.  The combined value of the assets for the Ashwood-Southfield properties was substantially less than the loan balance.  Throughout 2011 and 2012, Griffin Capital sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed to reflect actual market value.  However, in June 2012, the lender commenced with foreclosure actions against the Georgia property. The lender also filed a deficiency confirmation proceeding in Georgia against the borrowers and guarantors as a precaution against any interference with the Michigan foreclosure. This action has been stayed until completion of the Michigan foreclosure at which time the lender has indicated it will be dismissed. The lender sold the Southfield, Michigan property under a power of sale procedure on January 22, 2013 and has since requested that each of the borrowers waive the six month redemption period provided under Michigan law. The redemption waiver agreement was fully executed by the investors and the lender with an effective date of July 17, 2013. As a result, the Southfield, Michigan property has been transferred and lender’s counsel in Georgia has dismissed the foreclosure proceeding related to the Georgia property.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto included elsewhere in this prospectus.

Overview and Background

Griffin-American Healthcare REIT III, Inc., a Maryland corporation, was incorporated on January 11, 2013 and therefore we consider that our date of inception. We were initially capitalized on January 15, 2013. We intend to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We may also originate and acquire secured loans and other real estate-related investments. We generally will seek investments that produce current income. We intend to elect to be treated as a REIT under the Internal Revenue Code for federal income tax purposes beginning with our taxable year ending December 31, 2014, or the first year in which we commence material operations.

We will conduct substantially all of our operations through Healthcare REIT III OP, or our operating partnership. We will be externally advised by our advisor pursuant to an advisory agreement between us and our advisor that will have a one-year term and will be subject to successive one-year renewals upon the mutual consent of the parties. Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor will perform its duties and responsibilities under advisory agreement as our fiduciary.

The net proceeds of this offering will provide funds to enable us to purchase real estate and other real-estate related investments. As of the date of this prospectus, we have not yet commenced operations or entered into any arrangements to acquire any specific investments.

Critical Accounting Policies

We believe that our critical accounting policies once we commence material operations will be those that require significant judgments and estimates such as those related to revenue recognition, allowance for uncollectible accounts, capitalization of expenditures, depreciation of assets, impairment of real estate, properties held for sale, purchase price allocation and qualification as a REIT. These estimates will be made and evaluated on an on-going basis using information that is available as well as various other assumptions believed to be reasonable under the circumstances.

Use of Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.

Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts

We will recognize revenue in accordance with Accounting Standards Codification, or ASC, Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

In accordance with ASC Topic 840, Leases, minimum annual rental revenue will be recognized on a straight-line basis over the term of the related lease (including rent holidays). Differences between rental income recognized and cash amounts contractually due from tenants under the lease agreements are recorded to deferred rent receivable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, will be recognized as revenue in the period in which the related expenses are incurred. Tenant reimbursements will be recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition —

Principal Agent Consideration, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we will generally be the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk. We will recognize lease termination fees at such time when there is a signed termination letter agreement, all of the conditions of such agreement have been met and the tenant is no longer occupying the property.

Tenant receivables and unbilled deferred rent receivables will be carried net of an allowance for uncollectible amounts. An allowance will be maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. We will also maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Our determination of the adequacy of these allowances will be based primarily upon evaluations of historical loss experience, the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors.

Capitalization of Expenditures and Depreciation of Assets

The cost of operating properties will include the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties will be capitalized; the cost of maintenance and repairs will be charged to expense as incurred. The cost of building and improvements will be depreciated on a straight-line basis over the estimated useful lives of 39 years and the shorter of the lease term or useful life, respectively. Furniture, fixtures and equipment will be depreciated over five years. When depreciable property is retired or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss reflected in operations.

Impairment

Our properties will be carried at historical cost less accumulated depreciation. We will assess the impairment of a real estate asset when events or changes in circumstances indicate that its carrying value may not be recoverable. Indicators we consider important and that we believe could trigger an impairment review include the following:

•	significant negative industry or economic trends;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the manner in which the asset is used.

In the event that the carrying amount of a property exceeds the sum of the undiscounted cash flows (excluding interest) that would be expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeds the estimated fair value of the property. The estimation of expected future net cash flows is inherently uncertain and relies on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It will require us to make assumptions related to future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels, and the estimated proceeds generated from the future sale of the property.

Properties Held for Sale

We will account for our properties held for sale in accordance with ASC Topic 360, Property, Plant, and Equipment, or ASC Topic 360, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and requires that, in a period in which a component of an entity either has been disposed of or is classified as held for sale, the statements of operations for current and prior periods shall report the results of operations of the component as discontinued operations.

In accordance with ASC Topic 360, at such time as a property is held for sale, such property is carried at the lower of (1) its carrying amount or (2) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We will classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.

Purchase Price Allocation
In accordance with ASC Topic 805, Business Combinations, we, with assistance from independent valuation specialists, will measure the fair value of tangible and identified intangible assets and liabilities based on their respective fair values for acquired properties. The determination of the fair value of land will be based upon comparable sales data. In cases where a leasehold interest in the land is acquired, the value of the leasehold interest will be determined by discounting the difference between the contract ground lease payments and a market ground lease payment back to a present value as of the acquisition date. The market ground lease payment will be estimated as a percentage of the land value. The fair value of buildings will be based upon our determination of the value as if it were to be replaced and vacant using cost data and discounted cash flow models similar to those used by independent appraisers. We would also recognize the fair value of furniture, fixtures and equipment on the premises, if any, as well as the above or below market value of in-place leases, the value of in-place lease costs, tenant relationships, master leases and above or below market debt and derivative financial instruments assumed. Factors considered by us will include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.
The value of the above or below market component of the acquired in-place leases will be determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between: (1) the contractual amounts to be paid pursuant to the lease over its remaining term and (2) our estimate of the amounts that would be paid using fair market rates over the remaining term of the lease (including considering the impact of renewal options). The amounts related to above market leases will be included in identified intangible assets, net in our consolidated balance sheets and will be amortized to rental income over the remaining non-cancelable lease term of the acquired leases with each property. The amounts related to below market leases will be included in identified intangible liabilities, net in our consolidated balance sheets and will be amortized to rental income over the remaining non-cancelable lease term plus any below market renewal options of the acquired leases with each property.
The value of in-place lease costs and the value of tenant relationships will be based on management’s evaluation of the specific characteristics of the tenant’s lease and our overall relationship with the future tenants. Characteristics considered by us in allocating these values will include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts related to in-place lease costs will be included in identified intangible assets, net in our consolidated balance sheets and will be amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts related to the value of tenant relationships will be included in identified intangible assets, net in our consolidated balance sheets and will be amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus the market renewal lease term. The value of a master lease, in which a previous owner or a tenant is relieved of specific rental obligations as additional space is leased, will be determined by discounting the expected rental income associated with the master lease space over the assumed lease-up period.
The value of above or below market debt will be determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The value of above or below market debt will be included in mortgage loans payable, net in our consolidated balance sheets and will be amortized to interest expense over the remaining term of the assumed mortgage.
The value of derivative financial instruments will be determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, and will be included in derivative financial instruments in our consolidated balance sheets.
The values of contingent consideration assets and liabilities will be analyzed at the time of acquisition. For contingent purchase options, the fair market value of the asset will be compared to the specified option price at the exercise date. If the option price is below market, it will be assumed to be exercised and the difference between the fair market value and the option price will be discounted to the present value at the time of acquisition.

The fair values will be subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which will confirm the value of an asset or liability received in an acquisition of property.

Qualification as a REIT

We have not yet qualified as a REIT. We intend to qualify and make the election to be taxed as a REIT under the Internal Revenue Code when we file our tax return for the taxable year ending December 31, 2014, or the first year in which we commence material operations. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90.0% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.

If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to stockholders.

Results of Operations

As of the date of this prospectus, no operations had commenced because we are in our organizational stage. No operations will commence until we have sold at least $2,000,000 of shares of our common stock in this offering. We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate and the debt markets generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on capital resources or the revenues or income to be derived from the acquisition, management and operation of real estate and real estate-related investments, other than those referred to in this prospectus.

If we achieve only the minimum offering amount of $2,000,000, we will not have enough proceeds to invest in a diversified real estate portfolio. Our real estate portfolio would be concentrated in a small number of properties and real estate-related investments, resulting in increased exposure to local and regional economic downturns and the poor performance of one or more of our investments and, therefore, increased risk to our stockholders. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, if we achieve only the minimum offering amount, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.

Liquidity and Capital Resources

We are dependent upon the net proceeds to be received from this offering to conduct our proposed activities. We have been initially capitalized with $200,000 from the sale of 22,222 shares of our common stock to our advisor and our advisor has invested $2,000 in our operating partnership for a total of $202,000 in cash as of the date of this prospectus.

Once the minimum subscription is achieved, subscription proceeds will be released to us as accepted. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, management and operation of our investments in real estate and real estate-related investments. For information concerning the anticipated use of the net proceeds from this offering please see the “Estimated Use of Proceeds” section of this prospectus.

Our sources of funds will primarily be the net proceeds of this offering, operating cash flows and borrowings. We believe that these cash resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other than these sources within the next twelve months.

Our principal demands for funds will be for acquisitions of real estate and real estate-related investments, to pay operating expenses and interest on our outstanding indebtedness and to pay distributions to our stockholders. In addition, we will require resources to make certain payments to our advisor and our dealer manager, which during our offering will include payments to our advisor and its affiliates for reimbursement of other organizational and offering expenses and to our dealer manager and its affiliates for selling commissions and dealer manager fees.

Generally, cash needs for items other than acquisitions of real estate and real estate-related investments will be met from operations, borrowings and the net proceeds of this offering, including the proceeds raised through our distribution reinvestment plan. However, there may be a delay between the sale of our shares of common stock and our investments in real estate and real estate-related investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.

Our advisor will evaluate potential investments and will engage in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Investors should be aware that after a purchase contract for a property is executed that contains specific terms, the property will not be purchased until the successful completion of due diligence, which includes review of the title insurance commitment, market evaluation, review of leases, review of financing options and an environmental analysis. In some instances, the proposed acquisition will require the negotiation of final binding agreements, which may include financing documents. Until we invest the proceeds of this offering in real estate and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in real estate and real estate related-investments. The number of properties we may acquire and other investments we will make will depend upon the number of shares of our common stock sold and the resulting amount of the net proceeds available for investment as well as our ability to arrange debt financing. See the “Risk Factors” section of this prospectus.

When we acquire a property, our advisor will prepare a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan will also set forth the anticipated sources of the necessary capital, which may include a line of credit or other loan established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of this offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Distributions

We have not paid any distributions as of the date of this prospectus. The amount of the distributions to our stockholders will be determined by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code. Until we generate operating cash flows sufficient to pay distributions, we may pay distributions from the net proceeds of this offering or from borrowings in anticipation of future cash flows. We may also be required to sell assets or issue new securities for cash in order to pay distributions. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences.

Contractual Obligations

As of the date of this prospectus, we have no contractual obligations.

Off-Balance Sheet Arrangements

As of the date of this prospectus, we have no off-balance sheet transactions.

Inflation

We expect to be exposed to inflation risk as income from future long-term leases will be the primary source of our cash flows from operations. We expect there to be provisions in the majority of our tenant leases that will protect us from the impact of inflation. These provisions will include negotiated rental increases, reimbursement billings for operating expense pass-through charges, and real estate tax and insurance reimbursements on a per square foot allowance. However, due to the long-term nature of the anticipated leases, among other factors, the leases may not re-set frequently enough to cover inflation.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO. Although we have not acquired any real estate properties or real estate-related investments as of the date of this prospectus, we intend to disclose FFO in future filings because we believe FFO to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation will comply with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and will be analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses will not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in this prospectus, we will use the proceeds raised in this offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and, although we have not acquired any real estate properties or real estate-related investments as of the date of this prospectus, we intend to disclose MFFO in future filings because we believe MFFO to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.
Our MFFO calculation will comply with the IPA’s Practice Guideline described above. Acquisition fees and expenses will be paid in cash by us, and we will not set aside or put into escrow any specific amount of proceeds from this offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there are not further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of this offering.
Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
We will use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it will allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO will provide useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the SEC, NAREIT nor any regulatory body has passed judgment on the acceptability of the adjustments that we will use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

Net Operating Income

Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Acquisition fees and expenses will be paid in cash by us, and we will not set aside or put into escrow any specific amount of proceeds from this offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there are not further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of this offering.

Net operating income is not equivalent to our net income (loss) or income (loss) from continuing operations as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, net operating income is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. Net operating income should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that net operating income should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.

We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. Although we have not acquired any real estate properties or real estate-related investments as of the date of this prospectus, we intend to disclose net operating income in future filings because we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Related-Party Transactions and Agreements

We will enter into agreements with our advisor and its affiliates, whereby we agree to pay certain fees to, or reimburse certain expenses of, our advisor or its affiliates for acquisition fees and expenses, organization and offering costs, selling commissions, a dealer manager fee, asset and property management fees and reimbursement of operating costs. See the “Compensation Table” section in this prospectus for a discussion of the various related-party transactions, agreements and fees.

Quantitative and Qualitative Disclosures about Market Risks

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risk to which we will be exposed is interest rate risk.

We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to acquire properties and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates.

We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the underlying financing. In the alternative, we will seek to minimize the credit risk associated with derivative instruments by entering into transactions with what we believe are high-quality counterparties. We believe the likelihood of realized losses from counterparty non-performance is remote. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. We manage the market risk associated with interest rate contracts by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. We will not enter into derivative or interest rate transactions for speculative purposes.
In the future, we may enter into derivative instruments for which we may not elect hedge accounting treatment. Because we may not elect to apply hedge accounting treatment to these derivatives, the gains or losses resulting from their mark-to-market adjustment at the end of each reporting period would be recognized as an increase or decrease in interest expense in our consolidated statements of operations. Derivatives would be recorded on our consolidated balance sheets at their fair value.

In addition to changes in interest rates, the value of our future investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, and which may affect our ability to refinance our debt if necessary.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax considerations associated with an investment in shares of our common stock. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinions described herein.
This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. This summary deals only with our stockholders that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. In addition, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares of our common stock are acquired through the exercise of stock options or otherwise as compensation, holders whose shares of our common stock are acquired pursuant to the DRIP, holders who intend to sell their shares of our common stock pursuant to our share repurchase plan, tax-exempt organizations except as provided below, financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the U.S., except as provided below.
The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.
We urge you, as a prospective stockholder, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock, ownership and sale of shares of our common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.
Opinion of Counsel
Morris, Manning & Martin, LLP acts as our legal counsel, has reviewed the federal tax summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our legal counsel that we will be able to be taxed as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2014, or the first year during which we commence material operations, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we have made to legal counsel, including representations regarding the intended nature of our organization, assets, and operations.
We must emphasize, however, that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon those assumptions and representations we made concerning certain factual matters related to our business and properties. In addition, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code described below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.
The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon the Internal Revenue Code and Treasury Regulations, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in legal counsel’s opinion. In addition, an opinion of legal counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our status as a REIT.
Taxation of Our Company
If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in the stock of a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as described below.

•	We will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

•	Under some circumstances, we may be subject to “alternative minimum tax.”

•
If we have net income from the sale or other disposition of “foreclosure property” (as described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income.

•	If we have net income from prohibited transactions (as described below), the income will be subject to a 100% tax.

•
If we fail to satisfy either of the 75.0% or 95.0% Gross Income Tests (as described below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75.0% or 95.0% test multiplied by a fraction calculated to distinguish qualifying net income from non-qualifying income.

•
If we fail to satisfy the REIT Asset Tests (as described below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the Asset Tests. If we fail to satisfy other REIT requirements (other than the Gross Income and Asset Tests), we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure.

•
If we fail to distribute during each year at least the sum of (i) 85.0% of our REIT ordinary income for the year, (ii) 95.0% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed.

•
We may elect to retain and pay tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•
If we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which our basis in the asset is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition. We refer to this tax as the “Built-in Gains Tax.”

•
Our TRSs, if any, will be subject to federal and state income tax on their taxable incomes. Several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of a TRS to deduct interest payments made to the REIT in excess of a certain amount. In addition, the REIT must pay a 100% tax on some payments that it receives from, or on certain expenses deducted by, the TRS if the economic arrangements between it, its tenants and the TRS are not comparable to similar arrangements among unrelated parties. Any TRS we may utilize in the future may make interest and other payments to us and to third parties in connection with activities related to our properties. We cannot assure you that our TRSs, if any, will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by any such TRS for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, any such TRS.

“Foreclosure property” is real property and any personal property incident to such real property that: (1) is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75.0% Gross Income Test, which is described below.
Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described below, even if the property would otherwise constitute property held primarily for sale to customers in the ordinary course of a REIT’s trade or business. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75.0% gross income test. However, if we do acquire any foreclosure property that we believe will give rise to such income, we intend to make an election to treat the related property as foreclosure property.
The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances surrounding each property. We intend to conduct our operations in such a manner:

•	so that no asset we own, directly or through any subsidiary entities (other than TRSs), will be held for sale to customers in the ordinary course of our trade or business; or

•	in order to comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment.

However, no assurance can be given that any particular property we own, directly or through any subsidiary entities other than TRSs, will not be treated as property held for sale to customers in the ordinary course of our trade or business or that we can comply with those safe-harbor provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus for further discussion of this issue.
Requirements for Qualification as a REIT
In order for us to continue to qualify as a REIT, we must meet and continue to meet the requirements described below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.
Organizational Requirements
The Internal Revenue Code defines a REIT as a domestic corporation, trust or association:

(1)	which is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation but for Sections 856 through 859 of the Internal Revenue Code;

(4)	which is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
not more than 50.0% in value of the outstanding stock of which is owned, directly or indirectly, by or for five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

(7)
which makes an election to be a REIT (or has made such election for a previous taxable year which has not been revoked or terminated) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	which uses the calendar year as its taxable year; and

(9)	which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Internal Revenue Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. For purposes of condition (6), the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. Conditions (5) and (6) do not apply to a REIT until the second calendar year in which the REIT qualifies as such. We will be treated as having met condition (6) above for a taxable year if we complied with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that our stock was sufficiently closely held during such year to cause us to fail condition (6).
We are a Maryland corporation, and we intend to file an election to be taxed as a REIT with the IRS. In addition, we are managed by a board of directors, we have transferable shares of stock and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

Our articles of incorporation contain restrictions regarding ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (5) and (6) above. See the “Description of Capital Stock — Restrictions on Ownership and Transfer” section of this prospectus.
For purposes of the REIT qualification requirements, any corporation that is a “qualified REIT subsidiary” of ours is not treated as a corporation separate from us. All assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a TRS (as described below under “— Operational Requirements — Asset Tests”), all of the capital stock of which is owned by a REIT.
In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described in this section of the prospectus. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.
Operational Requirements — Income Tests
To qualify as a REIT, we must satisfy annually two gross income requirements.

•
At least 75.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including “rents from real property” and interest income derived from mortgage loans secured by real property) and from other specified sources, including qualified temporary investment income, as described below. This is the “75.0% Gross Income Test.”

•
At least 95.0% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above in the 75.0% Gross Income Test and generally from dividends and interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the “95.0% Gross Income Test.”

Rents from Real Property
Rents we receive qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if several conditions are met. These requirements include the following:

•
The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•
In general, neither we nor an owner of 10.0% or more of our shares of stock may directly or constructively own 10.0% or more of a tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified).

•
Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15.0% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year.

•
We may, however, provide services with respect to our properties, and the income derived from the properties will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income so derived will qualify as “rents from real property” if such income does not exceed 1.0% of all amounts received or accrued with respect to that property. For this purpose, such services may not be valued at less than 150% of our direct cost of providing the services, and any gross income deemed to have been derived by us from the performance of noncustomary services pursuant to the 1.0% de minimis exception will constitute nonqualifying gross income under the 75.0% and 95.0% Gross Income Tests.

•
In addition, our TRSs may perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRSs to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. We cannot assure you that our TRSs will not be limited in their ability to deduct interest payments made to us. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by TRSs for tenants of ours (or on a portion of the payments received by us from, or expenses deducted by, our TRSs).

Compliance with 75.0% and 95.0% Gross Income Tests
We will be paid interest on the mortgage loans that we make or acquire and all interest qualifies under the 95.0% Gross Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75.0% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75.0% Gross Income Test if the amount of the loan did not exceed the fair market value of the real property as of the date on which the commitment by us to make or to acquire the loan becomes binding.
For purposes of the 75.0% and 95.0% Gross Income Tests, the term “interest” generally excludes any amount that is based in whole or in part on the income or profits of any person, but not an amount solely because it is based on a fixed percentage or percentages of gross receipts or sales. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the secured property or a percentage of the appreciation in the property’s value as of a specific date, income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75.0% and 95.0% Gross Income Tests. However, interest received on debt obligations that are not secured by a mortgage on real property may not be qualified income, and would be excluded from income for purposes of the 75.0% Gross Income Test.
To the extent that we receive from our tenants reimbursements of amounts that the tenants are obligated to pay to third parties or penalties for the nonpayment or late payment of such amounts, those amounts should qualify as “rents from real property.” However, to the extent that we receive interest accrued on the late payment of the rent or other charges, that interest will not qualify as “rents from real property,” but will be qualifying income for purposes of the 95.0% Gross Income Test.
If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75.0% Gross Income Test and the 95.0% Gross Income Test notwithstanding its failure to otherwise satisfy these requirements for a period of three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75.0% Gross Income Test.
We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as such before the closing of the day on which it was acquired, originated or entered into, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95.0% and 75.0% Gross Income Tests. To the extent that we hedge for other purposes, the resultant income or gain will be treated as income that does not qualify under the 95.0% Gross Income Test or the 75.0% Gross Income Test unless certain requirements are met. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT, but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

We may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75.0% Gross Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments in order to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75.0% Gross Income and 95.0% Gross Income Tests as rents from real property and qualifying interest income in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, we do not expect to receive rent from a person of whose stock we (or an owner of 10.0% or more of our stock) directly or constructively own 10.0% or more. Also, the portion of the rent attributable to personal property is not expected to exceed 15.0% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by a property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75.0% Gross Income and the 95.0% Gross Income Tests described above.
Notwithstanding our failure to satisfy one or both of the 75.0% Gross Income and the 95.0% Gross Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:
•Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and
•Following our identification of the failure, we properly disclose such failure to the IRS.
 It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. In addition, as discussed in “— Taxation of Our Company” above, even if these relief provisions apply, a tax would be imposed with respect to non-qualifying net income.

Operational Requirements — Asset Tests
At the close of each quarter of our taxable year, we also must satisfy the Asset Tests, relating to the nature and diversification of our assets:

•
First, at least 75.0% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25.0% of the value of our total assets may be represented by securities other than those described above in the 75.0% asset class.

•
Third, of the investments included in the 25.0% asset class, the value of any one issuer’s securities that we own may not exceed 5.0% of the value of our total assets. Additionally, we may not own more than 10.0% of the voting power of any one issuer’s outstanding securities. Furthermore, we may not own more than 10.0% of the total value of any one issuer’s outstanding securities. The 10.0% value limitation will not apply, however, to:

(1)
“straight debt” securities (i.e., generally, debt payable on demand or at a date certain where the interest rate and the interest payment dates are not contingent on profits, the borrower’s discretion or similar factors and there is no convertibility, directly or indirectly, into stock of the debtor, although a security will not fail to be “straight debt” if it is subject to certain customary or de minimis contingencies; a security issued by a corporation or partnership will qualify as “straight debt” only if we and any of our TRSs in the aggregate hold non-qualifying securities of such issuer constituting no more than 1.0% of the value of such issuer’s outstanding securities);

(2)	loans to an individual or an estate;

(3)	certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Internal Revenue Code, other than with a “related person”;

(4)	obligations to pay qualifying rents from real property;

(5)	securities issued by a state or any political subdivision of a state, the District of Columbia, a foreign government, any political subdivision of the foreign government, or the Commonwealth of Puerto

Rico, but only if the determinations of any payment received or accrued under the security does not depend in whole or in part on the profits of any entity;

(6)	securities issued by another qualifying REIT; and

(7)	other arrangements identified in Treasury Regulations (which have not yet been issued or proposed).
Additionally, any debt instrument issued by a partnership will not be treated as a security if at least 75.0% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources meeting the requirements of the 75.0% Gross Income Test. Any debt instrument issued by a partnership also will not be treated as a security to the extent of our interest as a partner in the partnership. Mortgage debt secured by real estate assets constitutes a “real estate asset” and does not constitute a “security” for purposes of the foregoing tests. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes. Also, in looking through any partnership to determine our allocable share of any securities owned by the partnership for applying solely the 10.0% value test, our share of the assets of the partnership will correspond not only to our interest as a partner in the partnership, but also to our proportionate interest in certain debt securities issued by the partnership. The third Asset Test does not apply in respect of a TRS.

•
Fourth, no more than 25.0% of the value of our total assets may consist of the securities of one or more TRSs. Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35.0% of the voting power or value.

The Asset Tests must generally be met at the close of each calendar quarter. Upon full investment of the net offering proceeds, we expect that most of our assets will consist of real estate assets and we therefore expect to satisfy the Asset Tests.
If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.
In addition, we will have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy the third Asset Test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1.0% of our assets at the end of the relevant quarter or (2) $10,000,000. For violations of any of the REIT Asset Tests due to reasonable cause that are larger than this amount, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable Asset Test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.
Operational Requirements — Annual Distribution Requirements
To continue to qualify for taxation as a REIT, the Internal Revenue Code requires us to pay distributions (other than capital gain distributions) to our stockholders in an amount at least equal to:
(a) the sum of:

(1)	90.0% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain); and

(2)	90.0% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property; minus
(b) the sum of certain items of non-cash income.
We must pay distributions in the taxable year to which they relate. Distributions paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if:

(a)
we declare the distributions in October, November or December, the distributions are payable to stockholders of record on a specified date in such a month, and we actually pay the distributions during January of the subsequent year; or

(b)
we declare the distributions before we timely file our federal income tax return for such year, we pay the distributions in the 12-month period following the close of the prior year and not later than the first regular distribution payment after the declaration, and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year.

Even if we satisfy the foregoing distribution requirements, we are subject to tax to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85.0% of our ordinary income for that year, 95.0% of our capital gain net income for that year, and any undistributed taxable income from prior periods, we will be subject to a 4.0% excise tax on the excess of the required distribution over the amounts actually distributed. Distributions that are declared in October, November or December to stockholders of record on a specified date in one of those months and are distributed in the following January are treated as distributed in the previous December for purposes of the excise tax.
We intend to continue to make timely distributions sufficient to maintain our REIT status and avoid income and excise taxes. It is possible, however, that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of our stock in order to meet our distribution requirements.
If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in those circumstances to pay interest to the IRS based upon the amount of any deduction taken for deficiency distributions for the earlier year.
As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains;

•
Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•
The basis of the stockholder’s shares of our stock would be increased by the amount of our undistributed long-term capital gains (minus its proportionate share of the amount of capital gains tax we pay) included in the stockholder’s long-term capital gains.

We will use the accrual method of accounting and depreciate depreciable property under the modified accelerated cost recovery system or other allowable methods to calculate our REIT taxable income. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. If the IRS successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.
Failure to Maintain Qualification as a REIT
If we were to fail to satisfy one or more requirements to maintain our REIT qualification, other than an asset or income test violation of a type for which relief is otherwise available as described above, we would retain our REIT qualification if the failure was due to reasonable cause and not willful neglect, and if we were to pay a penalty of $50,000 for each such failure. However, it is not possible to predict whether in all circumstances we would be entitled to the benefit of this relief provision.
If we fail to remain qualified as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to remain qualified as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.
Taxation of Taxable U.S. Stockholders
For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. The phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	an individual citizen or resident of the U.S.;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S. or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership holds our stock, the tax treatment of a partner will depend on the status of the partner and the activities of the partnership. Partners in partnerships holding our stock should consult their tax advisors.
Distributions Generally
Under the Jobs Growth Tax Relief Reconciliation Act of 2003, as extended by the Tax Increase Prevention and Reconciliation Act of 2005, and the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010, certain “qualified dividend income” received by U.S. non-corporate stockholders in taxable years 2003 through 2012 is subject to tax at the same tax rates as long-term capital gain (generally, a maximum rate of 15.0% for such taxable years). On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, extending such 15.0% qualified dividend rate for 2013 and subsequent taxable years for those unmarried individuals with income under $400,000 and for married couples with income under $450,000. For those with income above such thresholds, the qualified dividend rate is 20.0%. Distributions received from REITs, however, generally are not eligible for these reduced tax rates and, therefore, will continue to be subject to tax at ordinary income rates, subject to two narrow exceptions:

•
distributions received from a REIT may be treated as “qualified dividend income” to the extent that the REIT itself has received qualified dividend income from other corporations (such as TRSs) in which the REIT has invested; and

•
distributions paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year.

Otherwise, so long as we qualify as a REIT, distributions made to our taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain distributions) will be taken into account by them as ordinary income (except, in the case of non-corporate stockholders, to the limited extent that we are treated as receiving “qualified dividend income”). In addition, as long as we qualify as a REIT, corporate stockholders will not be eligible for the dividends received deduction for any distributions received from us.
To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of our stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of our stock will be taxable as gain realized from the sale of its shares of our stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of that year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4.0% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions
Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her stock. A corporate U.S. stockholder, however, may be required to treat up to 20.0% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.
Passive Activity Loss and Investment Interest Limitations
Our distributions and any gain you realize from a disposition of our common stock will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income in their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares of stock and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case those capital gains will be taxed as ordinary income.
Certain Dispositions of Shares of our Common Stock
In general, any gain or loss realized upon a taxable disposition of shares of our common stock by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares of our common stock have been held for more than 12 months and as short-term capital gain or loss if the shares of our common stock have been held for 12 months or less. If, however, a U.S. stockholder has included in income any capital gains distributions with respect to the shares of our common stock, any loss realized upon a taxable disposition of the shares of our common stock held for six months or less, to the extent of the capital gains distributions included in income with respect to the shares of our common stock, will be treated as long-term capital loss. Also, the IRS is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares of our common stock or from a capital gain distribution to a tax at a 25.0% rate, to the extent the capital gain is attributable to depreciation previously deducted.
A repurchase of common stock for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•
is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than eighty percent of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or,

•
is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us; the IRS has published a ruling indicating that a repurchase which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1.0% should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”

 If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.
Information Reporting Requirements and Backup Withholding for U.S. Stockholders
We will report to U.S. stockholders and to the IRS the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28.0% on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	Fails to furnish its taxpayer identification number (for an individual, this would be his or her social security number);

•	Furnishes an incorrect taxpayer identification number;

•	Is notified by the IRS that the stockholder has failed properly to report payments of interest or dividends; or

•
Under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and dividend payments or has been notified by the IRS that the stockholder is no longer subject to backup withholding for failure to report those payments.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.
2010 Legislation
On March 30, 2010, the President signed into law the Reconciliation Act. The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax applies for taxable years beginning after December 31, 2012. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.
Customer Reporting Requirements for Brokers
The Energy Improvement and Extension Act of 2008, or the Act, imposed new customer reporting requirements on certain financial intermediaries, or brokers. The Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Section 1222 of the Internal Revenue Code. Under Section 6045(g)(3) of the Internal Revenue Code, a “covered security” generally includes any share of stock in a corporation that was acquired on or after January 1, 2011, or January 1, 2012 for stock issued pursuant to a qualified distribution reinvestment plan.
When determining the adjusted basis of the shares liquidated, Section 6045(g)(2)(B) of the Internal Revenue Code requires us to use the first-in, first-out method for stock acquired other than for stock issued pursuant to our DRIP. When using the first-in, first-out method, we are required to identify the shares liquidated in the order that they were acquired. However, as an alternative to the first-in, first-out method, a stockholder may make an “adequate identification” of the shares at or before the time of the liquidation request. Please consult your tax advisor for acceptable methods of making an adequate identification of shares.
With respect to stock issued pursuant to our DRIP, Section 6045(g)(2)(B) of the Internal Revenue Code requires us to use our default method, which may be the first-in, first-out method described above or the average basis method. When using the average basis method, the adjusted basis of each share issued pursuant to our DRIP would be equal to the average acquisition cost of all shares issued pursuant to our DRIP held in the account at the time of the liquidation request. Currently, our default method is the first-in, first-out basis method. Therefore, we will use the first-in, first-out method described above to identify the shares liquidated unless, at or before the time of the liquidation request, (a) a stockholder informs us that they wish to make an adequate identification of the shares or (b) a stockholder informs us that they wish to use the average basis method. Please consult your tax advisor if you wish to make an adequate identification of shares or use the average basis method.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities such as employee pension benefit trusts, IRAs and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute UBTI, unless the stockholder has borrowed to acquire or carry its stock or has used the shares of stock in a trade or business.

However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment such as ours will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these “set aside” and reserve requirements.
Qualified trusts that hold more than 10.0% (by value) of the shares of stock of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares of stock held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25.0% by value of the REIT interests or a group of qualified trusts, each owning more than 10.0% by value of the REIT interests, holds in the aggregate more than 50.0% by value of the REIT interests. The percentage of any REIT distribution treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5.0% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT distribution. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. We will attempt to monitor the concentration of ownership of qualified trusts in shares of our common stock, and we do not expect the shares of our common stock to be deemed to be “predominately held” by qualified trusts, to the extent required to trigger the treatment of our income as to such trusts.
Taxation of Non-U.S. Stockholders
The following discussion is intended only as a summary of the complex rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders). Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in shares of our common stock, including any reporting requirements.
Income Effectively Connected with a U.S. Trade or Business
In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in shares of our common stock if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the U.S. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.
The following discussion will apply to non-U.S. stockholders whose income derived from ownership of shares of our common stock is deemed to be not “effectively connected” with a U.S. trade or business.
Distributions Not Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”
The taxation of distributions by us to non-U.S. stockholders generally will depend on whether the distributions are attributable to the collection of interest paid pursuant to mortgages and rent from real property, or to sales or exchanges by us of a “United States real property interest” within the meaning of FIRPTA. A distribution to a non-U.S. stockholder that is attributable to the collection of interest and rent and not attributable to gain realized by us from the sale or exchange of a “United States real property interest” and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30.0% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares of our common stock (but not below zero) and then as gain from the disposition of those shares of our common stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares of our common stock.
Distributions Attributable to Gain from the Sale or Exchange of a “United States Real Property Interest”
Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a “United States real property interest” will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-

resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.
Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders
Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•	35.0% of designated capital gain distributions or, if greater, 35.0% of the amount of any distributions that could be designated as capital gain distributions; and

•	30.0% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).
In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30.0% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.
Sale of Shares of our Common Stock by a Non-U.S. Stockholder
A sale of shares of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless the shares of our common stock constitute a “United States real property interest.” Shares of our common stock will not constitute a U.S. real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50.0% in value of its shares of stock held directly or indirectly by non-U.S. stockholders.
We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of shares of our common stock should not be subject to taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of shares of our common stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest would depend on whether shares of our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Shares of our common stock currently are not “regularly traded” on an established securities market.
If the gain on the sale of shares of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares of our common stock and are subject to tax under FIRPTA also may be subject to a 30.0% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of shares of our common stock may be required to withhold 10.0% of the purchase price and remit this amount to the IRS.
Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30.0% tax on his or her U.S. source capital gains.

Foreign Account Tax Compliance Act

On March 18, 2010, President Obama signed the Foreign Account Tax Compliance Act, or FATCA, which provides that a 30% withholding tax will be imposed on certain payments (including dividends as well as gross proceeds from sales of stock) made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules. Final Treasury Regulations and Notice 2013-43 generally provide that FATCA withholding will not apply with respect to U.S. source fixed or determinable annual or periodic payments, such as dividends, made prior to July 1, 2014, and that FATCA withholding on gross proceeds and on pass-through payments will not be imposed with respect to payments made prior to January 1, 2017.

FATCA generally requires that (i) in the case of a foreign financial institution (defined broadly to include banks, certain insurance companies, hedge funds, private equity funds, mutual funds, securitization vehicles or other investment vehicles), the entity identifies and provides information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons or U.S.-owned foreign entities and (ii) in the case of a non-financial foreign entity, the entity identifies and provides information in respect of substantial U.S. owners of such entity. In the event of noncompliance with the FATCA requirements, as set forth in the Internal Revenue Code and Treasury Regulations, withholding at a rate of 30% on distributions in respect of shares of our common stock and gross proceeds from the sale of shares of our common stock held by or through such foreign entities would be imposed. Non-U.S. persons that are otherwise eligible for an exemption from, or a reduction of, U.S. withholding tax with respect to such distributions and sale proceeds would be required to seek a refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise).

The United States Treasury is also in the process of signing intergovernmental agreements with other countries to implement the exchange of information required under FATCA. Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement (if and when entered into) between the United States and the foreign entity’s home jurisdiction. Investors that invest in our shares through an account maintained at a non-U.S. financial institution are strongly encouraged to consult with their own tax advisors regarding the potential application and impact of FATCA and any intergovernmental agreement between the United States and their home jurisdiction in connection with FATCA compliance.
Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

We will report to our domestic stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. A non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

As described above, FATCA and subsequent Internal Revenue Service guidance regarding the implementation of FATCA provide that a U.S. withholding tax at a 30% rate will be imposed (i) on distributions with respect to our common stock made after July 1, 2014 and (ii) on proceeds of a sale in respect of our common stock made after December 31, 2016; in each case in (i) and (ii), when received by certain non-U.S. stockholders if certain due diligence disclosure and reporting rules related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such distributions and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld (under FATCA or otherwise). Additional requirements and conditions may be imposed pursuant to an intergovernmental agreement, if and when entered into, between the United States and the foreign entity’s home jurisdiction.

Prospective investors are urged to consult with their tax advisors regarding the application of these rules to an investment in our stock.

Statement of Stock Ownership
We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of our common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of our common stock is required to include specified information relating to his or her shares of our common stock in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.
State and Local Taxation
We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment and the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.
Federal Income Tax Aspects of Our Operating Partnership
The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as a Partnership
We are entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, generally known as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.
Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes, however, if at least 90.0% of the partnership’s gross income for each taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95.0% Gross Income Test applicable to REITs. We refer to this exemption from being treated as a publicly traded partnership as the “Passive-Type Income Exemption.”
Under applicable Treasury Regulations regarding publicly traded partnerships, or PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, the Private Placement Exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act of 1933, as amended and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation.
Our operating partnership currently qualifies for the Private Placement Exclusion. Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations because it was deemed to have more than 100 partners, our operating partnership should not be treated as a corporation because it should be eligible for the 90.0% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that our operating partnership will be classified as a partnership for federal income tax purposes. If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing our operating partnership’s taxable income.
Income Taxation of Our Operating Partnership and Its Partners
Partners, Not Partnership, Subject to Tax.     A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we are required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions, and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.
Partnership Allocations.     Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not have “substantial economic effect.” If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties.     Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.
Under the partnership agreement, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our partnership, except to the extent that our operating partnership is required under Section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its contributed properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any remaining built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.
Basis in Partnership Interest.     The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (A) our allocable share of our operating partnership’s income and (B) our allocable share of indebtedness of our operating partnership, and (3) reduced, but not below zero, by (A) our allocable share of our operating partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.
Depreciation Deductions Available to the Operating Partnership.     Our operating partnership will use a portion of contributions made by us from offering proceeds to acquire interests in real estate and real estate-related investments. To the extent that our operating partnership acquires real estate and real estate-related investments for cash, its initial basis in such properties for federal income tax purposes generally will be equal to the purchase price it paid. Our operating partnership plans to depreciate each such depreciable real estate or real estate-related investments for federal income tax purposes under the modified accelerated cost recovery system of depreciation. Under this system, our operating partnership generally will depreciate such buildings and improvements over a 39-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a seven-year recovery period using a 200% declining balance method. Qualified leasehold improvements and land improvements will be depreciated over a 15-year recovery period using a straight-line method.
 To the extent that our operating partnership acquires real estate and real estate-related investments in exchange for its units, its initial basis in each such real estate or real estate-related investments for federal income tax purposes should be the same as the transferor’s basis in that real estate or real estate-related investments on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable real estate or real estate-related investments for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.
Sale of Our Operating Partnership’s Property.     Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not currently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS
The following is a summary of some non-tax considerations associated with an investment in shares of our common stock by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an IRA or annuity described in Section 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to generally as Benefit Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto, through the date of this prospectus, and relevant regulations, rulings and opinions issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that there will not be adverse tax court decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.
This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, investors such as plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our commons stock.
In considering an investment in shares of our common stock, those involved with making investment decisions for Benefit Plans or IRAs should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Benefit Plans and IRAs, each fiduciary or other person responsible for the investment of the assets of a Benefit Plan or IRA seeking to invest plan assets in shares of our common stock should, taking into account the facts and circumstances of such Benefit Plan or IRA, consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether the investment will be in accordance with the documents and instruments governing such Benefit Plan or IRA;

•	whether the assets of the entity in which the investment is made will be treated as “plan assets” of the Benefit Plan or IRA investor;

•	whether the investment will result in UBTI to the Benefit Plan or IRA;

•
whether there is sufficient liquidity for the Benefit Plan or IRA considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Benefit Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Benefit Plan or IRA annually or more frequently;

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable; and

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable.
ERISA also requires that the assets of an employee benefit plan subject to ERISA generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the employee benefit plan.
Minimum and Other Distribution Requirements — Plan Liquidity
Potential Benefit Plan or IRA investors who intend to purchase shares of our common stock should consider the limited liquidity of an investment in shares of our common stock as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Benefit Plan or IRA from time to time. If the shares of our common stock are held in a Benefit Plan or IRA and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such Benefit Plan or IRA, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares of our common stock be made in kind to such participant or beneficiary or that a rollover of such shares be made to a Benefit Plan or IRA or other plan, which may not be permissible under the terms and provisions of such Benefit Plan or IRA. Even if permissible, a distribution of shares of our common stock in kind must be included in the taxable income of the recipient for the year in which the shares of our common stock are received at the then current fair market value of the shares of our common stock, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares of our common stock. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share of our common stock because no public market for shares of our common stock exists or is likely to develop. See “— Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do no necessarily indicate the price at which shares of our common stock could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Benefit Plan may have an obligation, even in situations involving in-kind distributions of shares of our common stock, to liquidate a portion of the in-kind shares of our common stock distributed in order to satisfy such withholding obligations, although there might be no market for such shares of our common stock. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Annual or More Frequent Valuation
Fiduciaries of Benefit Plans are required to determine the fair market value of the assets of such Benefit Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.
Unless and until the shares of our common stock are listed for trading on a national securities exchange, we do not expect that a public market for the shares of our common stock will develop. To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in shares of our common stock, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until eighteen months after the completion of this and any subsequent offering of shares of our common stock, we intend to use the offering price of shares of our common stock in our most recent offering as the per share net asset value; provided however, that if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the net asset value per share of our common stock will be equal to the offering price of shares of our common stock in our most recent offering less the amount of net sale proceeds per share distributed to our stockholders as a result of the sale of such property. Beginning eighteen months after the last offering of shares of our common stock, the value of the properties and our other assets will be determined as our board of directors deems appropriate.
We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Benefit Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•
our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares of our common stock, because no public market for shares of our common stock exists or is likely to develop; or

•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.
Fiduciary Obligations — Prohibited Transactions
Any person identified as a “fiduciary” with respect to a Benefit Plan incurs duties and obligations under ERISA as discussed herein. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions involving the assets of a Benefit Plan or IRA. In general, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan. Further, many transactions between Benefit Plans or IRAs and any person that is a “party in interest” or “disqualified person” are prohibited by ERISA and/or the Internal Revenue Code, regardless of how beneficial they may be for the Benefit Plan or IRA. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan or IRA and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan or IRA is also prohibited. A fiduciary of a Benefit Plan or IRA also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Internal Revenue Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund. ERISA also generally requires that the assets of Benefit Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Benefit Plan.
In the event that our properties and other assets were deemed to be assets of a Benefit Plan or IRA, referred to herein as Plan Assets, our directors would, and other of our employees might, be deemed fiduciaries of any Benefit Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Benefit Plans would extend to our directors and possibly other employees as Benefit Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.
Plan Asset Considerations
In order to determine whether an investment in shares of our common stock by Benefit Plans or IRAs creates or gives rise to the potential for either prohibited transactions or commingling of assets as referred to above, a fiduciary must consider whether an investment in shares of our common stock by Benefit Plans or IRAs will cause our assets to be treated as Plan Assets. Section 3(42) of ERISA defines the term “Plan Assets” in accordance with previously issued Department of Labor regulations, or the Plan Asset Rules, with certain express exceptions. The Plan Asset Rules provide guidelines as to the circumstances in which the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Rules, the assets of an entity in which a Benefit Plan or IRA makes an equity investment will generally be deemed to be assets of such Benefit Plan or IRA unless the entity satisfies one of certain expressly enumerated exceptions. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly-offered securities,” defined generally as interests that are “freely-transferable,” “widely-held” and registered with the SEC;

•	in which equity participation by “benefit plan investors” is not significant; or

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”
In the event our assets could be characterized as “plan assets” of Benefit Plan or IRA investors that own shares of our common stock, one exception in the Plan Asset Rules provides that the assets of a Benefit Plan or IRA will not include the underlying assets of an entity in which the Benefit Plan or IRA invests if equity participation in the entity by “benefit plan investors” is not “significant.”
The Plan Asset Rules provide that equity participation in an entity by benefit plan investors is considered “significant” if 25.0% or more of the value of any class of equity interests in the entity is held by such benefit plan investors. Equity interests held by a person with discretionary authority or control with respect to the assets of the entity, and equity interests held by a person who provides investment advice for a fee (direct or indirect) with respect to such assets or any affiliate of any such person (other than a benefit plan investor), are disregarded for purposes of determining whether equity participation by benefit plan investors is significant. The term “benefit plan investor” means (i) “employee benefit plans” subject to Part 4 of Title I of ERISA, (ii) “plans” described in Section 4975(e)(1) of the Internal Revenue Code, and (iii) certain entities or funds whose underlying assets are considered plan assets by reason of investment in such entities or funds by investors described in clause (i) and (ii).
Our charter prohibits benefit plan investors from owning, directly or indirectly, in the aggregate, 25.0% or more of our common stock prior to the date that either our common stock qualifies as a class of “publicly offered securities” or we qualify for another exemption in the Plan Asset Rules other than the 25.0% limitation. As a result, we anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant. In addition, the charter also provides that we have the power to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Asset Rules, including the right to repurchase shares of our common stock and to refuse to give effect to a transfer of shares of our common stock. While we do not expect that we will need to exercise such power, we cannot give any assurance that such power will not be exercised. Based on the foregoing, we believe that our assets should not be deemed to be “plan assets” of any Benefit Plan or IRA that invests in our common stock.
Publicly Offered Securities Exemption
As noted above, if a Benefit Plan or IRA acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Rules. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws. Although we intend to satisfy the registration requirements under this definition by offering shares of our common stock in connection with an effective registration statement under the Securities Act of 1933, as amended, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.
Under the Plan Asset Rules, a class of securities is considered “widely held” if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be widely held because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. Although we anticipate that upon completion of this offering the shares of our common stock will be “widely held,” the shares of our common stock will not be widely held until we sell shares of our common stock to 100 or more independent investors.
Assuming that the shares of our common stock are deemed to be widely held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Rules provide that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provide several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment in a public offering of securities is $10,000 or less. The allowed restrictions in the examples are illustrative of restrictions commonly found in REITs that are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. The minimum investment in shares of our common stock is less than $10,000; thus, the restrictions imposed upon shares of our common stock in order to maintain our status as a REIT should not prevent the shares of our common stock from being deemed “freely transferable.”
Shares of our common stock are being sold in connection with an effective registration statement under the Securities Act of 1933, as amended. We expect to be exempt from registration as an investment company under the Investment Company Act.
Real Estate Operating Company Exemption
Even if we were deemed not to qualify for the “benefit plan investors,” the “registered investment company,” or the “publicly offered securities” exemption, the Plan Asset Rules also provide an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a “real estate operating company” if, during the relevant valuation periods defined in the Plan Asset Rules, at least 50.0% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50.0% of our assets to the management and development of real estate.
An example in the Plan Asset Rules indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the “real estate operating company” exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Rules and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the “real estate operating company” exemption.
Consequences of Holding Plan Assets
In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Benefit Plan or IRA stockholder and an investment in shares of our common stock might constitute an inappropriate delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Benefit Plan or IRA in shares of our common stock might be deemed to result in an impermissible commingling of Benefit Plan and/or IRA assets with other property.

In addition, if our management or affiliates were treated as fiduciaries with respect to Benefit Plan and IRA stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our advisor and their or any other fiduciaries or parties-in-interest or disqualified persons with respect to the benefit plan investors unless such transactions otherwise were exempt, statutorily or administratively, from the prohibitions of ERISA and the Internal Revenue Code, or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan or IRA stockholders with the opportunity to sell their shares of our common stock to us or we might dissolve or terminate.
Prohibited Transactions
Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans, or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan or IRA, as well as employer sponsors of the Benefit Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a direct or indirect fee with respect to Plan Assets or has any authority to do so. Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares of our common stock, and that person regularly provides investment advice to the Benefit Plan or IRA pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan or IRA based on its particular needs.
Thus, if we are deemed to hold Plan Assets under the Plan Asset Rules, our advisor, any selected dealer or any of their affiliates could be characterized as a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to such Plan Assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Benefit Plan or an IRA investor, we might be a disqualified person or a party-in-interest with respect to such Benefit Plan or IRA investors, resulting in a prohibited transaction merely upon investment by such Benefit Plan or IRA in shares of our common stock. Accordingly, unless an administrative or statutory exemption applies, shares of our common stock should not be purchased by a Benefit Plan or IRA with respect to which any of the above persons is a fiduciary.
Prohibited Transactions — Consequences
As we previously described, ERISA prohibits Benefit Plans and IRAs from engaging in prohibited transactions. If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15.0% of the amount involved and authorizes the IRS to impose a 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction.
In addition, our advisor and possibly other fiduciaries of Benefit Plans subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to reverse or unwind the transaction and to restore to the Benefit Plan any profits realized by these fiduciaries as a result of the transaction or breach and to make whole the Benefit Plan for any losses it incurred as a result of the transaction or breach. ERISA provides that the Secretary of the Department of Labor may impose civil penalties (generally, 5.0% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved) upon parties-in-interest that engage in prohibited transactions. With respect to an IRA that invests in our company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.
Any potential investor considering an investment in shares of our common stock that is, or is acting on behalf of, a Benefit Plan or IRA is strongly urged to consult its own legal and tax advisors regarding the consequences of such an investment under ERISA, the Internal Revenue Code and any applicable similar laws.

DESCRIPTION OF CAPITAL STOCK
We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the MGCL and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our charter and bylaws and every other exhibit to our registration statement. See the “Where You Can Find Additional Information” section below.
Under our charter, we have authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares of stock authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share and 200,000,000 shares are classified as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
Common Stock
Except as may otherwise be specified in the terms of the common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of stock that we issue. The shares of our common stock will have equal distribution, liquidation and other rights.
Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of any new class or series of shares of stock.
We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for our shares. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.
Preferred Stock
Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of repurchase of each class or series of preferred stock so issued. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock.

However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding publicly held share. In addition, a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, must approve the issuance of preferred stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Our board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.
Meetings and Special Voting Requirements
An annual meeting of the stockholders will be held each year, upon reasonable notice to our stockholders, but no sooner than 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our president or chairman of the board of directors and must be called by our secretary upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least 50.0% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the MGCL and our charter, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our charter, (2) our liquidation and dissolution, (3) a merger, consolidation, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our charter, the vote of stockholders holding a majority of the outstanding shares of our stock entitled to vote is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the MGCL unless our board of directors determines that such rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of the determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders do have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of a majority of the shares of stock entitled to vote generally in the election of directors.
Stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and number of shares of stock owned by each stockholder and will be sent within 10 days of our receipt of the request. The stockholder list shall be maintained as part of our books and records and shall be available for inspection by any stockholder or the stockholder’s designated agent at our corporate offices upon the request of a stockholder. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. The purposes for which a stockholder may request a copy of the stockholder list include, but are not limited to, matters relating to stockholders’ voting rights and the exercise of stockholder rights under federal proxy laws. If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of our stockholder list as requested, our advisor and/or our board of directors, as the case may be, shall be liable to any stockholder requesting our stockholder list for the costs, including reasonable attorneys’ fees, incurred by that stockholder for compelling the production of our stockholder list, and for actual damages suffered by any such stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of our stockholder list is to secure such list or other information for the purpose of selling our stockholder list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to such stockholder’s interest in us. The remedies provided hereunder to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.
In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, which provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies by a stockholder for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholder may make the distribution of such materials.
Furthermore, pursuant to our charter, any stockholder and any designated representative thereof shall be permitted access to our corporate records to which such stockholder is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Under Maryland law, stockholders are therefore entitled to inspect and copy only our bylaws, minutes of stockholder proceedings, annual statements of affairs, voting trust agreements and statements of stock and securities issued by us during the period specified by the requesting stockholder, which period may not be longer than 12 months prior to the date of the stockholder’s request. Because the above list describes all of the corporate records that our stockholders are entitled to inspect and copy under Maryland law, our stockholders will not be entitled to inspect and copy the minutes of the meetings of our board of directors, which are records that certain states other than Maryland allow corporate stockholders to inspect and copy. Requests to inspect and/or copy our corporate records must be made in writing to: Griffin-American Healthcare REIT III, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our charter and Maryland law.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the federal tax laws, we must meet several requirements concerning the ownership of our outstanding capital stock. Specifically, no more than 50.0% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the federal income tax laws to include specified private foundations, employee benefit plans and trusts, and charitable trusts, during the last half of any taxable year beginning with the second taxable year in which we qualify as a REIT. In addition, the outstanding shares of stock must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year beginning with the second taxable year in which we qualify as a REIT. We may prohibit certain acquisitions and transfers of shares of our stock so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.
Our charter contains a limitation on ownership that prohibits any individual or entity from directly acquiring beneficial ownership of more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock.
Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, will cause the number of shares of our stock causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares of our stock. If the transfer to the trust would not be effective for any reason to prevent any of the foregoing, the transfer of that number of shares that otherwise would cause a person to violate any of the restrictions described above will be null and void and the proposed transferee will acquire no rights in such shares of our stock. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares of stock and will be entitled to the same rights and privileges as all other shares of the same class or series of stock. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust and, subject to Maryland law, will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the fair market value of such shares-in-trust on the day of the event causing the shares to be held in trust. The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.
If, prior to our discovery that shares have been transferred to the trustee, such shares are sold by the prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive, such excess must be paid to the trustee upon demand. In addition, all shares-in-trust will be deemed to have been offered for sale to us or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of devise, gift, or other event other than a transfer for value, the market price of such shares of stock at the time of such devise, gift, or other event) and (2) the market price on the date we, or our designee, accepts such offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
Any person who acquires or attempts or intends to acquire shares of our stock in violation of the foregoing restriction or who owns shares of our stock that were transferred to any such trust is required to give immediate written notice to us of such event or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.
The foregoing restrictions continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance with the foregoing restrictions is no longer required for REIT qualification.
Our board of directors, in its sole discretion, may exempt a person (prospectively or retroactively) from the limitation on ownership of more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failure to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.
Any stockholder of record who owns more than 5.0% (or such lower level as required by the Internal Revenue Code and the regulations thereunder) of the outstanding shares of our stock during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares of our stock actually owned by such stockholder, and such information regarding the beneficial ownership of the shares of our stock as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit.
Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders. See the “Suitability Standards” section of this prospectus.
Distribution Policy
We intend to accrue and pay distributions on a monthly basis. Our distribution policy will be set by our board of directors and is subject to change based on available cash flows. We cannot guarantee the amount of distributions paid, if any, although we expect to make monthly distribution payments following the end of each calendar month. In connection with a distribution to our stockholders, our board of directors approves a monthly distribution for a certain dollar amount per share of our common stock. We then calculate each stockholder’s specific distribution amount for the month using daily record and declaration dates, and your distributions begin to accrue on the date we mail a confirmation of our acceptance of your subscription for shares of our common stock.
To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” section of this prospectus. Generally, income distributed to stockholders will not be taxable to us under the Internal Revenue Code if we distribute at least 90.0% of our taxable income. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to pay out enough of our taxable income to satisfy the requirement that we distribute at least 90.0% of our taxable income, other than net capital gains, in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Maryland law.
Generally, distributions that you receive, including distributions that are reinvested pursuant to the DRIP, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we pay a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in your shares of our common stock, and the amount of each distribution in excess of your tax basis in your shares of our common stock will be taxable as a gain realized from the sale of your shares of our common stock. If you receive a distribution in excess of our current and accumulated earnings and profits, upon the sale of your shares of our common stock you may realize a higher taxable gain or a smaller loss because the basis of the shares of our common stock as reduced will be used for purposes of computing the amount of the gain or loss. In addition, individual investors will be subject to tax at capital gains rates on distributions made by us that we designate as “capital gain dividends.” However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. See the “Federal Income Tax Considerations” section of this prospectus.
Under the MGCL, our board of directors may delegate to a committee of directors the power to fix the amount and other terms of a distribution. In addition, if our board of directors gives general authorization for a distribution and provides for or establishes a method or procedure for determining the maximum amount of the distribution, our board of directors may delegate to one of our officers the power, in accordance with the general authorization, to fix the amount and other terms of the distribution.
We are not prohibited from distributing our own securities in lieu of making cash distributions to our stockholders, provided that the securities so distributed to our stockholders are readily marketable. Our stockholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities.
Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those stockholders that accept such offer.
Restrictions on Roll-Up Transactions
In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal shall be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a Roll-up Entity, that would be created or would survive after the successful completion of such transaction. The term Roll-up Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to common stockholders who vote “no” on the proposal the choice of:

(A)	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

(B)	one of the following:

(1)	remaining as holders of our stock and preserving their interests therein on the same terms and conditions as existed previously; or

(2)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed Roll-up Transaction:

•
that would result in the common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the “— Meetings and Special Voting Requirements” section above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.
Valuation Policy
The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. Although our board of directors may do so at any time in its discretion, it is possible that our board of directors will not undertake any process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering. However, during such period, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).
 Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering; or

•	our costs of acquiring assets.

No later than 18 months after the last sale of shares of our common stock in this offering, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor or any successor advisors or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish our board of directors’ estimate of the reasonable value of our shares within 18 months after this offering, at a time to be determined by our board of directors.
Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for any future estimate of the per share value of our common stock. The estimated value will not necessary be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets (including any impairments);

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.
Our board of directors may rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. However, with respect to asset valuations, our board of directors will not be required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.
The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

•	any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.
This valuation policy may be amended by our board of directors at any time and, although the policy expresses the present intent of our board of directors, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

DISTRIBUTION REINVESTMENT PLAN
Prior to the commencement of this offering, we will adopt the DRIP. The DRIP will allow you to have your distributions otherwise payable to you invested in additional shares of our common stock. The following discussion summarizes the principal terms of the DRIP, which is attached to this prospectus as Exhibit C.
During this offering, you may purchase shares of our common stock pursuant to the DRIP for 95.0% of the primary offering price. Thereafter, shares of our common stock in the plan will be offered for (1) 95.0% of the offering price in any subsequent public equity offering during such offering, and (2) 95.0% of the most recent offering price until our board of directors determines the estimated value per share of our common stock or the listing of the shares of our common stock on a national securities exchange. After our board of directors determines the estimated value per share of our common stock, participants in the DRIP plan may acquire shares of our common stock at 95.0% of such per share valuation until the listing.
We will not pay selling commissions, a dealer manager fee or other organizational and offering expenses with respect to shares of our common stock purchased pursuant to the DRIP. We will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all of the economic benefits resulting from distribution reinvestment purchasers by stockholders from the elimination of selling commissions, dealer manager fees and other organizational and offering expenses will inure to the benefit of the participant. A copy of the DRIP is included as Exhibit C to this prospectus.
Stockholders participating in the DRIP may purchase whole or fractional shares of our common stock, subject to certain minimum investment requirements and other restrictions which may be imposed by the board of directors. If sufficient shares of our common stock are not available for issuance pursuant to the DRIP, we will remit excess dividends of net cash from operations to the participants. If you elect to participate in the DRIP, you must agree that, if at any time you fail to meet the applicable investor minimum income or net worth standards or cannot make the other investor representations or warranties set forth in the then current prospectus or the subscription agreement relating to such investment, you will promptly notify our advisor in writing of that fact.
Stockholders purchasing shares of our common stock pursuant to the DRIP will have the same rights and will be treated in the same manner as if such shares of our common stock were purchased pursuant to this offering.
Following reinvestment, we will send each participant a written confirmation showing the amount of the distribution, the number of shares of our common stock owned prior to the reinvestment, and the total number of shares of our common stock owned after the distribution reinvestment.
You may elect to participate in the DRIP by making the appropriate election on the Subscription Agreement, or by completing the enrollment form or other authorization form available from the DRIP administrator. Participation in the plan will begin with the next distribution made after receipt of your election, provided your participation election is received at least 10 days prior to the last day of the month to which the distribution relates. We may terminate the DRIP for any reason at any time upon 10 days’ prior written notice to participants. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in shares of our common stock would cause the percentage ownership limitation contained in our charter to be exceeded. In addition, you may terminate your participation in the DRIP by providing us with written notice at least 10 days prior to the last day of the month to which the distribution relates. A transfer of common stock will terminate your participation in the DRIP with respect to such shares of our common stock unless the transferee makes an election to participate in the plan. Once enrolled in the plan, you may change your reinvestment options at any time by notifying the DRIP administrator, which currently is expected to be us, at least 10 days prior to the last day of the month to which the distribution relates.
 If you elect to participate in the DRIP and are subject to federal income taxation, you will incur a tax liability for distributions otherwise distributable to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the DRIP. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares of our common stock. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely on sources of funds other than our distributions to pay your taxes. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution.

SHARE REPURCHASE PLAN
Prior to the commencement of this offering, our board of directors will adopt a share repurchase plan that will provide eligible stockholders with limited, interim liquidity by enabling them to sell their shares of our common stock back to us in limited circumstances. However, our board of directors could choose to amend the provisions of our share repurchase plan without stockholder approval. Our share repurchase plan will permit you to sell your shares of our common stock back to us to the extent we have sufficient proceeds to do so and subject to the significant restrictions and conditions described below.
Purchase Price.     Unless the shares of our common stock are being repurchased in connection with a stockholder’s death or qualifying disability, the prices per share at which we will repurchase shares of our common stock are as follows:

•	for stockholders who have continuously held their shares of our common stock for at least one year, 92.5% of the Repurchase Amount;

•	for stockholders who have continuously held their shares of our common stock for at least two years, 95.0% of the Repurchase Amount;

•	for stockholders who have continuously held their shares of our common stock for at least three years, 97.5% of the Repurchase Amount; and

•	for stockholders who have continuously held their shares of our common stock for at least four years, 100% of the Repurchase Amount.
At any time we are engaged in an offering of shares, the Repurchase Amount for shares purchased under our share repurchase plan will always be equal to or lower than the applicable per share offering price. As long as we are engaged in an offering, the Repurchase Amount shall be the lesser of the amount you paid for your shares of common stock or the per share offering price in the current offering. If we are no longer engaged in an offering, the Repurchase Amount will be determined by our board of directors. Our board of directors will announce any repurchase price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. Notwithstanding the foregoing, if shares of our common stock are to be repurchased in connection with a stockholder’s death or qualifying disability, the repurchase price shall be 100% of the price paid to acquire the shares of our common stock.
The purchase price for repurchased shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to our common stock. At any time the repurchase price is determined by any method other than the net asset value of the shares of our common stock, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sale, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.
Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.
Holding Period.     Only shares of our common stock that have been held by the presenting stockholder for at least one year are eligible for repurchase, except under certain limited circumstances. Requests for the repurchase of shares of our common stock that are submitted prior to being eligible for repurchase will not be honored. Subject to the conditions and limitations described below, we will repurchase shares of our common stock held for less than one year upon the death of a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares of our common stock through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. If spouses are joint registered holders of the shares of our common stock, the request to repurchase the shares of our common stock may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.
Subject to the conditions and limitations described below, we will repurchase shares of our common stock held for less than one year requested by a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as defined in our share repurchase plan, after receiving written notice from such stockholder. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or similar entity.

In the event that a stockholder presents 100% of his or her shares for repurchase, we will waive the one-year holding period for shares purchased pursuant to the DRIP.
We will make repurchases pursuant to our repurchase plan quarterly, at our sole discretion. Subject to funds being available, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP.
Our board of directors, in its sole discretion, may choose to terminate, amend or suspend our share repurchase plan at any time if it determines that the funds allocated to our share repurchase plan are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution payment. A determination by the board of directors to terminate, amend or suspend our share repurchase plan will require the affirmative vote of the majority of our board of directors, including a majority of our independent directors.
The funds set aside for our share repurchase plan may not be sufficient to accommodate all requests made each year. If funds are insufficient to honor all requests in any given quarterly period, then any unfulfilled requests generally will be honored in subsequent periods on a pro rata basis along with other redemption requests for the respective period; provided however, that preference will be given to shares of our common stock to be repurchased in connection with a death or qualifying disability. If funds are not available to honor a stockholder’s repurchase request, the stockholder may withdraw the request or ask that we honor the request when funds are available. In addition, you may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.
A stockholder must present for repurchase a minimum of 25.0% of the shares of our common stock owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder presents 100% of his or her shares.

Stockholders are not required to sell their shares of our common stock to us. Our share repurchase plan is intended only to provide limited, interim liquidity for stockholders until a liquidity event occurs, such as the listing of our common stock on a national securities exchange, our merger with a listed company or the sale of substantially all of our assets. We cannot guarantee that a liquidity event will occur.
Our advisor is not permitted to participate in our share repurchase plan. Our co-sponsors, advisor, directors or any affiliates thereof may not receive any fees arising out of our repurchase of shares.
Shares of our common stock we purchase pursuant to our share repurchase plan will be canceled and will have the status of authorized but unissued shares of our common stock. Shares of our common stock we acquire through our share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act of 1933, as amended, and under appropriate state securities laws or otherwise issued in compliance with such laws.
If we terminate, amend or suspend our share repurchase plan, we will send a letter to stockholders informing them of the change, and we will disclose the changes in reports filed with the SEC. For more information, see the copy of our share repurchase plan attached as Exhibit C to this prospectus.
Tax Consequences.     The federal income tax treatment of stockholders with respect to payments for shares of common stock which we redeem under the share redemption program will depend upon whether our redemption is treated as a payment in exchange for the shares of common stock or, alternatively, as a dividend. A redemption normally will be treated as an exchange if the redemption results in a complete termination of the stockholder’s interest in our company, qualifies as “substantially disproportionate” with respect to the stockholder or is treated as “not essentially equivalent to a dividend” with respect to the stockholder.
In determining whether any of these tests are satisfied, shares of common stock both actually and constructively owned by the stockholder under applicable constructive ownership rules are taken into account.
In order for the redemption to be “substantially disproportionate,” the percentage of our voting shares of common stock owned or considered owned by the stockholder immediately after the redemption must be less than 80 percent of the percentage of our voting shares of common stock owned or considered owned by the stockholder immediately before the redemption.
In order for the redemption to be treated as not essentially equivalent to a dividend with respect to the stockholder, the redemption must result in a “meaningful reduction” in the stockholder’s interest in our company. While there is no bright line test for what constitutes a “meaningful reduction” in stock ownership, the IRS has indicated in a published ruling that, in the case of a small minority holder of a publicly held corporation whose relative stock interest is minimal and who exercises no control over corporate affairs, a reduction in the holder’s proportionate interest in the corporation from .0001118% to .0001081% would constitute a meaningful reduction.
In general, if the redemption is treated as an exchange, for a taxable U.S. stockholder the U.S. federal income tax treatment will be as described under the heading “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Certain Dispositions of Shares of our Common Stock.” For a Non-U.S. stockholder whose income from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the treatment will be as described under “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Sale of Shares of our Common Stock by a Non-U.S. Stockholder.”
If the redemption does not qualify as an exchange of shares of common stock, the U.S. federal income tax treatment generally will be as described under “Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Distributions Generally” for a taxable U.S. stockholder. For a Non-U.S. stockholder whose income from the investment in shares of our common stock is not effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the treatment will be as described under “Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders — Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest.”
The tax consequences to you of participating in our share repurchase plan thus will vary depending upon your particular circumstances, so we urge you to consult your own tax advisor regarding the specific tax consequences to you of participation in the share redemption program.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus forms a part.
Business Combinations
Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares of stock entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares of stock are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (1) to shares of stock acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. We cannot assure you that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

In our charter, we have elected that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.
Vacancies on Board of Directors; Removal of Directors
Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Our independent directors will choose the nominees to fill vacancies in our independent director positions and our non-independent directors will choose the nominees to fill vacancies in our non-independent director positions.
Any director may resign at any time and may be removed with or without cause by our stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by our stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual nominated and who has complied with the advance notice provisions of the bylaws.
Anti-takeover Effect of Certain Provisions of Maryland Law and of our Charter and Bylaws
The business combination provisions and the control share acquisition provisions of Maryland law, the provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.
Internalization Transaction
Our charter provides that we shall not pay a separate internalization fee to our advisor solely in connection with an internalization transaction (acquisition of management functions from the advisor).

THE OPERATING PARTNERSHIP AGREEMENT
General
We formed Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, on January 11, 2013 to acquire, own and operate properties on our behalf. It will enable us to operate as what is generally referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which is a structure generally utilized by REITs to provide for the acquisition of real estate from owners who desire to defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. These owners also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an operating partnership, such as our operating partnership, will be deemed to be assets and income of the REIT.
The property owner’s goals are accomplished because a property owner may contribute property to our operating partnership in exchange for limited partnership units on a tax-deferred basis while obtaining rights similar in many respects to those afforded to our stockholders. For example, our operating partnership is structured to pay distributions with respect to limited partnership units that would be equivalent to the distributions made with respect to our common stock. In addition, a limited partner in our operating partnership may later redeem his or her limited partnership units and, if we consent, receive shares of our common stock in a taxable transaction.
The partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other Griffin Capital-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests in our operating partnership. In the event of such a merger, exchange or conversion, our operating partnership would issue additional limited partnership interests which would be entitled to the same redemption rights as other holders of limited partnership interests in our operating partnership. Further, if our operating partnership needs additional financing for any reason, it is permitted under the partnership agreement to issue additional limited partnership interests which also may be entitled to such redemption rights. As a result, any such merger, exchange or conversion or any separate issuance of redeemable limited partnership interests ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.
We intend to hold substantially all of our assets through our operating partnership, and we may make acquisitions of properties using the UPREIT structure. We are the sole general partner of our operating partnership. Prior to the initial release from escrow of the minimum offering amount, we will own an approximately 99.0% equity percentage interest in our operating partnership. Our advisor is a limited partner of our operating partnership, and at such time will hold a 1.0% limited partnership interest in our operating partnership. As described below, as we sell shares of our common stock, we will contribute the net proceeds and increase our ownership percentage interest in our operating partnership, except to the extent we cause our operating partnership to issue limited partnership interests to other parties. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.
The following is a summary of the material provisions of the partnership agreement of our operating partnership, as amended. You should refer to the partnership agreement, which is filed as an exhibit to the registration statement, for more detail.
Capital Contributions
If our operating partnership issues additional units to any new or existing partner in exchange for cash capital contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership calculated based upon the amount of the capital contribution and the value of our operating partnership at the time of such contribution. If we issue additional units in exchange for property contributions, the contributor will receive a number of limited partnership units and a percentage interest in our operating partnership based upon the net fair value of the property contributed (as agreed to by us, as general partner, and the contributor) and the value of our operating partnership at the time of such contribution.
 As we accept subscriptions for shares of our common stock, we will transfer the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds, or we may cause our operating partnership to borrow such funds.

Issuance of Additional Units
As general partner of our operating partnership, we can, without the consent of the limited partners, cause our operating partnership to issue additional units representing general or limited partnership interests. A new issuance may include preferred units, which may have rights that are different and/or superior to those of general partnership units that we hold and/or limited partnership units.
Further, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in our best interest and the best interest of our operating partnership.
Operations
The partnership agreement of our operating partnership provides that our operating partnership is to be operated in a manner that will enable us to:

•	satisfy the requirements for being qualified as a REIT for tax purposes;

•	avoid any federal income or excise tax liability; and

•
ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. See the “Federal Income Tax Considerations — Federal Income Tax Aspects of Our Operating Partnership — Classification as a Partnership” section of this prospectus.

Under our operating partnership agreement, we have the authority to:

•	acquire, purchase, own, operate, lease, manage and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell or redeem any debt or other securities;

•	borrow or loan money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.
In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real estate, our operating partnership will assume and pay when due or reimburse us for payment of all of our administrative and operating costs and expenses and such expenses will be treated as expenses of our operating partnership.
Distributions and Allocations
We intend to distribute to our stockholders 100% of all distributions we receive from our operating partnership. The partnership agreement provides that our operating partnership will distribute cash flows from operations to its partners in accordance with their percentage interests (which will be based on relative capital contributions, including deemed capital contributions by us as general partner) at such times and in such amounts as we, as general partner, determine. The partnership agreement also provides that our operating partnership may distribute net proceeds from the sale to its partners in accordance with their percentage interests, subject to certain distributions to our advisor as discussed below. Except for certain distributions to our advisor as noted below, all distributions shall be made such that a holder of one unit of limited partnership interest in our operating partnership will receive annual distributions from our operating partnership in an amount equal to the annual distributions paid to the holder of one share of our common stock. However, after we have received distributions from our operating partnership equal to the amount necessary to have provided our stockholders, collectively, a return of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus an amount equal to an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, 15.0% of any remaining net proceeds from sales will be distributed to our advisor and the other partners in accordance with their relative percentage interests at such times and in such amounts as we determine as general partner. See the “Compensation Table” section of this prospectus for additional details regarding our subordinated distribution rights.

Pursuant to the partnership agreement, our operating partnership may issue preferred units that entitle their holders to distributions prior to the payment of distributions for other units of limited partnership and/or the units of general partnership interest that we hold.
The partnership agreement of our operating partnership provides that net profits will be allocated to the partners in accordance with their percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. However, to the extent that our advisor receives a distribution of proceeds from sales, there will be a corresponding allocation of profits of our operating partnership to our advisor. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.
Upon the liquidation of our operating partnership, after payment of debts and obligations, and after any amounts payable to preferred units, if any, any remaining assets of our operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.
Amendments
In general, as the general partner, we may amend the partnership agreement. Certain amendments to the partnership agreement, however, require the consent of each limited partner that would be adversely affected by the amendment, if such amendment would:

•	convert a limited partner’s interest in our operating partnership into a general partnership interest;

•	require the limited partners to make additional capital contributions to our operating partnership; or

•	adversely modify the limited liability of any limited partner.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the partnership agreement to amend these amendment limitations.
Redemption Rights
The limited partners of our operating partnership, including our advisor, have the right to cause our operating partnership to redeem their limited partnership units for, at our option, cash equal to the value of an equivalent number of shares of our common stock or a number of shares of our common stock equal to the number of limited partnership units redeemed. Unless we elect in our sole discretion to satisfy a redemption right with a cash payment, these redemption rights may not be exercised if and to the extent that the delivery of shares of our common stock upon such exercise would, among other things:

•	adversely affect our ability to qualify as a REIT under the Internal Revenue Code or subject us to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code;

•	violate any provision of our charter or bylaws;

•	constitute or be likely to constitute a violation of any applicable federal or state securities laws;

•	result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	cause us to own 10.0% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code;

•	cause our operating partnership to become a “publicly traded partnership” under the Internal Revenue Code; or

•	cause our operating partnership to cease to be classified as a partnership for federal income tax purposes.

Subject to the foregoing limitations, limited partners may exercise their redemption rights at any time after one year following the date of issuance of their limited partnership units.
We do not expect to issue any of the shares of our common stock offered by this prospectus to limited partners of our operating partnership in exchange for their limited partnership units. Rather, in the event a limited partner of our operating partnership exercises its redemption rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of our common stock, or subsequently registered shares of our common stock, in connection with such transaction.

Any common stock issued to the limited partners upon redemption of their respective limited partnership units may be sold only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration. We may grant holders of partnership interests registration rights for such shares of our common stock.
As a general partner, we have the right to grant similar redemption rights to holders of other classes of units, if any, in our operating partnership, and to holders of equity interests in the entities that own our properties.

As discussed above in the “Compensation Table” section of this prospectus, our advisor is entitled to receive a distribution in redemption of its limited partnership units upon a listing or upon a termination of the advisory agreement.
Transferability of Interests
We may not voluntarily withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless the limited partners not affiliated with us or our advisor approve the transaction by majority vote.
With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, our advisor may not transfer its interest in our operating partnership or exercise its redemption rights as long as it is acting as our advisor.
Term
Our operating partnership will be dissolved and its affairs wound up upon the earliest to occur of certain events, including:

•	the expiration of the term of our operating partnership on December 31, 2043;

•	our determination as general partner to dissolve our operating partnership;

•	the sale of all or substantially all of the assets of our operating partnership; and

•	our withdrawal as general partner of our operating partnership, unless a majority in interest of the remaining partners determine to continue the business of our operating partnership.
Tax Matters
We are the tax matters partner of our operating partnership and, as such, have the authority to make tax elections under the Internal Revenue Code on behalf of our operating partnership.

Indemnification
The partnership agreement requires our operating partnership to indemnify us, as general partner (and our directors, officers and employees), the limited partners, including our advisor (and its managers, members and employees), against damages and other liabilities to the extent permitted by Delaware law, except to the extent that any claim for indemnification results from:

•	fraud, willful misconduct or gross negligence of the general partner or limited partners;

•	negligence or misconduct of our directors, officers and employees (other than our independent directors), our advisor and its managers, members and employees, or

•	gross negligence or willful misconduct of our independent directors.

In addition, we, as general partner, and the limited partners will be held harmless and indemnified for losses only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct that caused the loss, liability or expense was in our best interest;

•	the indemnitee was acting on our behalf or performing services for us;

•	such liability or loss was not the result of negligence or misconduct by our directors (other than our independent directors); and

•	such liability or loss was not the result of gross negligence or willful misconduct by our independent directors.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.
The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and unenforceable. Indemnification of us, as general partner, and the limited partners, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Finally, our operating partnership must reimburse us for any amounts paid in satisfaction of our indemnification obligations under our charter. Our operating partnership may not provide indemnification or advancement of expenses to us (or our directors, officers or employees) to the extent that we could not provide such indemnification or advancement of expenses under the limitations of our charter. See the “Management of Our Company — Limited Liability and Indemnification of Directors, Officers and Others” section of this prospectus.

PLAN OF DISTRIBUTION
General
We are offering a maximum of 190,789,474 shares of our common stock to the public through Griffin Securities, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, 175,000,000 shares of our common stock are allocated to be offered pursuant to the primary offering and 15,789,474 shares of our common stock are allocated to be offered pursuant to the DRIP. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the DRIP remain after meeting anticipated obligations pursuant to the DRIP, we may decide to sell some or all of such shares of our common stock to the public pursuant to the primary offering. Similarly, prior to the conclusion of this offering, if the shares of our common stock initially allocated to the DRIP have been purchased and we anticipate additional demand for shares of our common stock pursuant to the DRIP, we may choose to reallocate some or all of the shares of our common stock allocated to be offered pursuant to the primary offering to the DRIP. The shares of our common stock in the primary offering are being offered for $10.00 per share. Shares of our common stock pursuant to the DRIP will be offered for $9.50 per share during this offering.
We may sell shares of our common stock in this offering until the earlier of the date on which the maximum offering amount has been sold, or February 26, 2016; provided however, that our board of directors may extend this offering for an additional year or as otherwise permitted under applicable law, or we may extend this offering with respect to shares of our common stock offered pursuant to the DRIP. We also reserve the right to terminate this offering at any time.
Determination of Offering Price
This is a fixed price offering, which means that the price for shares of our common stock in the offering is fixed and does not vary based on the underlying value of our assets at any particular time. Our board of directors arbitrarily determined the offering price in its sole discretion and is ultimately and solely responsible for establishing the fixed offering price for shares of our common stock in this offering. We do not currently intend to adjust the fixed offering price for shares of our common stock in the future based on appraisals for any assets we may own, nor do we presently intend to obtain such appraisals. Notwithstanding the foregoing, our board of directors may, in its discretion from time to time, further change the primary offering price per share and, accordingly, the number of shares being offered in this offering. Any such change in the primary offering price will be made through a prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. We cannot assure you that our primary offering price will increase or that it will not decrease during this offering or in connection with any future offering of shares.
Dealer Manager and Participating Broker-Dealer Compensation and Terms
Griffin Securities is our dealer manager for this offering on a “best efforts” basis, which generally means that our dealer manager is required to use only its best efforts to sell the shares of our common stock and it has no firm commitment or obligation to purchase any of the shares of our common stock. Our dealer manager may authorize certain other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell shares of our common stock. In addition, we may sell shares of our common stock through non-registered investment advisory representatives that are affiliated with FINRA-registered broker-dealers. Except as provided below, we generally will pay to our dealer manager selling commissions of up to 7.0% of the gross offering proceeds from sales of shares of our common stock pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. We also generally will pay to our dealer manager a dealer manager fee of up to 3.0% of the gross offering proceeds from the shares of our common stock sold pursuant to the primary offering, all or a portion of which may be reallowed by our dealer manager to participating broker-dealers. No selling commissions, dealer manager fee or other organizational and offering expenses will be paid with respect to shares of our common stock sold pursuant to the DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of shares of our common stock.

In addition to the compensation described above, we also will reimburse our dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below, which sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell the maximum primary offering of $1,750,000,000 and do not sell any shares of our common stock pursuant to the DRIP. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares of our common stock are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

	Total Maximum Amount	Percentage of Primary Offering
Selling commissions	$122,500,000	7.0%
Dealer manager fee (1)	52,500,000	3.0%
Total	$175,000,000	10.0%

(1)
From the dealer manager fee, our dealer manager will pay for broker-dealer expense reimbursement, including for wholesaling, travel and expenses, for broker-dealer conference fees and training and education meetings and for legal fees of our dealer manager.

As required by the rules of FINRA, total underwriting compensation, including but not limited to expense reimbursements and non-cash compensation, will not exceed 10.0% of our gross offering proceeds. FINRA and certain states also limit our total organizational and offering expenses to 15.0% of gross offering proceeds.
We and our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers. In no event will such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned upon the achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.
Based on the experience of our co-sponsors and their affiliates, we anticipate that our advisor or its affiliates will receive up to 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering to reimburse it for our cumulative other organizational and offering expenses such as legal, accounting, printing and other accountable offering expenses, including direct expenses of its employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock, which shall include development of sales literature and presentations, planning and participating in due diligence meetings and generally coordinating the marketing process for us. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor or its affiliates up to 2.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Our advisor and its affiliates will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 2.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. The total organizational and offering expenses we are responsible for are capped at 11.0% of the gross proceeds of our primary offering and the total of all organizational and offering expenses will be capped at 15.0% of the gross offering proceeds of this offering. No organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.
We have agreed to indemnify the participating broker-dealers and our dealer manager against liabilities, including liabilities under the Securities Act of 1933, as amended, that arise out of breaches by us of the dealer manager agreement between us and our dealer manager or material misstatements and omissions contained in this prospectus, other sales material used in connection with this offering or filings made to qualify this offering with individual states. See the “Management of Our Company — Limited Liability and Indemnification of Directors, Officers and Others” section of this prospectus for a discussion of conditions that must be met for participating broker-dealers or our dealer manager to be indemnified by us for liabilities arising out of state or federal securities laws.

The participating broker-dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares of our common stock will be sold.
Our executive officers and directors, as well as officers and employees of our advisor and its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of our common stock in this offering at a discount. We expect that a limited number of shares of our common stock will be sold to those individuals. However, except for the share ownership limitations contained in our charter, there is no limit on the number of shares of our common stock that may be sold to those individuals at this discount. The purchase price for such shares of our common stock will be as low as approximately $9.00 per share reflecting the fact that selling commissions in the amount of approximately $0.70 per share and the dealer manager fee in the amount of approximately $0.30 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares of our common stock at a discount. Our advisor and its affiliates have agreed to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution. Shares of our common stock purchased by our executive officers, directors, our advisor or its affiliates will not count toward the sale of the minimum offering of $2,000,000 in shares of our common stock required to be sold in this offering.

No selling commissions are payable (and the price will be correspondingly reduced) with respect to sales of shares of our common stock pursuant to the primary offering in the event that the investor has engaged the services of a registered investment advisor or other financial advisor paid on a fee for service or assets under management basis by the investor. In addition, no selling commissions are payable (and the price will be correspondingly reduced) with respect to sales of shares of our common stock to retirement plans of participating broker-dealers, to participating broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities. Furthermore, we, our dealer manager and/or the participating broker-dealer may agree to reduce or eliminate selling commissions and/or the dealer manager fee, as applicable (and the price will be correspondingly reduced), generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in shares of our common stock; however, they may provide marketing support and other reimbursements to an investment advisor which shall not be deemed an inducement by the investment advisor.
In connection with purchases of shares of our common stock of more than $500,000 by a “purchaser,” as defined below, certain volume discounts resulting in reductions in selling commissions payable with respect to such excess amount are available to investors. In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor. The following table shows the discounted price per share and reduced selling commissions payable for volume discounts.

Dollar Amount	Commission Rate	Approximate Price Per Share to the Investor
Up to $500,000.00	7.0%	$10.00
$500,000.01 to $1,000,000	6.0%	$9.90
$1,000,000.01 to $2,000,000	5.0%	$9.80
$2,000,000.01 to $5,000,000	4.0%	$9.70
$5,000,000.01 to $7,500,000	3.0%	$9.60
$7,500,000.01 to $10,000,000	2.0%	$9.50
$10,000,000.01 and over	1.0%	$9.40

The reduced selling price per share and selling commissions are applied to the incremental dollar amounts falling within the indicated range only. All commission rates are calculated assuming a $10.00 price per share. Thus, for example, an investment of $1,500,000 would result in a total purchase of approximately 151,525 shares of our common stock as follows:

•	Approximately 50,000 shares of our common stock at $10.00 per share (total: $500,000) and a 7.0% commission; and

•	Approximately 50,505.05 shares of our common stock at approximately $9.90 per share (total: $500,000) and a 6.0% commission; and

•	Approximately 51,020.41 shares of our common stock at approximately $9.80 per share (total: $500,000) and a 5.0% commission.

All investors will be paid the same distribution per share without regard to any discounts on investment. An investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount.
Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares of our common stock are purchased through the same broker-dealer. The volume discount is prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares of our common stock, and must set forth the basis for such request. Any request for volume discounts will be subject to verification by our dealer manager that all of the combined subscriptions were made by a single “purchaser.” You must mark the “Additional Investment” space on the Subscription Agreement in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares of our common stock for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales, investors who would not constitute a single “purchaser” may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares of our common stock purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including our dealer manager. If we agree to combine the orders, any volume discount in selling commissions will be prorated among the separate subscribers. Except as provided above, separate subscriptions will not be cumulated, combined or aggregated.
Certain Selected Dealers
Our dealer manager may, from time to time, enter into selected dealer agreements that provide for reduced selling commissions and an increased dealer manager fee, provided that in no event will the aggregate of the selling commissions and dealer manager fee be greater than 10.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering. The aggregate amount of selling commissions and the dealer manager fee that you would pay would not be affected by this change. In addition or alternatively, our dealer manager may enter into selected dealer agreements that provide for a selling commission of less than 7.0% of the gross offering proceeds for shares of our common stock sold by such selected dealer, with no corresponding increase in the dealer manager fee. Under this arrangement, the aggregate amount of selling commissions and the dealer manager fee that an investor would pay would be less than 10.0% of the gross offering proceeds for shares of our common stock sold by such selected dealer, reducing the effective purchase price per share paid by such investor to an amount less than $10.00 per share. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering and a dealer manager fee of 3.0% of the gross offering proceeds for shares of our common stock sold pursuant to the primary offering.
In the event you purchase shares of our common stock that qualify for a volume discount through a broker-dealer that has entered into a selected dealer agreement that provides for selling commissions of less than 7.0% of the gross offering proceeds, the selling commissions in the table above will start at the base level of the selling commissions. Discounts of 1.0% then will be approved at each tranche as described in the table. The aggregate of the discounted selling commissions and the dealer manager fee for each particular volume discount will not be affected by this change.
Admission of Stockholders
We intend to admit stockholders periodically as subscriptions for shares of our common stock are received in good order, but not less frequently than monthly. Upon acceptance of subscriptions, subscription proceeds will be transferred into our operating account, out of which we will acquire real estate and pay fees and expenses as described in this prospectus. If your subscription is accepted, we will send you a confirmation of your purchase after you are admitted as a stockholder.
Subscription Process
To purchase shares of our common stock in this offering, you must complete and sign a subscription agreement similar to the one contained in this prospectus as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement similar to the one contained in this prospectus as part of Exhibit B. Prior to the time we reach our minimum offering (or, for Washington and Pennsylvania investors, we have raised a total of $20,000,000 and $87,500,000, respectively), you should pay for your shares of our common stock by delivering a check for the full purchase price of the shares of our common stock, payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc.” After we reach our minimum offering, you should pay for your shares of our common stock by delivering a check for the full purchase price of the shares of our common stock, payable to “Griffin-American Healthcare REIT III, Inc.,” except that (i) Washington investors should continue to make checks payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc.” until we have received and accepted subscriptions for $20,000,000, at which point checks should be made payable to “Griffin-American Healthcare REIT III, Inc.,” and (ii) Pennsylvania investors should continue to make checks payable to “UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc.” until we have received and accepted subscriptions for $87,500,000, at which point checks should be made payable to “Griffin-American Healthcare REIT III, Inc.”
You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the Subscription Agreement, you will attest that you meet the minimum income and net worth standards we have established.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, our dealer manager and/or the broker-dealers participating in the offering will submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be deposited within two business days following receipt of the subscriber’s subscription documents and check, in compliance with Rule 15c2-4. The proceeds from your subscription will be held by us in a segregated account, pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as we receive and accept subscriptions aggregating at least the minimum offering of $2,000,000 in shares of our common stock; provided, however, that subscription proceeds from residents of Washington and Pennsylvania will be placed in separate escrow accounts until such time as we receive and accept subscriptions aggregating at least $20,000,000 and $87,500,000, respectively. Any shares of our common stock purchased by our executive officers, directors, advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow may be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by February 26, 2015, which is one year after the effective date of this offering, our escrow agent will promptly so notify us and this offering will be terminated. Your funds and subscription agreement will be returned to you within ten days after the date of such termination or as soon as practicable. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Subscription proceeds received from Pennsylvania investors will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $87,500,000 have been received and accepted by us. If we have not raised a minimum of $87,500,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, within 15 calendar days after receipt of the investor’s request.

Minimum Investment
The minimum initial investment is at least $2,500, except for purchases by (1) our existing stockholders, including purchases made pursuant to the DRIP, and (2) existing investors in other programs sponsored by Griffin Capital, or any of our co-sponsors’ affiliates, which may be in lesser amounts; provided however, that the minimum initial investment for purchases made by an IRA is at least $1,500.
Our co-sponsors, dealer manager and each participating broker-dealer who sells shares of our common stock have the responsibility to make every reasonable effort to determine that the purchase of shares of our common stock is appropriate for the investor and that the minimum income and net worth standards established by us are met. See the “Suitability Standards” section of this prospectus. In making this determination, our co-sponsors, dealer manager or the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and other pertinent information. Each investor should be aware that our dealer manager or the participating broker-dealer will be responsible for determining suitability.
Our co-sponsors, dealer manager or each participating broker-dealer shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.
REPORTS TO STOCKHOLDERS
We will furnish each stockholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, the following:

•
financial statements, including a balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows, prepared in accordance with GAAP, which are audited and reported on by an independent registered public accounting firm;

•	a statement of the aggregate amount of fees paid to our advisor and its affiliates; and

•
full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and any of our directors, our advisor and its affiliates or any other of our affiliates occurring in the year for which the annual report is made.

While we are required by the Securities Exchange Act of 1934, as amended, to file with the SEC an Annual Report on Form 10-K, we will furnish a copy of each such report to each stockholder. Stockholders also may receive a copy of any Quarterly Report on Form 10-Q upon request. We will also provide quarterly investment statements. We will mail appropriate tax information to our stockholders by January 31 of each year. Our fiscal year is the calendar year.
 SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we may use certain supplemental sales material in connection with the offering of the shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. This material, prepared by our advisor, may include a brochure describing our advisor and its affiliates and our investment objectives, a fact sheet that provides information regarding properties purchased to date and other summary information related to this offering, property brochures, a power point presentation that provides information regarding our company and this offering and the past performance of programs managed by our advisor and its affiliates. In addition, the sales material may contain quotations from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
No person has been authorized to prepare for, or furnish to, a prospective investor any sales material other than that described herein with the exception of third-party article reprints, “tombstone” advertisements or solicitations of interest limited to identifying the offering and the location of sources of additional information.
The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement, of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of shares of our common stock.

LEGAL MATTERS
The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. The statements in the “Federal Income Tax Considerations” section of this prospectus as they relate to federal income tax matters have been reviewed by Morris, Manning & Martin, LLP, Atlanta, Georgia and Morris, Manning & Martin, LLP has opined as to certain income tax matters relating to an investment in shares of our common stock. Morris, Manning & Martin, LLP also has represented our advisor and certain of its affiliates in other matters and may continue to do so in the future. Baker, Donelson, Bearman, Caldwell and Berkowitz, PC, Atlanta, Georgia represents our dealer manager and certain of their affiliates and may continue to do so in the future. See the “Conflicts of Interest” section of this prospectus.
EXPERTS
The consolidated financial statements of Griffin-American Healthcare REIT III, Inc. and subsidiary as of December 31, 2013 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
ELECTRONIC DELIVERY OF DOCUMENTS
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or “documents,” electronically by so indicating on the Subscription Agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request by contacting us at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612. Such request will not constitute revocation of your consent to receive required documents electronically.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which have been omitted as permitted by the rules and regulations of the SEC. For additional information relating to us, we refer you to the registration statement. Statements contained in this prospectus as to the content of any contract or other document filed as an exhibit to the registration statement are necessarily summaries of such contract or document and in each instance each such statement is qualified in all respects by such reference and the schedules and exhibits to this prospectus.
We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, pursuant to which we will file annual, quarterly and current reports, proxy statements and other information with the SEC.
The registration statement and the schedules and exhibits forming a part of the registration statement and the reports, proxy statements and other information filed by us with the SEC can be inspected and copies obtained from the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also read or copy the documents we file with the SEC from its public reference room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website or from our website, www.healthcarereit3.com/. The contents of our website are not incorporated by reference in, or otherwise a part of, this prospectus. We also will provide you with paper copies at any time upon request.

INDEX TO FINANCIAL STATEMENTS
OF
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Griffin-American Healthcare REIT III, Inc.
Irvine, CA

We have audited the accompanying consolidated balance sheet of Griffin-American Healthcare REIT III, Inc. and subsidiary (the “Company”) as of December 31, 2013, and the related consolidated statements of equity and cash flows for the period from January 11, 2013 (Date of Inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2013, and the results of its cash flows for the period from January 11, 2013 (Date of Inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Los Angeles, California
January 16, 2014

Griffin-American Healthcare REIT III, Inc.
CONSOLIDATED BALANCE SHEET
December 31, 2013

ASSETS

Cash	$202,000
Total assets	$202,000

LIABILITIES AND EQUITY

Commitments and contingencies (Note 3)

Equity:
Stockholder’s equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	$—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 22,222 shares issued and outstanding	200
Additional paid-in capital	199,800
Total stockholder’s equity	200,000
Noncontrolling interest of limited partner in operating partnership	2,000
Total liabilities and equity	$202,000

The accompanying notes are an integral part of these consolidated financial statements.

Griffin-American Healthcare REIT III, Inc.
CONSOLIDATED STATEMENT OF EQUITY
For the Period from January 11, 2013 (Date of Inception) through December 31, 2013

	Stockholder’s Equity
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Total Stockholder’s Equity	Noncontrolling Interest	Total Equity
BALANCE — January 11, 2013	—	$—	$—	$—	$—	$—
Issuance of common stock	22,222	200	199,800	200,000	—	200,000
Issuance of limited partnership units	—	—	—	—	2,000	2,000
BALANCE — December 31, 2013	22,222	$200	$199,800	$200,000	$2,000	$202,000

The accompanying notes are an integral part of these consolidated financial statements.

Griffin-American Healthcare REIT III, Inc.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Period from January 11, 2013 (Date of Inception) through December 31, 2013

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	$200,000
Contribution from noncontrolling interest to operating partnership	2,000
Net cash provided by financing activities	202,000
NET CHANGE IN CASH	202,000
CASH — Beginning of period	—
CASH — End of period	$202,000

The accompanying notes are an integral part of these consolidated financial statements.

Griffin-American Healthcare REIT III, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the Period from January 11, 2013 (Date of Inception) through December 31, 2013

The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT III, Inc. and its subsidiary, Griffin-American Healthcare REIT III Holdings, LP, except where the context otherwise requires.

1.	Organization and Description of Business

Griffin-American Healthcare REIT III, Inc., a Maryland corporation, was incorporated on January 11, 2013 and therefore we consider that our date of inception. We were initially capitalized on January 15, 2013. We intend to invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We may also originate and acquire secured loans and real estate-related investments on an infrequent and opportunistic basis. We generally will seek investments that produce current income. We intend to elect to be treated as a real estate investment trust, or REIT, for federal income tax purposes beginning with our taxable year ending December 31, 2014, or the first year in which we commence material operations.

We are planning to commence a best efforts initial public offering, or our offering, in which we intend to offer a minimum of $2,000,000 in shares of our common stock, or the minimum offering, and a maximum of $1,750,000,000 in shares of our common stock for $10.00 per share and up to $150,000,000 in shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, at $9.50 per share, aggregating up to $1,900,000,000, or the maximum offering. Shares purchased by our executive officers and directors, by Griffin Capital Securities, Inc., or our dealer manager, by Griffin-American Healthcare REIT III Advisor, LLC, or Griffin-American Healthcare REIT III Advisor, or our advisor, or by its affiliates will not count towards the minimum offering.

We will conduct substantially all of our operations through Griffin-American Healthcare REIT III Holdings, LP, or our operating partnership. We will be externally advised by our advisor pursuant to an advisory agreement between us and our advisor that will have a one-year term and will be subject to successive one-year renewals upon the mutual consent of the parties. Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor will perform its duties and responsibilities under an advisory agreement as our fiduciary.

As of December 31, 2013, we have neither purchased nor contracted to purchase any investments. Our advisor has not identified any real estate or real estate-related investments in which it is probable that we will invest.

2.	Summary of Significant Accounting Policies
The summary of significant accounting policies presented below is designed to assist in understanding our consolidated financial statements. Such consolidated financial statements and the accompanying notes thereto are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying consolidated financial statements. In preparing our accompanying consolidated financial statements as of December 31, 2013, management has evaluated subsequent events through January 16, 2014. We believe that the disclosures contained herein are adequate to prevent the information presented from being misleading.

Basis of Presentation in Future Financial Statements

We intend to operate in an umbrella partnership REIT structure in which our operating partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership and as of December 31, 2013 own a 99.0% general partnership interest therein. Our advisor is a limited partner and as of December 31, 2013 owns a 1.0% noncontrolling limited partnership interest in our operating partnership. Our operating partnership currently has no operations and no assets other than the partners’ initial capital contributions. Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.

Griffin-American Healthcare REIT III, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
For the Period from January 11, 2013 (Date of Inception) through December 31, 2013

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates.

Income Taxes

We intend to make an election to be taxed as a REIT, and we intend to be taxed as such beginning with our taxable year ending December 31, 2014, or the first year in which we commence material operations. We have not yet qualified as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90.0% of our future annual ordinary taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

3.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

Other Organizational and Offering Expenses

Our other organizational and offering expenses, other than selling commissions and the dealer manager fee, are being paid by our advisor or its affiliates on our behalf. Other organizational and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with our offering. As of December 31, 2013, our advisor and its affiliates have incurred expenses on our behalf of approximately $1,077,000. These other organizational and offering expenses are not recorded in our accompanying consolidated financial statements because such costs are not our liability until we reach the minimum offering, and then only to the extent that other organizational and offering expenses do not exceed the allowable percentage of our gross offering proceeds. When recorded by us, other organizational expenses will be expensed as incurred, and offering expenses will be charged to stockholder’s equity as such amounts will be reimbursed to our advisor or its affiliates from the gross proceeds of our offering.

4.	Equity

Preferred Stock

Our charter authorizes us to issue 200,000,000 shares of our $0.01 par value preferred stock. As of December 31, 2013, no shares of preferred stock were issued and outstanding.

Common Stock

We intend to offer and sell to the public up to $1,750,000,000 in shares of our $0.01 par value common stock for $10.00 per share and up to $150,000,000 in shares of our $0.01 par value common stock to be issued pursuant to the DRIP at $9.50 per share. Our charter authorizes us to issue 1,000,000,000 shares of our common stock.

Griffin-American Healthcare REIT III, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)
For the Period from January 11, 2013 (Date of Inception) through December 31, 2013

On January 15, 2013, our advisor purchased 22,222 shares of our common stock for total cash consideration of $200,000 and was admitted as our initial stockholder. We used the proceeds from the sale of shares of our common stock to our advisor to make an initial capital contribution to our operating partnership.

Noncontrolling Interest of Limited Partner in Operating Partnership

On January 15, 2013, our advisor made an initial capital contribution of $2,000 to our operating partnership in exchange for 222 partnership units. As of December 31, 2013, we owned a 99.0% general partnership interest in our operating partnership and our advisor owned a 1.0% limited partnership interest in our operating partnership.

Distribution Reinvestment Plan
Prior to the commencement of our offering, we intend to adopt the DRIP, which will allow stockholders to purchase additional shares of our common stock through the reinvestment of distributions, subject to certain conditions. We intend to register and reserve $150,000,000 in shares of our common stock for sale pursuant to the DRIP in our offering.

Share Repurchase Plan
We intend to adopt a share repurchase plan prior to the commencement of our offering. The proposed share repurchase plan allows stockholders to sell shares of our common stock to us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors.

2013 Incentive Plan and Independent Directors Compensation Plan
Prior to the commencement of our offering, we intend to adopt the 2013 Incentive Plan, or the incentive stock plan, and the 2013 Independent Directors Compensation Plan (a sub-plan of the 2013 Incentive Plan).

5.	Subordinated Distribution Upon Termination

Pursuant to our Agreement of Limited Partnership, as amended by the Amendment to Agreement of Limited Partnership dated April 9, 2013, the Second Amendment to Agreement of Limited Partnership dated June 6, 2013 and the Third Amendment to Agreement of Limited Partnership dated November 8, 2013, upon termination or non-renewal of the advisory agreement that we intend to enter into, our advisor will also be entitled to a subordinated distribution in redemption of its limited partnership units from our operating partnership equal to 15.0% of the amount, if any, by which (i) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange.

EXHIBIT A

PRIOR PERFORMANCE TABLES

PRIOR PERFORMANCE OF OUR CO-SPONSORS AND ITS AFFILIATES

The following Prior Performance Tables provide historical unaudited financial information relating to one active public real estate program co-sponsored by American Healthcare Investors and Griffin Capital and 11 active private real estate investment programs, nine completed private real estate investment programs and one active public real estate program sponsored by Griffin Capital (referred to as Prior Real Estate Programs) through December 31, 2012. The public real estate program co-sponsored by American Healthcare Investors and Griffin Capital since January 7, 2012, Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, a publicly registered, non-traded real estate investment trust, has investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. Similar to our program, GA Healthcare REIT II may also originate and acquire secured loans and other real estate-related investments. The public real estate program sponsored by Griffin Capital and its affiliates, Griffin Capital Essential Asset REIT, Inc., or GC REIT, has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, and to a lesser extent, secured loans and other real estate-related investments. GC REIT focuses on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. Furthermore, while we intend to invest in a diversified portfolio of properties, the 20 private programs were structured to acquire a single asset or a designated set of properties.
Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. American Healthcare Investors and Griffin Capital, affiliates of our advisor, are our co-sponsors and the sponsors of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an overview of prior American Healthcare Investors and Griffin Capital managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.
The following tables are included herein:
Program Co-Sponsored by American Healthcare Investors and Griffin Capital
Table II – Compensation to Sponsor – Table II summarizes the compensation paid to our co-sponsors and affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to our co-sponsors and affiliates in the most recent three years. The information in Table II is unaudited.
Table III – Operating Results of Prior Real Estate Programs – Table III summarizes the operating results of Griffin-American Healthcare REIT II, Inc., a Prior Real Estate Program that was sponsored by its former sponsor, Grubb & Ellis Company, from inception to January 6, 2012 and by our co-sponsors beginning January 7, 2012. Griffin-American Healthcare REIT II, Inc. is the only Prior Real Estate Program that has been co-sponsored by our co-sponsors. The information in Table III is unaudited.
Programs Sponsored by Griffin Capital
Table I – Experience in Raising and Investing Funds – Table I summarizes the experience of Griffin Capital and affiliates in raising and investing funds in Prior Real Estate Programs, the offerings of which closed in the most recent three years. The information in Table I is unaudited and includes one program that closed in the required period.
Table II – Compensation to Sponsor – Table II summarizes the compensation paid to Griffin Capital and affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to Griffin Capital and affiliates in the most recent three years. The information in Table II is unaudited.

Past performance is not necessarily indicative of future results
A-1

Table III – Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years. The information in Table III is unaudited.
Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations in the most recent five years. The information in Table IV is unaudited.
Table V – Sales or Disposals of Properties – Table V includes all sales or disposals of properties by Prior Real Estate Programs in the most recent three years. The information in Table V is unaudited.
Our stockholders will not own any interest in any Prior Real Estate Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on an investment in us and investors may lose some or all of their investment.
These tables are presented on a tax basis rather than on a generally accepted accounting principles in the United States of America, or GAAP, basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

Past performance is not necessarily indicative of future results
A-2

TABLE II
COMPENSATION TO CO-SPONSORS (UNAUDITED)
DECEMBER 31, 2012

Table II presents the compensation paid to American Healthcare Investors, Griffin Capital and the former sponsor of the Prior Real Estate Program co-sponsored by American Healthcare Investors and Griffin Capital in connection with (1) Prior Real Estate Programs with offerings that closed in the three years ended December 31, 2012, and (2) all other Prior Real Estate Programs in the three years ended December 31, 2012. As of December 31, 2012, there was one public program which paid compensation to American Healthcare Investors and Griffin Capital as co-sponsors, which also paid compensation to the program’s former sponsor prior to the transition to American Healthcare Investors and Griffin Capital as co-sponsors on January 7, 2012. Information in the table below reflects compensation paid to American Healthcare Investors, Griffin Capital and the former sponsor of such program since inception of such program. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated property information is not included in the tabular presentation. There were no offerings that closed in the three years ended December 31, 2012.

	Other Programs
	Griffin-American Healthcare
	REIT II, Inc.
Date Offering Commenced	08/24/2009

Dollar Amount Raised	$1,100,586,000

Amounts Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$74,645,000
Marketing Support, Due Diligence Allowance and Dealer Manager Fees	32,873,000
Organization & Offering Expenses	10,592,000
Due Diligence Reimbursements	—
Loan Fees	—
Acquisition Fees	—
Totals	$118,110,000

Amounts Paid to Sponsor at Acquisition for Real Estate
Acquisition Fees	$35,354,000

Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$45,196,000	(1)

Amounts Paid to Sponsor from Operations - Year 2010:
Property Management Fees	$245,000
Asset Management Fees	$612,000
Leasing Commissions	59,000
Totals	$916,000

Amounts Paid to Sponsor from Operations - Year 2011:
Property Management Fees	$843,000
Asset Management Fees	2,929,000
Leasing Commissions	395,000
Totals	$4,167,000

Amounts Paid to Sponsor from Operations - Year 2012:
Property Management Fees	$2,158,000
Asset Management Fees	6,727,000
Leasing Commissions	1,383,000
Totals	$10,268,000

Amounts Paid to Sponsor from Property Sales and Refinancings:
Disposition Fees	$—
Incentive Fees	—
Construction Management Fees	175,000
Refinancing Fees	—
Totals	$175,000
__________________
(1)	Amount represents the cash generated from operations for the three years ended December 31, 2012, plus payments to the co-sponsors from operations for the three years ended December 31, 2012.

Past performance is not necessarily indicative of future results
A-3

TABLE III
OPERATING RESULTS OF PRIOR PROGRAM BY YEAR (UNAUDITED)
GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
DECEMBER 31, 2012

The following sets forth the unaudited operating results of Griffin-American Healthcare REIT II, Inc., a Prior Real Estate Program that was sponsored by its former sponsor, Grubb & Ellis Company, from inception to January 6, 2012 and by our co-sponsors beginning January 7, 2012. Griffin-American Healthcare REIT II, Inc. is the only Prior Real Estate Program that has been co-sponsored by our co-sponsors. All amounts are as of and for the year ended December 31 for the year indicated, unless otherwise indicated.

	December 31,
	2012	2011	2010	2009
BALANCE SHEET DATA:
Total assets	$1,454,629,000	$499,152,000	$203,996,000	$13,809,000
Mortgage loans payable, net	$291,052,000	$80,466,000	$58,331,000	$—
Lines of credit	$200,000,000	$—	$11,800,000	$—
Stockholders’ equity	$860,307,000	$397,357,000	$125,240,000	$13,283,000

	Years Ended December 31,			Period from January 7, 2009 (Date of Inception) through December 31,
	2012	2011	2010	2009	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$100,728,000	$40,457,000	$8,682,000	$—	$149,867,000
Net loss	$(63,244,000)	$(5,774,000)	$(7,423,000)	$(282,000)	$(76,723,000)
Net loss attributable to controlling interest	$(63,247,000)	$(5,776,000)	$(7,424,000)	$(281,000)	$(76,728,000)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$23,462,000	$9,264,000	$(2,881,000)	$(40,000)	$29,805,000
Net cash used in investing activities	$(730,304,000)	$(223,689,000)	$(186,342,000)	$—	$(1,140,335,000)
Net cash provided by financing activities	$756,843,000	$253,089,000	$181,468,000	$13,813,000	$1,205,213,000
OTHER DATA:
Distributions paid	$45,594,000	$18,192,000	$4,072,000	$—	$67,858,000

Distribution Data Per $1,000 Invested
Cash Distributions to Investors(1)
Sources (on GAAP basis)
- Operating activities	$31.03	$30.07	$—	$—
- Investing & financing activities	$—	$—	$—	$—
- Other (return of capital)	$29.28	$28.98	$54.50	$—

Sources of Distributions
Cash flows from operations	$23,462,000	$9,264,000	$—	$—	$32,726,000
Funds from our former sponsor	—	—	259,000	—	259,000
Offering proceeds	22,132,000	8,928,000	3,813,000	—	34,873,000
	$45,594,000	$18,192,000	$4,072,000	$—	$67,858,000

(1) Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.
Past performance is not necessarily indicative of future results
A-4

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Table I provides a summary of the experience of one of our co-sponsors, Griffin Capital, and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2012. As of December 31, 2012 there was one private program. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Highway 94

	Dollar Amount	Percentage
Dollar Amount Offered	$10,500,000
Dollar Amount Raised(1)	$10,500,000	100.0%
Less Offering Expenses:
Selling Commissions and Discounts by Affiliates(2)	$735,000	7.0%
Organizational Expenses(3)	$210,000	2.0%
Other(4)	$315,000	3.0%
Funded Reserves	$—	—%
Percent Available for Investment	88.0%
Acquisition Costs:
Prepaid Items and Fees Related to Purchase of Property(5)	$86,925	0.8%
Cash Down Payment(6)	$9,153,075	87.2%
Acquisition Fees	$—	—%
Other(7)	$—	—%
Total Acquisition Costs	$9,240,000	88.0%
Percent Leveraged	67.0%
Date Offering Commenced(8)	08/29/2012
Length of Offering (mos.)	3
Months to Invest 90% of Amount Available for Investment	3
__________
Dollar Amount Offered/Raised:
(1) Of the $10.5 million raised, 56.70% came from an affiliated party.

Offering Expense:
(2) Selling Commissions and discounts by Affiliates consists of: Sales Commissions from original offering.
(3) Organizational Expenses consists of: Organizational and Offering Expenses Allowance from original offering.
(4) Other Expenses consists of: Marketing and Due Diligence Expenses from original offering.

Acquisition Costs:
(5) Prepaid Items and Fees Related to Purchase of Property consists of: Loan Fess and Costs, Closing and Carrying Costs and Reserve
(6) Cash down payment is net of closing costs and selling commissions.
(7) Other consists of all initial lender required reserve for future tenant improvements and leasing commissions.
(8) Date Offering Commenced is the date of original supplement.

Past performance is not necessarily indicative of future results
A-5

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

This table sets forth the compensation paid to one of our co-sponsors, Griffin Capital, and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2012 and total compensation paid by all other Prior Real Estate Programs to Griffin Capital and its affiliates in the most recent three years ended December 31, 2012. As of December 31, 2012, there was one public program, GC REIT, and up to 17 private programs which paid compensation to Griffin Capital and its affiliates during the required three year period presented.

	Highway 94		GC REIT		Other Programs
Date Offering Commenced	08/29/2012		11/09/2009	(1)	Various	(2)
Dollar Amount Raised	$10,500,000	(3)	$127,074,000	(4)	$—
Amount Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$735,000	(5)	$8,381,000	(5)	$—
Due Diligence Expense	$315,000	(6)	$—		$—
Dealer Manager Fee	$—		$3,826,000	(7)	$—
Organizational and Offering Expenses	$210,000	(8)	$3,710,000	(8)	$—
Acquisition Fees:
Acquisition Fees	$—		$6,771,750	(9)	$—
Acquisition Expenses	$—		$1,354,350	(9)	$—
Other	$—		$3,366,894	(9)	$—
Dollar Amount Generated from Operations Before Deducting Payments to Sponsor	$—		$—		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$—		$1,229,452	(10)	$—
Partnership Management Fees	$—		$—		$—
Asset Management Fees	$—		$3,525,918	(11)	$3,533,212	(12)
Reimbursements	$—		$—		$—
Leasing Commissions	$—		$—		$—
Other	$—		$—		$—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	$—		$—		$—
Notes	$—		$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Incentive Fees	$—		$—		$—
Real Estate Commission	$—		$—		$—
Disposition Fee	$—		$—		$6,309,414	(13)
Other	$—		$—		$1,339,645	(14)
_____________

Past performance is not necessarily indicative of future results
A-6

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
NOTES TO TABLE II
DECEMBER 31, 2012

(1)	GC REIT public offering became effective with the SEC on November 9, 2009. See footnote (4) for the discussion of the private offering prior to the SEC effective date.

(2)
Total compensation paid by all other Prior Real Estate Programs to Griffin Capital and its affiliates for the three most recent years through December 31, 2012 consists of several private real estate programs with multiple closing dates. The number of programs is further discussed in footnote 12 below.

(3)	Of the $10.5 million in equity raised in the Highway 94 placement, 56.70% was raised from an affiliated party.

(4)
There is $127.1 million in equity raised in the GC REIT public offering through December 31, 2012, which includes redemptions of approximately $0.3 million. Concurrent with registering the public offering, GC REIT offered shares in a Regulation D private offering pursuant to a private placement memorandum, which offering began in February 2009. Approximately $2.4 million of common stock was sold in the Regulation D private placement.

(5)	Selling commissions of 7.0% are earned on each subscription, which amount is reallowed to the third party participating broker-dealers.

(6)	Griffin Capital paid up to $0.3 million, or up to 3.0% of each subscription, to participating broker-dealer to reimburse for certain due diligence and marketing costs.

(7)
Dealer manager fees of 3.0% are earned on each subscription of the GC REIT, which amount is paid to the dealer manager affiliated with Griffin Capital. The dealer manager may reallow a portion of this fee to third party participating broker-dealers to reimburse for marketing efforts.

(8)	Organizational and offering expenses include marketing-related costs, technology costs, training and education meetings, broker-dealer seminars and bona fide due diligence expenses.

(9)
Acquisition fees and reimbursable expenses are earned by Griffin Capital Essential Advisor, LLC, an affiliate of Griffin Capital, on each acquired or contributed property. The acquisition fee is 2.5% of the acquisition purchase price. Acquisition expenses incurred by Griffin Capital, on behalf of the advisor, are reimbursable up to 0.50% of the acquisition purchase price. Other acquisition costs are those incurred by GC REIT directly, including appraisal fees, filing fees, and other third party charges.

(10)	Property management fees are earned by Griffin Capital Essential Asset Property Manager, LLC at 3.0% of gross collected rental revenue.

(11)	Asset management fees are earned by Griffin Capital Essential Asset Advisor, LLC for GC REIT at 0.75% of the acquisition/contribution value of the properties acquired.

(12)
Asset management fees were earned from the tenant-in-common, or TIC, programs. In 2010, Griffin Capital earned $1.4 million from 17 TIC programs; in 2011, Griffin Capital earned $1.2 million from 16 TIC programs; and in 2012, Griffin Capital earned $0.9 million from 15 TIC programs.

(13)
Griffin Capital was paid a disposition fee for the Will Partners Investors, LLC, The Griffin Capital (Carlsbad) Investors, LLC and Griffin Capital (Hotel Palomar) Investors, LLC disposition transactions.

(14)	Griffin Capital was paid $1.3 million in fees for the syndication of Griffin Capital (Highway 94) Investors, DST.

Past performance is not necessarily indicative of future results
A-7

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by Griffin Capital, one of our co-sponsors, the offerings of which have closed in the most recent five years ended December 31, 2012. All amounts are as of and for the year ended December 31 for the year indicated.

Highway 94(1)
2012
Gross Revenue	$770,000
Profit (loss) on Sale of Property
Less:
Operating Expenses	6,250
Interest Expense	204,064
Depreciation	—
Net Income (Loss) - Tax Basis	$559,686
Taxable Income
from operations	$559,686
from gain (loss) on sale	—
Cash Generated
from operations	559,686
from sales	—
from refinancing	—
Cash Generated from operations, sales and refinancing	559,686
Less: Cash Distributions to Investors
from operating cash flow	328,194
from sales and refinancing	—
from other	—
Cash Generated (deficiency) after Cash Distributions	231,492
Less: Special Items (not including sales and refinancing)	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$231,492
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$53.30
from recapture	—
Capital Gain (Loss)	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$31.26
return of capital	—
Source (on cash basis)
sales	—
refinancing	—
operations	$31.26
other	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%
_____________________________
(1) The program commenced on August 29, 2012 and closed on December 5, 2012. Therefore, there are no results of operations prior to the period presented.

Past performance is not necessarily indicative of future results
A-8

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
GENERAL NOTES TO TABLE III
DECEMBER 31, 2012

(1)
Books and records of each investment are maintained on a cash basis which approximates the reportable tax information for each tenant-in-common investor. Specifically, (1) tax accounting does not take into consideration certain income and expense accruals at the end of each calendar year; and (2) rental income is recognized for tax purposes when received rather then on a straight-line basis as required by generally accepted accounting principles. These differences typically create timing differences between years but total income over the life of the investment will not be significantly different between the two bases of accounting.

(2)	Operating expenses, including real estate taxes and property insurance, are the responsibility of the tenant pursuant to the lease agreement.

(3)
Depreciation is not calculated for these Private Programs as the individual investor’s tax carrying basis may differ from the investor’s allocated share of the program’s real estate as a result of their exchange into the program.

(4)
Griffin Capital has not disposed of a property as a result of completing a program since acquisition as these properties continue to be held within the original holding period. Further, Griffin Capital has not generated cash from the refinancing of debt associated with the investment.

(5)
Distributions are made from cash flow generated from operations, which may also be funded from time to time with funds in a liquidity/working capital reserve that may have been established at close and/or funded over time with excess cash that exceeds investor distributions in prior periods.

Past performance is not necessarily indicative of future results
A-9

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations in the most recent five years ended December 31, 2012.

Program Name	Will Partners
Dollar amount raised	$6,350,638
Number of properties purchased	1
Date of closing of offering	01/07/2005
Date of first sale of property	06/04/2010(1)
Date of final sale of property	06/04/2010(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$31.75
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.73
- return of capital	$—
Source (on cash basis)
- sales (2)	$1,185.86
- refinancing	$—
- operations	$14.73
- other	$—
Receivable on net purchase money financing	$—

(1)	The Will Partners property was contributed to GC REIT on June 4, 2010.

(2)	The distribution represents the equity interests contributed to GC REIT by certain Will Partners investors.

Past performance is not necessarily indicative of future results
A-10

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Program Name	Carlsbad
Dollar amount raised	$15,500,000
Number of properties purchased	1
Date of closing of offering	02/10/2006
Date of first sale of property	05/13/2011(1)
Date of final sale of property	05/13/2011(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$36.89
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$36.89
- return of capital	$—
Source (on cash basis)
- sales (2)	$502.52
- refinancing	$—
- operations	$36.89
- other	$5.18
Receivable on net purchase money financing	$—

(1)	The Carlsbad property was purchased by GC REIT on May 13, 2011.

(2)	The distribution represents the equity interests contributed to GC REIT by certain Carlsbad investors.

Past performance is not necessarily indicative of future results
A-11

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Program Name	Puente Hills
Dollar amount raised	$9,150,000
Number of properties purchased	1
Date of closing of offering	09/08/2006
Date of first sale of property	05/07/2010(1)
Date of final sale of property	05/07/2010(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(4.84)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.49
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$(4.84)
- other	$19.34
Receivable on net purchase money financing	$—

(1)
The property was sold on May 7, 2010 for $4.5 million. At the time of the sale, the debt on the property was $15.6 million. The proceeds from the sale were used to pay down the debt and the remaining balance was forgiven.

Past performance is not necessarily indicative of future results
A-12

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Program Name	1200 Ashwood
Dollar amount raised	$13,110,000
Number of properties purchased	1
Date of closing of offering	06/01/2004
Date of first sale of property	07/06/2011(1)
Date of final sale of property	07/06/2011(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(51.29)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—

(1)	The lender elected to foreclose on the property through the exercise of a power of sale on July 6, 2011.

Past performance is not necessarily indicative of future results
A-13

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Program Name	Hookston Square
Dollar amount raised	$17,000,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/14/2011(1)
Date of final sale of property	10/14/2011(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(46.55)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—

(1)	The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011.

Past performance is not necessarily indicative of future results
A-14

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Program Name	Waterford
Dollar amount raised	$6,917,963
Number of properties purchased	1
Date of closing of offering	___(1)
Date of first sale of property	09/16/2011
Date of final sale of property	09/16/2011
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$74.69
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$1,000.00
- refinancing	$—
- operations	$73.89
- other	$—
Receivable on net purchase money financing	$—

(1)	The property was sold on September 16, 2011 prior to fully syndicating the program.

Past performance is not necessarily indicative of future results
A-15

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Program Name	Ashwood Southfield
Dollar amount raised	$21,275,000
Number of properties purchased	2
Date of closing of offering	06/09/2005
Date of first sale of property	(1)
Date of final sale of property	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(6.36)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—

(1)
The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

Past performance is not necessarily indicative of future results
A-16

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Program Name	St. Paul
Dollar amount raised	$19,965,000
Number of properties purchased	1
Date of closing of offering	04/25/2006
Date of first sale of property	10/15/2012(1)
Date of final sale of property	10/15/2012(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(95.70)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—

(1)	The lender elected to foreclose on the property through the exercise of a power of sale on October 15, 2012.

Past performance is not necessarily indicative of future results
A-17

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

Program Name	Hotel Palomar
Dollar amount raised	$18,250,000
Number of properties purchased	1
Date of closing of offering	08/16/2007
Date of first sale of property	10/25/2012(1)
Date of final sale of property	10/25/2012(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$217.83
- from recapture	$—
Capital gain (loss)	$518.55
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,518.55
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—

(1)	The property was sold on October 25, 2012.

Past performance is not necessarily indicative of future results
A-18

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2012

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs in the most recent three years ended December 31, 2012.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale (fair value)	Equity issued(6)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP(7)	Total
1200 Ashwood(1)	08/16/2004	07/06/2010	$—	$14,111,539	$—	$—	$—	$14,111,359
Will Partners	01/07/2005	06/04/2010	$2,253,617	$16,571,657	$7,480,000	$—	$—	$26,305,274
Hookston Square(2)	09/29/2005	10/14/2011	$—	$30,037,624	$—	$—	$—	$30,037,624
Carlsbad	02/10/2006	05/13/2011	$13,785,561	$34,837,746	$7,788,990	$—	$(412,297)	$56,000,000
Puente Hills(3)	11/08/2006	05/07/2010	$4,500,000	$15,600,000	$—	$—	$—	$20,100,000
Waterford	06/09/2010	09/16/2011	$13,420,540	$24,329,460	$—	$—	$—	$37,750,000
Ashwood-Southfield(4)	12/20/2004	(4)	$—	$35,562,539	$—	$—	$—	$35,562,539
St. Paul(5)	04/25/2006	10/15/2012	$—	$39,083,563	$—	$—	$—	$39,083,563
Hotel Palomar	10/09/2007	10/25/2012	$30,825,452	$27,174,548	$—	$—	$—	$58,000,000

	Cost of Properties Including Closing and Soft Costs
Property	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Equity issued in excess of acquisition and closing costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures
1200 Ashwood(1)	$15,500,000	$3,605,000	$9,505,000	$28,610,000	$3,083,311
Will Partners	$17,649,362	$—	$6,350,638	$24,000,000	$3,651,106
Hookston Square(2)	$30,500,000	$4,200,000	$12,800,000	$47,500,000	$5,931,637
Carlsbad	$37,000,000	$1,440,000	$14,060,000	$52,500,000	$8,246,193
Puente Hills(3)	$15,600,000	$818,000	$8,332,000	$24,750,000	$1,275,615
Waterford	$25,000,000	$2,662,000	$11,438,000	$39,100,000	$1,648,733
Ashwood-Southfield(4)	$38,600,000	$4,000,000	$17,275,000	$59,875,000	$9,371,740
St. Paul(5)	$40,000,000	$2,525,000	$17,440,000	$59,965,000	$3,636,010
Hotel Palomar	$27,225,000	$5,539,000	$12,711,000	$45,475,000	$5,733,860
______________________

(1)
The lender elected to foreclose on the property through the exercise of a power of sale on July 6, 2010. Thus, the amount reflected in the table is the amount of the debt as of the foreclosure sale date, which amount was forgiven by the lender.

(2)
The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011. Thus, the amount reflected in the table is the amount of the debt as of the foreclosure sale date, which amount was forgiven by the lender.

(3)
The property was sold for $4.5 million on May 7, 2010 by a receiver appointed by the lender. At the time of the sale, the debt on the property was $15.6 million. The proceeds from the sale were used to pay down the debt, and the remaining balance of the loan, approximately $11.1 million, was forgiven.

(4)
The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013. This is a single loan collaterized by two properties, as the final foreclosure did not occur until 2013, the loan balance reflected is as of 12/31/12 and represents the full outstanding amount on that date.

Past performance is not necessarily indicative of future results
A-19

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
NOTES TO TABLE V
DECEMBER 31, 2012

(5)
A receivership was put in place at the property on June 19, 2012. On that date, all control of the property was relinquished and the benefits and burdens of ownership were effectively transferred. The lender conducted a mortgage foreclosure sale on October 15, 2012. However, as the benefits and burden of ownership were transferred the date of the receivership, the mortgage balance represents the balance as of June 19, 2012.

(6)	Represents the limited partnership units issued by the operating partnership of GC REIT for the contributed equity interest of the investors.

(7)	The program assumed the in-place mortgage as of the acquisition date. The adjustment represents a debt premium to reflect the debt at fair market value.

Past performance is not necessarily indicative of future results
A-20

EXHIBIT B

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin-American Healthcare REIT III, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

A check for the full purchase price of the shares subscribed for should be made payable to the order of "UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc." or, after the minimum offering (and for Pennsylvania and Washington investors, the minimum offering applicable in their state) to "Griffin-American Healthcare REIT III, Inc." Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled **"Suitability Standards."** (Certain states have imposed special suitability standards as set forth in the Prospectus.)

The minimum required initial investment is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "UMB BANK ESCROW AGENT FOR GRIFFIN-AMERICAN HEALTHCARE REIT III, INC." OR, AFTER THE MINIMUM OFFERING (AND FOR PENNSYLVANIA AND WASHINGTON INVESTORS, THE MINIMUM OFFERING APPLICABLE IN THEIR STATE), TO "GRIFFIN-AMERICAN HEALTHCARE REIT III, INC." TO:

Regular Mail:
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail:
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee of Griffin-American Healthcare REIT III, Inc., American Healthcare Investors LLC, or their affiliates, or an affiliate or Board Member of the Company.

PAGE 1 OF 4

0214

B-1

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

(5) DISTRIBUTION OPTIONS	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you are reinvesting your entire cash distribution. If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) SIGNATURES	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) ifinvesting through an IRA, Keogh or qualified plan, if applicable.
(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than one class. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

Pay to the order of "UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc." or, after the minimum offering (and for Pennsylvania and Washington investors, the minimum offering applicable in their state), to "Griffin-American Healthcare REIT III, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: Griffin-American Healthcare REIT III, Inc., C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT III, Inc., C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 4

0214

B-2

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE,
PLEASE CALL INVESTOR SERVICES AT 888-926-2688

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment
(Subscription Agreement or Additional Subscription Agreement Form must be completed)

Please make investment check payable to:
"UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc." or, after the minimum offering (and for Pennsylvania and Washington investors, the minimum offering applicable in their state), to "Griffin-American Healthcare REIT III, Inc."

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

☐ Funds Enclosed
☐ Funds Wired
☐ Funds to Follow

TOTAL INVESTED
$ ____

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual**
Investor must sign & initial

☐ **Joint Tenants with Right of Survivorship**
All parties must sign & initial

☐ **Tenants in Common**
All parties must sign & initial

☐ **Community Property**
All parties must sign & initial

☐ **Pension or Profit Sharing Plan**
Trustee or custodian signature required

☐ **Trust**
Trustee or Grantor signature(s) required
DATE ESTABLISHED (required)
☐ Currently Revocable
☐ Irrevocable

☐ **Company or Corporation**
Authorized officer must sign or initial
☐ S-Corp
☐ C-Corp

☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act**
Custodian must sign or initial

☐ **Partnership or LLC**
Authorized Agent must sign or initial

☐ **Qualified non-custodial administrator**

☐ **Other:** ____
SPECIFY

NAME OF TRUST OR BUSINESS ENTITY

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ IRA ____ (TYPE)
☐ Qualified Pension or Profit Sharing Plan
☐ Non-Qualified Custodial Account
☐ Other: ____ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE

MAILING ADDRESS

CITY STATE ZIP CODE

BUSINESS PHONE ___ – ___ – ____

SECTION (3)a
CUSTODIAN TAX ID # __ – _______
CUSTODIAN ACCOUNT #

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ____

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ____

SECTION (4)b
STREET ADDRESS **(REQUIRED) NO P.O. BOX**

CITY STATE ZIP CODE

HOME PHONE **(REQUIRED)** ___ – ___ – ____
BUSINESS PHONE ___ – ___ – ____
EXTENSION

E-MAIL ADDRESS (Recommended)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

(SIGNATURE REQUIRED)

SECTION (4)c
ALTERNATE MAILING ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

SECTION (4)d
REQUIRED

INVESTOR DATE OF BIRTH **(MM/DD/YYYY)** __ – __ – ____
JOINT INVESTOR DATE OF BIRTH **(MM/DD/YYYY)** __ – __ – ____
INVESTOR TAX ID# __ – ___ ____

INVESTOR SSN ___ – __ – ____
JOINT INVESTOR SSN ___ – __ – ____

SECTION (4)e Please indicate Citizenship Status **(REQUIRED):** If a box is not checked, U.S. Citizenship will be applied by default.

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

SECTION (4)f: Please indicate if:
☐ **Employee, Affiliate or Board Member of Griffin-American Healthcare REIT III, Inc.**

PAGE 3 OF 4

0214

B-3

(5) DISTRIBUTION OPTIONS (REQUIRED): If a box is not checked below, distributions will be paid in cash and sent to the address of record.

- ☐ Mail to Street Address (4b)
- ☐ Mail to Alternate Address (4c)
- ☐ **Distribution Reinvestment Plan** — Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution
- ☐ **Distributions Directed to:**
- ☐ **Via Electronic Deposit (ACH)** — Complete information below. See ACH Language in Section 5 of the instructions.
  - ☐ **Checking** (must enclose voided check)
  - ☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY STATE ZIP CODE

BANK ABA# **(FOR ACH ONLY)** ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

All distributions for custodial accounts will be sent to the custodian.

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS (A) I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement / Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS (B) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS (C) I (we) represent that i am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS (D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, New Jersey, New Mexico, North Dakota, Oregon and Tennessee

INITIALS INITIALS (E) If I am a (we are) resident(s) of **Alabama** or **Oregon**, the investment in the Company and in affiliated programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California** or **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa,** the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kentucky** or **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation program investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Michigan**, I (we) acknowledge the recommendation by the Michigan Securities Division that I (we) should limit my (our) aggregate investment in the Company to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Michigan, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) either: (i) have a liquid net worth (excluding home, home furnishings and automobiles) of at least $350,000 or (ii) have a liquid net worth of at least $150,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum gross annual income of at least $85,000. In addition, the investment in the Company, affiliated programs and other direct participation programs does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation for investors in New Jersey, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR

DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS

(GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR IRA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – FAX # – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX BRANCH ID#

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – FAX# – – E-MAIL ADDRESS

☐ CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION.

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE **(REQUIRED)**

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)**

DATE

PAGE 4 OF 4

Mail To: **Regular Mail**
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

0214

B-4

GRIFFIN-AMERICAN HEALTHCARE REIT III

WIRING INSTRUCTIONS

Effective Date: February 26, 2014

(use of outdated instructions may result in returned funds.)

Thank you for choosing to invest in Griffin-American Healthcare REIT III, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Griffin-American Healthcare REIT III, Inc.

When wiring funds, please notify DST Systems, Inc. and provide the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement/Signature Page prior to the funds. If we receive the funds without a Subscription Agreement/Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement/Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Bank:	UMB Bank
Address:	1010 Grand, 4th Floor, Mail Stop: 1020409, Kansas City, MO 64106
Account#:	9872061713
ABA#:	101000695
Account Name:	UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc.

Should you have any questions, please do not hesitate to contact us at 888.926.2688.

We look forward to serving your investment needs.

PAGE 1 OF 1

0214

Questions regarding your account should be directed to:

888.926.2688

B-5

GRIFFIN-AMERICAN HEALTHCARE REIT III

OPTIONAL

DIRECT DEPOSIT AUTHORIZATION

THE COMPANY PROVIDES THIS SERVICE AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: Griffin-American Healthcare REIT III, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Fax To: 855.886.9862 (Toll Free)

NOTE: Direct deposit is not available for investments made through IRAs or qualified accounts.

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN ☐☐☐ – ☐☐ – ☐☐☐☐ OR REGISTERED OWNER'S TAX ID# ☐☐ – ☐☐☐☐☐☐☐

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(MUST BE THE SAME AS REGISTERED OWNER)**

ACCOUNT NUMBER **(REQUIRED)**

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
123456789 0001 000123456789
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY

STATE

ZIP CODE

BANK TELEPHONE NUMBER ☐☐☐ – ☐☐☐ – ☐☐☐☐

PLEASE NOTE: Griffin-American Healthcare REIT III, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supersede any previous distribution instructions.

Griffin-American Healthcare REIT III, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Griffin-American Healthcare REIT III, Inc. has notified me (us) that this deposit service has been terminated. In the event that Griffin-American Healthcare REIT III, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE

DATE

X

SIGNATURE OF JOINT INVESTOR

DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

PAGE 1 OF 1

0214

Questions regarding your account should be directed to:

888.926.2688

B-6

GRIFFIN-AMERICAN HEALTHCARE REIT III

OPTIONAL

TRANSFER ON DEATH (T.O.D.) FORM

TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Griffin-American Healthcare REIT III, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- Minors may not be named as a beneficiary unless a custodian or guardian for such minor is also named.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
- A T.O.D. designation may be voided at any time by Griffin-American Healthcare REIT III, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of **Louisiana**.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN — — #1. DAYTIME PHONE# — — #1. STATE OF RESIDENCE

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN — — #2. DAYTIME PHONE# — — #2. STATE OF RESIDENCE

TRANSFER ON DEATH DESIGNATION

I (we) authorize Griffin-American Healthcare REIT III, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. For additional beneficiaries, please complete and attach an additional form.

PRIMARY BENEFICIARY

FULL NAME

SSN **(REQUIRED)** — — OR TAX ID# — PERCENTAGE %

BIRTHDATE — —

☐ **SECONDARY BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN — — OR TAX ID# — PERCENTAGE %

BIRTHDATE — —

☐ **THIRD BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN — — OR TAX ID# — PERCENTAGE %

BIRTHDATE — —

SIGNATURE

By signing below, I (we) authorize Griffin-American Healthcare REIT III, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Griffin-American Healthcare REIT III, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Griffin-American Healthcare REIT III, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Griffin-American Healthcare REIT III, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Griffin-American Healthcare REIT III, Inc.

X

SIGNATURE OF PRIMARY INVESTOR **(required)** DATE

X

SIGNATURE OF JOINT INVESTOR **(if applicable)** DATE

PAGE 1 OF 1

0214

Questions regarding your account should be directed to:

888.926.2688

B-7

GRIFFIN-AMERICAN HEALTHCARE REIT III

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT (For Additional Investments ONLY)

Additional Investment Subscription Agreement

This form may be used by any current stockholder in Griffin-American Healthcare REIT III, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement / Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Griffin-American Healthcare REIT III, Inc. Subscription Agreement / Signature Page.

A – INVESTMENT (a completed Additional Investment Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ___ , ___ Existing Griffin-American Healthcare REIT III, Inc. Account #

2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

3. Check here if applicable ☐ REGISTERED REPRESENTATIVE (Reduced Commission Purchase)

B – INVESTOR INFORMATION (or Trustees if applicable)

CUSTODIAL OWNERSHIP (Send ALL paperwork directly to the custodian)

NON-CUSTODIAL OWNERSHIP (make check payable to "UMB Bank Escrow Agent for Griffin-American Healthcare REIT III, Inc." or, after the minimum offering (and for Pennsylvania and Washington investors, the minimum offering applicable in their state), to: "Griffin-American Healthcare REIT III, Inc.")

1. Investor Name ☐ Mr. ☐ Mrs. ☐ Ms.

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms.

MAILING ADDRESS

CITY STATE ZIP

PHONE BUSINESS PHONE

EMAIL ADDRESS

SOCIAL SECURITY OR TAXPAYER ID# DATE OF BIRTH (MM/DD/YYYY)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

(SIGNATURE REQUIRED)

STREET ADDRESS (IF DIFFERENT FROM MAILING ADDRESS OR MAILING ADDRESS IS A PO BOX)

CITY STATE ZIP

C – INVESTOR(S) SIGNATURES: Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed and submitted subscription agreement. **Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS INITIALS **(A)** All investors acknowledge receipt, not less than five (5) business days prior to the signing of this Additional Investment Subscription Agreement of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa, or New Jersey, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, New Jersey, New Mexico, North Dakota, Oregon and Tennessee

INITIALS INITIALS **(E)** If I am a (we are) resident(s) of **Alabama** or **Oregon,** the investment in the Company and in affiliated programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California** or **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) residents(s) **Kentucky** or **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation program investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Michigan**, I (we) acknowledge the recommendation by the Michigan Securities Division that I (we) should limit my (our) aggregate investment in the Company to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Michigan, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) either: (i) have a liquid net worth (excluding home, home furnishings and automobiles) of at least $350,000 or (ii) have a liquid net worth of at least $150,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum gross annual income of at least $85,000. In addition, the investment in the Company, affiliated programs and other direct participation programs does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation for investors in New Jersey, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X

SIGNATURE OF INVESTOR

DATE **(REQUIRED)**

X

SIGNATURE OF JOINT INVESTOR **(if applicable)**

X

AUTHORIZED SIGNATURE **(Custodian or Trustee)**

(PLEASE COMPLETE PAGE TWO)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS

(GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED OR NON-QUALIFIED PLAN CUSTODIANS)

PAGE 1 OF 2

0214

B-8

GRIFFIN-AMERICAN HEALTHCARE REIT III

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT
(For Additional Investments ONLY)

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)**

EXISTING GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. ACCOUNT#

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

REGISTERED REPRESENTATIVE/RIA INFORMATION

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – FAX# – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – FAX# – –

E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) – NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE

(REQUIRED)

X X

SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)**

DATE

X

SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)**

DATE

Questions regarding your account should be directed to:

888.926.2688

Mail To: **Griffin-American Healthcare REIT III, Inc.**
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

PAGE 2 OF 2

0214

B-9

EXHIBIT C
DISTRIBUTION REINVESTMENT PLAN
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
Griffin-American Healthcare REIT III, Inc., a Maryland corporation (the “Company”), intends to adopt this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.
1.  Election to Participate.     Any purchaser of shares of common stock of the Company, par value $0.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Shares to be subject to participation in the Plan.
2.  Distribution Reinvestment.     The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Shares of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company.
3.  General Terms of Plan Investments.
(a) The Company intends to offer Shares pursuant to the Plan at 95.0% of the estimated value of one share as estimated by the Company’s board of directors, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below this amount. Until the board of directors determines the estimated value of one share, the the estimated value of one share shall be the offering price per share in the public offering of shares pursuant to the Company’s prospectus.
(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.
(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.
(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.
(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.
(f) Participants may acquire fractional Shares so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.
4.  Absence of Liability.     Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.
5.  Suitability.     Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.
6.  Reports to Participants.     Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate. All material information regarding the Distributions to the Participant and the effect of reinvesting such Distributions, including tax information regarding a Participant’s participation in the Plan, will be sent to each Participant by the Company or the Administrator at least annually.
7.  Taxes.     Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.
8. Reinvestment in Subsequent Programs.
(a) After the termination of the Company’s offering of Shares pursuant to this prospectus dated February 26, 2014, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant (other than Alabama investors, who are not eligible) notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (a “Subsequent Program”). If the Company makes such an election, Participants (other than Alabama investors, who are not eligible) may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:
(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;
(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;
(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;
(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and
(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.
9.  Termination.
(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.
(b) Prior to the listing of the Shares on a national securities exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.
10.  State Regulatory Restrictions.     The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11.  Amendment or Termination by Company.
(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant; provided however, the Company may not amend the Plan to (a) provide for selling commissions or dealer manager fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.
(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.
(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.
12.  Participation by Limited Partners of Griffin-American Healthcare REIT III Holdings, LP.    For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Griffin-American Healthcare REIT III Holdings, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.
13.  Governing Law.     This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14.  Notice.     Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Griffin-American Healthcare REIT III, Inc. Distribution Reinvestment Plan Administrator, c/o DST Systems, Inc., P.O. Box 219133, Kansas City, Missouri, 64121-9133, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

ENROLLMENT FORM
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
DISTRIBUTION REINVESTMENT PLAN
To Join the Distribution Reinvestment Plan:
Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan (the “DRIP”).
I hereby appoint Griffin-American Healthcare REIT III, Inc. (the “Company”) (or any designee or successor), acting as DRIP Administrator, as my agent to receive cash distributions that may hereafter become payable to me on shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) registered in my name as set forth below, and authorize the Company to apply such distributions to the purchase of full shares and fractional interests in shares of the Common Stock.
I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the DRIP Administrator, in writing, of my desire to terminate my participation.
Sign below if you would like to participate in the DRIP. You must participate with respect to 100% of your Securities.

Account Number (existing stockholders): ________________

Signature:	Date:

Print Name: _______________________________

Signature of Joint Owner:	Date:

Print Name: _______________________________

Print Name of Registered Representative(s) or Advisor(s)

Medallion Stamp Guarantee (Required for custodial accounts)

EXHIBIT D
GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
SHARE REPURCHASE PLAN
The Board of Directors (the “Board”) of Griffin-American Healthcare REIT III, Inc., a Maryland corporation (the “Company”), expects to adopt a share repurchase plan (the “Repurchase Plan”) by which shares (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), may be repurchased by the Company from stockholders subject to certain conditions and limitations. The purpose of this Repurchase Plan is to provide limited interim liquidity for stockholders (under the conditions and limitations set forth below) until a liquidity event occurs. No stockholder is required to participate in the Repurchase Plan.
1.  Repurchase of Shares.     The Company may, at its sole discretion, repurchase Shares presented to the Company for cash to the extent it has sufficient funds to do so and subject to the conditions and limitations set forth herein. Any and all Shares repurchased by the Company shall be canceled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the Repurchase Plan will not be reissued unless they are first registered with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and other appropriate state securities laws or otherwise issued in compliance with such laws.
2.  Share Repurchases.
Repurchase Price.     Unless the Shares are being repurchased in connection with a stockholder’s death or qualifying disability (as discussed below), the price per Share at which the Company will repurchase Shares will be as follows:

•	for stockholders who have continuously held their Shares for at least one year, 92.5% of the Repurchase Amount;

•	for stockholders who have continuously held their Shares for at least two years, 95.0% of the Repurchase Amount;

•	for stockholders who have continuously held their Shares for at least three years, 97.5% of the Repurchase Amount; and

•	for stockholders who have continuously held their Shares for at least four years, 100% of the Repurchase Amount.
At any time the Company is engaged in an offering of Common Stock, the Repurchase Amount for shares purchased under the Repurchase Plan will always be equal to or lower than the applicable per share offering price. As long as the Company is engaged in an offering of Common Stock, the Repurchase Amount shall be the lesser of the amount the stockholder paid for its shares of Common Stock or the per share offering price in the current offering of Common Stock. If the Company is no longer engaged in an offering of Common Stock, the Repurchase Amount will be determined by the Board. The Board will announce any repurchase price adjustment and the time period of its effectiveness as a part of its regular communications with the stockholders.
The purchase price for repurchased Shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to the Common Stock. At any time the repurchase price is determined by any method other than the net asset value of the shares, if the Company has sold property and has made one or more special distributions to the stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to investors prior to the repurchase date.

The Board will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While the Board does not have specific criteria for determining a special distribution, the Company expects that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds.
Death or Qualifying Disability.     If Shares are to be repurchased in connection with a stockholder’s death or qualifying disability as provided in Section 4, the repurchase price shall be 100% of the price paid to acquire the Shares of our Common Stock. In addition, the Company will waive the one year holding period, as described in Section 4, for shares to be repurchased in connection with a stockholder’s death or qualifying disability. Appropriate legal documentation will be required for repurchase requests upon death or qualifying disability.
3.  Funding and Operation of Repurchase Plan.     The Company may make purchases pursuant to the Repurchase Plan quarterly, at its sole discretion, on a pro rata basis. The Board shall determine whether the Company has sufficient cash available to make repurchases pursuant to the Repurchase Plan in any given quarter. Subject to funds being available, the

Company will limit the number of Shares repurchased to five percent (5.0%) of the weighted average number of Shares outstanding during the trailing calendar year prior to the repurchase date; provided however, that Shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funding for the Repurchase Plan will come exclusively from cumulative proceeds we receive from the sale of Shares pursuant to the Company’s Distribution Reinvestment Plan.
4.  Stockholder Requirements.     Any stockholder may request a repurchase with respect to all or a designated portion of its Shares, subject to the following conditions and limitations:
Holding Period.     Only Shares that have been held by the presenting stockholder for at least one (1) year are eligible for repurchase by the Company, except as provided below. Requests for the repurchase of Shares that are submitted prior to being eligible for repurchase will not be honored.
Death or Qualifying Disability.     The Company will repurchase Shares upon the death of a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the Shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchase on behalf of the trust. If spouses are joint registered holders of Shares, the request to repurchase the shares may be made if either of the registered holders dies. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.
Furthermore, and subject to the conditions and limitations described below, the Company will repurchase Shares held for less than the one-year holding period by a stockholder who is a natural person, including Shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability,” as defined below, after receiving written notice from such stockholder provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. This waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.
In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.
Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special repurchase terms applicable to stockholders with a “qualifying disability” unless permitted in the discretion of the board of directors. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.
We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.
Therefore, such disabilities will not qualify for the special repurchase terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the repurchase of his or her Shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s Shares in its discretion on the special terms available for a qualifying disability.
A stockholder that is a trust may request repurchase of the Shares held by the trust on the terms available in connection with the death or disability of a stockholder if the deceased or disabled was the sole beneficiary of the trust or if the only other beneficiary of the trust is the spouse of the deceased or disabled.
Distribution Reinvestment Plan Shares.     In the event that a stockholder requests repurchase of 100% of the Shares owned by the stockholder on the date of presentment, the Company will waive the one-year holding period requirement for any Shares presented that were acquired pursuant to the Company’s distribution reinvestment plan.
Minimum — Maximum.     A stockholder must present for repurchase a minimum of 25.0%, and a maximum of 100%, of the Shares owned by the stockholder on the date of presentment. Fractional shares may not be presented for repurchase unless the stockholder is presenting 100% of his Shares. The Company will treat a repurchase request that would cause the stockholder to own fewer than 250 Shares as a request to redeem 100% of that stockholder’s Shares. A repurchase request relating to 100% of the Shares owned by the presenting stockholder will be treated by the Company as an automatic termination of such stockholder’s participation in the Company’s distribution reinvestment plan or any other automatic investment program that may be in effect on the date of presentment.

No Encumbrances.     All Shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances. Upon receipt of a request for repurchase, the Company will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company will not repurchase any shares subject to a lien. The Company will bear any costs in conducting the Uniform Commercial Code search.
Share Repurchase Form.     The presentment of Shares must be accompanied by a completed Share Repurchase Request form, a copy of which is attached hereto as Exhibit “A,” executed by the stockholder, its trustee or authorized agent. With respect to Shares held through an IRA or other custodial account, the custodian must provide an authorized signature and medallion stamp guarantee. An estate, heir or beneficiary that wishes to have shares repurchased following the death of a stockholder must mail or deliver to us a written request on a Share Repurchase Request form, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability must mail or deliver to us a written request on a Share Repurchase Request form, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability. If the shares are to be repurchased under the conditions outlined herein, we will forward the documents necessary to affect the repurchase, including any signature guaranty we may require. All Share certificates, if applicable, must be properly endorsed.
Deadline for Presentment.     All Shares presented and all completed Share Repurchase Request forms must be received by the Repurchase Agent (as defined below) on or before the last day of the second month of each calendar quarter in order to have such Shares eligible for repurchase for that quarter. The Company will repurchase Shares on or about the first day following the end of each calendar quarter.
If the Company can not purchase all shares presented for repurchase in any calendar quarter, based upon insufficient cash available and/or the limit on the number of Shares it may repurchase during any calendar year, it will attempt to honor repurchase requests on a pro rata basis; provided however, that the Company may give priority to the repurchase of a deceased stockholder’s shares. The Company will treat the unsatisfied portion of the repurchase request as a request for repurchase the following calendar quarter if sufficient funds are available at that time, unless the requesting stockholder withdraws its request for repurchase. Such pending requests generally will be honored on a pro rata basis. The Company will determine whether it has sufficient funds available as soon as practicable after the end of each calendar quarter, but in any event prior to the applicable payment date.
Repurchase Request Withdrawal.     A stockholder may withdraw his or her repurchase request upon written notice to the Company at any time prior to the date of repurchase.
Ineffective Withdrawal.     In the event the Company receives a written notice of withdrawal from a stockholder after the Company has repurchased all or a portion of such stockholder’s Shares, the notice of withdrawal shall be ineffective with respect to the Shares already repurchased, but shall be effective with respect to any of such stockholder’s Shares that have not been repurchased. The Company shall provide any such stockholder with prompt written notice of the ineffectiveness or partial ineffectiveness of such stockholder’s written notice of withdrawal.
Repurchase Agent.     All repurchases will be effected on behalf of the Company by a registered broker-dealer (the “Repurchase Agent”), who shall contract with the Company for such services. All recordkeeping and administrative functions required to be performed in connection with the Repurchase Plan will be performed by the Repurchase Agent.

Termination, Amendment or Suspension of Plan.     The Repurchase Plan will terminate and the Company will not accept Shares for repurchase in the event the Shares are listed on any national securities exchange, the subject of bona fide quotes on any inter-dealer quotation system or electronic communications network or are the subject of bona fide quotes in the pink sheets. Additionally, the Company’s board of directors, in its sole discretion, may terminate, amend or suspend the Repurchase Plan if it determines to do so is in the best interest of the Company. A determination by the Board to terminate, amend or suspend the Repurchase Plan will require the affirmative vote of a majority of the directors, including a majority of the independent directors. If the Company terminates, amends or suspends the Repurchase Plan, the Company will provide stockholders with thirty (30) days advance written notice and the Company will disclose the changes in the appropriate current or periodic report filed with the U.S. Securities and Exchange Commission.
5.  Miscellaneous.
Advisor Ineligible; No Fees.     The Advisor to the Company, Griffin-American Healthcare REIT III Advisor LLC, shall not be permitted to participate in the Repurchase Plan. The Company’s co-sponsors, Advisor, directors or any affiliates thereof shall not receive any fees arising out of the Company’s repurchase of shares.
Liability.     Neither the Company nor the Repurchase Agent shall have any liability to any stockholder for the value of the stockholder’s Shares, the repurchase price of the stockholder’s Shares, or for any damages resulting from the stockholder’s presentation of his or her Shares, the repurchase of the Shares pursuant to this Repurchase Plan or from the Company’s determination not to repurchase Shares pursuant to the Repurchase Plan, except as a result from the Company’s or the Repurchase Agent’s gross negligence, recklessness or violation of applicable law; provided however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a stockholder may have under federal or state securities laws.
Taxes.     Stockholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company’s repurchase of Shares.
Preferential Treatment of Shares Repurchased in Connection with Death or Disability.     If there are insufficient funds to honor all repurchase requests, preference will be given to shares to be repurchased in connection with a death or qualifying disability.

EXHIBIT “A”
SHARE REPURCHASE REQUEST
The undersigned stockholder of Griffin-American Healthcare REIT III, Inc. (the “Company”) hereby requests that, pursuant to the Company’s Share Repurchase Plan, the Company repurchase the number of shares of Common Stock (the “Shares”) indicated below.
ACCOUNT NUMBER:
STOCKHOLDER’S NAME:
STOCKHOLDER’S ADDRESS:
TOTAL SHARES OWNED BY STOCKHOLDER:
NUMBER OF SHARES PRESENTED FOR REPURCHASE:                    [ ] 100%
(Note: number of shares presented for repurchase must be equal to or exceed 25.0% of total shares owned.)
REASON FOR REPURCHASE REQUEST (SUBMIT REQUIRED DOCUMENTS, IF APPLICABLE):
[            ] DEATH [            ] QUALIFYING DISABILITY [            ] OTHER
By signing and submitting this form, the undersigned hereby acknowledges and represents to each of the Company and the Repurchase Agent the following:
The undersigned is the owner (or duly authorized agent of the owner) of the Shares presented for repurchase, and thus is authorized to present the Shares for repurchase.
The Shares presented for repurchase are eligible for repurchase pursuant to the Repurchase Plan. The Shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way.
The undersigned hereby indemnifies and holds harmless the Company, the Repurchase Agent, and each of their respective officers, directors and employees from and against any liabilities, damages, expenses, including reasonable attorneys’ fees, arising out of or in connection with any misrepresentation made herein.
Stock certificates for the Shares presented for repurchase (if applicable) are enclosed, properly endorsed with signature guaranteed.
It is recommended that this Share Repurchase Request and any attached stock certificates be sent to the Repurchase Agent, at the address below, via overnight courier, certified mail, or other means of guaranteed delivery.

Mail:	Griffin Capital Securities, Inc. Griffin-American Healthcare REIT III, Inc. Repurchase Agent c/o DST Systems, Inc. P.O. Box 219133 Kansas City, MO 64121-9133	Overnight Courier:	Griffin Capital Securities, Inc. Griffin-American Healthcare REIT III, Inc. Repurchase Agent c/o DST Systems, Inc. 430 West 7th Street Kansas City, MO 64105-1407

Date: ___________________

Stockholder Signature:______________________________________________________________________

Office Use Only

Date Request Received:

Medallion Stamp Guarantee (Required for custodial accounts)

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
Maximum Offering of
190,789,474 Shares
of Common Stock for $1,900,000,000
 Minimum Offering of
200,000 Shares
of Common Stock for $2,000,000

_____
PROSPECTUS
______

  FEBRUARY 26, 2014
Until May 27, 2014 (90 days after the effective date of this offering), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of the dealer to deliver a prospectus when acting as a soliciting dealer.
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Griffin-American Healthcare REIT III, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.
Griffin Capital Securities, Inc.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
SUPPLEMENT NO. 4 DATED AUGUST 20, 2014
TO THE PROSPECTUS DATED FEBRUARY 26, 2014

This document supplements, and should be read in conjunction with, our prospectus dated February 26, 2014. This Supplement No. 4 supersedes and replaces all prior supplements to our prospectus. On August 8, 2014, we filed with the United States Securities and Exchange Commission our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014. This Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 4. Unless otherwise defined in this Supplement No. 4, capitalized terms used have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 4 is to disclose:

•	the status of our public offering;

•	our process for the admission of stockholders and revised subscription instructions for shares of our common stock;

•
our acquisitions of DeKalb Professional Center located in Lithonia, Georgia; Country Club MOB located in Stockbridge, Georgia; and Acworth Medical Complex located in Acworth, Georgia; and our potential acquisitions of Wichita KS MOB located in Wichita, Kansas, Lee's Summit MO MOB located in Lee's Summit, Missouri and Delta Valley ALF Portfolio located in Batesville and Cleveland, Mississippi;

•	the adoption of an asset allocation policy by one of our co-sponsors;

•	the declaration of distributions to our stockholders;

•	updates to the “Risk Factors” section of our prospectus;

•	a new “Selected Financial Data” section of our prospectus;

•	a new “Our Performance” section of our prospectus;

•	a loan agreement with Bank of America, N.A.;

•	stock purchase plans entered into by several executive officers, officers and other personnel;

•	revisions to the “Management of Our Company - Investment Committee” section of our prospectus;

•	updates to the “Compensation Table” section of our prospectus;

•	revisions to the “Conflicts of Interest - Interests in Other Real Estate Programs” section of our prospectus;

•	updates to the “Prior Performance Summary” section of our prospectus;

•	updates to our policy regarding the valuation of our properties and other assets;

•	an update to the “Distribution Reinvestment Plan” section of our prospectus;

•	updates to the “Share Repurchase Plan” section of our prospectus;

•	revisions to the “Plan of Distribution - Dealer Manager and Participating Broker-Dealer Compensation and Terms” section of our prospectus;

•	updates to the Prior Performance Tables attached as Exhibit A to our prospectus;

•	a revised form of our Subscription Agreement, as disclosed in Exhibit B to our prospectus; and

•	our updated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, as disclosed in Annex A.

1

Status of Our Public Offering

We commenced our initial public offering of shares of our common stock on February 26, 2014. On May 12, 2014, the conditions of our minimum offering amount were satisfied, and we admitted our initial subscribers as stockholders. On June 10, 2014, the conditions of our minimum offering in Washington were satisfied, and as of such date, we were able to admit Washington subscribers as stockholders. On August 5, 2014, the conditions of our minimum offering in Pennsylvania were satisfied, and as of such date, we were able to admit Pennsylvania subscribers as stockholders.

As of August 15, 2014, we had received and accepted subscriptions in this offering for 11,444,680 shares of our common stock, or approximately $114,104,000 excluding shares of our common stock issued pursuant to our distribution reinvestment plan, or DRIP. As of August 15, 2014, approximately $1,635,896,000 in shares of our common stock remained available for sale to the public pursuant to this offering, excluding shares available pursuant to the DRIP. We will sell shares of our common stock in this offering until the earlier of February 26, 2016, or the date on which the maximum offering amount has been sold; provided however, that our board of directors may extend this offering for an additional year or as otherwise permitted under applicable law.

Admission of Stockholders and Subscription Instructions

The “How to Subscribe” section on page iv of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

Investors who meet the suitability standards described herein may subscribe for shares of our common stock as follows:

•	Review this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement is included in this prospectus as Exhibit B.

•	Deliver your check for the full purchase price of the shares of our common stock being subscribed for, along with a completed, executed Subscription Agreement, to your participating broker-dealer.

•	Make your check payable to “Griffin-American Healthcare REIT III, Inc.”

By executing the Subscription Agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the minimum income and net worth standards we have established.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription, in whole or in part. An approved custodian or trustee must process and forward to us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. See the “Suitability Standards” and the “Plan of Distribution - Subscription Process” sections of this prospectus for additional details on how you can subscribe for shares of our common stock.

The first paragraph of the “Plan of Distribution - Subscription Process” section beginning on page 177 of our prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

To purchase shares of our common stock in this offering, you must complete and sign a subscription agreement similar to the one contained in this prospectus as Exhibit B. After you become a stockholder, you may purchase additional shares of our common stock by completing and signing an additional investment subscription agreement similar to the one contained in this prospectus as part of Exhibit B. You should pay for your shares of our common stock by delivering a check for the full purchase price of the shares of our common stock, payable to “Griffin-American Healthcare REIT III, Inc.”

2

Acquisitions

The following information should be read in conjunction with the “Prospectus Summary - Description of Investments” section on page 7 of our prospectus and the “Investment Objectives, Strategy and Criteria - Real Estate Acquisitions” section beginning on page 78 of our prospectus:

Acquired Properties

As of August 15, 2014, we completed three acquisitions comprising three properties, or five buildings, and approximately 75,000 square feet of gross leasable area, or GLA, for an aggregate purchase price of $12,130,000, all in Georgia, as listed below:

Acquisition (1)	Type	GLA (Sq Ft)	Occupancy	Date Acquired	Contract Purchase Price	Property Taxes (2)	Location
DeKalb Professional Center	Medical Office	19,000	81.2%	06/06/14	$2,830,000	$20,000	Lithonia, GA
Country Club MOB	Medical Office	17,000	84.1%	06/26/14	2,775,000	27,000	Stockbridge, GA
Acworth Medical Complex	Medical Office	39,000	82.7%	07/02/14	6,525,000	28,000	Acworth, GA
Total/weighted average		75,000	82.7%		$12,130,000	$75,000
__________
(1) We own 100% of our properties acquired.
(2) Represents the real estate taxes on the property for 2013.

We financed the purchases of DeKalb Professional Center, Country Club MOB and Acworth Medical Complex using funds raised through this offering. We paid our advisor and its affiliates an acquisition fee of 2.25% of the contract purchase price of each property, which was paid as follows: (i) in cash equal to 2.00% of the contract purchase price; and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees. AHI Management Services, Inc., a subsidiary of American Healthcare Investors LLC, our co-sponsor and the managing member of our advisor, will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to each of DeKalb Professional Center, Country Club MOB and Acworth Medical Complex. Among other things, AHI Management Services, Inc., or AHI Management Services, has the authority to negotiate and enter into leases of our properties on our behalf (in substantial conformance with approved lending parameters and the operating plan), to incur costs and expenses, to pay property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses. Other affiliates of ours may receive additional fees or other compensation as a result of our property acquisitions in accordance with the compensation provisions described in our prospectus.

The table below describes the average occupancy rate and the average effective annual rental rate per leased square foot of our portfolio for each of the last four years ended December 31, 2013 and as of August 15, 2014, for which we owned properties:

	2010(1)	2011(1)	2012(1)	2013(1)	2014(2)
Occupancy Rate	N/A	N/A	N/A	N/A	82.7%
Average Effective Annual Rental Rate per Leased Square Foot	N/A	N/A	N/A	N/A	$13.79
__________
(1) We were initially capitalized on January 11, 2013 and therefore we consider that our date of inception. We purchased our first property on June 6, 2014.
(2) Based on leases in effect as of August 15, 2014.

3

As of August 15, 2014, the following two tenants accounted for 10.0% or more of the GLA of our portfolio of properties:

Tenant	Effective Annual Rental Rate per Square Foot	GLA (Sq Ft)	Lease Expiration	Renewal Options	Principal Nature of the Business
Emory Specialty Associates, LLC	$18.25	16,000	10/31/20 and 01/31/21	Two 5-year renewals	Multi-specialty clinic
Eldercare Pharmacy	$16.00	10,000	06/30/20	One renewal; terms to be negotiated	Pharmacy

The following table sets forth the lease expirations of our property portfolio for the next ten years, including the number of leases that will expire in the applicable year, the total area in square feet covered by such leases and the annual base rent and percentage of annual base rent represented by such leases as of August 15, 2014:

	Number of Expiring Leases	Total Sq. Ft. of Expiring Leases	Annual Base Rent Under Expiring Leases	% of Annual Base Rent Represented by Expiring Leases
2014	—	—	$—	—%
2015	1	4,000	80,000	7.1
2016	—	—	—	—
2017	1	3,000	48,000	4.2
2018	2	9,000	155,000	13.6
2019	1	3,000	48,000	4.2
2020	3	24,000	500,000	44.0
2021	3	11,000	175,000	15.4
2022	1	3,000	51,000	4.5
2023	1	5,000	79,000	7.0
2024	—	—	—	—
Thereafter	—	—	—	—
Total	13	62,000	$1,136,000	100%
Currently, we have no plans for any significant renovations, improvements or development with respect to any of our properties over the next few years. We believe that each of our properties is adequately covered by insurance and is suitable for its intended purpose.

Our medical office buildings face competition from nearby medical office buildings and healthcare-related facilities that provide comparable services.

Acquisition of DeKalb Professional Center

On June 6, 2014, we acquired DeKalb Professional Center, a multi-tenant medical office building located in Lithonia, Georgia for an aggregate purchase price of $2,830,000, plus closing costs, from an unaffiliated third party. DeKalb Professional Center is a single-story, approximately 19,000-square-foot, medical office building that was built in 2008 and is located one mile west of DeKalb Medical Hillandale, a 100-bed acute care hospital. As of August 2014, DeKalb Professional Center is approximately 81.2% leased to four tenants, the two largest of which are RMS Lifeline and The Emory Clinic. Medical services provided at DeKalb Professional Center include: heart and vascular diagnostic testing, echocardiography services and nuclear stress testing, mental health and substance abuse services, vascular care services and dental services.

The following table shows, as of August 2014, the effective annual rental rate per rentable square foot, GLA, lease expiration, renewal options and principal nature of business for the tenants occupying 10.0% or more of the GLA of DeKalb Professional Center:

Tenant	Effective Annual Rental Rate per Square Foot	GLA (Sq Ft)	Lease Expiration	Renewal Options	Principal Nature of Business
RMS Lifeline Inc.	$12.92	7,000	10/31/21	Three 5-year renewals	Vascular care
The Emory Clinic	$16.25	5,000	12/31/18	None	Heart & vascular center
Vanessa Dowdy-Sigur DDS	$15.85	3,000	01/31/22	Three 5-year renewals	Dental services

4

We believe that DeKalb Professional Center is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to DeKalb Professional Center over the next few years. DeKalb Professional Center faces competition from a variety of both on and off-campus medical office buildings in Lithonia and the metropolitan Atlanta area. For federal income tax purposes, we estimate that the depreciable basis in DeKalb Professional Center will be approximately $2,519,000. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 40 years. For 2013, DeKalb Professional Center paid real estate taxes of approximately $20,000 at a rate of 1.90%.

Acquisition of Country Club MOB

On June 26, 2014, we acquired Country Club MOB, a multi-tenant medical office building located in Stockbridge, Georgia, for an aggregate purchase price of $2,775,000, plus closing costs, from an unaffiliated third party. Country Club MOB is a two-story, approximately 17,000-square-foot, medical office building that was built in 2002 and located in a heavy medical-centric corridor surrounding the campus of Piedmont Henry Hospital. As of August 2014, Country Club MOB is approximately 84.1% leased to four tenants, the two largest of which are Miller & Gaines, P.C. and John E. Chaney. Medical services provided at Country Club MOB include: oral and maxillofacial surgery services, dental implant care, family dentistry, comprehensive family eye care, cataract and laser surgery, an optical shop and a legal practice.

The following table shows, as of August 2014, the effective annual rental rate per rentable square foot, GLA, lease expiration, renewal options and principal nature of business for the tenants occupying 10.0% or more of the GLA of Country Club MOB:

Tenant	Effective Annual Rental Rate per Square Foot	GLA (Sq Ft)	Lease Expiration	Renewal Options	Principal Nature of Business
John E. Chaney, PC	$20.05	4,000	03/31/15	N/A	Dental services
Miller & Gaines, PC	$16.74	4,000	12/31/18	N/A	Legal practice
Robert T. Goetzinger MD, PC	$16.00	3,000	11/30/17	N/A	Eye Care & Optical Shop
Oral Surgery Associates & Dental Implant Center, PC	$15.45	3,000	12/31/19	One 5-year renewal	Oral Surgery

We believe that Country Club MOB is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Country Club MOB over the next few years. Country Club MOB faces competition from a variety of both on and off-campus medical office buildings in Stockbridge and the metropolitan Atlanta area. For federal income tax purposes, we estimate that the depreciable basis in Country Club MOB will be approximately $2,618,000. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 40 years. For 2013, Country Club MOB paid real estate taxes of approximately $27,000 at a rate of 1.62%.

Acquisition of Acworth Medical Complex

On July 2, 2014, we acquired Acworth Medical Complex, a multi-tenant medical office building located in Acworth, Georgia, for an aggregate purchase price of $6,525,000, plus closing costs, from unaffiliated third parties. Acworth Medical Complex is an approximately 39,000-square-foot, medical office building that was originally constructed between 1945 and 1974 but underwent a major renovation in 2009. With the nearest hospital located 13 miles south in Marietta, Georgia, Acworth Medical Complex provides much needed medical services to the area and the community. As of August 2014, Acworth Medical Complex is approximately 82.7% leased to four tenants, the two largest of which are Emory Specialty Associates, LLC, a wholly owned subsidiary of Emory Healthcare, and Eldercare Pharmacy. Medical services provided at Acworth Medical Complex include: pharmacy consulting, nurse consulting, medical records, cardiac imaging, dispensing, cancer care, transplants, urology and pain management, internal medicine, neurology, neurosurgery, orthopedics, spine care, sports medicine, liver disease and oral surgery.

5

The following table shows, as of August 2014, the effective annual rental rate per rentable square foot, GLA, lease expiration, renewal options and principal nature of business for the tenants occupying 10.0% or more of the GLA of Acworth Medical Complex:

Tenant	Effective Annual Rental Rate per Square Foot	GLA (Sq Ft)	Lease Expiration	Renewal Options	Principal Nature of Business
Emory Specialty Associates, LLC	$18.25	16,000	10/31/20 and 01/31/21	Two 5-year renewals	Multi-specialty clinic
Eldercare Pharmacy	$16.00	10,000	06/30/20	One renewal; terms to be negotiated	Pharmacy
Lacey Drug Co.	$14.20	5,000	07/31/23	Two 5-year renewals	Pharmacy

We believe that Acworth Medical Complex is suitable for its intended purpose and adequately covered by insurance, and we do not intend to make significant repairs or improvements to Acworth Medical Complex over the next few years. Acworth Medical Complex faces competition from a variety of both on and off-campus medical office buildings in Cobb County and the northwestern metropolitan Atlanta area. For federal income tax purposes, we estimate that the depreciable basis in Acworth Medical Center will be approximately $6,102,000. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 40 years. For 2013, Acworth Medical Center paid real estate taxes of approximately $28,000 at a rate of 1.20%.

Depreciation
As of August 15, 2014, for federal income tax purposes, our depreciable basis in our acquired properties was approximately $11,239,000 in total. For federal income tax purposes, we depreciate land improvements and buildings based upon an estimated useful life of 40 years.

Potential Acquisitions

We, through our subsidiaries, entered into purchase and sale agreements for the acquisition of the following properties from unaffiliated third parties:

Property Name	Type of Property	GLA (Sq Ft)	Current Occupancy	Contract Purchase Price	Date of Purchase Agreement	Location
Wichita KS MOB	Medical Office	39,000	100%	$8,800,000	07/24/14	Wichita, KS
Lee's Summit MO MOB	Medical Office	39,000	89.0%	6,750,000	08/07/14	Lee's Summit, MO
Delta Valley ALF Portfolio	Senior Housing	76,000	100%	13,345,000	08/18/14	Batesville and Cleveland, MS
Total		154,000		$28,895,000

We expect that AHI Management Services will provide property management oversight services and receive a property management oversight fee of 1.5% of the gross monthly cash receipts with respect to each of Wichita KS MOB and Lee's Summit MO MOB and a property management oversight fee of 1.0% of the gross monthly cash receipts for Delta Valley ALF Portfolio.

We intend to finance the purchases of Wichita KS MOB, Lee's Summit MO MOB and Delta Valley ALF Portfolio from funds raised through this offering. We also anticipate paying an acquisition fee of 2.25% of the purchase price of each property to our advisor and its affiliates in connection with the acquisition of such properties. We anticipate closing these potential acquisitions in the third quarter of 2014; however, we can give no assurance that the closings will occur within this timeframe, or at all. These potential acquisitions are subject to substantial conditions to closing. Our decision to consummate the acquisitions will generally depend upon:

•	the satisfaction of the conditions to each of the acquisitions contained in the relevant agreements;

•	no material adverse change occurring relating to each of the properties, the tenants or in the local economic conditions;

6

•	our receipt of sufficient net proceeds from this offering and financing proceeds to make each of these acquisitions; and

•	our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Due to the considerable conditions that must be satisfied in order to acquire each of these properties, we cannot give any assurances that the closing of any of these acquisitions is probable.

In evaluating each of these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we have considered a variety of factors including the overall valuation of net operating income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at each property is comparable to market rates. We believe that each of these properties is well located, well maintained and has been professionally managed. Each property will be subject to competition from similar medical office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. We have not considered any other factors materially relevant to our decision to acquire these properties.

Asset Allocation Policy

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary - Conflicts of Interest” section on page 10 of the prospectus and the “Conflicts of Interest - Certain Conflict Resolution Restrictions and Procedures” section on page 107 of our prospectus:

On April 10, 2014, American Healthcare Investors, acting as managing member of our advisor and Griffin-American Healthcare REIT Sub-Advisor, LLC, which has been delegated the advisory duties for Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, another publicly registered non-traded healthcare REIT co-sponsored by American Healthcare Investors, adopted an asset allocation policy to allocate property acquisitions among us and GA Healthcare REIT II. Pursuant to the asset allocation policy, American Healthcare Investors will allocate potential investment opportunities to us and GA Healthcare REIT II based on the consideration of the following factors for each company: (i) whether the investment fits within its investment objectives; (ii) the availability of cash and/or financing to acquire the investment; (iii) the financial impact in terms of investment size, leverage, transaction structure, anticipated cash flows, earnings and distributions; (iv) strategic advantages such as an existing relationship with a tenant, operator or hospital, or a significant geographic presence in the area of the investment; (v) geographic, asset class, or tenant concentration or diversification; and (vi) income tax effects.

After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for investment opportunities of $20 million or less, until such time as we reach $500 million in aggregate assets (based on contract purchase price); and (ii) GA Healthcare REIT II will have priority for (a) investment opportunities of $100 million or greater and (b) international investments, until such time as GA Healthcare REIT II reaches 30% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT II, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity. However, on August 5, 2014, GA Healthcare REIT II entered into an Agreement and Plan of Merger with Northstar Realty Finance Corp., or NorthStar. The consummation of the merger is subject to certain covenants and closing conditions. One of the covenants contained in the Agreement and Plan of Merger restricts the ability of GA Healthcare REIT II to make additional investments that are not approved by NorthStar. As a result, GA Healthcare REIT II does not anticipate approving new investments while the merger is pending, and American Healthcare Investors and the sub-advisor of GA Healthcare REIT II do not anticipate submitting additional material investment opportunities to GA Healthcare REIT II while the merger is pending.

The asset allocation policy initially applied until June 30, 2014. On June 23, 2014, the asset allocation policy was renewed for another 30 days and subject to successive automatic 30-day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT II.

7

The following information should be read in conjunction with the discussion contained in the “Risk Factors - Risks Related to Conflicts of Interest” section beginning on page 31 of our prospectus:

We may compete with other programs sponsored by our co-sponsors for investment opportunities, and American Healthcare Investors has adopted an asset allocation policy pursuant to which we will not have priority with respect to certain investment opportunities. As a result, we may be unable to find suitable investments, or our advisor may not cause us to invest in favorable investment opportunities, which may reduce our returns on our investments.

Griffin Capital Corporation, or Griffin Capital, and American Healthcare Investors are currently the co-sponsors for other publicly held, non-traded REITs, including GA Healthcare REIT II, and are not precluded from sponsoring other real estate programs in the future. As a result, we may be buying properties at the same time as one or more other Griffin Capital or American Healthcare Investors programs that are managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. Therefore, American Healthcare Investors, acting as managing member of both our advisor and the sub-advisor of GA Healthcare REIT II, adopted an asset allocation policy to allocate potential investment opportunities among us and GA Healthcare REIT II based on the consideration of certain factors for each company such as investment objectives, the availability of cash and/or financing to acquire the investment; financial impact; strategic advantages; concentration and/or diversification; and income tax effects. After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for investment opportunities of $20 million or less, until such time as we reach $500 million in aggregate assets (based on contract purchase price); and (ii) GA Healthcare REIT II will have priority for (a) investment opportunities of $100 million or greater and (b) international investments, until such time as GA Healthcare REIT II reaches 30% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT II, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity. The asset allocation policy initially applied until June 30, 2014, but was renewed on June 23, 2014 for another 30 days and is subject to successive automatic 30-day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT II. Because of this asset allocation policy, qualified investment opportunities may be rendered unavailable for acquisition by us, and therefore, we may be unable to find suitable investments as a result of this asset allocation policy, which could cause the returns on your investments to suffer.

In addition, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another Griffin Capital or American Healthcare Investors program. We are subject to the risk that as a result of the conflicts of interest between us, our advisor or programs managed by their affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.

Declaration of Distributions

The following information should be read in conjunction with the discussion contained in the “Prospectus Summary - Distribution Policy” section on page 18 of our prospectus and the “Description of Capital Stock - Distribution Policy” section beginning on page 158 of our prospectus:

On April 10, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period from the date we received and accepted subscriptions aggregating at least the minimum offering of $2,000,000 in shares of our common stock pursuant to this offering, which occurred on May 14, 2014, or the Commencement Date, through June 30, 2014. This authorization is a result of our advisor advising us that it intends to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor under our Advisory Agreement dated February 26, 2014, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees is equal to the amount of distributions payable to our stockholders for the period beginning on the Commencement Date and ending on the date we acquired our first property or real estate-related investment, which occurred on June 6, 2014. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.

8

On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014.

All distributions were or will be calculated based on 365 days in the calendar year and were or will be equal to $0.001643836 per share of our common stock. These distributions were or will be aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears. The distributions declared for each record date in the May 2014, June 2014, July 2014, August 2014 and September 2014 periods were or will be paid in June 2014, July 2014, August 2014, September 2014 and October 2014, respectively. The distributions declared for each record date were or will be paid only from legally available funds.

Risk Factors

The following information should be read in conjunction with the discussion contained in the “Risk Factors - Investment Risks” section beginning on page 21 of our prospectus:

We have experienced losses in the past, and we may experience additional losses in the future.

Historically, we have experienced net losses (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, general and administrative expenses, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors affecting our losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The “Risk Factors - Investment Risks - There is no public market for the shares of our common stock. Therefore, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount” section on page 21 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

There is no public market for the shares of our common stock. Therefore, it will be difficult for you to sell your shares of our common stock and, if you are able to sell your shares of our common stock, you will likely sell them at a substantial discount.

There currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of the shares of our common stock on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of shares of our stock, and these restrictions may inhibit your ability to sell your shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. We have adopted a share repurchase plan, but it is limited in terms of the amount of shares of our common stock which may be repurchased annually and is subject to our board of directors’ discretion. Our board of directors may also amend, suspend, or terminate our share repurchase plan upon 30 days’ written notice. Therefore, it will be difficult for you to sell your shares of our common stock promptly or at all. If you are able to sell your shares of our common stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 12.0% of the gross offering proceeds, which will be used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure you that your shares of our common stock will ever appreciate in value to equal the price you paid for your shares of our common stock. Therefore, you should consider the purchase of shares of our common stock as illiquid and a long-term investment, and you must be prepared to hold your shares of our common stock for an indefinite length of time.

The “Risk Factors - Investment Risks - We may not have sufficient cash available from operations to pay distributions, and therefore, we may pay distributions from the net proceeds of this offering, from borrowings in anticipation of future cash

9

flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of your investment and may cause subsequent investors to experience dilution" section on page 23 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:
We may not have sufficient cash available from operations to pay distributions, and therefore, we may pay distributions from the net proceeds of this offering, from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of your investment and may cause subsequent investors to experience dilution.
Distributions payable to our stockholders may include a return of capital, rather than a return on capital, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences. The actual amount and timing of distributions will be determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify as a REIT. As a result, our distribution rate and payment frequency vary from time to time.
We have used net proceeds from this offering and our advisor has waived certain fees payable to them as discussed below, and in the future, may use the net proceeds from this offering, borrowed funds, or other sources, to pay cash distributions to our stockholders in order to qualify as a REIT, which may reduce the amount of proceeds available for investment and operations, cause us to incur additional interest expense as a result of borrowed funds or cause subsequent investors to experience dilution. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.
On April 10, 2014, our board of directors authorized a daily distribution to be paid to our stockholders of record as of the close of business on each day of the period from the date we receive and accept subscriptions aggregating at least the minimum offering, or the Commencement Date, through June 30, 2014, as a result of our advisor advising us that it intended to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor had agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees was equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquired our first property or real estate-related investment.
Having raised the minimum offering in May 2014, the distributions declared for each record date in the May 2014 and June 2014 periods were paid in June 2014 and July 2014, respectively, from legally available funds. We acquired our first property on June 6, 2014, and as such, our advisor will waive Advisory Fees equal to the amount of distributions payable from May 14, 2014 through June 5, 2014. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.
On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014. The distributions declared for each record date in the July 2014, August 2014 and September 2014 periods will be paid in August 2014, September 2014 and October 2014, respectively, only from legally available funds.
The distributions are calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our common stock. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears.

10

We did not pay any distributions for the period from January 11, 2013 (Date of Inception) through December 31, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to cash flows from operations were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
Cash flows from operations	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of June 30, 2014, we did not have any amount payable to our advisor or its affiliates that would be paid from cash flows from operations in the future.
As of June 30, 2014, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $2,000 in asset management fees waived by our advisor as discussed above. Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, our advisor and its affiliates, including our co-sponsors, will have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
We did not pay distributions for the period from January 11, 2013 (Date of Inception) through December 31, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to funds from operations, or FFO, were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
FFO	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, see the "Our Performance — Funds from Operations and Modified Funds from Operations" section of this supplement.

11

The following information should be read in conjunction with the discussion contained in the “Risk Factors - Risk Related to Investments in Real Estate" section beginning on page 37 of our prospectus:

A significant portion of our annual base rent may be concentrated in a small number of tenants. Therefore, non-renewals, terminations or lease defaults by any of these significant tenants could reduce our net income and limit our ability to make distributions to our stockholders.

As of August 15, 2014, rental payments by Emory Specialty Associates, LLC and RMS Lifeline, Inc. accounted for approximately 43.8% of our annual base rent. The success of our investments materially depends upon the financial stability of the tenants leasing the properties we own. Therefore, a non-renewal after the expiration of a lease term, termination, default or other failure to meet rental obligations by a significant tenant, such as Emory Specialty Associates, LLC and RMS Lifeline, Inc., would significantly lower our net income. These events could cause us to reduce the amount of distributions to our stockholders.

Selected Financial Data

The following information is hereby inserted in the prospectus immediately following the section of our prospectus captioned “Estimated Use of Proceeds” beginning on page 55 of our prospectus:
The following selected financial data as of December 31, 2013 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013 is derived from our audited consolidated financial statements. The selected financial data as of June 30, 2014 and for the six months ended June 30, 2014 is derived from our unaudited consolidated financial statements.
The following selected financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our prospectus and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, attached hereto as Annex A. Our historical results are not necessarily indicative of results for any future period. We had limited results of operations for the period from January 11, 2013 (Date of Inception) through December 31, 2013 and for the six months ended June 30, 2014, and therefore our results of operations are not comparable.
The following tables present summarized consolidated financial information, including balance sheet data, statement of operations data, and statement of cash flows data, derived from our consolidated financial statements:

	June 30,	December 31,
Selected Financial Data	2014	2013
BALANCE SHEET DATA:
Total assets	$40,995,000	$202,000
Stockholders’ equity	$39,643,000	$200,000

12

	Six Months Ended June 30, 2014	Period from January 11, 2013 (Date of Inception) through December 31, 2013

STATEMENT OF OPERATIONS DATA:
Total revenues	$24,000	$—
Net loss	$(586,000)	$—
Net loss attributable to controlling interest	$(586,000)	$—
Net loss per common share attributable to controlling interest — basic and diluted(1)	$(0.99)	$—
STATEMENT OF CASH FLOWS DATA:		—
Net cash used in operating activities	$(464,000)	$—
Net cash used in investing activities	$(5,702,000)	$—
Net cash provided by financing activities	$38,325,000	$202,000
OTHER DATA:
Distributions declared	$171,000	$—
Distributions declared per share	$0.08	$—
Funds from operations(2)	$(573,000)	$—
Modified funds from operations(2)	$(251,000)	$—
Net operating income(3)	$19,000	$—
______________

(1)
Net income (loss) per common share is based upon the weighted average number of shares of our common stock outstanding. Distributions by us of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholders’ basis in the shares of our common stock to the extent thereof (a return of capital for tax purposes) and, thereafter, as taxable gain. These distributions in excess of earnings and profits will have the effect of deferring taxation of the distributions until the sale of our stockholders’ common stock.

(2)
For additional information on FFO and Modified Funds From Operations, or MFFO, refer to the “Our Performance — Funds From Operations and Modified Funds From Operations” section of this supplement which includes a reconciliation of our GAAP net income (loss) to FFO and MFFO for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013.

(3)
For additional information on net operating income, refer to the “Our Performance — Net Operating Income” section of this supplement, which includes a reconciliation of our GAAP net income (loss) to net operating income for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013.

Our Performance

The following information is hereby inserted in the prospectus immediately following the section of our prospectus captioned “Estimated Use of Proceeds” beginning on page 55 of our prospectus and the “Selected Financial Data” section above:

Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

13

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in this prospectus, we will use the proceeds raised in this offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful

14

in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which includes gains and losses on contingent consideration), amortization of below market leases, change in deferred rent receivables and the adjustments of such items related to redeemable noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from this offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from this offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of this offering.
Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit

15

strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of this offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

16

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013:

	Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	June 30, 2014	December 31, 2013
Net loss	$(586,000)	$—
Add:
Depreciation and amortization — consolidated properties	13,000	—
Less:
Net income attributable to redeemable noncontrolling interest	—	—
Depreciation and amortization related to noncontrolling interests	—	—
FFO	$(573,000)	$—

Acquisition related expenses(1)	$324,000	$—
Amortization of below market leases(2)	(1,000)	—
Change in deferred rent receivables(3)	(1,000)	—
Adjustments for redeemable noncontrolling interests(4)	—	—
MFFO	$(251,000)	$—
Weighted average common shares outstanding — basic and diluted	590,701	22,222
Net loss per common share — basic and diluted	$(0.99)	$—
FFO per common share — basic and diluted	$(0.97)	$—
MFFO per common share — basic and diluted	$(0.42)	$—
_________

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(4)	Includes all adjustments to eliminate the redeemable noncontrolling interest's share of the adjustments described in Notes (1) - (3) to convert our FFO to MFFO.

17

Net Operating Income
As of June 30, 2014, we had completed two acquisitions comprising two buildings. The properties were 82.6% leased as of June 30, 2014. As of December 31, 2013, we had not completed any acquisitions.
The aggregate net operating income for the properties for the six months ended June 30, 2014 was $19,000, as compared to $0 for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Acquisition fees and expenses are paid in cash by us, and we do not set aside or put into escrow any specific amount of proceeds from this offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from this offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of this offering.
Net operating income is not equivalent to our net income (loss) or income (loss) from continuing operations as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, net operating income is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. Net operating income should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that net operating income should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.
We believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
To facilitate understanding of this financial measure, the following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through December 31, 2013:

	Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	June 30, 2014	December 31, 2013
Net loss	$(586,000)	$—
General and administrative	268,000	—
Acquisition related expenses	324,000	—
Depreciation and amortization	13,000	—
Interest income	—	—
Net operating income	$19,000	$—

18

	Six Months Ended June 30, 2014	Period from January 11, 2013 (Date of Inception) through December 31, 2013

Rental estate revenue	$24,000	$—
Less:
Rental expenses	$5,000	—
Net operating income	$19,000	$—
Net operating income does not reflect $592,000 of general and administrative and acquisition related expenses, or 99.2% of total operating expenses, incurred for the six months ended June 30, 2014. We did not have net operating income for the period from January 11, 2013 (Date of Inception) through December 31, 2013.
Information Regarding Our Distributions
On April 10, 2014, our board of directors authorized a daily distribution to be paid to our stockholders of record as of the close of business on each day of the period from the date we receive and accept subscriptions aggregating at least the minimum offering, or the Commencement Date, through June 30, 2014, as a result of our advisor advising us that it intended to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor had agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees was equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquired our first property or real estate-related investment.
Having raised the minimum offering in May 2014, the distributions declared for each record date in the May 2014 and June 2014 periods were paid in June 2014 and July 2014, respectively, from legally available funds. We acquired our first property on June 6, 2014, and as such, our advisor will waive Advisory Fees equal to the amount of distributions payable from May 14, 2014 through June 5, 2014. Our advisor did not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.
On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014. The distributions declared for each record date in the July 2014, August 2014 and September 2014 periods will be paid in August 2014, September 2014 and October 2014, respectively, only from legally available funds.
The distributions are calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our common stock. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears.
The amount of the distributions to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our qualification as a REIT under the Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (iii) jeopardize our ability to maintain our qualification as a REIT.

19

We did not pay any distributions for the period from January 11, 2013 (Date of Inception) through December 31, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to cash flows from operations were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
Cash flows from operations	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of June 30, 2014, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $2,000 in asset management fees waived by our advisor as discussed above. Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, our advisor and its affiliates, including our co-sponsors, will have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur interest expense as a result of borrowed funds.
We did not pay distributions for the period from January 11, 2013 (Date of Inception) through December 31, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to FFO were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
FFO	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, see the "Our Performance — Funds from Operations and Modified Funds from Operations" section of this supplement.

20

Loan Agreement with Bank of America, N.A.

The following information should be read in conjunction with the disclosure contained in the “Investment Objectives, Strategy and Criteria — Our Strategies and Policies With Respect to Borrowing” section beginning on page 70 of our prospectus:

On August 18, 2014, we, through Griffin-American Healthcare REIT III Holdings, LP, our operating partnership, and certain of our subsidiaries, or the subsidiary guarantors, entered into a credit agreement, or the Credit Agreement, with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; Griffin-American Healthcare REIT III, Inc., as General Partner; Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arranger and joint bookrunner; KeyBank National Association, as syndication agent; KeyBanc Capital Markets, as joint lead arranger and joint bookrunner; and the lender named therein, to obtain a revolving line of credit with an aggregate maximum principal amount of $60,000,000, or the Line of Credit. On August 18, 2014, we also entered into separate revolving notes, or the Revolving Notes, with each of Bank of America, N.A. and KeyBank National Association, whereby we promised to pay the principal amount of each revolving loan and accrued interest to the respective lender or its registered assigns, in accordance with the terms and conditions of the Credit Agreement. The proceeds of loans made under the Line of Credit may be used for working capital, capital expenditures and other general corporate purposes (including, without limitation, property acquisitions and repayment of debt). Our operating partnership may obtain up to $20,000,000 in the form of standby letters of credit and up to the greater of $25,000,000 or 10.0% of the maximum principal amount in the form of swingline loans. The Line of Credit matures on August 18, 2017, and may be extended for two one-year periods during the terms of the Credit Agreement subject to satisfaction of certain conditions, including payment of an extension fee.

The maximum principal amount of the Credit Agreement may be increased by up to $290,000,000, for a total principal amount of $350,000,000, subject to (a) the terms of the Credit Agreement and (b) such additional financing being offered and provided by existing lenders or new lenders under the Credit Agreement.

At the option of our operating partnership, loans under the Credit Agreement bear interest at per annum rates equal to (a) (i) the Eurodollar Rate plus (ii) a margin ranging from 1.95% to 2.45% based on our operating partnership’s consolidated leverage ratio, or (b) (i) the greater of: (x) the prime rate publicly announced by Bank of America, (y) the Federal Funds Rate (as defined in the Credit Agreement) plus 0.50% and (z) the one-month Eurodollar Rate (as defined in the Credit Agreement) plus 1.00%, plus (ii) a margin ranging from 0.75% to 1.25% based on our operating partnership’s consolidated leverage ratio. Accrued interest under the Credit Agreement is payable monthly.

We are required to pay a fee on the unused portion of the lenders’ commitments under the Credit Agreement at a per annum rate equal to 0.20% if the average daily used amount is greater than 50.0% of the commitments and 0.25% if the average daily used amount is less than or equal to 50.0% of the commitments.

The Credit Agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt by our operating partnership and its subsidiaries and limitations on secured recourse indebtedness. The Credit Agreement imposes the following financial covenants, which are specifically defined in the Credit Agreement: (a) a maximum consolidated leverage ratio; (b) a maximum consolidated secured leverage ratio; (c) a minimum consolidated tangible net worth covenant; (d) a minimum consolidated fixed charge coverage ratio; (e) a minimum unencumbered indebtedness yield; (f) a maximum consolidated unencumbered leverage ratio; (g) a minimum consolidated unencumbered interest coverage ratio; (h) a maximum secured recourse indebtedness; and (i) a limitation on consolidated unsecured indebtedness. As of August 20, 2014, we were in compliance with all such covenants and requirements.

The Credit Agreement requires us to add additional subsidiaries as guarantors in the event the value of the assets owned by the subsidiary guarantors falls below a certain threshold as set forth in the Credit Agreement. In the event of default, Bank of America, N.A. has the right to terminate its obligations under the Credit Agreement, including the funding of future loans, and to accelerate the payment on any unpaid principal amount of all outstanding loans and interest thereon. Additionally, in connection with the Credit Agreement, we also entered into a Pledge Agreement on August 18, 2014, pursuant to which we pledged the capital stock of our subsidiaries which own the real property to be included in the Unencumbered Property Pool, as such term is defined in the Credit Agreement. The pledged collateral will be released upon achieving a consolidated total asset value of at least $750,000,000.

Our aggregate borrowing capacity under the Line of Credit was $60,000,000 as of August 20, 2014. There were no borrowings outstanding and $60,000,000 remained available under the Line of Credit as of August 20, 2014.

21

Stock Purchase Plans

The following subsection is hereby inserted in the prospectus immediately following the section of our prospectus captioned “Management of Our Company - Directors and Executive Officers” beginning on page 82 of our prospectus.

Stock Purchase Plans

On March 5, 2014, Jeffrey T. Hanson, our Chairman of the Board of Directors and Chief Executive Officer and a principal of American Healthcare Investors, Danny Prosky, our President and Chief Operating Officer and a principal of American Healthcare Investors, and Mathieu B. Streiff, our Executive Vice President, General Counsel and the third principal of American Healthcare Investors, each executed executive stock purchase plans, or the Executive Stock Purchase Plans.

Pursuant to the Executive Stock Purchase Plans, Messrs. Hanson, Prosky and Streiff have each irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. These purchases commenced upon the initial release from escrow of the minimum offering amount. The Executive Stock Purchase Plans terminate on December 31, 2014 or earlier upon the occurrence of certain events, including an early termination of our initial public offering.

Additionally, Messrs. Hanson, Prosky and Streiff have collectively invested a total of $750,000 directly into our company by purchasing shares of our common stock pursuant to our initial public offering. This initial investment is in addition to the ongoing stock purchases they will make through the Executive Stock Purchase Plans described above.

On March 5, 2014, certain of our officers and key division heads of American Healthcare Investors also entered into stock purchase plans, or Stock Purchase Plans, whereby each individual invests a portion of their net after-tax base salary as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. Shannon K S Johnson, our Chief Financial Officer and the Senior Vice President, Accounting and Finance of American Healthcare Investors; Stefan K.L. Oh, our Senior Vice President of Acquisitions and the Senior Vice President, Acquisitions of American Healthcare Investors; Cora Lo, our Secretary and the Senior Vice President, Securities Counsel of American Healthcare Investors; Chris Rooney, our Vice President, Asset Management and the Senior Vice President, Asset Management of American Healthcare Investors; along with Damon Elder, Senior Vice President, Marketing and Communications of American Healthcare Investors each entered into Stock Purchase Plans in which they irrevocably agreed to invest 15.0%, 15.0%, 10.0%, 15.0% and 10.0%, respectively, of their net after-tax base salary as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. These purchases commenced upon the initial release from escrow of the minimum offering amount. The Stock Purchase Plans terminate on December 31, 2014 or earlier upon the occurrence of certain events, including an early termination of our initial public offering.

The shares of our common stock will be purchased at a price of $9.00 per share, reflecting the purchase price of the shares offered to the public in our initial public offering reduced by selling commissions and the dealer manager fee in connection with such transactions.

Investment Committee

The “Management of Our Company - Investment Committee” section on page 92 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Our advisor has established an investment committee to review all advisory recommendations relating to the purchase or sale of investments made by our advisor to our board of directors. A majority of all members of the investment committee must approve the recommendations of the advisor before such recommendations are provided to our board of directors for approval. The investment committee is comprised of five persons, two of which are designated by Griffin Capital and three of which are designated by American Healthcare Investors. Griffin Capital has initially designated Messrs. Shields and Escalante as members of the investment committee, and American Healthcare Investors has initially designated Messrs. Hanson, Prosky and Streiff as members of the investment committee. Members of the investment committee are not separately compensated for their service as members of the investment committee, nor are members of the investment committee reimbursed for their expenses associated with the investment committee.

22

Compensation Paid to Our Advisor and Its Affiliates

The following information should be read in conjunction with the discussion contained in the “Compensation Table” section beginning on page 96 of our prospectus:

Compensation Paid to Our Advisor and Its Affiliates

Compensation paid to our advisor and its affiliates is as follows:

Type of Compensation	Amounts Incurred for the Six Months Ended June 30, 2014
Offering Stage:
Other Organizational and Offering Expenses	$911,000
Acquisition and Development Stage:
Acquisition Fee	$126,000
Development Fee	$—
Reimbursement of Acquisition Expenses	$3,000
Operational Stage:
Asset Management Fee	$—
Property Management Fee	$—
Lease Fees	$—
Construction Management Fee	$—
Operating Expenses	$180,000
Compensation for Additional Services	$—
Disposition/Liquidation Stage:
Disposition Fees	$—
Subordinated Distribution of Net Sales Proceeds	$—
Subordinated Distribution Upon Listing	$—
As of June 30, 2014, compensation incurred but not yet paid to our advisor or its affiliates was $201,000, representing normal accruals for second quarter 2014 activities. As of December 31, 2013, we had not incurred any expenses or paid any compensation to our advisor or its affiliates.

Interests in Other Real Estate Programs

The second paragraph of the “Conflicts of Interest - Interests in Other Real Estate Programs” section on page 105 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Griffin Capital, American Healthcare Investors and their affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects of the type that we will seek to acquire. However during our offering, the entities affiliated with Griffin Capital or American Healthcare Investors are prohibited from serving as a dealer manager, advisor, sponsor or sub-advisor for another entity that contains as a material component medical or healthcare real estate.

Prior Performance Summary
The “Prospectus Summary — Prior Investment Programs” section on page 17 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

The information presented in this section represents the historical experience of certain real estate programs sponsored by American Healthcare Investors and Griffin Capital, our co-sponsors, and their affiliates, through December 31, 2013. You should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

23

The information in this section and in the Prior Performance Tables attached to this supplement as Exhibit A provides relevant summary information regarding programs sponsored by American Healthcare Investors and Griffin Capital. Some programs remaining in operation may acquire additional properties in the future. In addition to this offering, since January 7, 2012, American Healthcare Investors and Griffin Capital have also co-sponsored one other real estate program, GA Healthcare REIT II. GA Healthcare REIT II is the only other real estate program sponsored by American Healthcare Investors. As of December 31, 2013, Griffin Capital and/or its affiliates have sponsored two public real estate programs, GA Healthcare REIT II and GC REIT, along with 21 other private offerings of real estate programs since 2004. On July 31, 2014, the initial public offering of Griffin Capital Essential Asset REIT II, Inc., a newly registered public real estate program also sponsored by Griffin Capital, was declared effective by the SEC. Of the public real estate programs sponsored, only one program, GA Healthcare REIT II, had completed its offerings as of December 31, 2013. As of December 31, 2013, GA Healthcare REIT II had not effectuated a liquidity event. Programs that list substantially the same investment objectives as we do in this prospectus are considered to have investment objectives similar to ours, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of the American Healthcare Investors and Griffin Capital co-sponsored program and Griffin Capital-sponsored programs. As applicable, the Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) operating results of prior programs (Table III); (4) results of completed programs (Table IV); and (5) sale or disposals of properties (Table V).

The purpose of this prior performance information is to enable you to evaluate accurately American Healthcare Investors’ and Griffin Capital’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Program Co-Sponsored by American Healthcare Investors and Griffin Capital

Griffin-American Healthcare REIT II, Inc.

GA Healthcare REIT II, a publicly registered, non-traded real estate investment trust formed in January 2009, has investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. GA Healthcare REIT II may also originate and acquire secured loans and other real estate-related investments. On August 24, 2009, GA Healthcare REIT II commenced its initial public offering of up to $3,285,000,000 of shares of common stock. On February 14, 2013, GA Healthcare REIT II terminated its initial offering. GA Healthcare REIT II had received and accepted subscriptions in its initial offering for 123,179,064 shares of common stock, or approximately $1,233,333,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan. On February 14, 2013, GA Healthcare REIT II commenced a follow-on public offering of up to $1,650,000,000 of shares of its common stock. On October 30, 2013, GA Healthcare REIT II terminated its follow-on offering and had received and accepted subscriptions in its follow-on offering for 157,622,743 shares of common stock, or $1,604,996,000, excluding shares of common stock issued pursuant to its distribution reinvestment plan. The funds from both the initial offering and the follow-on offering were raised from approximately 65,406 investors.

As of December 31, 2013, GA Healthcare REIT II had completed 72 acquisitions, 53 of which were acquisitions of medical office buildings and 19 of which were acquisitions of healthcare-related facilities. The aggregate purchase price of these properties was $2,785,711,000 and was comprised of 279 buildings and 10,565,000 square feet of GLA. GA Healthcare REIT II has not disposed of any properties through December 31, 2013.

Mr. Hanson, our Chief Executive Officer and Chairman of our Board of Directors, has served as Chief Executive Officer and Chairman of the Board of Directors of GA Healthcare REIT II since January 2009. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, the former advisor of GA Healthcare REIT II, from January 2009 to November 2011 and as the Chief Executive Officer and President of Grubb & Ellis Equity Advisors, LLC from June 2009 to November 2011. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, the former sponsor of GA Healthcare REIT II, from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within Grubb & Ellis’ organization from July 2006 to November 2011. Mr. Prosky, our President and Chief Operating Officer, has served as President and Chief Operating Officer of GA Healthcare REIT II since January 2009. He served as the President and Chief Operating Officer of Grubb & Ellis Healthcare REIT Advisor, LLC from

24

January 2009 to November 2011. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors, LLC from September 2009 to November 2011, having served as Executive Vice President, Healthcare Real Estate and Managing Director, Healthcare Properties of several investment management subsidiaries within the Grubb & Ellis organization from March 2006 to November 2011.

In November 2011, the independent directors of GA Healthcare REIT II determined that it was in the best interests of that company and its stockholders to transition advisory and dealer manager services from affiliates of Grubb & Ellis Company to affiliates of American Healthcare Investors and Griffin Capital, our co-sponsors. At that time, Mr. Hanson and Mr. Prosky resigned from their positions with Grubb & Ellis Company and its subsidiaries, and GA Healthcare REIT II terminated its agreements with Grubb & Ellis Company and its subsidiaries and executed new agreements with our co-sponsors and their affiliates. After a 60-day transition period required pursuant to the terminated agreements, the transition of the advisory and dealer manager services to affiliates of our co-sponsors was completed in January 2012. On February 20, 2012, Grubb & Ellis Company and its subsidiaries, including Grubb & Ellis Healthcare REIT Advisor, LLC and Grubb & Ellis Equity Advisors, LLC, filed for Chapter 11 bankruptcy protection. To further ensure the separation from Grubb & Ellis Company, in September 2012, GA Healthcare REIT II entered into an agreement whereby it satisfied all fees owing under the terminated advisory agreement and purchased any right Grubb & Ellis Company may have had to a subordinated distribution upon liquidation. The transition from the sponsorship of Grubb & Ellis Company to the co-sponsorship by American Healthcare Investors and Griffin Capital did not result in any significant disruptions to the business operations or the public offering of GA Healthcare REIT II, and therefore neither the transition of the advisory and dealer manager services to affiliates of our co-sponsors, nor the bankruptcy of Grubb & Ellis Company and its subsidiaries had a material negative effect on GA Healthcare REIT II.

The table below represents the number of acquisitions by location made by GA Healthcare REIT II as of December 31, 2013:

Location	Number
Alabama	1
Arizona	1
California	4
Colorado	6
Florida	3
Georgia	6
Idaho	1
Illinois	3
Indiana	2
International	1
Louisiana	3
Massachusetts	2
Mississippi	1
Minnesota	1
Multi-State	10
North Carolina	3
New York	1
Ohio	2
Oklahoma	2
Pennsylvania	2
South Carolina	1
Tennessee	3
Texas	10
Utah	1
Virginia	1
Washington	1
Total	72

25

The table below represents the method of financing used by GA Healthcare REIT II for acquisitions as of December 31, 2013:

Method of Financing	Number
All Debt	—
All Cash	53
Combination of Cash and Debt	19
Total	72
Programs Sponsored by Griffin Capital

Griffin Capital Essential Asset REIT, Inc.

Griffin Capital Essential Asset REIT, Inc. (“GC REIT”), a publicly registered, non-traded real estate investment trust formed in August 2008, has certain investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to its stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of its properties. One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular: our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and to a lesser extent, secured loans and other real estate-related investments. GC REIT focuses on acquiring a portfolio of single tenant properties diversified by corporate credit, physical geography, product type and lease duration. GC REIT focuses primarily on properties essential to the business operations of the tenant; located in primary, secondary and certain select tertiary markets; leased to tenants with stable and/or improving credit quality; and subject to long-term leases with defined rental rate increases or with short-term leases with high-probability renewal and potential for increasing rent. GC REIT has not disposed of any properties through December 31, 2013. On November 6, 2009, GC REIT commenced its initial public offering of up to a maximum of 82.5 million shares of common stock, consisting of 75 million shares for sale to the public and 7.5 million shares for sale pursuant to its distribution reinvestment plan. Prior to the commencement of its initial public offering, GC REIT engaged in a private offering to accredited investors only and raised approximately $2.4 million through the issuance of 0.3 million shares. On April 25, 2013, GC REIT terminated its initial public offering, having issued approximately 19.2 million total shares of its common stock, including shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $191.5 million in its public offering, of which 0.6 million shares, or $5.6 million, were issued pursuant to its distribution reinvestment plan. On April 26, 2013, GC REIT commenced a follow-on public offering of shares. Through December 31, 2013, GC REIT had issued approximately 49.7 million shares of its common stock to approximately 12,796 investors, including 1.3 million shares issued pursuant to its distribution reinvestment plan, for gross proceeds of approximately $504.5 million in connection with its public offerings. Through December 31, 2013, GC REIT redeemed 97,000 shares of common stock for approximately $0.9 million at a weighted average price per share of $9.78.
Using a combination of approximately 56.4% debt, 21.2% issuance of preferred units of limited partnership interest of Griffin Capital Essential Asset REIT Operating Partnership, LP, 18.4% offering proceeds, and 4.0% issuance of limited partnership units in Griffin Capital Essential Asset REIT Operating Partnership, LP, as of December 31, 2013, GC REIT had acquired 42 existing properties in 18 states for an aggregate purchase price of approximately $1.177 billion. The 42 properties encompass approximately 8.9 million rentable square feet.
Private Programs — Overview
The prior privately-offered programs sponsored by Griffin Capital include eight single tenant real estate tenant-in-common offerings, eight multi-tenant real estate tenant-in-common offerings, a Delaware Statutory Trust offering consisting of nine assets, one hotel asset tenant-in-common offering (sold in October 2012, as disclosed in Table V of the Prior Performance Tables attached to this supplement as Exhibit A), a Delaware Statutory Trust offering consisting of an apartment community (sold in September 2011, as disclosed in Table V of the Prior Performance Tables attached to this supplement as Exhibit A), a Delaware Statutory Trust offering consisting of a single tenant office building and a Delaware Statutory Trust offering consisting of a single tenant manufacturing facility. Investors in the tenant-in-common offerings acquired an undivided interest in the property that was the subject of such offering. Beginning in 2004, these 21 privately-offered programs, which programs acquired 100% existing real estate assets, raised approximately $309.5 million of gross offering proceeds from approximately 637 investors, as of December 31, 2013. With a combination of offering proceeds and debt, these 21 privately-offered programs invested approximately $864.5 million (including acquisition costs and funded reserves) in 29 properties. An affiliate of Griffin Capital was an investor in all but one of these private programs, with ownership interests between 1.0% and 24.65%.
See Table II of the Prior Performance Tables attached to this supplement as Exhibit A for more detailed information about the compensation paid to Griffin Capital for certain of these programs.

26

Based on the aggregate amount of acquisition costs, the property type of the assets in these 21 programs can be categorized as indicated in the chart below.

As a percentage of acquisition costs, the diversification of these 21 programs by geographic area is as follows:
As a percentage of acquisition costs, the allocation of financing proceeds for these 21 programs is 64% debt proceeds and 36% offering proceeds.
See Table III of the Prior Performance Tables included in Exhibit A for more detailed information as to the operating results of such programs whose offerings closed during the previous five years.
Below is a summary of the 11 private programs previously sponsored by Griffin Capital categorized as single tenant net lease programs, as well as discussion on other private programs that were impacted by material adverse economic and business related developments, and other investments of affiliates of Griffin Capital.

27

Programs offered during the previous five years:
Single Tenant Business Essential Program
Two single tenant Delaware Statutory Trusts are considered to have similar investment objectives to GC REIT. The privately-offered program in Nashville, Tennessee raised approximately $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, this privately offered program having similar investment objectives invested approximately $39.7 million (including acquisition costs and funded reserves) in the property. The privately-offered program in Jefferson, Missouri raised approximately $10.5 million of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, this privately-offered program having similar investment objectives as GC REIT invested approximately $31.9 million (including acquisition costs and funded reserves) in the property.
Griffin Capital (Nashville) Investors, DST
Griffin Capital (Nashville) Investors, DST, or HealthSpring, is a privately-offered Delaware Statutory Trust offering. HealthSpring completed its offering on September 6, 2013 and raised approximately $16.0 million of gross offering proceeds from 38 investors. With a combination of offering proceeds and debt, which represented 40% and 60% of acquisition costs, respectively, HealthSpring has invested approximately $39.7 million (including acquisition costs) in the following asset:

Tenant:	HealthSpring, Inc.
Location:	530 & 500 Great Circle Road, Nashville, Tennessee 37228
Square Footage:	170,515 square feet
Land Area:	21.07 acres
Asset Class:	Office
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The HealthSpring Operational Headquarters is a 21.07-acre office complex site consisting of a one-story, two building office campus with a total of 170,515 square feet of net rentable space between the two buildings and 996 surface parking spaces, located in Nashville, Tennessee. The operating partnership of GC REIT has an option to acquire the beneficial ownership interest from the 38 beneficial owners after the investment has been held for one year.
Griffin Capital (Highway 94) Investors, DST
Griffin Capital (Highway 94) Investors, DST, or Highway 94, is a privately-offered Delaware Statutory Trust offering. Highway 94 completed its offering on November 22, 2013 and raised approximately $10.5 million of gross offering proceeds from 45 investors. With a combination of offering proceeds and debt, which represented 33% and 67% of acquisition costs, respectively, Highway 94 has invested approximately $31.85 million (including acquisition costs) in the following asset:

Tenant:	ABB Power T&D Company, Inc. (ABB)
Location:	500 West Highway 94, Jefferson City, Missouri 65101
Square Footage:	660,000 square feet
Land Area:	97.24 acres
Asset Class:	Industrial, with attached office
No. of Stories:	Single-Story
Lease Type:	Bond-Type Triple-Net
The property is a 660,000 square foot single level manufacturing facility, including a two-story attached office area of approximately 64,000 square feet. The property is 100% leased to and occupied by ABB Power T&D Company, Inc. and serves as a manufacturing facility for the past 30 years. ABB is a leading manufacturer of electrical distribution transformers for commercial and residential applications for both pad-mounted and underground installation. The operating partnership of GC REIT has an option to acquire the beneficial ownership interest from the 45 beneficial owners after the investment has been held for one year.

28

Programs offered greater than five years ago:
Will Partners Investors, LLC
Will Partners Investors, LLC, or Will Partners, was a privately-offered real estate tenant-in-common offering. Will Partners completed its offering in January 2005 and raised approximately $6.34 million of gross offering proceeds from a total of four investors. With a combination of offering proceeds and debt, which represented 26% and 74% of the acquisition costs, respectively, Will Partners invested approximately $24.0 million (including acquisition costs) in the following asset:

Tenant:	World Kitchen, LLC
Location:	5800 Industrial Drive, Monee, Illinois 60449
Square Footage:	700,200 square feet
Land Area:	34.3 acres
Asset Class:	Industrial; Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is a 700,200 square foot, Class A industrial building, located in Monee (suburban Chicago), Illinois. The property is 100% leased to World Kitchen, LLC, a manufacturer of bakeware, dinnerware, kitchen and household tools, range top cookware and cutlery products sold under brands including CorningWare, Pyrex, Corelle, Revere, EKCO, Baker’s Secret, Magnalite, Chicago Cutlery, and Olfa. In June 2013, World Kitchen, LLC vacated the Will Partners property. On January 24, 2014, a termination agreement was reached in which World Kitchen, LLC would pay a termination fee of $7.125 million and approximately $0.5 million for specific renovations and be relieved of any further obligation under the lease. The termination fee will be financed over a 5.5 year period, with equal quarterly installments, including interest payments at 5.5%. The property manager is actively involved in finding an appropriate replacement tenant.
An entity affiliated with Griffin Capital and three unaffiliated third party investors contributed their respective equity interests in this property to GC REIT on June 4, 2010.
Griffin Capital (Carlsbad Pointe) Investors, LLC
Griffin Capital (Carlsbad Pointe) Investors, LLC, or Carlsbad, was a privately-offered real estate tenant-in-common offering. Carlsbad completed its offering in February 2006 and raised approximately $15.5 million of gross offering proceeds from a total of 30 investors. With a combination of offering proceeds and debt, which represented 30% and 70% of the acquisition costs, respectively, Carlsbad invested approximately $52.5 million (including acquisition costs) in the following asset:

Tenant:	Life Technologies Corporation (formerly Invitrogen Corporation) (LTI)
Location:	5781 Van Allen Way, Carlsbad, California 92008
Square Footage:	328,655 square feet
Land Area:	27.91 acres
Asset Class:	Office (Bio-Medical Facility)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is located in the northern San Diego County market of Carlsbad, California, in Carlsbad Research Center. The property is leased to Life Technologies Corporation (formerly Invitrogen Corporation), a profitable biotech company, and serves as its worldwide headquarters, main research, development and manufacturing facility, and is the core of the tenant’s long-term corporate campus plan. On February 3, 2014, LTI was acquired by and became a wholly-owned subsidiary of Thermo Fisher Scientific. Thermo Fisher Scientific (NYSE: TMO) is focused on providing precision laboratory equipment. Life Technologies is now referred to as Life Sciences Solutions Group and remains obligated under the lease.
Griffin Capital and several unaffiliated third party investors contributed all or a portion of their interests in this property to GC REIT on May 13, 2011.

29

Griffin Capital (Shellmound) Investors, LLC
Griffin Capital (Shellmound) Investors, LLC, or Shellmound, is a privately-offered real estate tenant-in-common offering. Shellmound completed its offering in June 2006 and raised approximately $7.4 million of gross offering proceeds from a total of 19 investors. With a combination of offering proceeds and debt, which represented 41% and 59% of the acquisition costs, respectively, Shellmound has invested approximately $17.9 million (including acquisition costs) in the following asset:

Tenant:	Ex’pression College for Digital Arts
Location:	6601-6603 Shellmound Street, Emeryville, California 94608
Square Footage:	63,273 square feet
Land Area:	2.20 acres
Asset Class:	Office (Flex)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is 100% leased to and occupied by Ex’pression College for Digital Arts pursuant to a 10-year, 10 month triple-net lease expiring in November 2016. Ex’pression is a profitable and accredited media arts college. The property serves as its main campus.
Griffin Capital (Puente Hills) Investors, LLC
Griffin Capital (Puente Hills) Investors, LLC, or Puente Hills, was a privately-offered real estate tenant-in-common offering. Puente Hills completed its offering in November 2006 and raised approximately $9.15 million of gross offering proceeds from a total of 29 investors. With a combination of offering proceeds and debt, which represented 37% and 63% of the acquisition costs, respectively, Puente Hills invested approximately $24.75 million (including acquisition costs) in the following asset:

Tenant:	Currently Vacant
Location:	17320 Gale Avenue, Puente Hills, California 91748
Square Footage:	76,109 square feet
Land Area:	3.41 acres
Asset Class:	Retail (Car Dealership)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is located in City of Industry (suburban Los Angeles), California. The property was previously leased to Superior Auto of Puente Hills, LLC, or Superior Auto, pursuant to a long-term triple-net lease. Superior Auto was part of the Superior Automotive Group, LLC, or Superior Automotive.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.

30

Griffin Capital (ARG Restaurants) Investors, DST
Griffin Capital (ARG Restaurants) Investors, DST, or ARG Restaurants, was a privately-offered real estate Delaware Statutory Trust offering. ARG Restaurants completed its offering in September 2007 and raised approximately $12.9 million of gross offering proceeds from a total of 60 investors. With a combination of offering proceeds and debt, which represented 32% and 68% of the acquisition costs, respectively, ARG Restaurants invested approximately $39.9 million (including acquisition costs) in the following assets:

Tenant:	American Restaurant Group, Inc. operating as Black Angus Steakhouse Restaurants
Location:	1625 Watt Avenue, Sacramento, California 95864 (sold)
1011 Blossom Hill Road, San Jose, California 95123
1000 Graves Avenue, El Cajon, California 92021
707 E Street, Chula Vista, California 91910
1616 Sisk Road, Modesto, California 95350 (sold)
3610 Park Sierra Boulevard, Riverside, California 92505 (sold)
7111 Beach Boulevard, Buena Park, California 90621
23221 Lake Center Drive, El Toro, California 92630 (sold)
Square Footage:	88,686 square feet in total
Asset Class:	Retail (Free Standing Restaurants)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The nine properties were leased to American Restaurant Group, Inc., or ARG, Inc., which operates under the Black Angus Steakhouse brand name, pursuant to a long-term triple-net lease.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.
Griffin Capital (Redwood) Investors, LLC
Griffin Capital (Redwood) Investors, LLC, or Redwood, is a privately-offered real estate tenant-in-common offering. Redwood completed its offering in March 2007 and raised approximately $11.38 million of gross offering proceeds from a total of 28 investors. With a combination of offering proceeds and debt, which represented 42% and 58% of the acquisition costs, respectively, Redwood has invested approximately $26.88 million (including acquisition costs) in the following asset:

Tenant:	DPR Construction, Inc.
Location:	1450 Veterans Boulevard, Redwood City, California 94063
Square Footage:	53,000 square feet
Land Area:	1.81 acres
Asset Class:	Office
No. of Stories:	Three-Story
Lease Type:	Absolute Triple-Net
The property is a 53,000 square foot, Class A office building, located in Redwood City, California. The property is 100% leased to and occupied by DPR Construction, Inc. and serves as its headquarters facility, pursuant to a long-term, triple-net lease. DPR Construction, Inc. is a privately-held national commercial contractor and construction manager which specializes in technically-challenging and environmentally-complex developments. DPR Construction, Inc. has consistently ranked among the top 50 general contractors in the country and is in the top 5% of general contractors based upon its four core markets: advanced technology, biopharmaceutical, corporate office and healthcare.

31

Griffin Capital (Independence) Investors, LLC
Griffin Capital (Independence) Investors, LLC, or Independence, is a privately-offered real estate tenant-in-common offering. Independence completed its offering in June 2007 and raised approximately $13.4 million of gross offering proceeds from a total of 23 investors. With a combination of offering proceeds and debt, which represented 34% and 66% of the acquisition costs, respectively, Independence has invested approximately $39.8 million (including acquisition costs) in the following asset:

Tenant:	L.D. Kichler Company
Location:	7711 East Pleasant Valley Road, Independence, Ohio 44131
Square Footage:	630,000 square feet
Land Area:	38.83 acres
Asset Class:	Industrial (Office/Warehouse-Distribution Facility)
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The property is an office/warehouse-distribution center 100% leased pursuant to a long-term triple-net lease to L.D. Kichler Company, or Kichler. Located in Independence, Ohio just 15 minutes south of Cleveland’s central business district, the property serves as Kichler’s headquarters and Midwest distribution center. Founded in 1938 in Cleveland, Ohio, and privately-held, Kichler is one of the world’s leading designers and distributors of decorative lighting fixtures.
Griffin Capital (Bolingbrook) Investors, LLC
Griffin Capital (Bolingbrook) Investors, LLC, or Bolingbrook, is a privately-offered real estate tenant-in-common offering. Bolingbrook completed its offering in October 2007 and raised approximately $11.05 million of gross offering proceeds from a total of 30 investors. With a combination of offering proceeds and debt, which represented 31% and 69% of the acquisition costs, respectively, Bolingbrook has invested approximately $35.26 million (including acquisition costs) in the following assets:

Tenant:	Quantum Foods, LLC
Location:	750 South Schmidt Road & 525 Crossroads Pkwy, Bolingbrook, Illinois 60440
Square Footage:	265,870 square feet in total
Land Area:	One 10.0 acre site and one 4.30 acre site
Asset Class:	Industrial/Office; Freezer/Cooler Warehouse Distribution Facility
No. of Stories:	Single-Story
Lease Type:	Absolute Triple-Net
The Quantum Foods properties are two single-story, freezer-cooler production and distribution properties consisting of 265,870 square feet leased in their entirety pursuant to a long-term triple-net lease to Quantum Foods, LLC, or Quantum. At the time the investment was made, the properties housed Quantum’s headquarters and main production operations.
Please see “Material Adverse Business Developments” below for a discussion of recent developments which had adverse effects on this program.

32

Griffin Capital (Westmont) Investors, LLC
Griffin Capital (Westmont) Investors, LLC, or Westmont, is a privately-offered real estate tenant-in-common offering. Westmont completed its offering in February 2008 and raised approximately $17.1 million of gross offering proceeds from a total of 26 investors. With a combination of offering proceeds and debt, which represented 38% and 62% of the acquisition costs, respectively, Westmont has invested approximately $44.8 million (including acquisition costs) in the following asset:

Tenant:	SIRVA, Inc.
Location:	700 Oakmont Lane, Westmont, Illinois 60559
Square Footage:	269,715 square feet
Land Area:	17.93 acres
Asset Class:	Office
No. of Stories:	Multi-Story
Lease Type:	Triple-Net
The property is a 269,715 square foot, Class A office building located in Westmont, Illinois. The property is leased in its entirety pursuant to a triple-net lease to North American Van Lines, a subsidiary of SIRVA, Inc., or SIRVA. SIRVA is a large international moving and relocation services company, with operations in more than 40 countries. In addition to SIRVA’s core relocation services business, other business services include transferee counseling, home purchase programs, mortgage originations, expense management and the provision of destination “settling in” services. SIRVA markets these services under several, well-recognized brand names including SIRVA, North American Van Lines, Allied Worldwide, Global Van Lines and Pickfords.
Please see “Material Adverse Business Developments - Single Tenant Assets” below for a discussion of recent developments which had adverse effects on this program.
Material Adverse Business Developments - Single Tenant Assets
Due to the challenging real estate market, credit market, and general economic conditions in recent years, the Griffin Capital-sponsored programs described below have experienced material adverse business developments. The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the U.S. government’s credit rating, and turmoil in the European markets, has had severely negative effects across substantially all commercial real estate. As the industry has been affected, certain Griffin Capital-sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2007 have been adversely affected by the disruptions to the economy generally and the real estate market in particular. These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies. Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current returns to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.
In response to these economic stresses, these Griffin Capital-sponsored investment programs have altered their overall strategies to focus on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and re-tenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs. Identified and described below are trends regarding the consequences of the current economic environment affecting certain characteristics of these other investment programs. These trends provide additional information as to the consequences of the current economic conditions on real estate investment programs of the type sponsored by Griffin Capital.
Tenant Vacancies, Litigation, and Financing
Griffin Capital (Puente Hills) Investors, LLC
The private offering related to the Superior Auto dealership located in Puente Hills, California was affected by the strained economic circumstances during both the latter half of 2007 and in 2008 and the additional stress this placed on the automotive industry and the financial industry. Superior Automotive, the parent of Superior Auto, was beset with a severe liquidity crisis. In late February 2009, Superior Automotive’s principal lender elected to cease its funding of Superior Auto’s operations, and

33

Superior Automotive was forced to shut down all of its remaining dealerships, including the Puente Hills location, leaving the property vacant. Griffin Capital identified and negotiated with a prospective replacement tenant. During the period of this negotiation, the prospective tenant secured a franchise agreement with a national automobile manufacturer and dealer for the rights to a franchise. The property was sold to the replacement tenant pursuant to a court order on May 7, 2010 for $4.5 million, resulting in a loss, based on total capitalization value at closing, of approximately $20.3 million. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value. Griffin Capital worked very closely with the purchaser, the receiver and the lender to accomplish the sale and maximize value accordingly.
On June 26, 2009, the lender filed suit in Los Angeles County Superior Court against the carve-out guarantors, which included a principal of Griffin Capital, alleging that the transfer provisions of the mortgage were violated, specifically that the owner’s failure to pay the property taxes related to the property constituted waste under the guaranty and could create a lien on the property. In the suit, the lender sought reimbursement from the carve-out guarantors for the property taxes, any penalties, applicable interest and legal fees. Griffin Capital believed the suit to be frivolous and without merit, but retained counsel in the event it was necessary to defend against the action. The lender agreed to settle the suit and release the carve-out guarantors/investors. The settlement agreement was signed by most of the investors in September 2010. The lender dismissed the action with prejudice on September 21, 2010 as to all investors other than those that the lender deemed to be “non-executing defendants” because they either did not execute the settlement agreement or failed to execute the settlement agreement in a manner that was acceptable to the lender. The lender may re-file the action if any of these non-executing defendants brings an action against the lender in the future in connection with the suit. The settlement agreement called for a one-time settlement fee, which was partially funded with the remaining cash available in the program, with the balance funded by Griffin Capital. The Superior Auto lease was personally guaranteed by the president and majority owner of Superior Automotive.  Subsequent to settlement of the suit against the carve-out guarantors, the lender conducted settlement discussions with the lease guarantor, but they were unsuccessful in reaching an agreement and subsequently filed suit against the lease guarantor ("Kahn") and obtained a judgment against him personally, along with a judgment lien on any recovery he may receive from Nissan Motor Acceptance Corporation (“NMAC”).  Notably, the decision against the lease guarantor in the NMAC action was reversed by the California Court of Appeals, overturning the Superior Court’s judgment against him and Superior Auto Group (“SAG”) on their cross-complaint against NMAC (NMAC had obtained a jury verdict of approximately $40MM on NMAC’s breach of contract claims against the guarantor). At the close of evidence, the trial court granted a non-suit on SAG’s tort claims against NMAC (most of which were based on fraud) and those claims were not presented to the jury.
Kahn/SAG appealed the nonsuit, but not the $40M breach of contract verdict. While the appeal was pending and, indeed, after briefing had started, the California Court of Appeal issued its decision in Riverisland Cold Storage, Inc. v. Fresno-Madera Production Credit Assn., overturning a 78-year old California precedent that oral promises directly contradicting an integrated written agreement were inadmissible to establish fraud. Further briefing was permitted and the Court of Appeal, applying Riverisland, held (in an unpublished opinion) that the Superior Court erred in excluding evidence that NMAC made oral promises, asserted to be fraudulent, that it would continue to finance SAG dealerships through 2009 regardless of untimely inventory payments. The judgment in favor of NMAC on the cross-complaint and this portion of the case was remanded for retrial, which has not yet been scheduled.
In October 2011, a subsidiary and principal of Griffin Capital (collectively “Respondent”) received a class action arbitration demand from one of the investors in the property. The claim was based largely on inadequate initial disclosure that the guaranty of the lease had been collaterally assigned to the lender as security for the loan (a notion later refuted by the claimant’s own professed ‘expert’). An amended claim was required from the claimant as the original pleading contained insufficient detail for Respondent to respond. The claimant specifically alleged inadequate disclosure, fraud, breach of fiduciary duty and securities law violations. Respondent filed a response to the claim which (a) objected to certification of a class due to potential size (the class appeared to consist of one investor); and (b) objected to all claims generally on the basis of statute of limitations grounds, as the investor executed a certification at the initial closing that it had been given the opportunity to review the loan documents (which would have readily revealed the collateral assignment of the lease guaranty). The arbitrator granted the claimant limited discovery (which was completed) and permitted the claimant to take a deposition of one of Respondent’s principals. Initial settlement discussions were conducted at this point, but were unproductive. An amended claim was then filed by the claimant which argued the statute of limitations should be tolled until the date upon which the investor was certain that damages had been suffered (i.e., until January 2012, when Superior’s $200,000,000 claim against the manufacturer had been decided in the manufacturer’s favor), along with a renewed reply from Respondent requesting dismissal on statute of limitations grounds. The claimant then requested further leave to amend the claim, which the arbitrator granted. Following an additional round of pleadings, the arbitrator issued an Interim Statement of Decision in favor of Respondent, denying all claims on statute of limitations grounds and ruling in part that the information delivered to the claimant at the time he purchased the investment was sufficient to put the claimant on inquiry notice about the risks of the investment. The claimant indicated his intent to further amend the claim and move for a reconsideration of the decision. The claimant has since filed a

34

Motion for Reconsideration and Motion for Leave to Amend its Claim, alleging, among other things, that a fourth amended statement of claim needed to be filed to allege what the claimant deemed to be new claims that the property was overvalued at the time of the original purchase and that insufficient diligence was performed on the part of the Respondent on the financial statements of the guarantor and lessee in connection with the offering. On August 10, 2012, Respondent filed a motion in opposition of the claimant’s motions, arguing in relevant part that a reconsideration was not warranted because the claimant’s arguments were not new or newly discovered. The claimant filed an omnibus reply motion in support of its motions and, following a hearing on August 28, 2012, the arbitrator indicated the intent to take under advisement the issue of whether a class arbitration could occur under provisions of the arbitration clause. On November 30, 2012, the arbitrator issued a Partial Final Award on Clause Construction which denied the claimant the right to proceed on the basis of a class action based on construction of the arbitration clause used between the parties. Consistent with AAA Supplementary Class Rules, proceedings were stayed for a thirty day period to allow the parties to seek judicial review of the decision concerning class status. The claimant’s motion for reconsideration and respondent’s petition for attorneys’ fees are still pending. Upon the unfavorable ruling on the class action issue, the claimant’s attorney threatened to file in state court and seek a stay of the arbitration proceedings while the state court claim was pending. On February 14, 2013, the claimant’s counsel forwarded a copy of a complaint filed in Los Angeles Superior Court naming Griffin Capital and one of Griffin Capital's principles, by the claimant and numerous other investors, in their personal capacity (as opposed to the parties that would have been bound by the original agreement to arbitrate). Many of the investors dissolved the entities which were originally parties to the agreement to arbitrate, and participation in the arbitration would leave them personally exposed to an adverse judgment for fees.
On February 28, 2013, the arbitrator entered an order conditionally granting leave to amend the complaint, and vacated her prior orders pertaining to the claims being barred by the statute of limitations. The basis of the ruling is that the legal theories now asserted “bear little resemblance” to those previously plead, and because the arbitrator’s rulings are non-appealable, the new claims need to be “fully developed” before “being addressed and ruled upon.”  The arbitrator largely abandoned the standard for diligence (i.e., why weren’t these claims asserted earlier) that she said she would require to be shown and merely conditioned the grant of leave to amend on reimbursement of a small portion of arbitrator compensation and attorneys’ fees, in the aggregate sum of $29,219.50. The claimant objected to payment of the fee award in the arbitration. Respondent argued that the arbitration action should not be allowed to continue until the claimant paid the fee award due Respondent. The arbitrator extended the claimant’s deadline for payment and reduced the fees, which were subsequently paid by the claimant.
Respondent’s defense counsel has accepted service in the state court action and intends to vigorously protest (a) the pursuit of that action as an attempt at circumventing the mandatory arbitration clause; and (b) the filing of the state court claims, which it views as barred in whole or in part by the statute of limitations and an attempt to avoid arbitration as the proper forum for the dispute. A response (consisting of demurrers and objections to standing due to the claimant’s attempt to assign a tort claim between investors) was filed on behalf of each defendant in the state court claim.
A codefendant was also served in the case and has filed a response in the action asserting 34 affirmative defenses to the plaintiff’s claims.
On June 13, 2013, the judge in state court stayed the lawsuit (including the pending discovery in that action and the claims filed against the appraiser) on his own motion, directed the claimant back to the arbitrator, and said he would reconsider the action once the arbitrator had ruled on the claim. While that is not a definitive disposition of the state court claims, it does confine the claim to the claimant, as the arbitrator has already ruled that the claim cannot proceed as a class action. The case is currently in the discovery phase and depositions are being taken pursuant to an agreed upon discovery schedule, but defense counsel does not expect a definitive resolution until December 2014 at the earliest.
Griffin Capital (ARG) Investors, DST
On January 15, 2009, ARG, Inc., the tenant on the properties acquired by ARG Restaurants, filed for Chapter 11 bankruptcy protection in Delaware. ARG, Inc. successfully rejected 13 out of 82 locations, which restaurants had already been shut down.
ARG filed a motion in bankruptcy court seeking to reject the master lease on six of the nine locations in this Delaware Statutory Trust. Griffin Capital filed an objection to this motion, but subsequently determined that such objection would cause ARG, Inc. to reject the entire master lease. ARG, Inc. rejected four of the leases, affirmed three of the leases and restructured two of the leases in a negotiated compromise that reduced the rent and term of the two locations in question (ARG, Inc. had filed a motion allowing it to reject the two leases to the extent it failed to reach terms with Griffin Capital). ARG, Inc.’s bankruptcy filing created a non-monetary event of default under the loan with the current lender on the property. A loan default

35

provided the lender with the right to sweep all of the excess cash flow above and beyond the mortgage payment. Given the rejection of the four leases, as of April 1, 2009, there was insufficient cash flow necessary to support the monthly debt service.
In order to cover the remaining debt service and/or pay down the loan to reduce the debt, Griffin Capital sold the four properties that ARG, Inc. closed. Griffin Capital engaged a retail brokerage firm to market the four properties. The four vacant properties were successfully sold by December 31, 2012 (Modesto property for $1.45 million in April 2011, El Toro property for $1.74 million in August 2011, Riverside property for $1.1 million in April 2012 and Sacramento property for $0.8 million in July 2012), at an aggregate loss of approximately $11.5 million, based on allocated total capitalization. This is not necessarily the loss realized by individual investors as each investor’s tax basis may differ from the sponsor’s allocated capitalized value.
Griffin Capital was concerned that the two properties under the restructured leases would continue to experience negative sales growth resulting in a lease termination at the end of the shortened lease term. As such, Griffin Capital initiated communications with the lender regarding restructuring the loan. In an effort to maintain an ongoing ownership of the properties, Griffin Capital submitted a proposal intending to bifurcate the loan into a performing loan and a non-performing loan, and converted the ownership structure to a Delaware limited partnership. The loan restructuring was agreed to between the borrower and the lender, and the restructuring closed June 25, 2010. In 2012, the general partner was able to extend the term of the restructured leases for an additional five years to May 31, 2018. The general partner and lender entered into a loan modification in April 2014 allowing the general partner to sell the remaining five locations with a discount of some of the accrued interest on the note. One of the remaining assets was sold in June 2014, and two additional assets are expected to be sold in the third quarter of 2014. The general partner is actively marketing the remaining assets and is focused on selling these remaining assets in 2014.
Griffin Capital (Westmont) Investors, LLC
On February 5, 2008, SIRVA, the tenant on the Westmont property, filed for bankruptcy protection. In conjunction with the filing, the landlord and tenant executed a lease amendment that called for SIRVA to affirm its lease in exchange for the landlord reimbursing SIRVA for a substantial portion of its letter of credit fees. The bankruptcy plan was successfully confirmed on May 7, 2008. SIRVA was required to maintain an evergreen letter of credit in the amount of $4 million, which decreased by $500,000 each year in conjunction with the contractual rent increase. Further, SIRVA agreed to maintain the letter of credit in the minimum amount of $2.0 million for the balance of its lease term. Until recently, SIRVA was paying a letter of credit facility fee in the amount of 6.5% of the stated amount of the letter of credit. The landlord agreed to reimburse SIRVA for all but 1% of the actual cost to maintain the letter of credit (the “normal” letter of credit fee), not to exceed 5.5%. As a result of a refinancing, SIRVA’s letter of credit fee was thereafter reduced to 3.5%. As a part of the lease amendment, Griffin Capital was able to secure a right to terminate SIRVA’s lease upon 12 months’ advance notice, which allowed the landlord to continually seek a replacement tenant, which process Griffin Capital commenced in the first quarter of 2009. SIRVA had an option to terminate the lease effective November 30, 2012, for a termination fee. On November 28, 2012, SIRVA exercised the option, paid a $1.3 million termination fee, and vacated the property on November 30, 2013. The lender has since been using escrowed funds to make debt service at the property, which is and has been actively marketed. On February 13, 2014, a principal of the sponsor received a FINRA arbitration demand from an existing investor, which also named Griffin Capital Securities, Inc. (“GCSI”) and the investor’s now-defunct broker dealer and certain individuals who were formerly employed by said defunct broker dealer. The sponsor intends to vigorously protest the inclusion of GCSI in the claim, which relates to a private offering in which GCSI was not involved. The claim alleges various issues relating to the sale of the investment, including negligence, suitability, misrepresentation and omission of material facts; fraud, violation of California securities laws; breach of fiduciary duty; failure to supervise a registered representative; and breach of contract, among other allegations. Counsel for GCSI and the principal has filed a response and intends to vigorously oppose the substance of the complaint; the forum for the claim; its premature filing; and the inclusion of GCSI and the principal.
Griffin Capital (Bolingbrook) Investors, LLC
On February 18, 2014, Quantum Foods (“Quantum”), the tenant occupying the two buildings of the Bolingbrook property, filed for relief in bankruptcy court under Chapter 11. Quantum actively pursued a “stalking horse” acquirer. After an initial delay during which the tenant was unable to complete its agreement with the first stalking horse purchaser, on March 14, 2014 the court approved an alternate stalking horse bidder, which sale was scheduled to close on or about April 30, 2014. After several postponements, the alternate stalking horse bidder withdrew, and has since filed a lawsuit seeking the return of its $5.4 million deposit. By mid-May Quantum ceased to be a going concern, had halted production and laid off most of its employees. Its principal creditor, Crystal Financial (“Crystal”) turned its focus to collecting open receivables and selling through inventory in an orderly way, and also sought to monetize all of the equipment at the property, much of it liened. Various agents including Griffin Capital were seeking a “turnkey” buyer or buyers for the equipment, which would resume operations in the property as a purchaser or tenant. Post-petition rent has been paid by Quantum through May 2014. Griffin Capital negotiated a three-

36

month extension of the date by which either of the leases will be affirmed or rejected in exchange for a partial rent and real estate tax installment payment in each of the three months commencing June 2014. Griffin Capital has included certain mechanic’s lien claim amounts along with pre-petition rent in the proposed cure amount for the leases. After successfully structuring an agreement with a turnkey buyer for the property, a competing bid was made to the bankruptcy court for Quantum’s trade equipment and trade fixtures (with no intent on the part of the new purchaser to operate from the property as a going concern).  At a hearing on June 19, 2014, the turnkey buyer increased its bid for the assets and ultimately prevailed as the preferred purchaser.  Griffin Capital and the turnkey buyer entered into a license agreement that permitted the turnkey buyer to operate from the property while a sale is consummated, and in which, the buyer disclaimed any interest in certain disputed leasehold improvements. The turnkey buyer closed its purchase of the trade equipment and trade fixtures on June 20, 2014, and as expected, the original tenant has or will be filing a lease rejection motion for the two leases at the property shortly thereafter. As of June 2014, a purchase and sale agreement for the real estate was being negotiated with the turnkey buyer.
Distributions
Distributions to investors in the Griffin Capital (Puente Hills) Investors, LLC program ceased on January 1, 2009, from the point of time the tenant defaulted on its lease as a result of the events discussed above, resulting in a decrease in distributions of $0.8 million through the end of 2013. It was expected that recovery under the guaranty would be limited because a substantial portion of the guarantor’s net worth was subject to claims from various creditors associated with dealerships indirectly owned by the guarantor. Griffin Capital believed, given the financial condition of the guarantor, that a recovery under the personal guaranty was not likely to generate any proceeds that would benefit the investors. However, the settlement agreement discussed above provides that to the extent the lender experiences a complete recovery of its losses under the lease guaranty, excess proceeds will be distributed to the tenant-in-common investors.
Distributions to investors in the Griffin Capital (ARG) Investors, DST program ceased on March 1, 2009, upon the bankruptcy filing of ARG, Inc. in February 2009, which resulted in decreased distributions of approximately $4.0 million through the end of 2013.
The original pro forma distribution to investors in the Griffin Capital (Westmont) Investors, LLC program has been adjusted as a result of the extra and unforeseen cost to the investors resulting from the tenant’s bankruptcy. The adjusted distribution amount, at a rate of 7.25%, was paid through February 2012, at which time the distribution rate was dropped to 3.75% effective March 1, 2012. The distribution rate was further reduced to zero in January 2013. Both reductions in the distribution rate resulted from the anticipated notification of early termination of the lease by the tenant, and resulted in a reduction in distributions of approximately $3.7 million through the end of 2013.
Distributions to investors in the Griffin Capital (Bolingbrook) Investors, LLC program ceased on February 14, 2014, due to the tenant’s inability to pay rent when due.
Other Private Programs and Griffin Capital Investments
Griffin Capital has sponsored ten other privately-offered programs. These offerings include one hotel, eight multi-tenant asset real estate tenant-in-common offerings and one Delaware Statutory Trust consisting of an apartment community. These ten privately-offered programs have raised approximately $178.8 million of gross offering proceeds from 318 investors. With a combination of debt and offering proceeds, these privately-offered programs have invested approximately $421.3 million (including acquisition costs) in 12 properties. The properties are located in California, Georgia, Illinois, Minnesota, Michigan and Washington.
The investments of the above-mentioned programs have all occurred during the previous eight years.
In the five years prior to Griffin Capital's first private offering, Griffin Capital focused on acquiring, developing and re-developing single tenant net lease assets for its own account. The assets acquired were leased to tenants of varying credit quality, in a broad section of geographical locations, with lease durations of 15 years. The acquisitions focused mainly on industrial (warehouse and manufacturing) and office properties and consisted of nine properties with approximately 3.1 million square feet and entailed an aggregate investment of over $130 million (including acquisition costs). The six investments discussed below were made by Griffin Capital, or its affiliates, since the inception of Griffin Capital. These six investments have similar investment characteristics and demonstrate the breadth and depth of Griffin Capital’s ability to source, structure, negotiate, finance and close new opportunities.

•
A warehouse/distribution facility located in University Park, Illinois consisting of 186,560 square feet, leased in its entirety to Anvil International, or Anvil. A subsidiary of Muller Water Products, Anvil is a manufacturer and marketer of a broad range of water infrastructure and flow control products for use in water distribution networks

37

and treatment facilities. Anvil operates 12 manufacturing facilities in the United States and Canada and five regional distribution facilities. Anvil employs approximately 2,000 employees. The lease on the property has expired, and the property owner and guarantors are currently in a forbearance period with the lender.

•
A warehouse/distribution facility located in Wadesboro, North Carolina consisting of 327,785 square feet, leased in its entirety to Broder Brothers Company, or Broder Brothers. Founded in 1919 and headquartered in Trevose, Pennsylvania, Broder Brothers is a distributor of imprintable sportswear and accessories in the United States and the exclusive or near-exclusive distributor for several well established brands such as Adidas Golf, Columbia Sportswear and Champion. Broder Brothers operates the largest distribution network in its industry, which consists of 16 facilities strategically located throughout the United States, including Wadesboro, North Carolina. Broder Brothers employs approximately 2,000 employees worldwide. Broder Brothers had previously vacated this property, although they continued to pay rent and had a lease term of approximately four years remaining at the time the loan matured. Griffin Capital made several attempts to negotiate a lease and/or a lease buyout/sale of the property to a third party with the lender’s approval, but the lender felt it could best maximize the value of the asset by foreclosing and continuing to market the property. The foreclosure sale was completed in October 2009.

•
A manufacturing facility located in Emporia, Kansas consisting of 320,764 square feet, leased in its entirety to Hopkins Manufacturing Corporation, or Hopkins. Headquartered in Emporia, Kansas, Hopkins is a manufacturer and marketer of specialized towing products and functional accessories for the automotive and recreational vehicle aftermarkets, as well as industrial products for automobile manufacturers, dealers, repair shops and safety inspection facilities. Hopkins employs approximately 650 people over 500,000 square feet of production, warehousing, shipping and receiving space in the United States and Mexico. This property was contributed to GC REIT on August 27, 2010.

•
A warehouse/distribution facility located in Clinton, South Carolina consisting of 566,500 square feet, leased in its entirety to Renfro Corporation, or Renfro, under a triple-net lease. Founded in 1921 and headquartered in Mount Airy, North Carolina, Renfro is the largest manufacturer of socks in the United States. Renfro has an exclusive license for Fruit of the Loom, Ralph Lauren and Dr. Scholl’s and is one of only three suppliers to Nike. Renfro employs approximately 4,500 employees worldwide. This property was transferred to GC REIT on June 18, 2009.

•
A four-property industrial manufacturing portfolio located in Georgia, Tennessee and Virginia consisting of 1,480,703 square feet with all four properties leased to ABB Power T&D Company, Inc. Headquartered in Zurich, Switzerland, with its North American operations headquartered in Norwalk, Connecticut, ABB is a global leader in power and automation technologies. The company serves customers in more than 30 industries including the automotive, building, chemical, electrical, marine, metal, mineral, paper, power and water industries. ABB employs approximately 120,000 employees in 100 countries.

•
An office/laboratory property located in Plainfield, Illinois consisting of 176,000 square feet, leased in its entirety to Chicago Bridge & Iron Company, or Chicago Bridge & Iron, under a triple-net lease. Chicago Bridge & Iron is a publicly-traded corporation and is one of the world’s largest engineering, procurement and construction companies, with approximately 18,000 employees worldwide. This property was transferred to GC REIT on June 18, 2009.

Material Adverse Business Developments — Other Private Programs and Griffin Capital Investments
Certain of the 10 privately-offered programs have experienced tenant vacancies due to bankruptcies, mergers or lease expirations or other similar adverse developments, which has caused certain investments to perform below expectations. Since these programs are each tenant-in-common offerings made primarily to investors exchanging properties in a tax-deferred manner pursuant to Section 1031 of the Internal Revenue Code, it is impractical for these investors to make additional capital contributions to fund tenant improvements or other required capital expenditures. Therefore, Griffin Capital is compelled to take a very conservative approach to preserving capital to address the leasing needs at each of these properties and, accordingly, has suspended or reduced distributions for most of these programs.
Given the economic conditions that resulted from the economic recession’s severity and length and its impact on these properties, Griffin Capital has defaulted on loans at some properties in order to commence workout negotiations. In many of these properties, vacancies and/or operational results have resulted in the need for adjustment in the original economics of the loans in order to build adequate cash reserves to re-lease and/or stabilize the properties. While this approach is not unusual with securitized loans, there is an inherent risk that workout negotiations will be unsuccessful. The default could result in a foreclosure, imposition of default interest rates, acceleration or similar results. Therefore, Griffin Capital elected this strategy where it perceived a foreclosure would inevitably occur unless steps were taken to develop a long-term strategy for re-leasing

38

and/or to reduce the debt load to a manageable level until a recovery occurs. Negotiations with lenders are ongoing at several properties. In connection with the lenders’ actions in this regard, Griffin Capital has received customary default notices.
The following notable events have occurred in five of the multi-tenant property programs (as disclosed in Table V of the Prior Performance Tables attached to this supplement as Exhibit A, where the effect on the respective program is quantified): (i) the lender on the 1200 Ashwood property, through the exercise of a power of sale, has taken title after Griffin Capital was unable to locate a new source of third party equity on the timetable desired by the lender; (ii) on October 18, 2010, the lender for the Washington Pointe property served the program’s investors with a foreclosure action. Since that time, Griffin Capital and the lender have reached mutually-agreeable terms for a modification of the loan. The modification bifurcates the loan into a performing loan and a non-performing loan. A balloon payment of the entire debt will be due on September 1, 2016, and this property is currently being marketed for sale. Griffin Capital reduced, and eventually ceased, distributions for this property on November 15, 2009; (iii) on February 3, 2011, the lender for the Hookston Square property served the program’s investors with a foreclosure action. The lender sent formal notice that it intended to conduct a trustee’s sale of the property on June 23, 2011, but temporarily postponed the same while workout discussions were pending. Griffin Capital sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed reflected actual market value; however, the lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011; (iv) the mortgage secured by the U.S. Bank Building was in default since October 2009. Griffin Capital continued to operate the property pursuant to a forbearance agreement with the lender that expired on May 31, 2011. A Notice of Default, a Notice of Acceleration and a Demand for Payment were received in June 2011. The lender filed a foreclosure suit and the filing indicated that the lender would seek to have a receiver appointed on June 28, 2011. At Griffin Capital's request, this receivership hearing was postponed. It was dismissed in December 2011. Griffin Capital was served with a notice of default and a notice of hearing to appoint a receiver on April 25, 2012 and May 3, 2012, respectively. The hearing was held on June 10, 2012 and the receiver was appointed (appointment of a receiver being standard procedure for Minnesota foreclosures). The receiver took control of the management of the property on June 20, 2012 and the lender foreclosed on the property on October 15, 2012. Minnesota provides for a six month redemption period following foreclosure, which expired April 15, 2013, during which time title continued in the name of the borrower, but in possession of the receiver. No redemption occurred. Title automatically transferred to the lender at the expiration of the redemption period and a motion to terminate the receivership was filed on April 18, 2013. On May 3, 2013, an order was issued approving such termination pending a final accounting. The final accounting was filed with the court on August 13, 2013; and (v) The loan for the Ashwood-Southfield properties matured on December 31, 2011 but was not paid off.  The combined value of the assets for the Ashwood-Southfield properties was substantially less than the loan balance.  Throughout 2011 and 2012, Griffin Capital sought third party equity capital and was able to present an offer for a discounted note payoff from a third party capital provider in an amount close to the valuation assessment of the lender, and which Griffin Capital believed to reflect actual market value.  However, in June 2012, the lender commenced with foreclosure actions against the Georgia property. The lender also filed a deficiency confirmation proceeding in Georgia against the borrowers and guarantors as a precaution against any interference with the Michigan foreclosure. This action was stayed until completion of the Michigan foreclosure. The lender sold the Southfield, Michigan property under a power of sale procedure on January 22, 2013 and requested that each of the borrowers waive the six month redemption period provided under Michigan law. The redemption waiver agreement was fully executed by the investors and the lender with an effective date of July 17, 2013. As a result, the Southfield, Michigan property has been transferred and lender’s counsel in Georgia has dismissed the deficiency confirmation proceeding related to the Georgia property. In addition, Griffin Capital reduced, and eventually ceased, distributions for its multi-tenant multi-property program with properties located in Sacramento, California on December 15, 2011.
Valuation Policy

The second paragraph of the “Tax-Exempt Entities and ERISA Considerations - Annual or More Frequent Valuation” section beginning on page 150 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Unless and until the shares of our common stock are listed for trading on a national securities exchange, we do not expect that a public market for the shares of our common stock will develop. To assist fiduciaries of Benefit Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in shares of our common stock, we intend to provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until eighteen months after the completion of this offering, we intend to use the offering price of shares of our common stock in this offering as the per share net asset value; provided however, that if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the net asset value per share of our common stock will be equal to the offering price of shares of our common stock in this offering less the amount of

39

net sale proceeds per share distributed to our stockholders as a result of the sale of such property. Beginning eighteen months after this offering of shares of our common stock, the value of the properties and our other assets will be determined in the manner described in the “Description of Capital Stock - Valuation Policy” section of the prospectus.

The third paragraph of the “Description of Capital Stock - Valuation Policy” section beginning on page 160 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

No later than 18 months after the last sale of shares of our common stock in this offering, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor or any successor advisors or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. Unless FINRA or SEC rules and regulations governing valuations require otherwise, we intend to publish our board of directors’ estimate of the reasonable value of our shares within 18 months after the termination of this offering, at a time to be determined by our board of directors.

Our board of directors or a committee thereof will determine an estimated value per share based upon the fair value of our assets less liabilities under market conditions existing at the time of the valuation using appraisals of our assets and operations and other factors deemed relevant. The estimated value will not necessarily be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets (including any impairments);

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Except as provided below, we will obtain independent third-party appraisals for real estate and real estate-related investments and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. Our independent directors will be responsible for the oversight process including approval of engagement of one or more third-party valuation experts to assist in the valuation of assets, liabilities and unconsolidated investments. The appraiser will be a member of the Appraisal Institute with an MAI designation, or such other professional value designation appropriate for the type or geographic locations of the assets being valued. After the initial appraisal, independent third party appraisals for real estate and real estate-related investments will be obtained at least every two years and made available to participating broker-dealers conducting due diligence on our products. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. The estimated value per share should not necessarily be viewed as an accurate reflection of net proceeds that would result from an immediate sale of our assets. We will provide this information to stockholders in our annual report.

This valuation policy may be amended by our board of directors at any time and, although the policy expresses the present intent of our board of directors, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

40

Distribution Reinvestment Plan

The following information should be read in conjunction with the discussion contained in the “Distribution Reinvestment Plan” section on page 162 of our prospectus:

Stockholders can choose to have all or a portion of their distributions reinvested through the DRIP. Stockholders may also change the percentage of distributions that will be reinvested at any time by notifying the DRIP administrator, which currently is us.

Share Repurchase Plan

The following information should be read in conjunction with the discussion contained in the “Share Repurchase Plan” section beginning on page 163 of our prospectus:

For the period from January 11, 2013 (Date of Inception) through December 31, 2013 and the six months ended June 30, 2014, we did not receive any requests pursuant to our share repurchase plan and did not repurchase any of our securities.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

The fifth paragraph of the “Plan of Distribution - Dealer Manager and Participating Broker-Dealer Compensation and Terms” section beginning on page 174 of our prospectus and all similar discussions appearing throughout our prospectus are superseded in their entirety as follows:

Based on the experience of our co-sponsors and their affiliates, we anticipate that our advisor or its affiliates will receive up to 1.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering to reimburse it for our cumulative other organizational and offering expenses such as legal, accounting, printing and other accountable offering expenses, including direct expenses of its employees and employees of its affiliates (other than our dealer manager and its employees and dual-employees) while engaged in registering and marketing shares of our common stock, which shall include development of sales literature and presentations, planning and participating in due diligence meetings and generally coordinating the marketing process for us. Pursuant to the terms of our advisory agreement, we have agreed to reimburse our advisor or its affiliates up to 2.0% of the gross offering proceeds for shares of our common stock sold pursuant to our primary offering. Our advisor and its affiliates will be responsible for the payment of our cumulative other organizational and offering expenses to the extent they exceed 2.0% of the aggregate gross offering proceeds from the sale of shares of our common stock pursuant to the primary offering without recourse against or reimbursement by us. The total organizational and offering expenses we are responsible for are capped at 12.0% of the gross proceeds of our primary offering and the total of all organizational and offering expenses are capped at 15.0% of the gross offering proceeds of this offering. No organizational and offering expenses will be reimbursed with respect to shares of our common stock sold pursuant to the DRIP.

Prior Performance Information and Tables

The information attached hereto as Exhibit A supersedes and replaces the section of our prospectus captioned “Exhibit A:  Prior Performance Tables” beginning on page A-1 of our prospectus.

Form of Subscription Agreement

The information attached hereto as Exhibit B supersedes and replaces the section of our prospectus captioned “Exhibit B: Form of Subscription Agreement” beginning on page B-1 of our prospectus.

41

EXHIBIT A

PRIOR PERFORMANCE TABLES

PRIOR PERFORMANCE OF OUR CO-SPONSORS AND ITS AFFILIATES

The following Prior Performance Tables provide historical unaudited financial information relating to one active public real estate program co-sponsored by American Healthcare Investors and Griffin Capital and 12 active private real estate investment programs, nine completed private real estate investment programs and one active public real estate program sponsored by Griffin Capital (referred to as Prior Real Estate Programs) through December 31, 2013. The public real estate program co-sponsored by American Healthcare Investors and Griffin Capital since January 7, 2012, Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, a publicly registered, non-traded real estate investment trust, has investment objectives similar to ours, including the acquisition and operation of a diversified portfolio of real estate properties focusing primarily on medical office buildings and healthcare-related facilities; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. Similar to our program, GA Healthcare REIT II may also originate and acquire secured loans and other real estate-related investments. As of December 31, 2013, Griffin Capital and its affiliates sponsored one public real estate program, Griffin Capital Essential Asset REIT, Inc., or GC REIT, which has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties. One difference in investment objectives between us and GC REIT is the focus on a particular type or asset class of commercial property. In particular, our focus is on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, and to a lesser extent, secured loans and other real estate-related investments. GC REIT focuses on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. On July 31, 2014, the initial public offering of Griffin Capital Essential Asset REIT II, Inc., or GC REIT II, a newly registered public real estate program sponsored by Griffin Capital, was declared effective by the SEC. GC REIT II also has investment objectives similar to ours, including the acquisition and operation of commercial properties; the provision of stable cash flow available for distribution to stockholders; preservation and protection of capital; and the realization of capital appreciation upon the ultimate sale of properties; however, GC REIT II focuses on single tenant net lease properties diversified by corporate credit, physical geography, product type and lease duration. Furthermore, while we intend to invest in a diversified portfolio of properties, the 21 private programs were structured to acquire a single asset or a designated set of properties.
Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate properties. American Healthcare Investors and Griffin Capital, affiliates of our advisor, are our co-sponsors, and one or both of our co-sponsors serves as the sponsor of the Prior Real Estate Programs and related companies. The Prior Real Estate Programs presented provide an overview of prior American Healthcare Investors and Griffin Capital managed real estate programs and the performance of these programs. However, the general condition of the economy, as well as other factors, can affect the real estate market and operations and impact the financial performance significantly.
The following tables are included herein:
Program Co-Sponsored by American Healthcare Investors and Griffin Capital
Table I – Experience in Raising and Investing Funds – Table I summarizes the experience of our co-sponsors and the former sponsor of a program co-sponsored by our co-sponsors in raising and investing funds in Prior Real Estate Programs, the offering of which closed in the most recent three years. The information in Table I is unaudited and includes one program that closed in the required period.
Table II – Compensation to Sponsor – Table II summarizes the compensation paid to our co-sponsors and affiliates for the Prior Real Estate Programs, the offering of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to our co-sponsors and affiliates in the most recent three years. The information in Table II is unaudited.
Table III – Operating Results of Prior Real Estate Programs – Table III summarizes the operating results of Prior Real Estate Programs co-sponsored by our co-sponsors, the offering of which closed in the most recent five years. The information in Table III is unaudited.

Past performance is not necessarily indicative of future results

Programs Sponsored by Griffin Capital
Table I – Experience in Raising and Investing Funds – Table I summarizes the experience of Griffin Capital and affiliates in raising and investing funds in Prior Real Estate Programs, the offerings of which closed in the most recent three years. The information in Table I is unaudited and includes one program that closed in the required period.
Table II – Compensation to Sponsor – Table II summarizes the compensation paid to Griffin Capital and affiliates for the Prior Real Estate Programs, the offerings of which closed in the most recent three years, and total compensation paid by all other Prior Real Estate Programs to Griffin Capital and affiliates in the most recent three years. The information in Table II is unaudited.
Table III – Operating Results of Prior Real Estate Programs – Table III summarizes the operating results for the Prior Real Estate Programs, the offerings of which closed in the most recent five years. The information in Table III is unaudited.
Table IV – Results of Completed Prior Real Estate Programs – Table IV summarizes the results for the Prior Real Estate Programs that have completed operations in the most recent five years. The information in Table IV is unaudited.
Table V – Sales or Disposals of Properties – Table V includes all sales or disposals of properties by Prior Real Estate Programs in the most recent three years. The information in Table V is unaudited.
Our stockholders will not own any interest in any Prior Real Estate Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs. Due to the risks involved in the ownership of and investment in real estate, there is no guarantee of any level of return on an investment in us and investors may lose some or all of their investment.
These tables are presented on a tax basis rather than on a generally accepted accounting principles in the United States of America, or GAAP, basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables as compared to GAAP, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which are typically paid in arrears.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
DECEMBER 31, 2013

Table I presents the experience of American Healthcare Investors, Griffin Capital and the former sponsor of
Griffin-American Healthcare REIT II, Inc. in raising and investing funds in Prior Real Estate Programs, the offerings of which closed in the three years prior to December 31, 2013. As of December 31, 2013, there was one public program that closed in the three years prior to December 31, 2013.

Griffin-American Healthcare
REIT II, Inc. (1)
Dollar Amount Offered (2)	$4,607,200,000
Dollar Amount Raised (2)	$2,838,329,000
Length of Offering (in months)	50
Months to Invest 90% of Amount Available for Investment	52
(Measured from Beginning of Offering)
__________
(1) Includes amounts in the initial and follow-on offerings.
(2) Such amounts exclude amounts offered or raised under the distribution reinvestment plan.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO CO-SPONSORS (UNAUDITED)
DECEMBER 31, 2013

Table II presents the compensation paid to American Healthcare Investors, Griffin Capital and the former sponsor of the Prior Real Estate Program co-sponsored by American Healthcare Investors and Griffin Capital in connection with (1) Prior Real Estate Programs with offerings that closed in the three years ended December 31, 2013, and (2) all other Prior Real Estate Programs in the three years ended December 31, 2013. There was one offering that closed in the three years ended December 31, 2013. As of December 31, 2013, there was one public program which paid compensation to American Healthcare Investors and Griffin Capital as co-sponsors, which also paid compensation to the program’s former sponsor prior to the transition to American Healthcare Investors and Griffin Capital as co-sponsors on January 7, 2012. Information in the table below reflects compensation paid to American Healthcare Investors, Griffin Capital and the former sponsor of such program since inception of such program. Property management fees, asset management fees, acquisition fees, disposition fees, refinancing fees and leasing commissions are presented for consolidated properties at 100% of the amount incurred by the property on a GAAP basis. Consolidated property information has not been adjusted for the respective entities for affiliated ownership percentages. Additionally, unconsolidated property information is not included in the tabular presentation.

	Griffin-American Healthcare
	REIT II, Inc.
Date Offering Commenced	08/24/2009
Dollar Amount Raised (1)	$2,838,329,000	(2)
Amounts Paid to Sponsor from Proceeds of Offering (1)
Selling Commissions	$190,938,000
Marketing Support, Due Diligence Allowance and Dealer Manager Fees	84,679,000
Organization & Offering Expenses	13,463,000
Totals	$289,080,000
Amounts Paid to Sponsor at Acquisition and Investment in Real Estate
Acquisition Fees	$73,704,000
Construction Management Fees	357,000
Totals	$74,061,000
Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Sponsor	$111,315,000	(3)
Amounts Paid to Sponsor from Operations - Year 2011:
Property Management Fees	$843,000
Asset Management Fees	2,929,000
Leasing Commissions	395,000
Totals	$4,167,000
Amounts Paid to Sponsor from Operations - Year 2012:
Property Management Fees	2,158,000
Asset Management Fees	6,727,000
Leasing Commissions	1,389,000
Totals	$10,274,000
Amounts Paid to Sponsor from Operations - Year 2013:
Property Management Fees	4,418,000
Asset Management Fees	13,751,000
Leasing Commissions	3,231,000
Totals	$21,400,000
Amounts Paid to Sponsor from Property Sales and Refinancings:
Disposition Fees	$—
Incentive Fees	—
Totals	$—
______________
(1) Includes amounts raised in the initial and follow-on offerings.
(2) Excludes amounts raised under the distribution reinvestment plan.
(3) Amount represents the cash generated from operations for the three years ended December 31, 2013, plus payments to the co-sponsors from operations for the three years ended December 31, 2013.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAM BY YEAR (UNAUDITED)
GRIFFIN-AMERICAN HEALTHCARE REIT II, INC.
DECEMBER 31, 2013

The following sets forth the unaudited operating results of Griffin-American Healthcare REIT II, Inc., a Prior Real Estate Program that was sponsored by its former sponsor, Grubb & Ellis Company, from inception to January 6, 2012 and by our co-sponsors beginning January 7, 2012. Griffin-American Healthcare REIT II, Inc. is the only Prior Real Estate Program that has been co-sponsored by our co-sponsors. All amounts are as of and for the year ended December 31 for the year indicated, unless otherwise indicated.

	December 31,
	2013	2012	2011	2010	2009
BALANCE SHEET DATA:
Total assets	$2,928,726,000	$1,454,629,000	$499,152,000	$203,996,000	$13,809,000
Mortgage loans payable, net	$329,476,000	$291,052,000	$80,466,000	$58,331,000	$—
Lines of credit	$68,000,000	$200,000,000	$—	$11,800,000	$—
Stockholders’ equity	$2,383,025,000	$860,307,000	$397,357,000	$125,240,000	$13,283,000

	Years Ended December 31,				Period from January 7, 2009 (Date of Inception) through December 31,
	2013	2012	2011	2010	2009	Total
STATEMENT OF OPERATIONS DATA:
Total revenues	$204,403,000	$100,728,000	$40,457,000	$8,682,000	$—	$354,270,000
Net loss	$9,065,000	$(63,244,000)	$(5,774,000)	$(7,423,000)	$(282,000)	$(67,658,000)
Net loss attributable to controlling interest	$9,051,000	$(63,247,000)	$(5,776,000)	$(7,424,000)	$(281,000)	$(67,677,000)
STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$42,748,000	$23,462,000	$9,264,000	$(2,881,000)	$(40,000)	$72,553,000
Net cash used in investing activities	$(1,437,605,000)	$(730,304,000)	$(223,689,000)	$(186,342,000)	$—	$(2,577,940,000)
Net cash provided by financing activities	$1,337,919,000	$756,843,000	$253,089,000	$181,468,000	$13,813,000	$2,543,132,000
OTHER DATA:
Distributions paid	$125,547,000	$45,594,000	$18,192,000	$4,072,000	$—	$193,405,000

Distribution Data Per $1,000 Invested
Cash Distributions to Investors (1)
Sources (on GAAP basis)
- Operating activities	$21.10	$31.03	$30.07	$—	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$40.86	$29.28	$28.98	$54.50	$—
__________________
(1) Cash distributions per $1,000 invested exclude distributions to noncontrolling interests.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Table I provides a summary of the experience of one of our co-sponsors, Griffin Capital, and its affiliates in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2013. As of December 31, 2013, there were two private programs that closed within the required time frame, as well as an initial offering and follow-on offering of one public program, and an initial offering of another public program. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.

	Nashville
	Dollar Amount	Percentage
Dollar Amount Offered	$16,000,000
Dollar Amount Raised (1)	$16,000,000	100%
Length of Offering (in months)	5
Months to Invest 90% of Amount Available for Investment	5
___________

(1)
Of the $16.0 million raised, 4.94% was invested by Kevin A. Shields, Chairman and Chief Executive Officer of Griffin Capital. In addition, GC REIT invested $1.44 million for a 10% interest in the Delaware Statutory Trust.

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

	Highway 94
	Dollar Amount	Percentage
Dollar Amount Offered	$10,500,000
Dollar Amount Raised	$10,500,000	100%
Length of Offering (in months)	11
Months to Invest 90% of Amount Available for Investment	11

Past performance is not necessarily indicative of future results

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

	GC REIT(1)
	Dollar Amount	Percentage
Dollar Amount Offered	$1,100,000,000
Dollar Amount Raised	$188,272,000
Dollar Amount Raised Pursuant to the Distribution Reinvestment Program (DRP)	$5,609,000
Total Amount Raised	$193,881,000	17.6%
Length of Offering (in months)	41
Months to Invest 90% of Amount Available for Investment	41
__________
(1) Includes initial offering only.

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

The table below sets forth the compensation paid to one of our co-sponsors, Griffin Capital, and its affiliates for Prior Real Estate Programs for which the offerings have closed in the most recent three years ended December 31, 2013 and total compensation paid by all other Prior Real Estate Programs to our sponsor and its affiliates in the most recent three years ended December 31, 2013. As of December 31, 2013, there was one public program, GC REIT, and up to 12 private programs which paid compensation to Griffin Capital and its affiliates during the required three year period presented.

	Nashville		Highway 94		GC REIT		Other Programs
Date Offering Commenced	04/12/2013		08/29/2012		11/06/2009	(1)	Various	(2)
Dollar Amount Raised	$16,000,000		$10,500,000		$494,166,000	(3)	$—
Amount Paid to Sponsor from Proceeds of Offering:
Selling Commissions	$1,120,000	(4)	$735,000	(4)	$33,077,000	(4)	$—
Due Diligence Expense	$480,000	(5)	$315,000	(5)	$—		$—
Dealer Manager Fee	$—		$—		$14,565,000	(6)	$—
Organizational and Offering Expenses	$280,000	(7)	$210,000	(7)	$5,972,000	(7)	$—
Acquisition Fees:
Acquisition Fees	$910,000	(8)	$—		$29,413,000	(8)	$—
Acquisition Expenses	$182,000	(9)	$—		$5,193,000	(9)	$—
Other	$—		$—		$8,012,000	(9)	$—
Dollar Amount Generated from Operations Before Deducting Payments to Sponsor	$—		$—		$—		$—
Amount Paid to Sponsor from Operations:
Property Management Fees	$51,000	(10)	$—		$3,142,000	(11)	$—
Partnership Management Fees	$—		$—		$—		$—
Asset Management Fees	$66,000	(12)	$—		$8,063,000	(13)	$3,098,000	(14)
Reimbursements	$—		$—		$—		$—
Leasing Commissions	$—		$—		$—		$—
Other	$—		$—		$—		$—
Dollar Amount of Property Sales and Refinancing Before Deducting Payments to Sponsor:
Cash	$—		$—		$—		$—
Notes	$—		$—		$—		$—
Amount Paid to Sponsor from Property Sales and Refinancing:
Incentive Fees	$—		$—		$—		$—
Real Estate Commission	$—		$—		$—		$—
Disposition Fee	$—		$—		$—		$4,994,000	(15)
Other	$103,000		$1,339,645	(16)	$—		$—
_____________

Past performance is not necessarily indicative of future results

TABLE II
COMPENSATION TO SPONSOR (UNAUDITED) – (Continued)
NOTES TO TABLE II
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

(1)	GC REIT's public offering became effective with the SEC on November 6, 2009. See footnote (3) for the discussion of the private offering prior to the SEC effective date.

(2)
Total compensation paid by all other Prior Real Estate Programs to Griffin Capital and its affiliates for the three most recent years through December 31, 2013 consists of several private real estate programs with multiple closing dates. The number of programs is further discussed in footnote 14 below.

(3)
There was $491.8 million in equity raised in the GC REIT public offering through December 31, 2013. In addition, concurrent with registering the public offering, GC REIT offered shares in a Regulation D private offering pursuant to a private placement memorandum, which offering began in February 2009. Approximately $2.4 million of common stock was sold in the Regulation D private placement. In addition to equity raised in the offerings, there was $5.6 million of DRP shares issued for GC REIT.

(4)	Selling commissions of 7.0% are earned on each subscription, which amount was reallowed to the third party participating broker-dealers.

(5)	Griffin Capital paid up to 3.0% of each subscription to participating broker-dealers to reimburse for certain due diligence and marketing costs.

(6)
Dealer manager fees of 3.0% are earned on each subscription of GC REIT, which amount is paid to Griffin Capital Securities, Inc., the dealer manager, a wholly-owned subsidiary of Griffin Capital. The dealer manager may reallow a portion of this fee to third party participating broker-dealers to reimburse for marketing efforts.

(7)	Organizational and offering expenses include marketing-related costs, technology costs, training and education meetings, broker-dealer seminars and bona fide due diligence expenses.

(8)
Acquisition fees are earned by Griffin Capital and Griffin Capital Essential Asset Advisor, LLC, a wholly-owned subsidiary of Griffin Capital, on each acquired or contributed property. GC REIT pays an acquisition fee of 2.5% of the acquisition purchase price or contribution value.

(9)
Actual acquisition expenses incurred by Griffin Capital are reimbursable up to 0.50% of the acquisition purchase price. Other acquisition costs are those incurred by GC REIT directly, including appraisal fees, filing fees, title and escrow fees and other third party charges.

(10)	Property management fees are earned by Griffin Capital at 3.0% of gross collected rental revenue.

(11)	Property management fees are earned by Griffin Capital Essential Asset Property Management, LLC at 3.0% of gross collected rental revenue.

(12)	Asset management fees are earned by Griffin Capital at 2.0% of Base Rent, Tenant Amortization and Additional Rent.

(13)	Asset management fees are earned by Griffin Capital Essential Asset Advisor, LLC for GC REIT at 0.75% of the average acquisition/contribution value of the properties acquired.

(14)
Asset management fees were earned from the Private Real Estate Programs. In 2011, Griffin Capital earned $1.2 million from 16 Private Real Estate Programs; in 2012, Griffin Capital earned $0.9 million from 15 Private Real Estate Programs; and in 2013, Griffin Capital earned $1.0 million from 12 Private Real Estate Programs.

(15)	Griffin Capital was paid a disposition fee for the Will Partners Investors, LLC, Griffin Capital (Carlsbad) Investors, LLC and Griffin Capital (Hotel Palomar) Investors, LLC disposition transactions.

(16)	Griffin Capital was paid $1.3 million in fees for the syndication of Griffin Capital (Highway 94) Investors, DST.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by Griffin Capital, one of our co-sponsors, the offerings of which have closed in the most recent five years ended December 31, 2013. The following also sets forth the unaudited operating results of GC REIT, a Public Real Estate Program that is sponsored by Griffin Capital. All amounts are as of and for the year ended December 31 for the year indicated.

	GC REIT
	2013	2012	2011	2010	2009
BALANCE SHEET DATA:
Total assets	$1,225,397,000	$334,796,000	$175,945,000	$110,141,000	$55,295,000
Mortgage loans payable, net	$169,848,000	$65,782,000	$60,033,000	$26,129,000	$34,042,000
Lines of credit	$44,500,000	$129,030,000	$35,396,000	$42,872,000	$—
Preferred units subject to redemption	$250,000,000	$—	$—	$—	$—
Stockholders' equity	$374,837,000	$95,769,000	$41,071,000	$13,510,000	$591,000
Noncontrolling Interests	$19,736,000	$17,512,000	$21,787,000	$18,578,000	$17,679,000

STATEMENT OF OPERATIONS DATA:
Total revenues	$68,915,000	$25,490,000	$15,009,000	$7,268,000	$2,733,000
Net (loss) income	$(24,469,000)	$(5,674,000)	$(4,621,000)	$(3,809,000)	$(2,236,000)
Net (loss) attributable to common stockholders	$(24,664,000)	$(4,195,000)	$(2,535,000)	$(990,000)	$(247,000)
Net (loss) income attributable to noncontrolling interest (1)	$(3,092,000)	$(1,739,000)	$(2,275,000)	$(2,819,000)	$(1,989,000)

STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$2,600,000	$5,058,000	$(1,184,000)	$(825,000)	$58,000
Net cash used in investing activities	$(847,322,000)	$(154,066,000)	$(14,651,000)	$(38,755,000)	$—
Net cash provided by financing activities	$849,457,000	$149,252,000	$19,628,000	$40,828,000	$128,000

OTHER DATA: (2)
Distributions paid to common shareholders	$7,731,000	$3,165,000	$1,535,000	$405,000	$71,000
Distributions paid to noncontrolling interests	$3,042,000	$2,694,000	$2,258,000	$1,710,000	$616,000
Distributions paid to preferred unit holders	$1,354,000	$—	$—	$—	$—
Issuance of shares for distribution reinvestment plan	$8,902,000	$2,732,000	$909,000	$162,000	$9,000
Total Distributions	$21,029,000	$8,591,000	$4,702,000	$2,277,000	$696,000

Distribution Data Per $1,000 Invested
Cash Distributions to Investors (2)
Sources (on GAAP basis)
- Operating activities	$0.48	$25.53	$—	$—	$—
- Investing & financing activities	$—	$—	$—	$—	$—
- Other (return of capital)	$3.39	$17.83	$60.33	$47.87	$30.52
_____________
(1) Noncontrolling interests consist of limited partners of the operating partnership in which limited partner units were issued in exchange for the limited partners' interest in certain real estate assets.
(2) Cash distributions per $1,000 invested includes cash distributions and shares issued pursuant to the distribution reinvestment plan to common stockholders, those made to limited partners of the operating partnership and those made to the preferred unit investor.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Nashville(1)
2013
Gross Revenue	$2,699,953
Profit (loss) on Sale of Property	$—
Less:
Operating Expenses	890,043
Interest Expense	660,180
Depreciation	—
Net Income (Loss) - Tax Basis	$1,149,731
Taxable Income
from operations	$1,149,731
from gain (loss) on sale	—
Cash Generated (2)
from operations	1,149,731
from sales	—
from refinancing	—
Cash Generated from operations, sales and refinancing	1,149,731
Less: Cash Distributions to Investors
from operating cash flow	653,987
from sales and refinancing	—
from other	—
Cash Generated (deficiency) after Cash Distributions	495,744
Less: Special Items (not including sales and refinancing)	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$495,744
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$71.86
from recapture	—
Capital Gain (Loss)	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$40.87
return of capital	—
Source (on cash basis)
sales	—
refinancing	—
operations	$40.87
other	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%
_____________

(1)	The program commenced on April 12, 2013 and closed on September 6, 2013. Therefore, there are no results of operations prior to the period presented.

(2)
Griffin Capital has not disposed of this property as a result of completing a program since acquisition as this property continues to be held within the original holding period. Further, Griffin Capital has not generated cash from the refinancing of debt associated with the investment.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

	Highway 94 (1)
	2013	2012
Gross Revenue	$2,310,000	$770,000
Profit (loss) on Sale of Property	—	—
Less:
Operating Expenses	116,701	6,250
Interest Expense	782,034	204,064
Depreciation	—	—
Net Income (Loss) - Tax Basis	$1,411,265	$559,686
Taxable Income
from operations	—	$559,686
from gain (loss) on sale	—	—
Cash Generated (2)
from operations	1,411,265	559,686
from sales	—	—
from refinancing	—	—
Cash Generated from operations, sales and refinancing	1,411,265	559,686
Less: Cash Distributions to Investors
from operating cash flow	702,599	328,194
from sales and refinancing	—	—
from other	—	—
Cash Generated (deficiency) after Cash Distributions	708,666	231,492
Less: Special Items (not including sales and refinancing)	—	—
Cash Generated (deficiency) after Cash Distributions and Special Items	$708,666	$231,492
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
from operations	$134.41	$53.30
from recapture	—	—
Capital Gain (Loss)	—	—
Cash Distributions to Investors:
Source (on tax basis)
investment income	$66.91	$31.26
return of capital	—	—
Source (on cash basis)
sales	—	—
refinancing	—	—
operations	$66.91	$31.26
other	—	—
Amount (pct.) remaining Invested in Program Properties at the End of Last Year reported in the table	100%	100%
_____________

(1)	The program commenced on August 29, 2012 and closed in November 2013. Therefore, there are only two years of operations included in the table.

(2)
Griffin Capital has not disposed of this property as a result of completing a program since acquisition as this property continues to be held within the original holding period. Further, Griffin Capital has not generated cash from the refinancing of debt associated with the investment.

Past performance is not necessarily indicative of future results

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS (UNAUDITED) – (Continued)
GENERAL NOTES TO TABLE III
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

(1)
Books and records of the Private Real Estate Programs are maintained on a cash basis which approximates the reportable tax information for each tenant-in-common investor. Specifically, (1) tax accounting does not take into consideration certain income and expense accruals at the end of each calendar year; (2) rental income is recognized for tax purposes when received rather than on a straight-line basis as required by generally accepted accounting principles; and (3) depreciation is not computed for these programs as each investor's exchange basis is different. These differences typically create timing differences between years but total income over the life of the investment will not be significantly different between the two bases of accounting. The books and records for GC REIT are maintained on an accrual basis and in accordance with generally accepted accounting principles.

(2)	Operating expenses for the Private Real Estate Programs, including real estate taxes and property insurance, are the responsibility of the tenant pursuant to the lease agreement.

(3)
Depreciation is not calculated for Private Real Estate Programs as the individual investor's tax carrying basis may differ from the investor's allocated share of the program's real estate as a result of their exchange into the program.

(4)
Distributions are made from cash flow generated from operations, which may also be funded from time to time with funds in a liquidity/working capital reserve that may have been established at close and/or funded over time with excess cash that exceeds investor distributions in prior periods. Distributions for GC REIT are generally made from cash flow generated from property operations or proceeds raised in a public offering.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

This table sets forth summary information on the results of Prior Real Estate Programs that completed operations in the most recent five years ended December 31, 2013.

Program Name	Will Partners
Dollar amount raised	$6,347,263
Number of properties purchased	1
Date of closing of offering	01/07/2005
Date of first sale of property	06/04/2010	(1)
Date of final sale of property	06/04/2010	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$31.75
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.73
- return of capital	$—
Source (on cash basis)
- sales (2)	$1,185.86
- refinancing	$—
- operations	$14.73
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The Will Partners property was contributed to GC REIT on June 4, 2010.
(2) The distribution represents the equity interests contributed to GC REIT by certain Will Partners investors.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Carlsbad
Dollar amount raised	$15,500,000
Number of properties purchased	1
Date of closing of offering	02/10/2006
Date of first sale of property	05/13/2011	(1)
Date of final sale of property	05/13/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$36.89
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$36.89
- return of capital	$—
Source (on cash basis)
- sales (2)	$502.52
- refinancing	$—
- operations	$36.89
- other	$5.18
Receivable on net purchase money financing	$—
_____________________________
(1) The Carlsbad property was purchased by GC REIT on May 13, 2011.
(2) The distribution represents the equity interests contributed to GC REIT by certain Carlsbad investors.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Puente Hills
Dollar amount raised	$9,150,000
Number of properties purchased	1
Date of closing of offering	09/08/2006
Date of first sale of property	05/07/2010	(1)
Date of final sale of property	05/07/2010	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(4.84)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$14.49
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$(4.84)
- other	$19.34
Receivable on net purchase money financing	$—
_____________________________

(1)
The property was sold on May 7, 2010 for $4.5 million. At the time of the sale, the debt on the property was $15.6 million. The proceeds from the sale were used to pay down the debt and the remaining balance was forgiven.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	1200 Ashwood
Dollar amount raised	$13,110,000
Number of properties purchased	1
Date of closing of offering	06/01/2004
Date of first sale of property	07/06/2011	(1)
Date of final sale of property	07/06/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(51.29)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on July 6, 2011.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Hookston Square
Dollar amount raised	$17,000,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/14/2011	(1)
Date of final sale of property	10/14/2011	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(46.55)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Waterford
Dollar amount raised	$6,917,963
Number of properties purchased	1
Date of closing of offering	—	(1)
Date of first sale of property	09/16/2011
Date of final sale of property	09/16/2011
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$74.69
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$1,000.00
- refinancing	$—
- operations	$74.69
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The property was sold on September 16, 2011 prior to fully syndicating the program.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Ashwood-Southfield
Dollar amount raised	$21,275,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	06/05/2012	(1)
Date of final sale of property	01/22/2013	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(6.36)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	St. Paul
Dollar amount raised	$19,965,000
Number of properties purchased	1
Date of closing of offering	08/19/2005
Date of first sale of property	10/15/2012	(1)
Date of final sale of property	10/15/2012	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$(95.70)
- from recapture	$—
Capital gain (loss)	$—
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales (1)	$—
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on October 15, 2012.

Past performance is not necessarily indicative of future results

TABLE IV
RESULTS OF COMPLETED PROGRAMS (UNAUDITED) – (Continued)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

Program Name	Hotel Palomar
Dollar amount raised	$18,250,000
Number of properties purchased	1
Date of closing of offering	08/16/2007
Date of first sale of property	10/25/2012	(1)
Date of final sale of property	10/25/2012	(1)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary Income (loss)
- from operations	$217.83
- from recapture	$—
Capital gain (loss)	$518.55
Deferred gain
- capital	$—
- ordinary	$—
Cash distributions to investors
Source (on GAAP basis)
- investment income	$—
- return of capital	$—
Source (on cash basis)
- sales	$1,518.55
- refinancing	$—
- operations	$—
- other	$—
Receivable on net purchase money financing	$—
_____________________________
(1) The property was sold on October 25, 2012.

Past performance is not necessarily indicative of future results

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
GRIFFIN CAPITAL CORPORATION
DECEMBER 31, 2013

The following table sets forth sales or other disposals of properties by Prior Real Estate Programs in the most recent three years ended December 31, 2013.

			Selling Price, Net of Closing Costs and GAAP Adjustments
Property	Date Acquired	Date of Sale	Cash received net of closing costs	Mortgage balance at time of sale (fair value)	Equity issued(4)	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP(5)	Total
Hookston Square (1)	09/29/2005	10/14/2011	$—	$30,037,624	$—	$—	$—	$30,037,624
Carlsbad	02/10/2006	05/13/2011	$13,785,561	$34,837,746	$7,788,990	$—	$(412,297)	$56,000,000
Waterford	06/09/2010	09/16/2011	$13,420,540	$24,329,460	$—	$—	$—	$37,750,000
Ashwood-Southfield (2)	12/20/2004	(2)	$—	$35,408,062	$—	$—	$—	$35,408,062
St. Paul (3)	04/25/2006	10/15/2012	$—	$39,083,563	$—	$—	$—	$39,083,563
Hotel Palomar	10/09/2007	10/25/2012	$30,825,452	$27,174,548	$—	$—	$—	$58,000,000

	Cost of Properties Including Closing and Soft Costs
Property	Original mortgage financing	Total acquisition cost, capital improvement, closing and soft costs	Equity issued in excess of acquisition and closing costs	Total	Excess (deficiency) of property operating cash receipts over cash expenditures
Hookston Square (1)	$30,500,000	$6,854,000	$11,442,000	$48,796,000	$5,140,337
Carlsbad	$37,000,000	$4,995,000	$10,505,000	$52,500,000	$8,246,193
Waterford	$25,000,000	$3,086,000	$10,020,000	$38,106,000	$1,627,049
Ashwood-Southfield (2)	$38,600,000	$9,113,000	$15,714,000	$63,427,000	$9,371,661
St. Paul (3)	$40,000,000	$3,793,000	$14,384,000	$58,177,000	$3,847,340
Hotel Palomar	$27,225,000	$2,119,000	$11,982,000	$41,326,000	$3,122,128
_____________________________
(1) The lender elected to foreclose on the property through the exercise of a power of sale on October 14, 2011. Thus, the amount reflected in the table is the amount of the debt as of the foreclosure sale date, which amount was forgiven by the lender.

(2) The Ashwood-Southfield investment program consists of two properties located in Georgia (900 Ashwood) and Michigan (Southfield). On June 5, 2012, the lender foreclosed on the 900 Ashwood property. The Southfield property was foreclosed by the lender on January 22, 2013.

(3) A receivership was put in place at the property on June 19, 2012. On that date, all control of the property was relinquished and the benefits and burdens of ownership were effectively transferred. The lender conducted a mortgage foreclosure sale on October 15, 2012. However, as the benefits and burden of ownership were transferred the date of the receivership, the mortgage balance represents the balance as of June 19, 2012.

(4) Represents the limited partnership units issued by the operating partnership of GC REIT for the contributed equity interest of the investors.

(5) The program assumed the in-place mortgage as of the acquisition date. The adjustment represents a debt premium to reflect the debt at fair market value.

Past performance is not necessarily indicative of future results

EXHIBIT B

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

Any person(s) desiring to subscribe for shares of common stock (the "shares") in Griffin-American Healthcare REIT III, Inc. (the "Company") should carefully read and review the Prospectus, as supplemented to date, and if he/she/they desire(s) to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the indicated section. Please print in ballpoint pen or type the information.

AN INVESTMENT IN GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS. IF AN INVESTOR'S SUBSCRIPTION IS ACCEPTED, THE COMPANY WILL SEND THE INVESTOR CONFIRMATION OF THEIR PURCHASE AFTER THEY HAVE BEEN ADMITTED AS AN INVESTOR.

(1) INVESTMENT

A check for the full purchase price of the shares subscribed for should be made payable to the order of "Griffin-American Healthcare REIT III, Inc.'' Shares may be purchased only by persons meeting the standards set forth under the section of the Prospectus entitled "Suitability Standards.'' (Certain states have imposed special suitability standards as set forth in the Prospectus.)

The minimum required initial investment is $2,500; provided however, that the minimum required initial investment for purchases made by an individual retirement account, or IRA, is $1,500. If additional investments in the Company are made, you will need to complete an Additional Subscription Agreement Form with the exact name in which the original purchase was made. The investor(s) acknowledge(s) that the broker-dealer named on the Subscription Agreement/Signature Page may receive a commission on any such additional investments in the Company.

(2) NON-CUSTODIAL OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETE AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO "GRIFFIN-AMERICAN HEALTHCARE REIT III, INC." TO:

Regular Mail:
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail:
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

(3) CUSTODIAL OWNERSHIP

FOR CUSTODIAL OWNERSHIP ACCOUNTS, SUBSCRIPTION AGREEMENT/SIGNATURE PAGE MUST BE COMPLETED, EXECUTED AND SENT TO THE CUSTODIAN.

Check the appropriate box to indicate the type of entity that is subscribing. Note: Pension or Profit Sharing Plans appear under Non-Custodial Ownership as well as Custodial Ownership. Check Non-Custodial Ownership if the plan has a trustee; check Custodial Ownership if the plan has a custodian.

Enter the exact name of the custodian or trustee, mailing address and business phone. If this is an additional purchase by a qualified plan or non-qualified custodial account, please use the same exact plan name as the previous investment.

(3)a The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), the custodian account number and name of custodian or other administrator.

(4) INVESTOR INFORMATION REQUIRED

(4)a For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For multiple investors, enter the names of all investors. For custodial ownership accounts, enter "FBO" followed by the name of the investor.

(4)b Enter the home address, city, state, zip code, home telephone, business telephone and email address of the investor. Note: Section 3 should contain the custodian's mailing address.

(4)c Enter an alternate mailing address if different than the home address in item 4(b).

(4)d Enter the date of birth of the investor **(required)** and joint investor, if applicable, or date of incorporation. Enter the social security number (SSN) of the investor **(required)** and joint investor, if applicable. The investor is certifying that the number is correct. For custodial accounts, enter the investor's social security number (for identification purposes). Enter Tax ID number, if applicable.

(4)e Check the appropriate box. If the investor(s) is/are a non-resident alien(s), he/she/they must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If a non-resident alien, the investor(s) must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(4)f Check the box if either the investor or joint investor is an employee of Griffin-American Healthcare REIT III, Inc., American Healthcare Investors LLC, or their affiliates, or an affiliate or Board Member of the Company.

PAGE 1 OF 4

0814

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT INSTRUCTIONS TO INVESTORS

(5) DISTRIBUTION OPTIONS	Check the appropriate box to have the distributions mailed to the address of record, the address that is located in Section 4. Check the appropriate box to participate in the Distribution Reinvestment Plan (the "DRIP"). If you are reinvesting pursuant to the DRIP, you may elect to reinvest all or a portion of your cash distributions by indicating in Section 5 the percentage desired in cash and the percentage desired to be reinvested pursuant to the DRIP (percentages must add up to 100%). If the investor(s) prefer(s) direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automated Clearing House ("ACH"), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. A voided check must be enclosed if it is a checking account. If it is a savings account, please obtain written verification of the routing and account numbers from the bank. AUTOMATED CLEARING HOUSE (ACH): I (we) hereby authorize the Company to deposit distributions from my (our) common stock of the Company into the account listed in Section 5 of the Subscription Agreement/Signature Page. I (we) further authorize the Company to debit my (our) account noted in Section 5 of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds into my (our) account to which I am (we are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Company reverses such erroneously deposited amount, I (we) agree that the Company has the right to retain any future distributions to which I am (we are) entitled until the erroneously deposited amount is recovered by the Company.
(6) SIGNATURES	The Subscription Agreement/Signature Page must be signed/initialed and dated by the investor(s) and, if applicable, the trustee or custodian. The Subscription Agreement/Signature Page must be signed and guaranteed by the custodian(s) ifinvesting through an IRA, Keogh or qualified plan, if applicable.
(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)	This Section is to be completed and executed by the Registered Representative or Registered Investment Advisor ("RIA"). If there is more than one Registered Representative or RIA, all Registered Representatives and RIAs must complete and execute Section 7. Please complete all broker-dealer information contained in Section 7 including suitability certification (state of sale). The Subscription Agreement/Signature Page, which has been delivered with the Prospectus, together with a check, if applicable, for the full purchase price, should be delivered or mailed to your broker-dealer. Check the box to indicate whether this subscription was solicited or recommended by a RIA or broker-dealer whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may n ot charge the regular selling commission. No selling commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

NOTICE TO STOCKHOLDERS

The shares of common stock of the Company are subject to restrictions on transfer. In addition, the Company has the authority to issue shares of stock of more than two classes. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to (1) certain restrictions on ownership and transferability of the Company's common stock and (2) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences to subsequent series. Such requests must be made to the Secretary of the Company at its principal office.

ACCEPTABLE FORMS OF PAYMENT

1. Wire transfers
2. Pre-printed personal checks
3. Cashier's checks over $10,000
4. Business checks when applied to company/corporate account
5. Trust checks for trust accounts
6. Custodial checks for IRA accounts
7. Checks endorsed from other investment programs will be accepted if they meet the minimum investment requirement.

Pay to the order of "Griffin-American Healthcare REIT III, Inc."

WE CANNOT ACCEPT: Money orders, cashier's checks for $10,000 or less, temporary (not pre-printed) checks or third party checks. If you need to verify whether a form of payment is acceptable, please call our Investor Services Department at 888-926-2688.

PLEASE NOTE: Because of our anti-money laundering policies, if the investor's name used in this Subscription Agreement/Signature Page does not match the Payor printed on the check, we may request documents or other evidence as we may reasonably require in order to correlate the investor's name to the Payor on the check.

Regular Mail: Griffin-American Healthcare REIT III, Inc., C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail: Griffin-American Healthcare REIT III, Inc., C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

PAGE 2 OF 4

0814

GRIFFIN-AMERICAN HEALTHCARE REIT III

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE, **PLEASE CALL INVESTOR SERVICES AT 888-926-2688**

(1) INVESTMENT

☐ Initial Investment ☐ Additional Investment (Subscription Agreement or Additional Subscription Agreement Form must be completed)

Please make investment check payable to:
"Griffin-American Healthcare REIT III, Inc."

Minimum initial investment = $2,500
Minimum initial IRA investment = $1,500

☐ Funds Enclosed
☐ Funds Wired
☐ Funds to Follow

TOTAL INVESTED $ ___ ___ ___ ___ ___ ___ ___ ___

(2) NON-CUSTODIAL OWNERSHIP

☐ **Individual** — Investor must sign & initial
☐ **Joint Tenants with Right of Survivorship** — All parties must sign & initial
☐ **Tenants in Common** — All parties must sign & initial
☐ **Community Property** — All parties must sign & initial
☐ **Pension or Profit Sharing Plan** — Trustee or custodian signature required
☐ **Trust** — Trustee or Grantor signature(s) required ______ DATE ESTABLISHED (required)
 ☐ Currently Revocable
 ☐ Irrevocable
☐ **Company or Corporation** — Authorized officer must sign or initial
 ☐ S-Corp
 ☐ C-Corp
☐ **Uniform Gift to Minors Act or the Uniform Transfers to Minors Act** — Custodian must sign or initial
☐ **Partnership or LLC** — Authorized Agent must sign or initial
☐ **Qualified non-custodial administrator**
☐ **Other:** ______ SPECIFY

NAME OF TRUST OR BUSINESS ENTITY ______

(3) CUSTODIAL OWNERSHIP

Send ALL paperwork directly to the custodian

☐ IRA ______ (TYPE) ☐ Qualified Pension or Profit Sharing Plan ☐ Non-Qualified Custodial Account ☐ Other: ______ SPECIFY

NAME OF CUSTODIAN OR TRUSTEE ______

MAILING ADDRESS ______

CITY ______ STATE ______ ZIP CODE ______

BUSINESS PHONE ___ – ___ – ____

SECTION (3)a
CUSTODIAN TAX ID # __ – _______ CUSTODIAN ACCOUNT # ______

NAME OF CUSTODIAN OR OTHER ADMINISTRATOR ______

(4) INVESTOR INFORMATION REQUIRED

SECTION (4)a
NAME OF INVESTOR OR TRUSTEE **(REQUIRED)** ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms. ☐ Other ______

SECTION (4)b
STREET ADDRESS **(REQUIRED) NO P.O. BOX** ______

CITY ______ STATE ______ ZIP CODE ______

HOME PHONE **(REQUIRED)** ___ – ___ – ____ BUSINESS PHONE ___ – ___ – ____ EXTENSION ______

E-MAIL ADDRESS (Recommended) ______

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically. ______ **(SIGNATURE REQUIRED)**

SECTION (4)c
ALTERNATE MAILING ADDRESS OR P.O. BOX ______

CITY ______ STATE ______ ZIP CODE ______

SECTION (4)d
INVESTOR DATE OF BIRTH **(MM/DD/YYYY)** __ – __ – ____ JOINT INVESTOR DATE OF BIRTH **(MM/DD/YYYY)** __ – __ – ____ INVESTOR TAX ID# __ – ___ ____

REQUIRED

INVESTOR SSN ___ – __ – ____ JOINT INVESTOR SSN ___ – __ – ____

SECTION (4)e Please indicate Citizenship Status **(REQUIRED):** If a box is not checked, U.S. Citizenship will be applied by default.

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*

*If non-resident alien, investor must submit the appropriate W-8 form **(W-8BEN, W-8ECI, W-8EXP or W-8IMY)** in order to make an investment.

SECTION (4)f: Please indicate if:
☐ **Employee, Affiliate or Board Member of Griffin-American Healthcare REIT III, Inc.**

PAGE 3 OF 4

0814

(5) DISTRIBUTION OPTIONS (REQUIRED): If a box is not checked below, distributions will be paid in cash and sent to the address of record.

☐ Mail to Street Address (4b)

☐ Mail to Alternate Address (4c)

☐ **Distribution Reinvestment Plan**
Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution
_____ % DRIP _____ % Cash (must equal 100%)

☐ **Distributions Directed to:**

☐ **Via Electronic Deposit (ACH)**
Complete information below. See ACH Language in Section 5 of the instructions.
☐ (must enclose voided check)
☐ **Savings** (verification from bank must be provided)

NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL

DISTRIBUTION MAILING ADDRESS

CITY — STATE — ZIP CODE

BANK ABA# **(FOR ACH ONLY)** — ACCOUNT#

MUST ENCLOSE A VOIDED CHECK IF IT IS A CHECKING ACCOUNT

All distributions for custodial accounts will be sent to the custodian.

(6) SIGNATURES

Under penalty of perjury, by signing this Signature Page, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4.

Each investor must separately sign and initial each representation made in the Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.

INITIALS INITIALS (A) I (we) acknowledge receipt, not less than five (5) business days prior to the signing of this Subscription Agreement / Signature Page, of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS (B) I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa or New Jersey, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS (C) I (we) represent that i am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS (D) I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, New Jersey, New Mexico, North Dakota, Oregon and Tennessee

INITIALS INITIALS (E) If I am a (we are) resident(s) of **Alabama** or **Oregon**, the investment in the Company and in affiliated programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California** or **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa,** the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kentucky** or **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation program investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Michigan**, I (we) acknowledge the recommendation by the Michigan Securities Division that I (we) should limit my (our) aggregate investment in the Company to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Michigan, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) either: (i) have a liquid net worth (excluding home, home furnishings and automobiles) of at least $350,000 or (ii) have a liquid net worth of at least $150,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum gross annual income of at least $85,000. In addition, the investment in the Company, affiliated programs and other direct participation programs does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation for investors in New Jersey, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X
SIGNATURE OF INVESTOR — DATE **(REQUIRED)**

X
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS
(GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIANS)

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The Registered Representative or RIA must sign below to complete the subscription. The Registered Representative or RIA warrants that he/she has reasonable grounds to believe this investment is suitable for the investor as set forth in the section of the Prospectus entitled "Suitability Standards" and that he/she has informed the subscriber of all aspects of liquidity and marketability of this investment.

(7) BROKER-DEALER OR REGISTERED INVESTMENT ADVISOR (RIA)

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY — STATE — ZIP CODE

BUSINESS PHONE# **(REQUIRED)** — FAX #

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** — REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX — BRANCH ID#

CITY — STATE — ZIP CODE

BUSINESS PHONE# **(REQUIRED)** — FAX# — E-MAIL ADDRESS

☐ CHECK FOR REDUCED PURCHASE PRICE PER SHARE AND WAIVER OF COMMISSION. (BROKER-DEALER APPROVAL **REQUIRED**)

REGISTERED INVESTMENT ADVISOR (RIA) - NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. (Not applicable for RIAs.)

STATE
(REQUIRED)

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** — DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** — DATE

PAGE 4 OF 4

Mail To: **Regular Mail**
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Overnight Mail
Griffin-American Healthcare REIT III
C/O DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105

0814

GRIFFIN-AMERICAN
HEALTHCARE REIT III

WIRING INSTRUCTIONS

Effective Date: August 20, 2014
(use of outdated instructions may result in returned funds.)

Thank you for choosing to invest in Griffin-American Healthcare REIT III, Inc. For your convenience, listed below are the instructions for wiring funds for an investment in Griffin-American Healthcare REIT III, Inc.

When wiring funds, please notify DST Systems, Inc. and provide the following information:

- Anticipated date of wire
- Amount of wire
- Investor's name
- Registered representative's name, phone number, and broker-dealer name
- Name of the institution sending the wire

Please note our office must be in receipt of the Subscription Agreement/Signature Page prior to the funds. If we receive the funds without a Subscription Agreement/Signature Page, we will be obligated to return the funds should we not receive the Subscription Agreement/Signature Page within 24 hours.

Please follow the wiring instructions exactly as written without omitting any portion:

Bank:	UMB Bank
Address:	1010 Grand, 4th Floor, Mail Stop: 1020409, Kansas City, MO 64106
Account#:	9871976270
ABA#:	101000695
Account Name:	Griffin-American Healthcare REIT III, Inc.

Should you have any questions, please do not hesitate to contact us at 888.926.2688.

We look forward to serving your investment needs.

PAGE 1 OF 1

0814

Questions regarding your account should be directed to:

888.926.2688

GRIFFIN-AMERICAN HEALTHCARE REIT III

OPTIONAL

DIRECT DEPOSIT AUTHORIZATION

THE COMPANY PROVIDES THIS SERVICE AT NO CHARGE

RETURN WITH A VOIDED CHECK (REQUIRED)

Mail To: Griffin-American Healthcare REIT III, Inc.
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

Fax To: 855.886.9862 (Toll Free)

NOTE: Direct deposit is not available for investments made through IRAs or qualified accounts.

NAME OF REGISTERED OWNER

REGISTERED OWNER'S SSN – – OR REGISTERED OWNER'S TAX ID# –

CHECK ONE

☐ New Authorization ☐ Change of Information

BANK NAME

ACCOUNT NAME **(MUST BE THE SAME AS REGISTERED OWNER)**

ACCOUNT NUMBER **(REQUIRED)**

Attach voided check here

CHECK ONE

☐ Checking Account ☐ Savings Account

ABA ROUTING NUMBER **(REQUIRED)**

Any Bank
Any Street, Anytown
Tel: (001) 555-5555
LAYOUT MAY VARY
MEMO
⑆123456789⑆0001⑈000123456789⑈
ABA Routing #
Check #
Account #

BANK MAILING ADDRESS

CITY STATE ZIP CODE

BANK TELEPHONE NUMBER – –

PLEASE NOTE: Griffin-American Healthcare REIT III, Inc. must be in receipt of this form 30 days prior to the distribution payment date. This authorization will supersede any previous distribution instructions.

Griffin-American Healthcare REIT III, Inc. is authorized to deposit my (our) distribution directly into the account specified on this form. The authority will remain in force until I (we) have given written notice that I (we) have terminated it, or until Griffin-American Healthcare REIT III, Inc. has notified me (us) that this deposit service has been terminated. In the event that Griffin-American Healthcare REIT III, Inc. deposits funds erroneously into my (our) account, they are authorized to debit my (our) account for an amount not to exceed the amount of the erroneous deposit.

X

SIGNATURE DATE

X

SIGNATURE OF JOINT INVESTOR DATE

E-MAIL ADDRESS **(required to receive notification of direct deposit)**

PAGE 1 OF 1

0814

Questions regarding your account should be directed to:

888.926.2688

GRIFFIN-AMERICAN HEALTHCARE REIT III

OPTIONAL

TRANSFER ON DEATH (T.O.D.) FORM

TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Griffin-American Healthcare REIT III, Inc. receives proof of death and other documentation it deems necessary or appropriate.
- Until the death of the account owner(s), the T.O.D. beneficiary(ies) has (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where shares are owned by a natural person and registered in that individual's name or by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners die. The surviving owners may revoke or change the T.O.D. designation at any time.
- Minors may not be named as a beneficiary unless a custodian or guardian for such minor is also named.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the State of Maryland.
- A T.O.D. designation may be voided at any time by Griffin-American Healthcare REIT III, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.
- A T.O.D. designation will not be accepted from residents of **Louisiana**.

INVESTOR INFORMATION

#1. NAME OF REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#1. INVESTOR'S SSN ___ – __ – ____ #1. DAYTIME PHONE# ___ – ___ – ____ #1. STATE OF RESIDENCE

#2. NAME OF JOINT REGISTERED OWNER **(exactly as name appears in the Subscription Agreement/Signature Page)**

#2. INVESTOR'S SSN ___ – __ – ____ #2. DAYTIME PHONE# ___ – ___ – ____ #2. STATE OF RESIDENCE

TRANSFER ON DEATH DESIGNATION

I (we) authorize Griffin-American Healthcare REIT III, Inc. to register all of my (our) shares of its common stock in beneficiary form, assigning ownership on my (our) death to my (our) beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. For additional beneficiaries, please complete and attach an additional form.

PRIMARY BENEFICIARY

FULL NAME

SSN **(REQUIRED)** ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

BIRTHDATE __ – __ – __

☐ **SECONDARY BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

BIRTHDATE __ – __ – __

☐ **THIRD BENEFICIARY** OR ☐ **CONTINGENT BENEFICIARY**

FULL NAME

SSN ___ – __ – ____ OR TAX ID# __ – _______ PERCENTAGE ___ %

BIRTHDATE __ – __ – __

SIGNATURE

By signing below, I (we) authorize Griffin-American Healthcare REIT III, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my (our) Griffin-American Healthcare REIT III, Inc. shares. I (we) have reviewed the information set forth below. I (we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Griffin-American Healthcare REIT III, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, managers, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation. I (we) further understand that Griffin-American Healthcare REIT III, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning.

Sign exactly as the name(s) appear(s) in the Subscription Agreement/Signature Page. All registered owners must sign. This authorization form is subject to the acceptance of Griffin-American Healthcare REIT III, Inc.

X ______________________ ________
SIGNATURE OF PRIMARY INVESTOR **(required)** DATE

X ______________________ ________
SIGNATURE OF JOINT INVESTOR **(if applicable)** DATE

PAGE 1 OF 1

0814

Questions regarding your account should be directed to:

888.926.2688

GRIFFIN-AMERICAN HEALTHCARE REIT III

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT (For Additional Investments ONLY)

Additional Investment Subscription Agreement

This form may be used by any current stockholder in Griffin-American Healthcare REIT III, Inc. (the "Company") who desires to purchase additional shares of the Company's common stock pursuant to the Additional Investment Subscription Agreement and who purchased their shares directly from the Company. Stockholders who acquired shares other than through use of a Subscription Agreement / Signature Page (e.g., through a transfer of ownership or T.O.D.) and who wish to make additional investments must complete the Griffin-American Healthcare REIT III, Inc. Subscription Agreement / Signature Page.

A – INVESTMENT (a completed Additional Investment Subscription Agreement is required for each additional investment)

1. This subscription is in the amount of $ ___ , ___

Existing Griffin-American Healthcare REIT III, Inc. Account # ___

2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

3. Check here if applicable ☐ REGISTERED REPRESENTATIVE (Reduced Commission Purchase)

B – INVESTOR INFORMATION (or Trustees if applicable)
CUSTODIAL OWNERSHIP (Send ALL paperwork directly to the custodian)
NON-CUSTODIAL OWNERSHIP (make check payable to: "Griffin-American Healthcare REIT III, Inc.")

1. Investor Name ☐ Mr. ☐ Mrs. ☐ Ms.

NAME OF JOINT INVESTOR ☐ Mr. ☐ Mrs. ☐ Ms.

MAILING ADDRESS

CITY STATE ZIP

PHONE BUSINESS PHONE

EMAIL ADDRESS

SOCIAL SECURITY OR TAXPAYER ID# DATE OF BIRTH (MM/DD/YYYY)

☐ I (we) acknowledge and agree that I (we) will not receive paper copies of any documents that the Company can send to me electronically.

(SIGNATURE REQUIRED)

STREET ADDRESS (IF DIFFERENT FROM MAILING ADDRESS OR MAILING ADDRESS IS A PO BOX)

CITY STATE ZIP

C – INVESTOR(S) SIGNATURES: Under penalty of perjury, by signing this Additional Investment Subscription Agreement, I (we) hereby certify (a) I (we) have provided herein my (our) correct Taxpayer Identification Number; (b) I am (we are) not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am (we are) no longer subject to backup withholding; and (c) I am (we are) a U.S. Citizen unless I (we) have indicated otherwise in Section 4 of a previously executed and submitted subscription agreement. **Each investor must separately sign and initial each representation made in this Additional Investment Subscription Agreement. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representation on his or her behalf.**

INITIALS INITIALS **(A)** All investors acknowledge receipt, not less than five (5) business days prior to the signing of this Additional Investment Subscription Agreement of the final Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described.

INITIALS INITIALS **(B)** I (we) represent that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or (ii) have a net worth, as described in (i), of at least $70,000 and a minimum of $70,000 annual gross income, or if I am a (we are) resident(s) of California, Iowa, or New Jersey, that I meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards."

INITIALS INITIALS **(C)** I (we) represent that I am (we are) purchasing the shares for my (our) own account; or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

INITIALS INITIALS **(D)** I (we) acknowledge that the shares are not liquid, there is no current market for the shares and the stockholder(s) may not be able to sell the securities.

Residents of Alabama, California, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, New Jersey, New Mexico, North Dakota, Oregon and Tennessee

INITIALS INITIALS **(E)** If I am a (we are) resident(s) of **Alabama** or **Oregon,** the investment in the Company and in affiliated programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **California** or **North Dakota**, the investment in the Company does not exceed 10.0% of my (our) net worth. If I am a (we are) resident(s) of **Iowa**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth, which is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Kansas**, I (we) acknowledge the recommendation by the Office of the Kansas Securities Commissioner that I (we) should limit my (our) aggregate investment in the Company and other non-traded real estate investment trusts to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Kansas, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) residents(s) **Kentucky** or **Tennessee**, the investment in the Company does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Maine**, I (we) acknowledge the recommendation by the Maine Office of Securities that I (we) should limit my (our) aggregate investment in the Company and similar direct participation program investments to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Maine, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **Massachusetts**, the investment in the Company and other illiquid direct participation programs does not exceed 10.0% of my (our) liquid net worth. If I am a (we are) resident(s) of **Michigan**, I (we) acknowledge the recommendation by the Michigan Securities Division that I (we) should limit my (our) aggregate investment in the Company to not more than 10.0% of my (our) liquid net worth. For purposes of this recommendation to investors in Michigan, liquid net worth is defined as that portion of my (our) total net worth that consists of cash, cash equivalents and readily marketable securities that may be converted into cash within one year. If I am a (we are) resident(s) of **New Jersey**, I (we) represent that I (we) either: (i) have a liquid net worth (excluding home, home furnishings and automobiles) of at least $350,000 or (ii) have a liquid net worth of at least $150,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum gross annual income of at least $85,000. In addition, the investment in the Company, affiliated programs and other direct participation programs does not exceed 10.0% of my (our) liquid net worth. For purposes of this limitation for investors in New Jersey, liquid net worth is defined as that portion of my (our) total net worth (total assets exclusive of home, furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. If I am a (we are) resident(s) of **New Mexico**, the aggregate investment in the Company, its affiliates and other non-traded real estate investment trusts does not exceed 10.0% of my (our) liquid net worth.

BY SIGNING THIS AGREEMENT, YOU ARE NOT WAIVING ANY RIGHTS UNDER THE FEDERAL OR STATE SECURITIES LAWS. BY SIGNING THIS AGREEMENT, YOU ACKNOWLEDGE RECEIPT OF THIS PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY, OR ANY OTHER DELIVERY METHOD.

X ______________________
SIGNATURE OF INVESTOR

____
DATE **(REQUIRED)**

X ______________________
SIGNATURE OF JOINT INVESTOR **(if applicable)**

X ______________________
AUTHORIZED SIGNATURE **(Custodian or Trustee)**

(PLEASE COMPLETE PAGE TWO)

MUST BE SIGNED AND SIGNATURE GUARANTEED BY CUSTODIAN(S) IF IRA, KEOGH, QUALIFIED PLAN OR NON-QUALIFIED CUSTODIAL ACCOUNTS

(GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. AND ITS AFFILIATES DO NOT ACT AS IRA, KEOGH, QUALIFIED OR NON-QUALIFIED PLAN CUSTODIANS)

PAGE 1 OF 2

0814

GRIFFIN-AMERICAN HEALTHCARE REIT III

ADDITIONAL INVESTMENT SUBSCRIPTION AGREEMENT
(For Additional Investments ONLY)

NAME OF INVESTOR OR TRUSTEE **(REQUIRED)**

EXISTING GRIFFIN-AMERICAN HEALTHCARE REIT III, INC. ACCOUNT#

TO BE COMPLETED BY REGISTERED REPRESENTATIVE OR RIA

The registered representative or registered investment advisor (RIA) must sign below to complete the order. The registered representative or RIA warrants that (a) he or she has reasonable grounds to believe this investment is suitable for the subscriber(s) as set forth in the current Prospectus (see "Suitability Standards") and Subscription Agreement, (b) he or she has informed the subscriber(s) of all aspects of liquidity and marketability of this investment as required by the Dealer Manager Agreement and the Participating Broker-Dealer or RIA Agreement, and (c) he or she delivered the Prospectus and any supplements thereto through the date hereof to the subscriber(s) at least five days prior to the date that he or she will deliver this Additional Subscription Agreement to the Company.

REGISTERED REPRESENTATIVE/RIA INFORMATION

BROKER-DEALER OR RIA FIRM NAME **(REQUIRED)**

BROKER-DEALER OR RIA FIRM ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – – FAX# – –

REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) NAME(S) **(REQUIRED)** REPRESENTATIVE#

REGISTERED REPRESENTATIVE OR ADVISOR ADDRESS OR P.O. BOX

CITY STATE ZIP CODE

BUSINESS PHONE# **(REQUIRED)** – FAX# – –

E-MAIL ADDRESS

REGISTERED INVESTMENT ADVISOR (RIA) – NO SELLING COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐ **Check only if** investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA.

I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed.

STATE
(REQUIRED)

X X
SIGNATURE(S) OF REGISTERED REPRESENTATIVE(S) OR ADVISOR(S) **(REQUIRED)** DATE

X
SIGNATURE OF BROKER-DEALER OR RIA **(IF REQUIRED BY BROKER-DEALER)** DATE

Questions regarding your account should be directed to:

888.926.2688

Mail To: **Griffin-American Healthcare REIT III, Inc.**
C/O DST Systems, Inc.
PO Box 219133
Kansas City, MO 64121-9133

PAGE 2 OF 2

0814

ANNEX A

QUARTERLY REPORT ON FORM 10-Q
FOR THE
QUARTERLY PERIOD ENDED JUNE 30, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2014
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission File Number: 333-186073 (1933 Act)

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(Exact name of registrant as specified in its charter)

Maryland	46-1749436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

(949) 270-9200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
___________________________________________________

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.     ☒  Yes    ☐  No
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    ☒  Yes    ☐  No
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐  Yes   ☒  No
As of August 1, 2014, there were 8,780,911 shares of common stock of Griffin-American Healthcare REIT III, Inc. outstanding.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
(A Maryland Corporation)

Page
PART I — FINANCIAL INFORMATION

Item 1. Financial Statements (Unaudited)	3
Condensed Consolidated Balance Sheets as of June 30, 2014 and December 31, 2013	3
Condensed Consolidated Statements of Operations for the Three Months Ended June 30, 2014 and 2013, for the Six Months Ended June 30, 2014 and for the Period from January 11, 2013 (Date of Inception) through June 30, 2013	4
Condensed Consolidated Statements of Equity for the Six Months Ended June 30, 2014 and for the Period from January 11, 2013 (Date of Inception) through June 30, 2013	5
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2014 and for the Period from January 11, 2013 (Date of Inception) through June 30, 2013	6
Notes to Condensed Consolidated Financial Statements	7
Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	29
Item 3. Quantitative and Qualitative Disclosures About Market Risk	44
Item 4. Controls and Procedures	44

PART II — OTHER INFORMATION
45
Item 1. Legal Proceedings	45
Item 1A. Risk Factors	79
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	79
Item 3. Defaults Upon Senior Securities	79
Item 4. Mine Safety Disclosures	79
Item 5. Other Information	79
Item 6. Exhibits	79
Signatures	80

2

PART I — FINANCIAL INFORMATION
Item 1. Financial Statements.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2014 and December 31, 2013
(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Real estate investments, net	$5,885,000	$—
Cash and cash equivalents	32,361,000	202,000
Accounts and other receivables	1,978,000	—
Real estate and escrow deposits	200,000	—
Identified intangible assets, net	381,000	—
Other assets	190,000	—
Total assets	$40,995,000	$202,000

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$415,000	$—
Accounts payable due to affiliates	201,000	—
Identified intangible liabilities, net	111,000	—
Security deposits, prepaid rent and other liabilities	623,000	—
Total liabilities	1,350,000	—

Commitments and contingencies (Note 6)

Redeemable noncontrolling interest (Note 7)	2,000	—

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 4,586,312 and 22,222 shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	46,000	—
Additional paid-in capital	40,354,000	200,000
Accumulated deficit	(757,000)	—
Total stockholders' equity	39,643,000	200,000
Noncontrolling interest (Note 8)	—	2,000
Total equity	39,643,000	202,000
Total liabilities, redeemable noncontrolling interest and equity	$40,995,000	$202,000
The accompanying notes are an integral part of these condensed consolidated financial statements.

3

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2014 and 2013,
for the Six Months Ended June 30, 2014 and
for the Period from January 11, 2013 (Date of Inception) through June 30, 2013
(Unaudited)

	Three Months Ended June 30,		Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	2014	2013	June 30, 2014	June 30, 2013
Revenue:
Real estate revenue	$24,000	$—	$24,000	$—
Expenses:
Rental expenses	5,000	—	5,000	—
General and administrative	222,000	—	268,000	—
Acquisition related expenses	324,000	—	324,000	—
Depreciation and amortization	13,000	—	13,000	—
Total expenses	564,000	—	610,000	—
Net loss	(540,000)	—	(586,000)	—
Less: net income attributable to redeemable noncontrolling interest	(1,000)	—	—	—
Net loss attributable to controlling interest	$(541,000)	$—	$(586,000)	$—
Net loss per common share attributable to controlling interest — basic and diluted	$(0.47)	$—	$(0.99)	$—
Weighted average number of common shares outstanding — basic and diluted	1,152,933	22,222	590,701	22,222
Distributions declared per common share	$0.08	$—	$0.08	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
For the Six Months Ended June 30, 2014 and
for the Period from January 11, 2013 (Date of Inception) through June 30, 2013
(Unaudited)

	Stockholders' Equity
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Equity	Noncontrolling Interest	Total Equity
BALANCE — December 31, 2013	22,222	$—	$200,000	$—	$200,000	$2,000	$202,000
Issuance of common stock	4,552,960	46,000	45,377,000	—	45,423,000	—	45,423,000
Offering costs — common stock	—	—	(5,267,000)	—	(5,267,000)	—	(5,267,000)
Issuance of vested and nonvested restricted common stock	10,000	—	20,000	—	20,000	—	20,000
Issuance of common stock under the DRIP	1,130	—	11,000	—	11,000	—	11,000
Amortization of nonvested common stock compensation	—	—	13,000	—	13,000	—	13,000
Reclassification of noncontrolling interest	—	—	—	—	—	(2,000)	(2,000)
Distributions declared	—	—	—	(171,000)	(171,000)	—	(171,000)
Net loss	—	—	—	(586,000)	(586,000)	—	(586,000)
BALANCE — June 30, 2014	4,586,312	$46,000	$40,354,000	$(757,000)	$39,643,000	$—	$39,643,000

	Stockholder's Equity
	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholder's Equity	Noncontrolling Interest	Total Equity
BALANCE — January 11, 2013 (Date of Inception)	—	$—	$—	$—	$—	$—	$—
Issuance of common stock	22,222	—	200,000	—	200,000	—	200,000
Issuance of limited partnership units	—	—	—	—	—	2,000	2,000
BALANCE — June 30, 2013	22,222	$—	$200,000	$—	$200,000	$2,000	$202,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2014 and
for the Period from January 11, 2013 (Date of Inception) through June 30, 2013
(Unaudited)

	Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	June 30, 2014	June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(586,000)	$—
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization (including below market leases)	12,000	—
Deferred rent	(1,000)	—
Stock based compensation	33,000	—
Acquisition fees paid in stock	14,000	—
Share discounts	90,000	—
Changes in operating assets and liabilities:
Accounts and other receivables	(63,000)	—
Other assets	(187,000)	—
Accounts payable and accrued liabilities	248,000	—
Security deposits, prepaid rent and other liabilities	(24,000)	—
Net cash used in operating activities	(464,000)	—
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate operating properties	(5,502,000)	—
Real estate and escrow deposits	(200,000)	—
Net cash used in investing activities	(5,702,000)	—
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	43,194,000	200,000
Contribution from noncontrolling interest to operating partnership	—	2,000
Payment of offering costs	(4,856,000)	—
Distributions paid	(13,000)	—
Net cash provided by financing activities	38,325,000	202,000
NET CHANGE IN CASH AND CASH EQUIVALENTS	32,159,000	202,000
CASH AND CASH EQUIVALENTS — Beginning of period	202,000	—
CASH AND CASH EQUIVALENTS — End of period	$32,361,000	$202,000
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES:
Investing Activities:
The following represents the increase in certain assets and liabilities in connection with our acquisitions of operating properties:
Other assets	$2,000	$—
Accounts payable and accrued liabilities	$20,000	$—
Security deposits, prepaid rent and other liabilities	$647,000	$—
Financing Activities:
Issuance of common stock under the DRIP	$11,000	$—
Distributions declared but not paid	$147,000	$—
Accrued offering costs	$201,000	$—
Reclassification of noncontrolling interest	$2,000	$—
Receivable from transfer agent	$1,915,000	$—
The accompanying notes are an integral part of these condensed consolidated financial statements.

6

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
For the Three Months Ended June 30, 2014 and 2013, for the Six Months Ended June 30, 2014 and
for the Period from January 11, 2013 (Date of Inception) through June 30, 2013
The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT III, Inc. and its subsidiaries, including Griffin-American Healthcare REIT III Holdings, LP, except where the context otherwise requires.

1. Organization and Description of Business
Griffin-American Healthcare REIT III, Inc., a Maryland corporation, was incorporated on January 11, 2013 and therefore we consider that our date of inception. We were initially capitalized on January 15, 2013. We invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We may also originate and acquire secured loans and real estate-related investments on an infrequent and opportunistic basis. We generally seek investments that produce current income. We intend to elect to be treated as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes beginning with our taxable year ending December 31, 2014.
On February 26, 2014, we commenced our initial public offering, or our offering, in which we are offering to the public a minimum of $2,000,000 in shares of our common stock, or the minimum offering, and a maximum of $1,750,000,000 in shares of our common stock for $10.00 per share in our primary offering and up to $150,000,000 in shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, for $9.50 per share, aggregating up to $1,900,000,000, or the maximum offering. We reserve the right to reallocate the shares of common stock we are offering in our offering between the primary offering and the DRIP.
The conditions of our minimum offering amount were satisfied on May 12, 2014, and we admitted our initial subscribers as stockholders, excluding shares purchased by residents of Washington and Pennsylvania (who were subject to higher minimum offering amounts). Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and were available for the acquisition of properties and other purposes disclosed in our prospectus dated February 26, 2014, or our prospectus, as filed with the United States Securities and Exchange Commission, or the SEC, (provided that subscriptions from residents of Washington and Pennsylvania were to continue to be held in escrow until we had received and accepted subscriptions aggregating at least $20,000,000 and $87,500,000, respectively). On June 10, 2014, we satisfied the $20,000,000 minimum offering required by the state of Washington in connection with our offering and we began accepting subscriptions from Washington investors.
As of June 30, 2014, we had received and accepted subscriptions in our offering for 4,552,960 shares of our common stock, or approximately $45,332,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until August 05, 2014, when we had received and accepted subscriptions aggregating at least $87,500,000) and shares of our common stock issued pursuant to the DRIP. See Note 14, Subsequent Events — Status of our Offering, for a further discussion.
We conduct substantially all of our operations through Griffin-American Healthcare REIT III Holdings, LP, or our operating partnership. We are externally advised by Griffin-American Healthcare REIT III Advisor, LLC, or Griffin-American Advisor, or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor that has a one-year term that expires on February 26, 2015 and is subject to successive one-year renewals upon the mutual consent of the parties. Our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary. Our advisor is jointly owned and managed by American Healthcare Investors LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, or collectively our co-sponsors. We are not affiliated with Griffin Capital or Griffin Capital Securities, Inc., or Griffin Securities, or our dealer manager; however, we are affiliated with Griffin-American Advisor and American Healthcare Investors.
As of June 30, 2014, we had completed two acquisitions comprising two properties, or two buildings, and 36,000 square feet of gross leasable area, or GLA, for an aggregate contract purchase price of $5,605,000.
2. Summary of Significant Accounting Policies
The summary of significant accounting policies presented below is designed to assist in understanding our condensed consolidated financial statements. Such condensed consolidated financial statements and the accompanying notes thereto are the representations of our management, who are responsible for their integrity and objectivity. These accounting policies

7

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

conform to accounting principles generally accepted in the United States of America, or GAAP, in all material respects, and have been consistently applied in preparing our accompanying condensed consolidated financial statements.
Basis of Presentation
Our accompanying condensed consolidated financial statements include our accounts and those of our operating partnership, the wholly owned subsidiaries of our operating partnership and all non-wholly owned subsidiaries and any variable interest entities, or VIEs, as defined in Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 810, Consolidation, or ASC Topic 810, which we have concluded should be consolidated pursuant to ASC Topic 810.
We operate and intend to continue to operate in an umbrella partnership REIT structure in which our operating partnership, or wholly owned subsidiaries of our operating partnership, will own substantially all of the properties acquired on our behalf. We are the sole general partner of our operating partnership, and as of June 30, 2014 and December 31, 2013, we owned greater than a 99.99% and a 99.01%, respectively, general partnership interest therein. Our advisor is a limited partner, and as of June 30, 2014 and December 31, 2013, our advisor owned less than a 0.01% and a 0.99%, respectively, noncontrolling limited partnership interest in our operating partnership.
Because we are the sole general partner of our operating partnership and have unilateral control over its management and major operating decisions (even if additional limited partners are admitted to our operating partnership), the accounts of our operating partnership are consolidated in our condensed consolidated financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.
Interim Unaudited Financial Data
Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments, which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable.
In preparing our accompanying condensed consolidated financial statements, management has evaluated subsequent events through the financial statement issuance date. We believe that although the disclosures contained herein are adequate to prevent the information presented from being misleading, our accompanying condensed consolidated financial statements should be read in conjunction with our audited consolidated financial statements and the notes thereto included in our prospectus.
Use of Estimates
The preparation of our condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.
Cash and Cash Equivalents
Cash and cash equivalents consist of all highly liquid investments with a maturity of three months or less when purchased.
Restricted Cash Held in Escrow
Restricted funds held in escrow of $274,000 as of June 30, 2014 are not included in our assets in our accompanying condensed consolidated balance sheets and consist of funds received in connection with subscription agreements from residents of Pennsylvania to purchase shares of our common stock in connection with our offering. Such funds were held in an escrow

8

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

account and would not be released to or available to us until we had raised the $87,500,000 minimum offering required by the state of Pennsylvania. See Note 14, Subsequent Events — Status of our Offering, for a further discussion.
Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts
We recognize revenue in accordance with ASC Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.
In accordance with ASC Topic 840, Leases, minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Differences between real estate revenue recognized and cash amounts contractually due from tenants under the lease agreements are recorded to deferred rent receivable or deferred rent liability, as applicable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred. Tenant reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition — Principal Agent Consideration, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk. We recognize lease termination fees at such time when there is a signed termination letter agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.
Tenant receivables and unbilled deferred rent receivables are carried net of an allowance for uncollectible amounts. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. We also maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Such allowances are charged to bad debt expense which is included in general and administrative in our accompanying condensed consolidated statements of operations. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, the tenant's financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors. As of June 30, 2014 and December 31, 2013, we did not have any allowances for uncollectible accounts.
Real Estate Investments, Net
We carry our operating properties at historical cost less accumulated depreciation. The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of buildings and capital improvements is depreciated on a straight-line basis over the estimated useful lives of the buildings and capital improvements, up to 39 years, and the cost for tenant improvements is depreciated over the shorter of the lease term or useful life, ranging from six months to 7.7 years years. Furniture, fixtures and equipment, if any, is depreciated over the estimated useful life, ranging from five years to 10 years. When depreciable property is retired, replaced or disposed of, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss will be reflected in earnings.
As part of the leasing process, we may provide the lessee with an allowance for the construction of leasehold improvements. These leasehold improvements are capitalized and recorded as tenant improvements and depreciated over the shorter of the useful life of the improvements or the lease term. If the allowance represents a payment for a purpose other than funding leasehold improvements, or in the event we are not considered the owner of the improvements, the allowance is considered to be a lease inducement and is recognized over the lease term as a reduction of rental revenue on a straight-line basis. Factors considered during this evaluation include, among other things, who holds legal title to the improvements as well as other controlling rights provided by the lease agreement and provisions for substantiation of such costs (e.g. unilateral control of the tenant space during the build-out process). Determination of the appropriate accounting for the payment of a tenant allowance is made on a lease-by-lease basis, considering the facts and circumstances of the individual tenant lease. Recognition of lease revenue commences when the lessee is given possession of the leased space upon completion of tenant improvements when we are the owner of the leasehold improvements. However, when the leasehold improvements are owned by the tenant, the lease inception date (and the date on which recognition of lease revenue commences) is the date the tenant obtains possession of the leased space for purposes of constructing its leasehold improvements.
We assess the impairment of an operating property when events or changes in circumstances indicate that its carrying amount may not be recoverable. Impairment losses are recorded on an operating property when indicators of impairment are

9

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

present and the carrying amount exceeds the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the property. We would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, there were no impairment losses recorded.
Property Acquisitions
In accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, we, with assistance from independent valuation specialists, measure the fair value of tangible and identified intangible assets and liabilities, as applicable, based on their respective fair values for acquired properties. The determination of the fair value of land is based upon comparable sales data. In cases where a leasehold interest in the land is acquired, the value of the leasehold interest will be determined by discounting the difference between the contract ground lease payments and a market ground lease payment back to a present value as of the acquisition date. The market ground lease payment will be estimated as a percentage of the land value. The fair value of buildings is based upon our determination of the value as if it were to be replaced and vacant using cost data and discounted cash flow models similar to those used by independent appraisers. We also recognize the fair value of furniture, fixtures and equipment on the premises, if any, as well as the above or below market rent, the value of in-place leases, the value of in-place lease costs, tenant relationships, master leases, above or below market debt and derivative financial instruments assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.
The value of the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference (if greater than 10.0%) between the level payment equivalent of the contract rent paid pursuant to the lease, and our estimate of market rent payments taking into account rent steps throughout the lease. In the case of leases with options, unless an option rent is more than 5.0% below market rent, it is not assumed to be exercised. The amounts related to above market leases are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized against real estate revenue over the remaining non-cancelable lease term of the acquired leases with each property. The amounts related to below market leases are included in identified intangible liabilities, net in our accompanying condensed consolidated balance sheets and are amortized to real estate revenue over the remaining non-cancelable lease term plus any below market renewal options of the acquired leases with each property.
The value of in-place lease costs and the value of tenant relationships, if any, is based on management's evaluation of the specific characteristics of the tenant's lease and our overall relationship with the tenants. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts related to in-place lease costs are included in identified intangible assets, net in our accompanying condensed consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts related to the value of tenant relationships, if any, would be included in identified intangible assets, net in our accompanying condensed consolidated balance sheets and would be amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus the market renewal lease term. The value of a master lease, in which a previous owner or a tenant is relieved of specific rental obligations as additional space is leased, will be determined by discounting the expected real estate revenue associated with the master lease space over the assumed lease-up period.
The value of above or below market debt will be determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The value of above or below market debt will be included in mortgage loans payable, net in our accompanying condensed consolidated balance sheets and will be amortized against or to interest expense, as applicable, over the remaining term of the assumed mortgage.
The value of derivative financial instruments will be determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, and will be included in derivative financial instruments in our accompanying condensed consolidated balance sheets. See Note 10, Fair Value Measurements, for a further discussion.
The values of contingent consideration assets and liabilities are analyzed at the time of acquisition. For contingent purchase options, the fair market value of the asset will be compared to the specified option price at the exercise date. If the option price is below market, it is assumed to be exercised and the difference between the fair market value and the option price is discounted to the present value at the time of acquisition.

10

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The fair values are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.
Fair Value Measurements
We follow ASC Topic 820 to account for the fair value of certain assets and liabilities. ASC Topic 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC Topic 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.
ASC Topic 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that we have the ability to access. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.
See Note 10, Fair Value Measurements, for a further discussion.
Real Estate and Escrow Deposits
Real estate and escrow deposits include funds held by escrow agents and others to be applied towards the purchase of real estate.
Other Assets
As of June 30, 2014, other assets consist of prepaid expenses and deposits of $189,000 and deferred rent receivables of $1,000. We did not have any other assets as of December 31, 2013. Prepaid expenses are amortized over the related contract periods.
Accounts Payable and Accrued Liabilities
As of June 30, 2014, accounts payable and accrued liabilities consist primarily of accrued acquisition related expenses of $148,000 and distributions payable of $147,000. We did not have any accounts payable and accrued liabilities as of December 31, 2013.
Contingent Consideration
As of June 30, 2014, included in security deposits, prepaid rent and other liabilities in our accompanying condensed consolidated balance sheets was $598,000 of a contingent consideration obligation in connection with the acquisition of DeKalb Professional Center. We did not have any contingent consideration obligations as of December 31, 2013. See Note 10, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, for a further discussion.

11

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Stock Compensation
We follow ASC Topic 718, Compensation – Stock Compensation, or ASC Topic 718, to account for our stock compensation pursuant to the 2013 Incentive Plan, or our incentive plan. See Note 8, Equity — 2013 Incentive Plan, for a further discussion of grants under our incentive plan.
Income Taxes
We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Code, and we intend to be taxed as such beginning with our taxable year ending December 31, 2014. We have not yet qualified as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our future annual ordinary taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.
If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse affect on our net income and net cash available for distribution to stockholders.
We follow ASC Topic 740, Income Taxes, to recognize, measure, present and disclose in our accompanying condensed consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of June 30, 2014, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our accompanying condensed consolidated financial statements.
Segment Disclosure
ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity's reportable segments. We have determined that we have one reportable segment, with activities related to investing in medical office buildings. Our investments in real estate are in the same geographic region and management evaluates operating performance on an individual asset level. However, as each of our assets has similar economic characteristics, tenants and products and services, our assets have been aggregated into one reportable segment for the three and six months ended June 30, 2014.
Recently Issued Accounting Pronouncements
In April 2014, the FASB issued Accounting Standards Update, or ASU, 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity, or ASU 2014-08, which amends the definition of a discontinued operation to raise the threshold for disposals to qualify as discontinued operations and requires additional disclosures about disposal transactions. Under ASU 2014-08, a disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity's operations and financial results when the component or group of components either (i) has been disposed of or (ii) is classified as held for sale. In addition, ASU 2014-08 requires additional disclosures about both (i) a disposal transaction that meets the definition of a discontinued operation and (ii) an individually significant component of an entity that is disposed of or held for sale that does not qualify for discontinued operations presentation in the financial statements. We anticipate that the majority of our property dispositions will not be classified as discontinued operations. ASU 2014-08 is effective prospectively for interim and annual reporting periods beginning after December 15, 2014 with early adoption permitted. We early adopted ASU 2014-08 on January 1, 2014, which did not have an impact on our condensed consolidated financial statements.
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, or ASU 2014-09, which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 supersedes most existing revenue recognition guidance, including industry-specific revenue recognition guidance, and is effective for public entities for interim and annual reporting periods beginning after December 15, 2016. Further, the application of ASU 2014-09 permits the use of either the full retrospective or cumulative effect transition approach. Early application is not permitted. We have not yet selected a transition method nor have we determined the impact the adoption of ASU 2014-09 will have on our consolidated financial statements, if any.

12

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

3. Real Estate Investments, Net
Our real estate investments, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
Building and improvements	$5,177,000	$—
Land	719,000	—
	5,896,000	—
Less: accumulated depreciation	(11,000)	—
	$5,885,000	$—
Depreciation expense for the three and six months ended June 30, 2014 was $11,000. We did not incur depreciation expense for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 2013. For the three and six months ended June 30, 2014, we did not have any capital expenditures on our properties other than the acquisitions noted below.
We reimburse our advisor or its affiliates for acquisition expenses related to selecting, evaluating and acquiring assets. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors. For the three and six months ended June 30, 2014, such fees and expenses did not exceed 6.0% of the contract purchase price of our acquisitions. We did not incur such fees and expenses for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Acquisitions in 2014
For the six months ended June 30, 2014, we completed two property acquisitions comprising two buildings from unaffiliated parties. The aggregate contract purchase price of these properties was $5,605,000 and we incurred $126,000 to our advisor and its affiliates in acquisition fees in connection with these property acquisitions. The following is a summary of our property acquisitions for the six months ended June 30, 2014:

Acquisition(1)	Location	Type	Date Acquired	Contract Purchase Price	Acquisition Fee(2)
DeKalb Professional Center	Lithonia, GA	Medical Office	06/06/14	$2,830,000	$64,000
Country Club MOB	Stockbridge, GA	Medical Office	06/26/14	2,775,000	62,000
Total				$5,605,000	$126,000
___________

(1)	We own 100% of our properties acquired in 2014.

(2)
Our advisor and its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our properties, an acquisition fee of 2.25% of the contract purchase price which was paid as follows: (i) in cash equal to 2.00% of the contract purchase price and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees.

13

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

4. Identified Intangible Assets, Net
Identified intangible assets, net consisted of the following as of June 30, 2014 and December 31, 2013:

	June 30,	December 31,
	2014	2013
In-place leases, net of accumulated amortization of $2,000 as of June 30, 2014 (with a weighted average remaining life of 4.4 years as of June 30, 2014)	$360,000	$—
Above market leases (with a weighted average remaining life of 0.7 years as of June 30, 2014)	21,000	—
	$381,000	$—
Amortization expense for the three and six months ended June 30, 2014 was $2,000. We did not incur any amortization expense on identified intangible assets for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 2013.
The aggregate weighted average remaining life of the identified intangible assets was 4.2 years as of June 30, 2014. As of June 30, 2014, estimated amortization expense on the identified intangible assets for the six months ending December 31, 2014 and for each of the next four years ending December 31 and thereafter was as follows:

Year	Amount
2014	$121,000
2015	72,000
2016	48,000
2017	47,000
2018	35,000
Thereafter	58,000
$381,000

5. Identified Intangible Liabilities, Net
As of June 30, 2014, identified intangible liabilities consisted of below market leases of $111,000, net of accumulated amortization of $1,000. We did not have any identified intangible liabilities as of December 31, 2013. Amortization expense on below market leases for the three and six months ended June 30, 2014 was $1,000. We did not incur any amortization expense on below market leases for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 2013. Amortization expense on below market leases is recorded to real estate revenue in our accompanying condensed consolidated statements of operations.
The weighted average remaining life of below market leases was 7.3 years as of June 30, 2014. As of June 30, 2014, estimated amortization expense on below market leases for the six months ending December 31, 2014 and for each of the next four years ending December 31 and thereafter was as follows:

Year	Amount
2014	$8,000
2015	15,000
2016	15,000
2017	15,000
2018	15,000
Thereafter	43,000
$111,000

14

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

6. Commitments and Contingencies
Litigation
We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our condensed consolidated financial position, results of operations or cash flows.
Environmental Matters
We follow a policy of monitoring our properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at our properties, we are not currently aware of any environmental liability with respect to our properties that would have a material effect on our condensed consolidated financial position, results of operations or cash flows. Further, we are not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that we believe would require additional disclosure or the recording of a loss contingency.
Other Organizational and Offering Expenses
Our other organizational and offering expenses in connection with our offering (other than selling commissions and the dealer manager fee which generally represent 7.0% and 3.0%, respectively, of our gross offering proceeds) are being paid by our advisor or its affiliates on our behalf. These other organizational and offering expenses included all expenses to be paid by us in connection with our offering. As of December 31, 2013, our advisor and its affiliates had incurred expenses of $1,077,000 on our behalf, which expenses were not recorded in our condensed consolidated balance sheets because such costs did not become our liability until we reached the minimum offering on May 12, 2014, and then only to the extent that other organizational and offering expenses did not exceed 2.0% of the gross offering proceeds from our offering. As of June 30, 2014, our advisor and its affiliates had incurred expenses on our behalf of $908,000 in excess of 2.0% of the gross offering proceeds from our offering, and therefore, these expenses are not recorded in our accompanying condensed consolidated balance sheets as of June 30, 2014. To the extent we raise additional funds from our offering, these amounts may become our liability. When recorded by us, other organizational expenses will be expensed as incurred, as applicable, and offering expenses are charged to stockholders' equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of our offering.
Other
Our other commitments and contingencies include the usual obligations of real estate owners and operators in the normal course of business, which include calls/puts to sell/acquire properties. In our view, these matters are not expected to have a material adverse effect on our condensed consolidated financial position, results of operations or cash flows.

7. Redeemable Noncontrolling Interest
A noncontrolling interest that has redemption features outside of our control is accounted for as redeemable noncontrolling interest and is presented in the mezzanine section of our accompanying condensed consolidated balance sheets. See Note 9, Related Party Transactions — Liquidity Stage — Subordinated Participation Interest — Subordinated Distribution Upon Listing and Note 9, Related Party Transactions — Subordinated Distribution Upon Termination, for a further discussion of the redemption features of the limited partnership units.
We record the carrying amount of the redeemable noncontrolling interest at the greater of (i) the initial carrying amount, increased or decreased for the noncontrolling interest's share of net income or loss and distributions or (ii) the redemption value.
As of June 30, 2014, we owned greater than a 99.99% general partnership interest in our operating partnership and our advisor owned less than a 0.01% limited partnership interest in our operating partnership. See Note 8, Equity — Noncontrolling Interest of Limited Partner in Operating Partnership, for a further discussion.

15

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The changes in the carrying amount of redeemable noncontrolling interest consisted of the following for the six months ended June 30, 2014:

Amount
Balance — December 31, 2013	$—
Reclassification from equity	2,000
Net income attributable to redeemable noncontrolling interest	—
Balance — June 30, 2014	$2,000

8. Equity
Preferred Stock
Our charter authorizes us to issue 200,000,000 shares of our preferred stock, par value $0.01 per share. As of June 30, 2014 and December 31, 2013, no shares of preferred stock were issued and outstanding.
Common Stock
Our charter authorizes us to issue 1,000,000,000 shares of our common stock. We are offering and selling to the public up to $1,900,000,000 of shares of our common stock, par value $0.01 per share, consisting of up to $1,750,000,000 of shares of our common stock for $10.00 per share in our primary offering and up to $150,000,000 of shares of our common stock for $9.50 per share pursuant to the DRIP.
On January 15, 2013, our advisor acquired 22,222 shares of our common stock for total cash consideration of $200,000 and was admitted as our initial stockholder. We used the proceeds from the sale of shares of our common stock to our advisor to make an initial capital contribution to our operating partnership. On May 14, 2014, we granted 10,000 shares of our restricted common stock to our independent directors. Through June 30, 2014, we had issued 4,552,960 shares of our common stock in connection with our offering and 1,130 shares of our common stock pursuant to the DRIP. As of June 30, 2014 and December 31, 2013, we had 4,586,312 and 22,222 shares of our common stock issued and outstanding, respectively.
As of June 30, 2014, we had a receivable of $1,915,000 for offering proceeds, net of selling commissions and dealer manager fees, from our transfer agent, which was received on July 1, 2014.
Offering Costs
Selling Commissions
Our dealer manager receives selling commissions of up to 7.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. Our dealer manager may re-allow all or a portion of these fees to participating broker-dealers. For the three and six months ended June 30, 2014, we incurred $3,017,000 in selling commissions to our dealer manager, which are charged to stockholders' equity as such amounts are reimbursed to our dealer manager from the gross proceeds of our offering. Our dealer manager did not receive selling commissions for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Dealer Manager Fee
Our dealer manager receives a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. For the three and six months ended June 30, 2014, we incurred $1,339,000 in dealer manager fees to our dealer manager, which are charged to stockholders' equity as such amounts are reimbursed to our dealer manager or its affiliates from the gross proceeds of our offering. Our dealer manager did not receive dealer manager fees for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.

16

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Noncontrolling Interest of Limited Partner in Operating Partnership
On January 15, 2013, our advisor made an initial capital contribution of $2,000 to our operating partnership in exchange for 222 limited partnership units. Upon the effectiveness of the Advisory Agreement on February 26, 2014, Griffin-American Advisor became our advisor. As our advisor, Griffin-American Advisor is entitled to special redemption rights of its limited partnership units. Therefore, on February 26, 2014, such limited partnership units no longer meet the criteria for classification within the equity section of our accompanying condensed consolidated balance sheets and as such were reclassified to the mezzanine section of our accompanying condensed consolidated balance sheets. See Note 7, Redeemable Noncontrolling Interest, for a further discussion.
Distribution Reinvestment Plan
We adopted the DRIP that allows stockholders to purchase additional shares of our common stock through the reinvestment of distributions at an offering price equal to 95.0% of the primary offering price of our offering, subject to certain conditions. We have registered and reserved $150,000,000 in shares of our common stock for sale pursuant to the DRIP in our offering at an offering price of $9.50 per share.
For the three and six months ended June 30, 2014, $11,000 in distributions were reinvested and 1,130 shares of our common stock were issued pursuant to the DRIP. No reinvestment of distributions were made for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013. As of June 30, 2014 and December 31, 2013, a total of $11,000 and $0, respectively, in distributions were reinvested and 1,130 and 0 shares of our common stock, respectively, were issued pursuant to the DRIP.
Share Repurchase Plan
Our board of directors has approved a share repurchase plan. Our share repurchase plan allows for repurchases of shares of our common stock by us when certain criteria are met. Share repurchases will be made at the sole discretion of our board of directors. Subject to the availability of the funds for share repurchases, we will limit the number of shares of our common stock repurchased during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided, however, that shares subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP.
All repurchases will be subject to a one-year holding period, except for repurchases made in connection with a stockholder’s death or “qualifying disability,” as defined in our share repurchase plan. Further, all share repurchases will be repurchased following a one-year holding period at 92.5% to 100% of each stockholder's purchase amount depending on the period of time their shares have been held. At any time we are engaged in an offering of shares of our common stock, the repurchase amount for shares repurchased under our share repurchase plan will always be equal to or lower than the applicable per share offering price. However, if shares of our common stock are repurchased in connection with a stockholder's death or qualifying disability, the repurchase price will be no less than 100% of the price paid to acquire the shares of our common stock from us. Furthermore, our share repurchase plan provides that if there is insufficient funds to honor all repurchase requests, pending requests will be honored among all requests for repurchase in any given repurchase period, as follows: first, pro rata as to repurchases sought upon a stockholder's death; next, pro rata as to repurchases sought by stockholders with a qualifying disability; and, finally, pro rata as to other repurchase requests. No share repurchases were requested or made for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
2013 Incentive Plan
We adopted our incentive plan, pursuant to which our board of directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to our incentive plan is 2,000,000 shares.
Upon the election of our two independent directors to our board of directors on February 25, 2014, or the service inception date, the independent directors each became entitled to 5,000 shares of our restricted common stock, as defined in our incentive plan, upon the initial release from escrow of the minimum offering. Having raised the minimum offering and upon the initial release from escrow on May 14, 2014, or the grant date, we granted an aggregate of 10,000 shares of our restricted common stock, as defined in our incentive plan, to our independent directors in connection with their initial election to our

17

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

board of directors, of which 20.0% immediately vested on the grant date and 20.0% will vest on each of the first four anniversaries of the grant date. Shares of our restricted common stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Such restrictions expire upon vesting. Shares of our restricted common stock will have full voting rights and rights to distributions.
From the service inception date to the grant date, we recognized compensation expense related to the shares of our restricted common stock based on the reporting date fair value, which was estimated at $10.00 per share, the price paid to acquire a share of common stock in our offering. Beginning on the grant date, compensation cost related to the shares of our restricted common stock is measured based on the grant date fair value, which we estimated at $10.00 per share, the price paid to acquire a share of common stock in our offering. Stock compensation expense is recognized from the service inception date to the vesting date for each vesting tranche (i.e., on a tranche by tranche basis) using the accelerated attribution method. ASC Topic 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the three and six months ended June 30, 2014, we did not assume any forfeitures. For the three and six months ended June 30, 2014, we recognized compensation expense of $18,000 and $33,000, respectively, which is included in general and administrative in our accompanying condensed consolidated statements of operations. We did not incur compensation expense for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 2013.
As of June 30, 2014 and December 31, 2013, there was $67,000 and $0, respectively, of total unrecognized compensation expense, net of estimated forfeitures, related to nonvested shares of our restricted common stock. This expense is expected to be recognized over a remaining weighted average period of 2.37 years.
As of June 30, 2014 and December 31, 2013, the weighted average grant date fair value of the nonvested shares of our restricted common stock was $80,000 and $0, respectively. A summary of the status of the nonvested shares of our restricted common stock as of June 30, 2014 and December 31, 2013 and the changes for the six months ended June 30, 2014, is presented below:

	Number of Nonvested Shares of our Restricted Common Stock	Weighted Average Grant Date Fair Value
Balance — December 31, 2013	—	$—
Granted	10,000	$10.00
Vested	(2,000)	$10.00
Forfeited	—	$—
Balance — June 30, 2014	8,000	$10.00
Expected to vest — June 30, 2014	8,000	$10.00

9. Related Party Transactions
Fees and Expenses Paid to Affiliates
All of our executive officers and our non-independent directors are also executive officers and employees and/or holders of a direct or indirect interest in our advisor, one of our co-sponsors or other affiliated entities. We are affiliated with our advisor and American Healthcare Investors; however, we are not affiliated with Griffin Capital or Griffin Securities. We entered into the Advisory Agreement, which entitles our advisor and its affiliates to specified compensation for certain services, as well as reimbursement of certain expenses. In the aggregate, for the three and six months ended June 30, 2014, we incurred $1,046,000 and $1,220,000, respectively, in fees and expenses to our affiliates as detailed below. We did not incur fees and expenses to our affiliates for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Offering Stage
Other Organizational and Offering Expenses
Our other organizational and offering expenses are paid by our advisor or its affiliates on our behalf. Our advisor or its affiliates are reimbursed for actual expenses incurred up to 2.0% of the gross offering proceeds from the sale of shares of our common stock in our offering other than shares of our common stock sold pursuant to the DRIP. For the three and six months ended June 30, 2014, we incurred $911,000 in other organizational and offering expenses to our advisor. Other organizational

18

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

are expensed as incurred and offering expenses are charged to stockholders' equity as such amounts are reimbursed to our advisor or its affiliates from the gross proceeds of our offering. We did not incur other organizational and offering expenses to our advisor for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Acquisition and Development Stage
Acquisition Fee
Our advisor or its affiliates receive an acquisition fee of up to 2.25% of the contract purchase price, including any contingent or earn-out payments that may be paid, for each property we acquire or 2.0% of the origination or acquisition price, including any contingent or earn-out payments that may be paid, for any real estate-related investment we originate or acquire. The acquisition fee for property acquisitions is paid as follows: (i) in cash equal to 2.00% of the contract purchase price and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees. Notwithstanding the foregoing, if we are no longer in our offering stage, the 2.25% acquisition fee for property acquisitions shall be paid in cash. Our advisor or its affiliates are entitled to receive these acquisition fees for properties and real estate-related investments we acquire with funds raised in our offering including acquisitions completed after the termination of the Advisory Agreement, or funded with net proceeds from the sale of a property or real estate-related investment, subject to certain conditions.
Acquisition fees in connection with the acquisition of properties are expensed as incurred in accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, and included in acquisition related expenses in our accompanying condensed consolidated statements of operations. Acquisition fees in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our accompanying condensed consolidated balance sheets.
For the three and six months ended June 30, 2014, we incurred $126,000 in acquisition fees to our advisor or its affiliates, which included 1,557 shares of our common stock issued for the three and six months ended June 30, 2014. We did not incur any acquisition fees to our advisor or its affiliates for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Development Fee
Our advisor or its affiliates receive, in the event our advisor or its affiliates provide development-related services, a development fee in an amount that is usual and customary for comparable services rendered for similar projects in the geographic market where the services are provided; however, we will not pay a development fee to our advisor or its affiliates if our advisor or its affiliates elect to receive an acquisition fee based on the cost of such development.
For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any development fees to our advisor or its affiliates.
Reimbursement of Acquisition Expenses
Our advisor or its affiliates are reimbursed for acquisition expenses related to selecting, evaluating and acquiring assets, which will be reimbursed regardless of whether an asset is acquired. The reimbursement of acquisition expenses, acquisition fees and real estate commissions paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs, unless fees in excess of such limits are approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, such fees and expenses did not exceed 6.0% of the contract purchase price of our acquisitions.
Reimbursements of acquisition expenses are expensed as incurred in accordance with ASC Topic 805 and included in acquisition related expenses in our accompanying condensed consolidated statements of operations. Reimbursements of acquisition expenses in connection with the acquisition of real estate-related investments are capitalized as part of the associated investment in our accompanying condensed consolidated balance sheets.
For the three and six months ended June 30, 2014, we incurred $3,000 in acquisition expenses to our advisor or its affiliates. We did not incur any acquisition expenses to our advisor or its affiliates for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.

19

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Operational Stage
Asset Management Fee
Our advisor or its affiliates are paid a monthly fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.75% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. For such purposes, average invested assets means the average of the aggregate book value of our assets invested in real estate properties and real estate-related investments, before deducting depreciation, amortization, bad debt and other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period of calculation; and average invested capital means, for a specified period, the aggregate issue price of shares of our common stock purchased by our stockholders, reduced by distributions of net sales proceeds by us to our stockholders and by any amounts paid by us to repurchase shares of our common stock pursuant to our share repurchase plan.
We did not incur any asset management fees for the three and six months ended June 30, 2014 as a result of our advisor waiving $2,000 in asset management fees for June 2014.  As previously disclosed in our Current Report on Form 8-K filed on April 14, 2014, our advisor agreed to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to our Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders prior to our first property acquisition. As such, the asset management fees of $2,000 that would have been incurred in June 2014 were waived by our advisor and an additional $35,000 in acquisition fees and/or asset management fees will be waived in subsequent months. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such asset management fees. We did not incur any asset management fees to our advisor or its affiliates for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
When incurred by us, asset management fees will be included in general and administrative in our accompanying condensed consolidated statements of operations.
Property Management Fee
Our advisor or its affiliates may directly serve as property manager of our properties or may sub-contract its property management duties to any third-party and provide oversight of such third party property manager. Our advisor or its affiliates are paid a monthly management fee equal to a percentage of the gross monthly cash receipts of such property as follows: (i) a 1.0% property management oversight fee for any stand-alone, single-tenant net leased property, (ii) a 1.5% property management oversight fee for any property that is not a stand-alone, single-tenant net leased property and for which our advisor or its affiliates will provide oversight of a third party that performs the duties of a property manager with respect to such property, or (iii) a fair and reasonable property management fee that is approved by a majority of our directors, including a majority of our independent directors, that is not less favorable to us than terms available from unaffiliated third parties for any property that is not a stand-alone, single tenant net leased property and for which our advisor or its affiliates will directly serve as the property manager without sub-contracting such duties to a third party.
For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any property management fees to our advisor or its affiliates. When incurred by us, property management fees are included in rental expenses in our accompanying condensed consolidated statements of operations.
Lease Fees
We may pay our advisor or its affiliates a separate fee for any leasing activities in an amount not to exceed the fee customarily charged in arm's-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. Such fee is generally expected to range from 3.0% to 6.0% of the gross revenues generated during the initial term of the lease.
For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any lease fees to our advisor or its affiliates. When incurred by us, lease fees will be capitalized as lease commissions and included in other assets in our accompanying condensed consolidated balance sheets.

20

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Construction Management Fee
In the event that our advisor or its affiliates assist with planning and coordinating the construction of any capital or tenant improvements, our advisor or its affiliates will be paid a construction management fee of up to 5.0% of the cost of such improvements. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any construction management fees to our advisor or its affiliates.
When incurred by us, construction management fees will be capitalized as part of the associated asset and included in real estate investments, net in our accompanying condensed consolidated balance sheets or will be expensed and included in our accompanying condensed consolidated statements of operations, as applicable.
Operating Expenses
We reimburse our advisor or its affiliates for operating expenses incurred in rendering services to us, subject to certain limitations. However, we cannot reimburse our advisor or its affiliates at the end of any fiscal quarter for total operating expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of: (i) 2.0% of our average invested assets, as defined in the Advisory Agreement, or (ii) 25.0% of our net income, as defined in the Advisory Agreement, unless our independent directors determined that such excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient.
From the commencement of our offering through June 30, 2014, our operating expenses exceeded this limitation by $157,000. Our operating expenses as a percentage of average invested assets and as a percentage of net income were 18.9% and (30.6)%, respectively, from the commencement of our offering through June 30, 2014. We raised the minimum offering and had funds held in escrow released to us to commence real estate operations in May 2014. We purchased our first property in June 2014. At this early stage of our operations, our general and administrative expenses are relatively high compared with our net income and our average invested assets. Our board of directors determined that the relationship of our general and administrative expenses to our net income and our average invested assets was justified from the commencement of our offering through June 30, 2014 given the unusual costs of operating a public company in the early stage of operations.
For the three and six months ended June 30, 2014, our advisor or its affiliates incurred operating expenses on our behalf of $6,000 and $180,000, respectively. Our advisor or its affiliates did not incur any operating expenses on our behalf for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013. Operating expenses are generally included in general and administrative in our accompanying condensed consolidated statements of operations.
Compensation for Additional Services
Our advisor and its affiliates will be paid for services performed for us other than those required to be rendered by our advisor or its affiliates under the Advisory Agreement. The rate of compensation for these services has to be approved by a majority of our board of directors, including a majority of our independent directors, and cannot exceed an amount that would be paid to unaffiliated parties for similar services. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, our advisor and its affiliates were not compensated for any additional services.
Liquidity Stage
Disposition Fees
For services relating to the sale of one or more properties, our advisor or its affiliates will be paid a disposition fee up to the lesser of 2.0% of the contract sales price or 50.0% of a customary competitive real estate commission given the circumstances surrounding the sale, in each case as determined by our board of directors, including a majority of our independent directors, upon the provision of a substantial amount of the services in the sales effort. The amount of disposition fees paid, when added to the real estate commissions paid to unaffiliated parties, will not exceed the lesser of the customary competitive real estate commission or an amount equal to 6.0% of the contract sales price. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any disposition fees to our advisor or its affiliates.

21

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

Subordinated Participation Interest
Subordinated Distribution of Net Sales Proceeds
In the event of liquidation, our advisor will be paid a subordinated distribution of net sales proceeds. The distribution will be equal to 15.0% of the remaining net proceeds from the sales of properties, after distributions to our stockholders, in the aggregate, of (i) a full return of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) plus (ii) an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock, as adjusted for distributions of net sales proceeds. Actual amounts to be received depend on the sale prices of properties upon liquidation. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any such distributions to our advisor.
Subordinated Distribution Upon Listing
Upon the listing of shares of our common stock on a national securities exchange, in redemption of our advisor's limited partnership units, our advisor will be paid a distribution equal to 15.0% of the amount by which (i) the market value of our outstanding common stock at listing plus distributions paid prior to listing exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the amount of cash that, if distributed to stockholders as of the date of listing, would have provided them an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the date of listing. Actual amounts to be received depend upon the market value of our outstanding stock at the time of listing, among other factors. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not incur any such distributions to our advisor.
Subordinated Distribution Upon Termination
Pursuant to our Agreement of Limited Partnership, as amended, upon termination or non-renewal of the advisory agreement, our advisor will also be entitled to a subordinated distribution in redemption of its limited partnership units from our operating partnership equal to 15.0% of the amount, if any, by which (i) the appraised value of our assets on the termination date, less any indebtedness secured by such assets, plus total distributions paid through the termination date, exceeds (ii) the sum of the total amount of capital raised from stockholders (less amounts paid to repurchase shares of our common stock pursuant to our share repurchase plan) and the total amount of cash equal to an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock through the termination date. In addition, our advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing or other liquidity event, including a liquidation, sale of substantially all of our assets or merger in which our stockholders receive in exchange for their shares of our common stock shares of a company that are traded on a national securities exchange.
As of June 30, 2014, we had not recorded any charges to earnings related to the subordinated distribution upon termination.
Stock Purchase Plans
On March 5, 2014, our Chairman of the Board of Directors and Chief Executive Officer, Jeffrey T. Hanson, our President and Chief Operating Officer, Danny Prosky, and our Executive Vice President, General Counsel, Mathieu B. Streiff, each executed stock purchase plans, or the Stock Purchase Plans, whereby they each irrevocably agreed to invest 100% of their net after-tax base salary and cash bonus compensation earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock. In addition, on March 5, 2014, our Chief Financial Officer, Shannon K S Johnson, our Senior Vice President of Acquisitions, Stefan K.L. Oh, our Secretary, Cora Lo, and our Vice President of Asset Management, Chris Rooney, each executed similar Stock Purchase Plans whereby they each irrevocably agreed to invest 15.0%, 15.0%, 10.0%, and 15.0%, respectively, of their net after-tax base salaries that were earned as employees of American Healthcare Investors directly into our company by purchasing shares of our common stock.
Purchases of shares of our common stock pursuant to the Stock Purchase Plans commenced after the initial release from escrow of the minimum offering amount, beginning with the officers' regularly scheduled payroll payment on May 20, 2014. The shares of common stock were purchased at a price of $9.00 per share, reflecting the purchase price of the shares in our offering, exclusive of selling commissions and the dealer manager fee. The Stock Purchase Plans each terminate on December 31, 2014 or earlier upon the occurrence of certain events, including an early termination of our offering.

22

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

For the three and six months ended June 30, 2014, our officers invested the following amounts and we issued the following shares of our common stock pursuant to the applicable stock purchase plan:

Officer's Name	Title	Amount	Shares
Jeffrey T. Hanson	Chairman of the Board of Directors and Chief Executive Officer	$10,000	1,103
Danny Prosky	President and Chief Operating Officer	14,000	1,597
Mathieu B. Streiff	Executive Vice President, General Counsel	13,000	1,421
Shannon K S Johnson	Chief Financial Officer	3,000	290
Stefan K.L. Oh	Senior Vice President of Acquisitions	3,000	290
Cora Lo(1)	Secretary	—	—
Chris Rooney	Vice President of Asset Management	2,000	271
		$45,000	4,972
___________

(1)	Actual investment aggregating $2,000 for 174 shares for the three and six months ended June 30, 2014 was made on July 18, 2014 pursuant to payroll procedures.
Accounts Payable Due to Affiliates
As of June 30, 2014, $201,000 remained payable to our advisor or its affiliates for costs related to our offering. We did not have any accounts payable due to affiliates as of December 31, 2013.
Asset Allocation Policy
On April 10, 2014, American Healthcare Investors, acting as managing member of our advisor and Griffin-American Healthcare REIT Sub-Advisor, LLC, or GA Healthcare REIT II Sub-Advisor, which has been delegated the advisory duties for Griffin-American Healthcare REIT II, Inc., or GA Healthcare REIT II, another publicly registered non-traded healthcare REIT co-sponsored by American Healthcare Investors, adopted an asset allocation policy that initially applied until June 30, 2014, to allocate property acquisitions among us and GA Healthcare REIT II. On June 23, 2014, the asset allocation policy was renewed for another 30 days and subject to successive automatic 30 day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT II. Pursuant to the asset allocation policy, American Healthcare Investors will allocate potential investment opportunities to us and GA Healthcare REIT II based on the consideration of certain factors for each company such as investment objectives; the availability of cash and/or financing to acquire the investment; financial impact; strategic advantages; concentration and/or diversification; and income tax effects.
After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for investment opportunities of $20,000,000 or less, until such time as we reach $500,000,000 in aggregate assets (based on contract purchase price); and (ii) GA Healthcare REIT II will have priority for (a) investment opportunities of $100,000,000 or greater and (b) international investments, until such time as GA Healthcare REIT II reaches 30.0% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT II, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity.

23

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

10. Fair Value Measurements
Assets and Liabilities Reported at Fair Value
The table below presents our assets and liabilities measured at fair value on a recurring basis as of June 30, 2014, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Liabilities:
Contingent consideration obligation	$—	$—	$598,000	$598,000
Total liabilities at fair value	$—	$—	$598,000	$598,000
There were no transfers into and out of fair value measurement levels during the six months ended June 30, 2014. We did not have any assets and liabilities measured at fair value on a recurring basis as of December 31, 2013.
Contingent Consideration
Obligation
In connection with our acquisition of DeKalb Professional Center, we have accrued $598,000 as a contingent consideration obligation as of June 30, 2014. Such consideration will be paid within one year of the acquisition date based on the seller's leasing of unoccupied space and achieving certain lease criteria. The payment of such consideration will occur at the later of the qualified tenant taking occupancy or the commencement of the rent under the new lease. There is no minimum or maximum required payment and we have assumed that the seller will achieve the required occupancy within the specified time frame.
Unobservable Inputs and Reconciliation
The fair value of the contingent consideration is determined based on the facts and circumstances existing at each reporting date and the likelihood of the counterparty achieving the necessary conditions based on a probability weighted discounted cash flow analysis based, in part, on significant inputs which are not observable in the market. As a result, we have determined that our contingent consideration valuation is classified in Level 3 of the fair value hierarchy. Our contingent consideration obligation is included in security deposits, prepaid rent and other liabilities in our accompanying condensed consolidated balance sheets and any changes in its fair value subsequent to the acquisition date valuation will be charged to earnings. Gains and losses recognized on the contingent consideration obligation will be included in acquisition related expenses in our accompanying condensed consolidated statements of operations.
The following table shows quantitative information about unobservable inputs related to Level 3 fair value measurements used as of June 30, 2014 for the contingent consideration obligation:

Property	Fair Value as of June 30, 2014	Unobservable Inputs(1)	Range of Inputs/Inputs
DeKalb Professional Center(2)	$598,000	Achieve Required Occupancy	Yes
		Rental Rate per Square Foot	$15.50
		Tenant Improvement Allowance per Square Foot	$30.00
___________

(1)
The most significant input to the valuation is the rental rate per square foot. An increase (decrease) in the rental rate per square foot would increase (decrease) the fair value. An increase (decrease) in the tenant improvement allowance per square foot would decrease (increase) the fair value.

(2)
Significant increases or decreases in any of the unobservable inputs in isolation or in the aggregate would result in a significantly higher or lower fair value measurement to the contingent consideration obligation as of June 30, 2014.

24

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

We did not have any contingent consideration assets and obligations for the three months ended June 30, 2013 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The following is a reconciliation of the beginning and ending balances of our contingent consideration assets and obligations for the three and six months ended June 30, 2014:

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Contingent Consideration Obligation:
Beginning balance	$—	$—
Addition to contingent consideration obligation	598,000	598,000
Realized/unrealized (gains) losses recognized in earnings	—	—
Ending balance	$598,000	$598,000
Amount of total (gains) losses included in earnings attributable to the change in unrealized (gains) losses related to obligation still held	$—	$—
Financial Instruments Disclosed at Fair Value
ASC Topic 825, Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet. Fair value is defined under ASC Topic 820.
Our accompanying condensed consolidated balance sheets include the following financial instruments: cash and cash equivalents, accounts and other receivables, real estate and escrow deposits, accounts payable and accrued liabilities and accounts payable due to affiliates.
We consider the carrying values of cash and cash equivalents, accounts and other receivables, real estate and escrow deposits, accounts payable and accrued liabilities to approximate the fair value for these financial instruments because of the short period of time since origination or the short period of time between origination of the instruments and their expected realization. Due to the short-term nature of these instruments, Level 1 and Level 2 inputs are utilized to estimate the fair value of these financial instruments. The fair value of accounts payable due to affiliates is not determinable due to the related party nature of the accounts payable.

11. Business Combinations
For the six months ended June 30, 2014, using net proceeds from our offering, we completed two property acquisitions comprising two buildings, which have been accounted for as business combinations. The aggregate contract purchase price was $5,605,000, plus closing costs and acquisition fees of $225,000, which are included in acquisition related expenses in our accompanying condensed consolidated statements of operations. See Note 3, Real Estate Investments, Net for a listing of the properties acquired and acquisition dates. We did not complete any property acquisitions for the six months ended June 30, 2013.
Results of operations for the property acquisitions are reflected in our accompanying condensed consolidated statements of operations for the six months ended June 30, 2014 for the period subsequent to the acquisition date of each property through June 30, 2014. For the period from the acquisition date through June 30, 2014, we recognized the following amounts of revenue and net income for the property acquisitions:

Acquisition	Revenue	Net Income
DeKalb Professional Center	$20,000	$2,000
Country Club MOB	$4,000	$3,000

25

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

The following summarizes the fair value of our 2014 property acquisitions at the time of acquisition:

	DeKalb Professional Center		Country Club MOB
Building and improvements	$2,871,000		$2,306,000
Land	479,000		240,000
In-place leases	172,000		190,000
Above market leases	—		21,000
Total assets acquired	3,522,000		2,757,000
Below market leases	(112,000)		—
Other liabilities	(598,000)	(1)	—
Total liabilities assumed	(710,000)		—
Net assets acquired	$2,812,000		$2,757,000
__________

(1)
Included in other liabilities is $598,000 accrued for as a contingent consideration obligation in connection with the purchase of DeKalb Professional Center. See Note 10, Fair Value Measurements — Assets and Liabilities Reported at Fair Value — Contingent Consideration, for a further discussion.

Assuming the property acquisitions in 2014 discussed above had occurred on January 11, 2013 (Date of Inception), for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, pro forma revenue, net loss, net loss attributable to controlling interest and net loss per common share attributable to controlling interest — basic and diluted would have been as follows:

	Three Months Ended June 30,		Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	2014	2013	June 30, 2014	June 30, 2013
Revenue	$147,000	$139,000	$292,000	$261,000
Net loss	$(278,000)	$(18,000)	$(290,000)	$(281,000)
Net loss attributable to controlling interest	$(278,000)	$(18,000)	$(290,000)	$(281,000)
Net loss per common share attributable to controlling interest — basic and diluted	$(0.15)	$(0.03)	$(0.23)	$(0.42)
The pro forma adjustments assume that the offering proceeds, at a price of $10.00 per share, net of offering costs were raised as of January 11, 2013 (Date of Inception). In addition, as acquisition related expenses related to the acquisitions are not expected to have a continuing impact, they have been excluded from the pro forma results in 2014 and added to the 2013 pro forma results. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.
12. Concentration of Credit Risk
Financial instruments that potentially subject us to a concentration of credit risk are primarily cash and cash equivalents, accounts and other receivable and escrow deposits. Cash and cash equivalents are generally invested in investment-grade, short-term instruments with a maturity of three months or less when purchased. We have cash and cash equivalents in financial institutions that are insured by the Federal Deposit Insurance Corporation, or FDIC. As of June 30, 2014, we had cash and cash equivalents in excess of FDIC insured limits. We believe this risk is not significant. Concentration of credit risk with respect to accounts receivable from tenants is limited. We perform credit evaluations of prospective tenants, and security deposits are obtained at the time of property acquisition and upon lease execution.
As of June 30, 2014, we owned properties in Georgia, which accounts for 100% of our annualized base rent. Accordingly, there is a geographic concentration of risk subject to fluctuations in this state’s economy.

26

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

As of June 30, 2014, rental payments by five of our tenants at our properties accounted for 10.0% or more of our annualized base rent, as follows:

Tenant	2014 Annualized Base Rent(1)	Percentage of Annualized Base Rent	Property	GLA (Sq Ft)	Lease Expiration Date
RMS Lifeline, Inc.	$85,000	18.3%	DeKalb Professional Center	7,000	10/31/21
John E. Chaney PC	$80,000	17.3%	Country Club MOB	4,000	03/31/15
Miller & Gaines PC	$74,000	15.9%	Country Club MOB	4,000	12/31/18
The Emory Clinic, Inc.	$74,000	15.9%	DeKalb Professional Center	5,000	12/31/18
Robert T. Goetzinger MD, PC	$47,000	10.1%	Country Club MOB	3,000	11/30/17
__________

(1)
Annualized base rent is based on contractual base rent from leases in effect as of June 30, 2014. The loss of any of these tenants or their inability to pay rent could have a material adverse effect on our business and results of operations.

For the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not own any properties.

13. Per Share Data
We report earnings (loss) per share pursuant to ASC Topic 260, Earnings per Share. Basic earnings (loss) per share for all periods presented are computed by dividing net income (loss) allocated to controlling interest by the weighted average number of shares of our common stock outstanding during the period. Net income (loss) allocated to controlling interest is calculated as net income (loss) attributable to controlling interest less distributions allocated to participating securities. For the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, we did not allocate any distributions to participating securities. Diluted earnings (loss) per share are computed based on the weighted average number of shares of our common stock and all potentially dilutive securities, if any. Nonvested shares of our restricted common stock and redeemable limited partnership units of our operating partnership are participating securities and give rise to potentially dilutive shares of our common stock. As of June 30, 2014 and 2013, there were 8,000 and 0 nonvested shares, respectively, of our restricted common stock outstanding, but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during these periods. As of June 30, 2014 and 2013, there were 222 units of redeemable limited partnership units of our operating partnership outstanding, but such units were also excluded from the computation of diluted earnings per share because such units were anti-dilutive during these periods.

14. Subsequent Events
Status of our Offering
On August 05, 2014, we satisfied the $87,500,000 minimum offering amount required by the state of Pennsylvania in connection with our offering and began accepting subscriptions from Pennsylvania investors.
As of August 1, 2014, we had received and accepted subscriptions in our offering for 8,719,953 shares of our common stock, or $86,896,000, excluding shares of our common stock issued pursuant to the DRIP.
Property Acquisition
Subsequent to June 30, 2014, we completed one property acquisition comprising three buildings from an unaffiliated party. The aggregate contract purchase price of this property was $6,525,000 and we paid $147,000 in acquisition fees to our advisor and its affiliates in connection with this acquisition. We have not yet measured the fair value of the tangible and identified intangible assets and liabilities of the acquisition. The following is a summary of our property acquisition subsequent to June 30, 2014:

Acquisition(1)	Location	Type	Date Acquired	Contract Purchase Price	Acquisition Fee(2)
Acworth Medical Complex	Acworth, GA	Medical Office	07/02/14	$6,525,000	$147,000
______________

(1)	We own 100% of our property acquired subsequent to June 30, 2014.

27

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) — (Continued)

(2)
Our advisor and its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of our property, an acquisition fee of 2.25% of the contract purchase price which was paid as follows: (i) in cash equal to 2.00% of the contract purchase price and (ii) the remainder in shares of our common stock in an amount equal to 0.25% of the contract purchase price, at $9.00 per share, the established offering price as of the date of closing, net of selling commissions and dealer manager fees.

28

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT III, Inc. and its subsidiaries, including Griffin-American Healthcare REIT III Holdings, LP, except where the context otherwise requires.
The following discussion should be read in conjunction with our accompanying condensed consolidated financial statements and notes thereto appearing elsewhere in this Quarterly Report on Form 10-Q. Such condensed consolidated financial statements and information have been prepared to reflect our financial position as of June 30, 2014 and December 31, 2013, together with our results of operations for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013 and cash flows for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013.
Forward-Looking Statements
Historical results and trends should not be taken as indicative of future operations. Our statements contained in this report that are not historical facts are forward-looking. Actual results may differ materially from those included in the forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America, or GAAP, policies and guidelines applicable to REITs; the success of our best efforts initial public offering; the availability of properties to acquire; the availability of financing; and our ongoing relationship with American Healthcare Investors LLC, or American Healthcare Investors, and Griffin Capital Corporation, or Griffin Capital, or collectively our co-sponsors, and their affiliates. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the United States Securities and Exchange Commission, or the SEC.
Overview and Background
Griffin-American Healthcare REIT III, Inc., a Maryland corporation, was incorporated on January 11, 2013 and therefore we consider that our date of inception. We were initially capitalized on January 15, 2013. We invest in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We may also originate and acquire secured loans and real estate-related investments on an infrequent and opportunistic basis. We generally seek investments that produce current income. We intend to elect to be treated as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, for federal income tax purposes beginning with our taxable year ending December 31, 2014.
On February 26, 2014, we commenced our initial public offering, or our offering, in which we are offering to the public a minimum of $2,000,000 in shares of our common stock, or the minimum offering, and a maximum of $1,750,000,000 in shares of our common stock for $10.00 per share in our primary offering and up to $150,000,000 in shares of our common stock pursuant to our distribution reinvestment plan, or the DRIP, for $9.50 per share, aggregating up to $1,900,000,000, or the maximum offering. We reserve the right to reallocate the shares of common stock we are offering in our offering between the primary offering and the DRIP.
The conditions of our minimum offering amount were satisfied on May 12, 2014, and we admitted our initial subscribers as stockholders, excluding shares purchased by residents of Washington and Pennsylvania (who were subject to higher minimum offering amounts). Having raised the minimum offering, the offering proceeds were released by the escrow agent to us and were available for the acquisition of properties and other purposes disclosed in our prospectus dated February 26, 2014, or our prospectus, as filed with the SEC (provided that subscriptions from residents of Washington and Pennsylvania were to continue to be held in escrow until we had received and accepted subscriptions aggregating at least $20,000,000 and $87,500,000, respectively). On June 10, 2014, we satisfied the $20,000,000 minimum offering required by the state of Washington in connection with our offering and we began accepting subscriptions from Washington investors.
As of June 30, 2014, we had received and accepted subscriptions in our offering for 4,552,960 shares of our common stock, or approximately$45,332,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as

29

stockholders until August 05, 2014, when we had received and accepted subscriptions aggregating at least $87,500,000) and shares of our common stock issued pursuant to the DRIP.
We conduct substantially all of our operations through Griffin-American Healthcare REIT III Holdings, LP, or our operating partnership. We are externally advised by Griffin-American Healthcare REIT III Advisor, LLC, or Griffin-American Advisor, or our advisor, pursuant to an advisory agreement, or the Advisory Agreement, between us and our advisor that has a one-year term that expires on February 26, 2015 and is subject to successive one-year renewals upon the mutual consent of the parties. Our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of properties and securities on our behalf consistent with our investment policies and objectives. Our advisor performs its duties and responsibilities under the Advisory Agreement as our fiduciary. Our advisor is jointly owned and managed by our co-sponsors. We are not affiliated with Griffin Capital or Griffin Capital Securities, Inc., or Griffin Securities, or our dealer manager; however, we are affiliated with Griffin-American Advisor and American Healthcare Investors.
As of June 30, 2014, we had completed two acquisitions comprising two properties, or two buildings, and 36,000 square feet of gross leasable area, or GLA, for an aggregate contract purchase price of $5,605,000.
Critical Accounting Policies
We believe that our critical accounting policies are those that require significant judgments and estimates such as those related to revenue recognition, tenant receivables, allowance for uncollectible accounts, capitalization of expenditures, depreciation of assets, impairment of real estate, properties held for sale, purchase price allocation, and qualification as a REIT. These estimates are made and evaluated on an on-going basis using information that is available as well as various other assumptions believed to be reasonable under the circumstances.
Use of Estimates
The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. These estimates are made and evaluated on an on-going basis using information that is currently available as well as various other assumptions believed to be reasonable under the circumstances. Actual results could differ from those estimates, perhaps in material adverse ways, and those estimates could be different under different assumptions or conditions.
Revenue Recognition, Tenant Receivables and Allowance for Uncollectible Accounts
We recognize revenue in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 605, Revenue Recognition, or ASC Topic 605. ASC Topic 605 requires that all four of the following basic criteria be met before revenue is realized or realizable and earned: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.
In accordance with ASC Topic 840, Leases, minimum annual rental revenue is recognized on a straight-line basis over the term of the related lease (including rent holidays). Differences between real estate revenue recognized and cash amounts contractually due from tenants under the lease agreements are recorded to deferred rent receivable or deferred rent liability, as applicable. Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for common area maintenance expenses and certain other recoverable expenses, is recognized as revenue in the period in which the related expenses are incurred. Tenant reimbursements are recognized and presented in accordance with ASC Subtopic 605-45, Revenue Recognition — Principal Agent Consideration, or ASC Subtopic 605-45. ASC Subtopic 605-45 requires that these reimbursements be recorded on a gross basis, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and have credit risk. We recognize lease termination fees at such time when there is a signed termination letter agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.
Tenant receivables and unbilled deferred rent receivables are carried net of an allowance for uncollectible amounts. An allowance is maintained for estimated losses resulting from the inability of certain tenants to meet the contractual obligations under their lease agreements. We also maintain an allowance for deferred rent receivables arising from the straight line recognition of rents. Such allowances are charged to bad debt expense, which is included in general and administrative in our accompanying condensed consolidated statements of operations. Our determination of the adequacy of these allowances is based primarily upon evaluations of historical loss experience, the tenant’s financial condition, security deposits, letters of credit, lease guarantees and current economic conditions and other relevant factors.

30

Capitalization of Expenditures and Depreciation of Assets
The cost of operating properties includes the cost of land and completed buildings and related improvements. Expenditures that increase the service life of properties are capitalized and the cost of maintenance and repairs is charged to expense as incurred. The cost of building and improvements is depreciated on a straight-line basis over the estimated useful lives. The cost of improvements is depreciated on a straight-line basis over the shorter of the lease term or useful life. Furniture, fixtures and equipment, if any, is depreciated over the estimated useful lives. When depreciable property is retired or disposed of, the related costs and accumulated depreciation is removed from the accounts and any gain or loss is reflected in operations.
Impairment
We carry our operating properties at historical cost less accumulated depreciation. We assess the impairment of an operating property when events or changes in circumstances indicate that its carrying value may not be recoverable. Indicators we consider important and that we believe could trigger an impairment review include, among others, the following:

•	significant negative industry or economic trends;

•	a significant underperformance relative to historical or projected future operating results; and

•	a significant change in the extent or manner in which the asset is used or significant physical change in the asset.
In the event that the carrying amount of an operating property exceeds the sum of the future undiscounted cash flows expected to result from the use and eventual disposition of the property, we would recognize an impairment loss to the extent the carrying amount exceeded the estimated fair value of the property. The estimation of expected future net cash flows is inherently uncertain and relies on subjective assumptions dependent upon future and current market conditions and events that affect the ultimate value of the property. It requires us to make assumptions related to discount rates, future rental rates, tenant allowances, operating expenditures, property taxes, capital improvements, occupancy levels and the estimated proceeds generated from the future sale of the property.
Properties Held for Sale
We will account for our properties held for sale in accordance with ASC Topic 360, Property, Plant, and Equipment, or ASC Topic 360, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC Topic 360 requires that a property or a group of properties is required to be reported in discontinued operations in the statements of operations for current and prior periods, if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when either (i) the component has been disposed of or (ii) is classified as held for sale.
In accordance with ASC Topic 360, at such time as a property is held for sale, such property is carried at the lower of (i) its carrying amount or (ii) fair value less costs to sell. In addition, a property being held for sale ceases to be depreciated. We will classify operating properties as property held for sale in the period in which all of the following criteria are met:

•	management, having the authority to approve the action, commits to a plan to sell the asset;

•	the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets;

•	an active program to locate a buyer or buyers and other actions required to complete the plan to sell the asset has been initiated;

•	the sale of the asset is probable and the transfer of the asset is expected to qualify for recognition as a completed sale within one year;

•	the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; and

•	given the actions required to complete the plan to sell the asset, it is unlikely that significant changes to the plan would be made or that the plan would be withdrawn.
Property Acquisitions
In accordance with ASC Topic 805, Business Combinations, or ASC Topic 805, we, with assistance from independent valuation specialists, measure the fair value of tangible and identified intangible assets and liabilities, as applicable, based on their respective fair values for acquired properties. The determination of the fair value of land is based upon comparable sales data. In cases where a leasehold interest in the land is acquired, the value of the leasehold interest will be determined by discounting the difference between the contract ground lease payments and a market ground lease payment back to a present value as of the acquisition date. The market ground lease payment will be estimated as a percentage of the land value. The fair

31

value of buildings is based upon our determination of the value as if it were to be replaced and vacant using cost data and discounted cash flow models similar to those used by independent appraisers. We also recognize the fair value of furniture, fixtures and equipment on the premises, if any, as well as the above or below market rent, the value of in-place leases, the value of in-place lease costs, tenant relationships, master leases, above or below market debt and derivative financial instruments assumed. Factors considered by us include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases.
The value of the above or below market component of the acquired in-place leases is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference (if greater than 10.0%) between the level payment equivalent of the contract rent paid pursuant to the lease, and our estimate of market rent payments taking into account rent steps throughout the lease. In the case of leases with options, unless an option rent is more than 5.0% below market rent, it is not assumed to be exercised. The amounts related to above market leases are included in identified intangible assets, net in our accompanying consolidated balance sheets and are amortized against real estate revenue over the remaining non-cancelable lease term of the acquired leases with each property. The amounts related to below market leases are included in identified intangible liabilities, net in our accompanying condensed consolidated balance sheets and are amortized to real estate revenue over the remaining non-cancelable lease term plus any below market renewal options of the acquired leases with each property.
The value of in-place lease costs and the value of tenant relationships, if any, is based on management's evaluation of the specific characteristics of the tenant's lease and our overall relationship with the tenants. Characteristics considered by us in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors. The amounts related to in-place lease costs are included in identified intangible assets, net in our accompanying condensed consolidated balance sheets and are amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases with each property. The amounts related to the value of tenant relationships, if any, would be included in identified intangible assets, net in our accompanying condensed consolidated balance sheets and would be amortized to depreciation and amortization expense over the average remaining non-cancelable lease term of the acquired leases plus the market renewal lease term. The value of a master lease, in which a previous owner or a tenant is relieved of specific rental obligations as additional space is leased, will be determined by discounting the expected real estate revenue associated with the master lease space over the assumed lease-up period.
The value of above or below market debt will be determined based upon the present value of the difference between the cash flow stream of the assumed mortgage and the cash flow stream of a market rate mortgage at the time of assumption. The value of above or below market debt will be included in mortgage loans payable, net in our accompanying condensed consolidated balance sheets and will be amortized to interest expense over the remaining term of the assumed mortgage.
The value of derivative financial instruments will be determined in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, and will be included in derivative financial instruments in our accompanying condensed consolidated balance sheets.
The values of contingent consideration assets and liabilities are analyzed at the time of acquisition. For contingent purchase options, the fair market value of the asset will be compared to the specified option price at the exercise date. If the option price is below market, it is assumed to be exercised and the difference between the fair market value and the option price is discounted to the present value at the time of acquisition.
The fair values are subject to change based on information received within one year of the purchase related to one or more events identified at the time of purchase which confirm the value of an asset or liability received in an acquisition of property.
Qualification as a REIT
We have not yet qualified as a REIT. We intend to qualify and make the election to be taxed as a REIT, under Sections 856 through 860 of the Code, when we file our tax return for the taxable year ending December 31, 2014. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our annual taxable income, excluding net capital gains, to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.
If we fail to maintain our qualification as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to our stockholders.

32

Interim Unaudited Financial Data
Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments, which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable.
Recently Issued Accounting Pronouncements
For a discussion of recently issued accounting pronouncements, see Note 2, Summary of Significant Accounting Policies — Recently Issued Accounting Pronouncements, to our accompanying condensed consolidated financial statements.
Acquisitions in 2014
For a discussion of property acquisitions in 2014, see Note 3, Real Estate Investments, Net and Note 14, Subsequent Events – Property Acquisition, to our accompanying condensed consolidated financial statements.
Factors Which May Influence Results of Operations
We are not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition, management and operation of properties other than those listed in Part II, Item 1A. Risk Factors, of this Quarterly Report on Form 10-Q.
Real Estate Revenue
The amount of revenue generated by our properties depends principally on our ability to maintain the occupancy rates of leased space and to lease available space and space available from lease terminations at the then existing rental rates. Negative trends in one or more of these factors could adversely affect our revenue in future periods.
Offering Proceeds
If we fail to raise significant proceeds above our minimum offering, we will not have enough proceeds to invest in a diversified real estate portfolio. Our real estate portfolio would be concentrated in a small number of properties, resulting in increased exposure to local and regional economic downturns and the poor performance of one or more of our properties and, therefore, expose our stockholders to increased risk. In addition, many of our expenses are fixed regardless of the size of our real estate portfolio. Therefore, depending on the amount of proceeds we raise from our offering, we would expend a larger portion of our income on operating expenses. This would reduce our profitability and, in turn, the amount of net income available for distribution to our stockholders.
Scheduled Lease Expirations
As of June 30, 2014, our consolidated properties were 82.6% occupied and during the remainder of 2014, none of the occupied GLA is scheduled to expire. Our leasing strategy focuses on negotiating renewals for leases scheduled to expire during the remainder of the year. In the future, if we are unable to negotiate renewals, we will try to identify new tenants or collaborate with existing tenants who are seeking additional space to occupy.
As of June 30, 2014, our remaining weighted average lease term was 5.0 years.
Sarbanes-Oxley Act
The Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and related laws, regulations and standards relating to corporate governance and disclosure requirements applicable to public companies have increased the costs of compliance with corporate governance, reporting and disclosure practices. These costs may have a material adverse effect on our results of operations and could impact our ability to pay distributions at current rates to our stockholders. Furthermore, we expect that these costs will increase in the future due to our continuing implementation of compliance programs mandated by these requirements. Any increased costs may affect our ability to distribute funds to our stockholders. As part of our compliance with the Sarbanes-Oxley Act, we will be providing management’s assessment of our internal control over financial reporting as of December 31, 2015.

33

In addition, these laws, rules and regulations create new legal bases for potential administrative enforcement, civil and criminal proceedings against us in the event of non-compliance, thereby increasing the risks of liability and potential sanctions against us. We expect that our efforts to comply with these laws and regulations will continue to involve significant and potentially increasing costs, and that our failure to comply with these laws could result in fees, fines, penalties or administrative remedies against us.

Results of Operations
We had no results of operations for the period from January 11, 2013 (Date of Inception) through June 30, 2013, and therefore our results of operations for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, are not comparable. In general, we expect all amounts to increase in the future based on a full year of operations as well as increased activity as we acquire additional real estate investments. Our results of operations are not indicative of those expected in future periods.
Except where otherwise noted, our results of operations for the three and six months ended June 30, 2014 are primarily comprised of income derived from our two medical office buildings acquired as of June 30, 2014 and acquisition related expenses related to such purchases, as well as general and administrative expenses.
Real Estate Revenue
For the three and six months ended June 30, 2014, real estate revenue was $24,000 and was primarily comprised of base rent of $19,000 and expense recoveries of $3,000.
Rental Expenses
For the three and six months ended June 30, 2014, rental expenses were $5,000 and primarily consisted of real estate taxes of $2,000.
General and Administrative
For the three and six months ended June 30, 2014, general and administrative was $222,000 and $268,000, respectively.
For the three months ended June 30, 2014, general and administrative was primarily related to share discounts expense of $89,000, directors’ and officers’ liability insurance of $42,000, professional and legal fees of $32,000, board of directors fees of $31,000 and restricted stock compensation expense of $18,000.
For the six months ended June 30, 2014, general and administrative was primarily related to share discounts expense of $89,000, directors’ and officers’ liability insurance of $57,000, board of directors fees of $41,000, professional and legal fees of $36,000 and restricted stock compensation expense of $33,000.
We did not incur any asset management fees for the three and six months ended June 30, 2014 as a result of our advisor waiving $2,000 in asset management fees for June 2014. See Note 9, Related Party Transactions — Operational Stage — Asset Management Fee, for a further discussion of the waiver.
Acquisition Related Expenses
For the three and six months ended June 30, 2014, acquisition related expenses of $324,000 were related primarily to expenses associated with the acquisition of our two property acquisitions, including acquisition fees of $126,000 incurred to our advisor and its affiliates.
Depreciation and Amortization
For the three and six months ended June 30, 2014, depreciation and amortization was $13,000 and consisted of depreciation on our operating properties of $11,000 and amortization on our identified intangible assets of $2,000.

Liquidity and Capital Resources
Our sources of funds will primarily be the net proceeds of our offering, operating cash flows and borrowings. We believe that these resources will be sufficient to satisfy our cash requirements for the foreseeable future, and we do not anticipate a need to raise funds from other sources within the next 12 months.
We are dependent upon the net proceeds to be received from our offering to conduct our proposed activities. Our ability to raise funds through our offering is dependent on general economic conditions, general market conditions for REITs and our operating performance. We expect to experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the

34

acquisition, management and operation of our investments in real estate and real estate-related investments.
Our principal demands for funds will be for acquisitions of real estate and real estate-related investments, payment of operating expenses and interest on our future indebtedness and payment of distributions to our stockholders. In addition, we require resources to make certain payments to our advisor and its affiliates, which during our offering includes payments for reimbursement of other organizational and offering expenses, selling commissions and dealer manager fees. See Note 8, Equity— Offering Costs, and Note 9, Related Party Transactions, to our accompanying condensed consolidated financial statements, for a further discussion of our payments to our advisor and its affiliates.
Generally, cash needs for items other than acquisitions of real estate and real estate-related investments will be met from operations, borrowings and the net proceeds of our offering. However, there may be a delay between the sale of shares of our common stock and our investments in real estate and real estate-related investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.
Our advisor evaluates potential investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we fully invest the proceeds of our offering in real estate and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in real estate and real estate-related investments. The number of properties we may acquire and other investments we will make will depend upon the number of shares of our common stock sold in our offering and the resulting amount of the net proceeds available for investment as well as our ability to arrange debt financing.
When we acquire a property, our advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the net proceeds of our offering, proceeds from sales of other investments, borrowings, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.
Based on the properties owned as of June 30, 2014, we estimate that our expenditures for capital improvements will require up to $9,000 for the remaining six months of 2014. As of June 30, 2014, we did not have any restricted cash in reserve accounts for such capital expenditures. We cannot provide assurance, however, that we will not exceed these estimated expenditure and distribution levels or be able to obtain additional sources of financing on commercially favorable terms or at all.
Other Liquidity Needs
In the event that there is a shortfall in net cash available due to various factors, including, without limitation, the timing of distributions or the timing of the collection of receivables, we may seek to obtain capital to pay distributions by means of secured or unsecured debt financing through one or more third parties, or our advisor or its affiliates. There are currently no limits or restrictions on the use of proceeds from our advisor or its affiliates which would prohibit us from making the proceeds available for distribution. We may also pay distributions from cash from capital transactions, including, without limitation, the sale of one or more of our properties.
If we experience lower occupancy levels, reduced rental rates, reduced revenues as a result of asset sales, or increased capital expenditures and leasing costs compared to historical levels due to competitive market conditions for new and renewed leases, the effect would be a reduction of net cash provided by operating activities. If such a reduction of net cash provided by operating activities is realized, we may have a cash flow deficit in subsequent periods. Our estimate of net cash available is based on various assumptions which are difficult to predict, including the levels of leasing activity and related leasing costs. Any changes in these assumptions could impact our financial results and our ability to fund working capital and unanticipated cash needs.
Cash Flows
Cash flows used in operating activities for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, were $464,000 and $0, respectively. For the six months ended June 30, 2014, cash flows used in operating activities related to the payment of acquisition related expenses and general and administrative expenses. We anticipate cash flows from operating activities to increase as we purchase additional properties and have a full year of operations.

35

Cash flows used in investing activities for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, were $5,702,000 and $0, respectively. For the six months ended June 30, 2014, cash flows used in investing activities related primarily to the acquisition of our two property acquisitions in the amount of $5,502,000 and the payment of $200,000 in real estate deposits. Cash flows used in investing activities are heavily dependent upon the investment of our offering proceeds in properties and real estate assets. We anticipate cash flows used in investing activities to increase as we acquire additional properties.
Cash flows provided by financing activities for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013, were $38,325,000 and $202,000, respectively. For the six months ended June 30, 2014, such cash flows related to funds raised from investors in our offering in the amount of $43,194,000, partially offset by the payment of offering costs of $4,856,000 in connection with our offering and distributions to our common stockholders of $13,000. For the period from January 11, 2013 (Date of Inception) through June 30, 2013, such cash flows related to $200,000 received from our advisor for the purchase of 22,222 shares of our common stock and an initial capital contribution of $2,000 from our advisor into our operating partnership. We anticipate cash flows from financing activities to increase in the future as we raise additional funds from investors and incur debt to purchase properties.
Distributions
On April 10, 2014, our board of directors authorized a daily distribution to be paid to our stockholders of record as of the close of business on each day of the period from the date we receive and accept subscriptions aggregating at least the minimum offering, or the Commencement Date, through June 30, 2014, as a result of our advisor advising us that it intended to waive a combination of certain acquisition fees and/or asset management fees, or collectively, the Advisory Fees, that may otherwise be due to our advisor pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor had agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees was equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquired our first property or real estate-related investment.
Having raised the minimum offering in May 2014, the distributions declared for each record date in the May 2014 and June 2014 periods were paid in June 2014 and July 2014, respectively, from legally available funds. We acquired our first property on June 6, 2014, and as such, our advisor will waive Advisory Fees equal to the amount of distributions payable from May 14, 2014 through June 5, 2014. See Note 9, Related Party Transactions — Operational Stage — Asset Management Fee, to our accompanying condensed consolidated financial statements for a further discussion of the said waiver. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.
On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014. The distributions declared for each record date in the July 2014, August 2014 and September 2014 periods will be paid in August 2014, September 2014 and October 2014, respectively, only from legally available funds.
The distributions are calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our common stock. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears.
The amount of the distributions to our stockholders is determined quarterly by our board of directors and is dependent on a number of factors, including funds available for payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our qualification as a REIT under the Code. We have not established any limit on the amount of offering proceeds that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences; or (iii) jeopardize our ability to maintain our qualification as a REIT.

36

We did not pay any distributions for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to cash flows from operations were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
Cash flows from operations	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of June 30, 2014, we did not have any amounts payable to our advisor or its affiliates that would be paid from cash flows from operations in the future.
As of June 30, 2014, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $2,000 in asset management fees waived by our advisor discussed above. Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, our advisor and its affiliates, including our co-sponsors, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
We did not pay distributions for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to funds from operations, or FFO, were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
FFO	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur interest expense as result of borrowed funds. For a further discussion of FFO, a non-GAAP financial measure, including a reconciliation of our GAAP net income (loss) to FFO, see Funds from Operations and Modified Funds from Operations below.

37

Financing
We intend to finance a portion of the purchase price of our investments in real estate and real estate-related investments by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of our offering) when we may employ greater amounts of leverage to enable us to purchase properties more quickly and therefore generate distributions for our stockholders sooner, our overall leverage will not exceed 45.0% of the combined market value of all of our properties and other real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. For these purposes, the fair market value of each asset will be equal to the purchase price paid for the asset or, if the asset was appraised subsequent to the date of purchase, then the fair market value will be equal to the value reported in the most recent independent appraisal of the asset. Our policies do not limit the amount we may borrow with respect to any individual investment. As of June 30, 2014, we did not have any borrowings.
Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real estate or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.
REIT Requirements
In order to qualify as a REIT for federal income tax purposes, we are required to make distributions to our stockholders of at least 90.0% of our annual taxable income, excluding net capital gains. In the event that there is a shortfall in net cash available due to factors including, without limitation, the timing of such distributions or the timing of the collection of receivables, we may seek to obtain capital to pay distributions by means of secured debt financing through one or more unaffiliated parties. We may also pay distributions from cash from capital transactions including, without limitation, the sale of one or more of our properties or from the proceeds of our offerings.
Commitments and Contingencies
For a discussion of our commitments and contingencies, see Note 6, Commitments and Contingencies, to our accompanying condensed consolidated financial statements.
Debt Service Requirements
As of June 30, 2014, we did not have any outstanding debt.
Contractual Obligations
As of June 30, 2014, we did not have any contractual obligations.
Off-Balance Sheet Arrangements
As of June 30, 2014, we had no off-balance sheet transactions.
Inflation
We expect to be exposed to inflation risk as income from future long-term leases will be the primary source of our cash flows from operations. We expect there to be provisions in the majority of our tenant leases that will protect us from the impact of inflation. These provisions will include negotiated rental increases, reimbursement billings for operating expense pass-through charges, and real estate tax and insurance reimbursements on a per square foot allowance. However, due to the long-term nature of the anticipated leases, among other factors, the leases may not re-set frequently enough to cover inflation.

38

Funds from Operations and Modified Funds from Operations
Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.
Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).
However, FFO and modified funds from operations, or MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our offering, we will use the proceeds raised in our offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets

39

and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.
Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which includes gains and losses on contingent consideration), amortization of below market leases, change in deferred rent receivables and the adjustments of such items related to redeemable noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of

40

other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering.
Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as ours where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

41

The following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013:

	Three Months Ended June 30,		Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	2014	2013	June 30, 2014	June 30, 2013
Net loss	$(540,000)	$—	$(586,000)	$—
Add:
Depreciation and amortization — consolidated properties	13,000	—	13,000	—
Less:
Net income attributable to redeemable noncontrolling interest	(1,000)	—	—	—
Depreciation and amortization related to noncontrolling interests	—	—	—	—
FFO	$(528,000)	$—	$(573,000)	$—

Acquisition related expenses(1)	$324,000	$—	$324,000	$—
Amortization of below market leases(2)	(1,000)	—	(1,000)	—
Change in deferred rent receivables(3)	(1,000)	—	(1,000)	—
Adjustments for redeemable noncontrolling interests(4)	—	—	—	—
MFFO	$(206,000)	$—	$(251,000)	$—
Weighted average common shares outstanding — basic and diluted	1,152,933	22,222	590,701	22,222
Net loss per common share — basic and diluted	$(0.47)	$—	$(0.99)	$—
FFO per common share — basic and diluted	$(0.46)	$—	$(0.97)	$—
MFFO per common share — basic and diluted	$(0.18)	$—	$(0.42)	$—
_________

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

42

(4)	Includes all adjustments to eliminate the redeemable noncontrolling interest's share of the adjustments described in Notes (1) - (3) to convert our FFO to MFFO.
Net Operating Income
Net operating income is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Acquisition fees and expenses are paid in cash by us, and we do not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise significant proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offering.
Net operating income is not equivalent to our net income (loss) or income (loss) from continuing operations as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, net operating income is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. Net operating income should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that net operating income should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.
We believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.
To facilitate understanding of this financial measure, the following is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to net operating income for the three months ended June 30, 2014 and 2013, for the six months ended June 30, 2014 and for the period from January 11, 2013 (Date of Inception) through June 30, 2013:

	Three Months Ended June 30,		Six Months Ended	Period from January 11, 2013 (Date of Inception) through
	2014	2013	June 30, 2014	June 30, 2013
Net loss	$(540,000)	$—	$(586,000)	$—
General and administrative	222,000	—	268,000	—
Acquisition related expenses	324,000	—	324,000	—
Depreciation and amortization	13,000	—	13,000	—
Interest income	—	—	—	—
Net operating income	$19,000	$—	$19,000	$—

43

Subsequent Events
For a discussion of subsequent events, see Note 14, Subsequent Events, to our accompanying condensed consolidated financial statements.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.
Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments. In pursuing our business plan, we expect that the primary market risks to which we will be exposed is interest rate risk.
We may be exposed to the effects of interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk. To achieve our objectives, we may borrow at fixed rates or variable rates. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes. Because we had not incurred debt any as of June 30, 2014, we had limited exposure to interest rate market risks.
In addition to changes in interest rates, the value of our future investments is subject to fluctuations based on changes in local and regional economic conditions and changes in the creditworthiness of tenants, which may affect our ability to refinance our debt if necessary.

Item 4. Controls and Procedures.
(a) Evaluation of disclosure controls and procedures. We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the rules and forms, and that such information is accumulated and communicated to us, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily were required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs.
As required by Rules 13a-15(b) and 15d-15(b) of the Exchange Act, an evaluation as of June 30, 2014 was conducted under the supervision and with the participation of our management, including our chief executive officer and chief financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures, as of June 30, 2014, were effective for the purposes stated above.
(b) Changes in internal control over financial reporting. There were no changes in internal control over financial reporting that occurred during the fiscal quarter ended June 30, 2014 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

44

PART II — OTHER INFORMATION
Item 1. Legal Proceedings.
None.

Item 1A. Risk Factors.
The use of the words “we,” “us” or “our” refers to Griffin-American Healthcare REIT III, Inc. and its subsidiaries, including Griffin-American Healthcare REIT III Holdings, LP, except where the context otherwise requires.
Investment Risks
There is no public market for the shares of our common stock. Therefore, it will be difficult for our stockholders to sell their shares hares of our common stock and, if our stockholders are able to sell their shares of our common stock, our stockholders will likely sell them at a substantial discount.
We commenced our initial public offering on February 26, 2014. However, there currently is no public market for shares of our common stock. We do not expect a public market for our stock to develop prior to the listing of the shares of our common stock on a national securities exchange, which we do not expect to occur in the near future and which may not occur at all. Additionally, our charter contains restrictions on the ownership and transfer of shares of our stock, and these restrictions may inhibit our stockholders' ability to sell their shares of our common stock. Our charter provides that no person may own more than 9.9% in value of our issued and outstanding shares of capital stock or more than 9.9% in value or in number of shares, whichever is more restrictive, of the issued and outstanding shares of our common stock. Any purported transfer of the shares of our common stock that would result in a violation of either of these limits will result in such shares being transferred to a trust for the benefit of a charitable beneficiary or such transfer being declared null and void. We have adopted a share repurchase plan, but it is limited in terms of the amount of shares of our common stock which may be repurchased annually and is subject to our board of directors’ discretion. Our board of directors may also amend, suspend, or terminate our share repurchase plan upon 30 days’ written notice. Therefore, it will be difficult for our stockholders to sell their shares of our common stock promptly or at all. If our stockholders are able to sell their shares of our common stock, our stockholders may only be able to sell them at a substantial discount from the price our stockholders paid. This may be the result, in part, of the fact that, at the time we make our investments, the amount of funds available for investment may be reduced by up to 12.0% of the gross offering proceeds, which will be used to pay selling commissions, a dealer manager fee and other organizational and offering expenses. We also will be required to use gross offering proceeds to pay acquisition fees, acquisition expenses and asset management fees. Unless our aggregate investments increase in value to compensate for these fees and expenses, which may not occur, it is unlikely that our stockholders will be able to sell their shares of our common stock, whether pursuant to our share repurchase plan or otherwise, without incurring a substantial loss. We cannot assure our stockholders that their shares of our common stock will ever appreciate in value to equal the price our stockholders paid for their shares of our common stock. Therefore, shares of our common stock should be considered illiquid and a long-term investment, and our stockholders must be prepared to hold their shares of our common stock for an indefinite length of time.
We have experienced losses in the past, and we may experience additional losses in the future.
Historically, we have experienced net losses (calculated in accordance with GAAP) and we may not be profitable or realize growth in the value of our investments. Many of our losses can be attributed to start-up costs, general and administrative expenses, depreciation and amortization, as well as acquisition expenses incurred in connection with purchasing properties or making other investments. For a further discussion of our operational history and the factors affecting our losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto in our Quarterly Reports on Form 10-Q.
We may not have sufficient cash available from operations to pay distributions, and therefore, we may pay distributions from the net proceeds of our offering, from borrowings in anticipation of future cash flows or from other sources. Any such distributions may reduce the amount of capital we ultimately invest in assets, may negatively impact the value of our stockholders' investment and may cause subsequent investors to experience dilution.
Distributions payable to our stockholders may include a return of capital, rather than a return on capital, and it is likely that we will use offering proceeds to fund a majority of our initial distributions. We have not established any limit on the amount of proceeds from our offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (i) cause us to be unable to pay our debts as they become due in the usual course of business; or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences. The actual amount and timing of distributions will be determined by our board of directors in its sole discretion and typically will depend on the amount of funds available for distribution, which will depend on items such as

45

our financial condition, current and projected capital expenditure requirements, tax considerations and annual distribution requirements needed to qualify as a REIT. As a result, our distribution rate and payment frequency vary from time to time.
We have used net proceeds from our offering and our advisor has waived certain fees payable to them as discussed below, and in the future, may use the net proceeds from our offering, borrowed funds, or other sources, to pay cash distributions to our stockholders in order to qualify as a REIT, which may reduce the amount of proceeds available for investment and operations, cause us to incur additional interest expense as a result of borrowed funds or cause subsequent investors to experience dilution. Further, if the aggregate amount of cash distributed in any given year exceeds the amount of our current and accumulated earnings and profits, the excess amount will be deemed a return of capital.
On April 10, 2014, our board of directors authorized a daily distribution to be paid to our stockholders of record as of the close of business on each day of the period from the Commencement Date through June 30, 2014, as a result of our advisor advising us that it intended to waive the Advisory Fees that may otherwise be due to our advisor pursuant to the Advisory Agreement, in order to provide us with additional funds to pay distributions to our stockholders. Our advisor had agreed to waive the Advisory Fees only until such time as the amount of such waived Advisory Fees was equal to the amount of distributions payable to our stockholders for the period commencing on the Commencement Date and ending on the date we acquired our first property or real estate-related investment.
Having raised the minimum offering in May 2014, the distributions declared for each record date in the May 2014 and June 2014 periods were paid in June 2014 and July 2014, respectively, from legally available funds. We acquired our first property on June 6, 2014, and as such, our advisor will waive Advisory Fees equal to the amount of distributions payable from May 14, 2014 through June 5, 2014. Our advisor will not receive any additional securities, shares of our stock, or any other form of consideration or any repayment as a result of the waiver of such Advisory Fees.
On June 23, 2014, our board of directors authorized a daily distribution to our stockholders of record as of the close of business on each day of the period commencing on July 1, 2014 and ending on September 30, 2014. The distributions declared for each record date in the July 2014, August 2014 and September 2014 periods will be paid in August 2014, September 2014 and October 2014, respectively, only from legally available funds.
The distributions are calculated based on 365 days in the calendar year and are equal to $0.001643836 per share of our common stock. The distributions are aggregated and paid in cash or shares of our common stock pursuant to the DRIP monthly in arrears.
We did not pay any distributions for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to cash flows from operations were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
Cash flows from operations	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
Under GAAP, acquisition related expenses are expensed, and therefore, subtracted from cash flows from operations. However, these expenses may be paid from offering proceeds or debt.
Our distributions of amounts in excess of our current and accumulated earnings and profits have resulted in a return of capital to our stockholders, and all or any portion of a distribution to our stockholders may be paid from offering proceeds. The payment of distributions from our offering proceeds could reduce the amount of capital we ultimately invest in assets and negatively impact the amount of income available for future distributions.
As of June 30, 2014, we did not have any amounts payable to our advisor or its affiliates that would be paid from cash flows from operations in the future.
As of June 30, 2014, no amounts due to our advisor or its affiliates had been deferred, waived or forgiven other than the $2,000 in asset management fees waived by our advisor as discussed above. Other than the waiver of Advisory Fees by our

46

advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, our advisor and its affiliates, including our co-sponsors, will have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. In the future, if our advisor or its affiliates do not defer, waive or forgive amounts due to them, this would negatively affect our cash flows from operations, which could result in us paying distributions, or a portion thereof, using borrowed funds. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.
We did not pay distributions for the period from January 11, 2013 (Date of Inception) through June 30, 2013. The distributions paid for the six months ended June 30, 2014, along with the amount of distributions reinvested pursuant to the DRIP and the sources of our distributions as compared to FFO were as follows:

	Six Months Ended
	June 30, 2014
Distributions paid in cash	$13,000
Distributions reinvested	11,000
	$24,000
Sources of distributions:
FFO	$—	—%
Waiver of fees by our advisor	2,000	8.3
Offering proceeds	22,000	91.7
	$24,000	100%
The payment of distributions from sources other than FFO may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds. For a further discussion of FFO, which includes a reconciliation of our GAAP net income (loss) to FFO, see Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations — Funds from Operations and Modified Funds from Operations.
We have not identified all of the real estate or real estate-related investments to acquire with the net proceeds from our offering.
We have not identified all of the real estate or real estate-related investments to acquire with the net proceeds of our offering. As a result, our stockholders will not have the opportunity to evaluate the transaction terms or other financial or operational data concerning the real estate or real estate-related investments we acquire in the future.
We have no operating history. Therefore, our stockholders may not be able to adequately evaluate our ability to achieve our investment objectives, and the prior performance of other programs sponsored by American Healthcare Investors and Griffin Capital may not be an accurate predictor of our future results.
We were formed in January 2013 and did not engage in any material business operations prior to the effective date of our offering. As a result, an investment in shares of our common stock may entail more risks than the shares of common stock of a REIT with a more substantial operating history. In addition, our stockholders should not rely on the past performance of other American Healthcare Investors or Griffin Capital-sponsored programs to predict our future results. Our stockholders should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control. Therefore, to be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategy;

•	rely on our dealer manager to build, expand and maintain its network of licensed securities brokers and other agents in order to sell shares of our common stock in our offering;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition both for investment opportunities and potential investors’ investment in us; and

•	build and expand our operational structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause our stockholders to lose all or a portion of their investment and adversely effect our results of operations.

47

If we raise proceeds in our offering substantially less than the maximum offering amount, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of our stockholders' investment may fluctuate more widely with the performance of specific investments.
We are dependent upon the net proceeds to be received from our offering to conduct our proposed activities. Our stockholders, rather than us or our affiliates, will incur the bulk of the risk if we are unable to raise substantial funds. Our offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. As a result, we cannot assure our stockholders as to the amount of proceeds that will be raised in our offering or that we will achieve sales of the maximum offering amount. If we are unable to raise substantially more than the minimum offering amount, we will have limited diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. Our stockholders' investment in shares of our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In such event, the likelihood of our profitability being affected by the poor performance of any single investment will increase. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.
Our co-sponsors and certain of their key personnel will face competing demands relating to their time, and this may cause our operating results to suffer.
Griffin Capital and certain of its key personnel and its respective affiliates serve as key personnel, advisors, managers and sponsors of 16 other Griffin Capital-sponsored real estate programs, including Griffin Capital Essential Asset REIT, Inc., or GC REIT, and may have other business interests as well. In addition, American Healthcare Investors and its key personnel serve as key personnel and co-sponsor of GA Healthcare REIT II, and may sponsor or co-sponsor additional real estate programs in the future. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our stockholders' investment may suffer.
In addition, executive officers of Griffin Capital also are officers of Griffin Securities and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their owners, which fiduciary duties may conflict with the duties that they owe to our stockholders and us. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment objectives. Conflicts with our business and interests are most likely to arise from involvement in activities related to allocation of management time and services between us and the other entities. Griffin Securities currently serves as dealer manager for GC REIT. If Griffin Securities is unable to devote sufficient time and effort to the distribution of shares of our common stock, we may not be able to raise significant additional proceeds in our offering for investment in real estate. Accordingly, competing demands of Griffin Capital personnel may cause us to be unable to successfully implement our investment objectives or generate cash needed to make distributions to our stockholders, and to maintain or increase the value of our assets.
If we are unable to find suitable investments, we may not have sufficient cash flows available for distributions to our stockholders.
Our ability to achieve our investment objectives and to pay distributions to our stockholders is dependent upon the performance of our advisor in selecting investments for us to acquire, selecting tenants for our properties and securing financing arrangements. Except for investments identified in our public filings, our stockholders generally will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. Investors must rely entirely on the management ability of our advisor and the oversight of our board of directors. Our advisor may not be successful in identifying suitable investments on financially attractive terms or that, if they identify suitable investments, our investment objectives will be achieved. If we, through our advisor, are unable to find suitable investments, we will hold the net proceeds of our offering in an interest-bearing account or invest the net proceeds in short-term, investment-grade investments. In such an event, our ability to pay distributions to our stockholders would be adversely affected.
We face competition for the acquisition of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, which may impede our ability to make acquisitions or may increase the cost of these acquisitions and may reduce our profitability and could cause our stockholders to experience a lower return on our stockholders' investment.
We compete with many other entities engaged in real estate investment activities for acquisitions of medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, including national, regional

48

and local operators, acquirers and developers of healthcare real estate properties, as well as GA Healthcare REIT II. The competition for healthcare real estate properties may significantly increase the price we must pay for medical office buildings, hospitals, skilled nursing facilities, senior housing facilities, healthcare-related facilities or other assets we seek to acquire, and our competitors may succeed in acquiring those properties or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition will result in increased demand for these assets, and therefore, increased prices paid for them. Due to an increased interest in single-property acquisitions among tax-motivated individual purchasers, we may pay higher prices per property if we purchase single properties in comparison with portfolio acquisitions. If we pay higher prices per property for medical office buildings, hospitals, skilled nursing facilities, senior housing or other healthcare-related facilities, our business, financial condition and results of operations and our ability to pay distributions to our stockholders may be materially and adversely affected and our stockholders may experience a lower return on their investment.
Our stockholders may be unable to sell their shares of our common stock because their ability to have their shares of our common stock repurchased pursuant to our share repurchase plan is subject to significant restrictions and limitations.
Our share repurchase plan includes significant restrictions and limitations. Except in the cases of death or qualifying disability, our stockholders must hold their shares of our common stock for at least one year. Our stockholders must present at least 25.0% of their shares of our common stock for repurchase and until our stockholders have held their shares of our common stock for at least four years, repurchases will be made for less than our stockholders paid for their shares of our common stock. Shares of our common stock may be repurchased quarterly, at our discretion, on a pro rata basis, and are limited during any calendar year to 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year; provided however, that shares of our common stock subject to a repurchase requested upon the death of a stockholder will not be subject to this cap. Funds for the repurchase of shares of our common stock will come exclusively from the cumulative proceeds we receive from the sale of shares of our common stock pursuant to the DRIP. In addition, our board of directors may reject share repurchase requests in its sole discretion and reserves the right to amend, suspend or terminate our share repurchase plan at any time upon 30 days’ written notice. Therefore, in making a decision to purchase shares of our common stock, our stockholders should not assume that our stockholders will be able to sell any of their shares of our common stock back to us pursuant to our share repurchase plan and our stockholders also should understand that the repurchase price will not necessarily correlate to the value of our real estate holdings or other assets. If our board of directors terminates our share repurchase plan, our stockholders may not be able to sell their shares of our common stock even if our stockholders deem it necessary or desirable to do so.
Our advisor may be entitled to receive significant compensation in the event of our liquidation or in connection with a termination of the Advisory Agreement, even if such termination is the result of poor performance by our advisor.
We are externally advised by our advisor pursuant to the Advisory Agreement between us and our advisor which has a one-year term that will expire February 26, 2015 and is subject to successive one-year renewals upon the mutual consent of us and our advisor. In the event of a partial or full liquidation of our assets, our advisor will be entitled to receive an incentive distribution equal to 15.0% of the net proceeds of the liquidation, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock, and any shortfall in an annual 7.0% cumulative, non-compounded return to stockholders in the aggregate. In the event of a termination of the Advisory Agreement in connection with the listing of our common stock on a national securities exchange, the partnership agreement provides that our advisor will receive an incentive distribution in redemption of its limited partnership units equal to 15.0% of the amount, if any, by which (1) the market value of our outstanding common stock at listing plus distributions paid by us prior to the listing of the shares of our common stock on a national securities exchange, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock (less amounts paid to repurchase shares of our common stock) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination or non-renewal of the Advisory Agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution in redemption of its limited partnership units equal to the amount that would be payable as an incentive distribution upon sales of properties, which equals 15.0% of the net proceeds if we liquidated all of our assets at fair market value, after we have received and paid to our stockholders the sum of the gross proceeds from the sale of shares of our common stock and an annual 7.0% cumulative, non-compounded return to our stockholders in the aggregate. Such distribution upon termination of the Advisory Agreement is payable to our advisor even upon termination or non-renewal of the Advisory Agreement as a result of poor performance by our advisor. Upon our advisor’s receipt of this distribution in redemption of its

49

limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor in connection with the termination of the Advisory Agreement cannot be determined at the present time, but such amounts, if paid, will reduce the cash available for distribution to our stockholders.
We may not effect a liquidity event within our targeted time frame of five years after the completion of our offering stage, or at all. If we do not effect a liquidity event, our stockholders may have to hold their investment in shares of our common stock for an indefinite period of time.
On a limited basis, our stockholders may be able to sell shares of our common stock to us through our share repurchase plan. However, in the future we may also consider various forms of liquidity events, including but not limited to: (1) the listing of the shares of our common stock on a national securities exchange; (2) our sale or merger in a transaction that provides our stockholders with a combination of cash and/or securities of a publicly traded company; and (3) the sale of all or substantially all of our real estate and real estate-related investments for cash or other consideration. We presently intend to effect a liquidity event within five years after the completion of our offering stage, which we deem to be the completion of our offering and any subsequent public offerings, excluding any offerings pursuant to the DRIP or that is limited to any benefit plans. However, we are not obligated, through our charter or otherwise, to effectuate a liquidity event and may not effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for our stockholders to have liquidity for their investment in the shares of our common stock other than limited liquidity through our share repurchase plan.
Because a portion of our offering price from the sale of shares of our common stock is used to pay expenses and fees, the full offering price paid by our stockholders is not invested in real estate investments. As a result, our stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets, or (2) list the shares of our common stock on a national securities exchange and the market value of our company after we list is substantially in excess of the original purchase price of our assets.
Our board of directors may change our investment objectives without seeking our stockholders' approval.
Our board of directors may change our investment objectives without seeking our stockholders' approval if our directors, in accordance with their fiduciary duties to our stockholders, determine that a change is in our stockholders' best interest. A change in our investment objectives could reduce our payment of cash distributions to our stockholders or cause a decline in the value of our investments.
We may compete with other programs sponsored by our co-sponsors for investment opportunities, and American Healthcare Investors has adopted an asset allocation policy pursuant to which we will not have priority with respect to certain investment opportunities. As a result, we may be unable to find suitable investments, or our advisor may not cause us to invest in favorable investment opportunities, which may reduce our returns on our investments.
Griffin Capital and American Healthcare Investors are currently the co-sponsors for other publicly held, non-traded REITs, including GA Healthcare REIT II, and are not precluded from sponsoring other real estate programs in the future. As a result, we may be buying properties at the same time as one or more other Griffin Capital or American Healthcare Investors programs that are managed or advised by affiliates of our advisor. Officers and employees of our advisor may face conflicts of interest in allocating investment opportunities between us and these other programs. Therefore, American Healthcare Investors, acting as managing member of both our advisor and the sub-advisor of GA Healthcare REIT II, adopted an asset allocation policy to allocate potential investment opportunities among us and GA Healthcare REIT II based on the consideration of certain factors for each company such as investment objectives; the availability of cash and/or financing to acquire the investment; financial impact; strategic advantages; concentration and/or diversification; and income tax effects. After consideration and analysis of such factors, if American Healthcare Investors determines that the investment opportunity is suitable for both companies, then: (i) we will have priority for investment opportunities of $20,000,000 or less, until such time as we reach $500,000,000 in aggregate assets (based on contract purchase price); and (ii) GA Healthcare REIT II will have priority for (a) investment opportunities of $100,000,000 or greater and (b) international investments, until such time as GA Healthcare REIT II reaches 30.0% portfolio leverage (calculated by dividing debt by contract purchase price and based on equity existing as of January 1, 2014). In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for us and GA Healthcare REIT II, the investment opportunity will be offered to the company that has had the longest period of time elapse since it was offered an investment opportunity. The asset allocation policy initially applied until June 30, 2014, but was renewed on June 23, 2014 for another 30 days and subject to successive automatic 30 day renewals until terminated upon notice by American Healthcare Investors, our board of directors or the board of directors of GA Healthcare REIT II. Because of this asset allocation policy, qualified investment opportunities may be rendered unavailable for acquisition by us, and therefore, we may be unable to find suitable investments as a result of this asset allocation policy, which could cause the returns on our stockholders’ investments to suffer.

50

In addition, our advisor may select properties for us that provide lower returns to us than properties that its affiliates select to be purchased by another Griffin Capital or American Healthcare Investors program. We are subject to the risk that as a result of the conflicts of interest between us, our advisor or programs managed by their affiliates, our advisor may not cause us to invest in favorable investment opportunities that our advisor locates when it would be in our best interest to make such investments. As a result, we may invest in less favorable investments, which may reduce our returns on our investments and ability to pay distributions.
Risks Related to Our Business
We may suffer from delays in locating suitable investments, which could reduce our ability to pay distributions to our stockholders and reduce their return on their investment.
There may be a substantial period of time before the proceeds of our offering are invested in suitable investments, particularly as a result of the current economic environment and capital constraints. Because we are conducting our offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will also depend, in part, on the amount of proceeds we have received at a given time. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions to our stockholders, and our results of operations will suffer.

The availability and timing of cash distributions to our stockholders is uncertain. If we fail to pay distributions, our stockholders' investment in shares of our common stock could suffer.
We will bear all expenses incurred in our operations, which are deducted from cash flows generated by operations prior to computing the amount of cash distributions to our stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital. We cannot assure our stockholders that sufficient cash will be available to pay monthly distributions to our stockholders or at all. Should we fail for any reason to distribute at least 90.0% of our annual taxable income, excluding net capital gains, we would not qualify for the favorable tax treatment accorded to REITs.
We are uncertain of all of our sources of debt or equity for funding our capital needs. If we cannot obtain funding on acceptable terms, our ability to acquire, and make necessary capital improvements to, properties may be impaired or delayed.
To qualify as a REIT, we generally must distribute to our stockholders at least 90.0% of our annual taxable income, excluding net capital gains. Because of this distribution requirement, it is not likely that we will be able to fund a significant portion of our capital needs from retained earnings. We have not identified all of our sources of debt or equity for funding, and such sources of funding may not be available to us on favorable terms or at all. If we do not have access to sufficient funding in the future, we may not be able to acquire, and make necessary capital improvements to, properties, pay other expenses or expand our business.
We intend to incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of our stockholders' investment.
We will finance a portion of the purchase price of our investments in real estate and real estate-related investments by borrowing funds. We anticipate that, after an initial phase of our operations (prior to the investment of all of the net proceeds of our offering of shares of our common stock) when we may employ greater amounts of leverage to enable us to purchase properties more quickly, and therefore, generate distributions for our stockholders sooner, our overall leverage will not exceed 45.0% of the combined market value of our real estate and real estate-related investments, as determined at the end of each calendar year beginning with our first full year of operations. Under our charter, we have a limitation on borrowing that precludes us from borrowing in excess of 300% of our net assets without the approval of a majority of our independent directors. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, amortization, bad debt and other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75.0% of the aggregate cost of our real estate and real estate-related investments before depreciation, amortization, bad debt and other similar non-cash reserves. In addition, we may incur mortgage debt and pledge some or all of our real properties as security for that debt to obtain funds to acquire additional real properties or for working capital. We may also borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90.0% of our annual taxable income, excluding net capital gains, to our stockholders. Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we qualify as a REIT for federal income tax purposes.
High debt levels may cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flows from a property and the cash flows needed to service mortgage debt on that property, then the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property

51

may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our stockholders' investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.
Higher mortgage rates may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash available for distribution to our stockholders.
If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flows would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.
Financial market disruptions may adversely affect our operating results and financial condition.
The global financial markets have undergone pervasive and fundamental disruptions over the past number of years. Such volatility may have an adverse impact on the availability of credit to businesses generally and could lead to weakening of the U.S. and global economies. To the extent that turmoil in the financial markets exists, it has the potential to materially affect the value of our properties and other investments, the availability or the terms of financing that we may anticipate utilizing, our ability to make principal and interest payments on, or refinance, any outstanding debt when due and/or the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Financial market disruptions could also affect our operating results and financial condition as follows:

•
Debt and Equity Markets  — Our results of operations are sensitive to the volatility of the credit markets. The real estate debt markets have experienced volatility as a result of certain factors in recent years, including the tightening of underwriting standards by lenders and credit rating agencies. Credit spreads for major sources of capital may widen significantly as investors demand a higher risk premium, which may result in lenders increasing the cost for debt financing. Should the overall cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions. This may result in our property operations generating lower overall economic returns and a reduced level of cash flows, which could potentially impact our ability to pay distributions to our stockholders. In addition, any dislocation in the debt markets may reduce the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) may slow real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues, income and/or cash flows from the acquisition and operations of real estate and mortgage loans. In addition, the state of the debt markets could have an impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•
Valuations  — Any persistent market volatility will likely make the valuation of our properties more difficult. There may be significant uncertainty in the valuation, or in the stability of the value, of our properties that could result in a substantial decrease in the value of our properties. As a result, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge in earnings.

•
Government Intervention  — The pervasive and fundamental disruptions that the global financial markets have undergone have led to extensive and unprecedented governmental intervention, and there is a possibility that regulation of the financial markets will be significantly increased in the future. Such increased regulation could have a material impact on our operating results and financial condition.

52

Our results of operations, our ability to pay distributions to our stockholders and our ability to dispose of our investments are subject to national and local economic factors we cannot control or predict.
Our results of operations are subject to the risks of a national economic slowdown or downturn and other changes in national and local economic conditions. The following factors may affect income from our properties, our ability to acquire and dispose of properties, and yields from our properties:

•
poor economic times may result in defaults by tenants of our properties due to bankruptcy, lack of liquidity, or operational failures. We may also be required to provide rent concessions or reduced rental rates to maintain or increase occupancy levels;

•
reduced values of our properties may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;

•
the value and liquidity of our short-term investments and cash deposits could be reduced as a result of a deterioration of the financial condition of the institutions that hold our cash deposits or the institutions or assets in which we have made short-term investments, the dislocation of the markets for our short-term investments, increased volatility in market rates for such investment or other factors;

•
our lenders under a line of credit could refuse to fund their financing commitment to us or could fail and we may not be able to replace the financing commitment of such lender on favorable terms, or at all;

•	one or more counterparties to our interest rate swaps could default on their obligations to us or could fail, increasing the risk that we may not realize the benefits of these instruments;

•	increases in supply of competing properties or decreases in demand for our properties may impact our ability to maintain or increase occupancy levels and rents;

•	constricted access to credit may result in tenant defaults or non-renewals under leases;

•	job transfers and layoffs may cause vacancies to increase and a lack of future population and job growth may make it difficult to maintain or increase occupancy levels; and

•
increased insurance premiums, real estate taxes or utilities or other expenses may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, any such increased expenses may make it difficult to increase rents to tenants on turnover, which may limit our ability to increase our returns.

The length and severity of any economic slowdown or downturn cannot be predicted. Our results of operations, our ability to continue to pay distributions to our stockholders and our ability to dispose of our investments may be negatively impacted to the extent an economic slowdown or downturn is prolonged or becomes more severe.
Increasing vacancy rates for commercial real estate may result from any increased disruptions in the financial markets and deterioration in economic conditions, which could reduce revenue and the resale value of our properties.
We depend upon tenants for a majority of our revenue from real property investments. Disruptions in the financial markets and deterioration in economic conditions may result in increased vacancy rates for commercial real estate, including medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities, due to generally lower demand for rentable space, as well as potential oversupply of rentable space. Increased unemployment rates may lead to reduced demand for medical services, causing physician groups and hospitals to delay expansion plans, leaving a growing number of vacancies in new buildings. Reduced demand for medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities could require us to increase concessions, tenant improvement expenditures or reduce rental rates to maintain occupancies beyond those anticipated at the time we acquire the property. In addition, the market value of a particular property could be diminished by prolonged vacancies. Disruptions in the financial markets and deterioration in economic conditions could impact certain properties we acquire and such properties could experience higher levels of vacancy than anticipated at the time we acquire them. The value of our real estate investments could decrease below the amounts we paid for the investments. Revenues from properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible rent. We will incur expenses, such as for maintenance costs, insurance costs and property taxes, even though a property is vacant. The longer the period of significant vacancies for a property, the greater the potential negative impact on our revenues and results of operations.
We are dependent on tenants for our revenue, and lease terminations could reduce our distributions to our stockholders.
The successful performance of our real estate investments is materially dependent on the financial stability of our tenants. Lease payment defaults by tenants would cause us to lose the revenue associated with such leases and could cause us to reduce

53

the amount of distributions to our stockholders. If a property is subject to a mortgage, a default by a significant tenant on its lease payments to us may result in a foreclosure on the property if we are unable to find an alternative source of revenue to meet mortgage payments. In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. Further, we cannot assure our stockholders that we will be able to re-lease the property for the rent previously received, if at all, or that lease terminations will not cause us to sell the property at a loss.
If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.
Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the U.S. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15.0% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.
The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our cash flows and the amounts available for distributions to our stockholders. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our cash flows and the amounts available for distributions to our stockholders may be adversely affected.
Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions could be lower than if we did not enter into long-term leases.
We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions could be lower than if we did not enter into long-term leases.
We may incur additional costs in acquiring or re-leasing properties, which could adversely affect the cash available for distribution to our stockholders.
We may invest in properties designed or built primarily for a particular tenant of a specific type of use known as a single-user facility. If the tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market a single-user facility to a new tenant without making substantial capital improvements or incurring other significant re-leasing costs. We also may incur significant litigation costs in enforcing our rights as a landlord against the defaulting tenant. These consequences could adversely affect our revenues and reduce the cash available for distribution to our stockholders.
We may be unable to secure funds for future tenant or other capital improvements, which could limit our ability to attract, replace or retain tenants and decrease our stockholders' return on investment.
When tenants do not renew their leases or otherwise vacate their space, it is common that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and leasing commissions related to the vacated space. Such tenant improvements may require us to incur substantial capital expenditures. If we have not established capital reserves for such tenant or other capital improvements, we will have to obtain financing from other sources and we have not identified any sources for such financing. We may also have future financing needs for other capital improvements to refurbish or renovate our properties. If we need to secure financing sources for tenant improvements or other capital improvements in the future, but are unable to secure such financing or are unable to secure financing on terms we feel are acceptable, we may be unable to make tenant and other capital improvements or we may be required to defer such improvements. If this happens, it may cause one or more of our properties to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flows as a result of fewer potential tenants being attracted to the property or our existing tenants not renewing their leases. If we do not have access to sufficient funding in the future, we may not be able to make necessary capital improvements to our properties, pay other expenses or pay distributions to our stockholders.

54

Our success will be dependent on the performance of our advisor and certain key personnel.
Our ability to achieve our investment objectives and to conduct our operations will be dependent upon the performance of our advisor in identifying and acquiring investments, the determination of any financing arrangements, the asset management of our investments and the management of our day-to-day activities. Our advisor will have broad discretion over the use of proceeds from our offering and our stockholders will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in our offering or other periodic filings with the SEC. We will rely on the management ability of our advisor, subject to the oversight and approval of our board of directors. Accordingly, our stockholders should not purchase shares of our common stock unless our stockholders are willing to entrust all aspects of our day-to-day management to our advisor. If our advisor suffers or is distracted by adverse financial or operational problems in connection with their own operations or the operations of American Healthcare Investors or Griffin Capital unrelated to us, our advisor may be unable to allocate time and/or resources to our operations. If our advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In addition, our success depends to a significant degree upon the continued contributions of our advisor’s officers and certain of the principals, officers and employees of American Healthcare Investors, in particular Mr. Hanson and Mr. Prosky, each of whom would be difficult to replace. Mr. Hanson and Mr. Prosky currently serve as our executive officers and Mr. Hanson also serves as Chairman of our Board of Directors. We currently do not have an employment agreement with either Mr. Hanson or Mr. Prosky. In the event that Mr. Hanson or Mr. Prosky are no longer affiliated with American Healthcare Investors, for any reason, it could have a material adverse effect on our success and American Healthcare Investors may not be able to attract and hire as capable individuals to replace Mr. Hanson and/or Mr. Prosky. If our advisor or American Healthcare Investors were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.
Our advisor may terminate the Advisory Agreement, which could require us to pay substantial fees and may require us to find a new advisor.
Either we or our advisor will be able to terminate the Advisory Agreement subject to a 60-day transition period with respect to certain provisions of the Advisory Agreement. However, if the Advisory Agreement is terminated in connection with the listing of shares of our common stock on a national securities exchange, the partnership agreement provides that our advisor will receive an incentive distribution in redemption of its limited partnership units equal to 15.0% of the amount, if any, by which (1) the market value of the outstanding shares of our common stock at listing plus distributions paid by us prior to listing, exceeds (2) the sum of the gross proceeds from the sale of shares of our common stock (less amounts paid to repurchase shares of our common stock) plus an annual 7.0% cumulative, non-compounded return on the gross proceeds from the sale of shares of our common stock. Upon our advisor’s receipt of the incentive distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Further, in connection with the termination of the Advisory Agreement other than due to a listing of the shares of our common stock on a national securities exchange, our advisor shall be entitled to receive a distribution in redemption of its limited partnership units equal to the amount that would be payable to our advisor pursuant to the incentive distribution upon sales if we liquidated all of our assets for their fair market value. Upon our advisor’s receipt of this distribution in redemption of its limited partnership units, our advisor will not be entitled to receive any further incentive distributions upon sales of our properties. Any amounts to be paid to our advisor upon termination of the Advisory Agreement cannot be determined at the present time.
If our advisor was to terminate the Advisory Agreement, we would need to find another advisor to provide us with day-to-day management services or have employees to provide these services directly to us. There can be no assurances that we would be able to find new advisors or employees or enter into agreements for such services on acceptable terms.
If we internalize our management functions, we could incur significant costs associated with being self-managed.
Our strategy may involve internalizing our management functions. If we internalize our management functions, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the Advisory Agreement; however, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and FFO, and may further dilute our stockholders' investment. We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we no longer pay to our advisor, our net income per share and FFO per share may be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders.

55

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as worker’s disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel of our advisor or American Healthcare Investors may not be employed by us, but instead may remain employees of our co-sponsors or their affiliates.
If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could, therefore, result in our incurring additional costs and/or experiencing deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.
Our success will be dependent on the performance of our co-sponsors.
Our ability to achieve our investment objectives and to conduct our operations will be dependent upon the performance of our advisor. Our advisor is a joint venture between our two co-sponsors. Our advisor’s and co-sponsors’ ability to manage our operations successfully will be impacted by trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment may negatively impact the value of commercial real estate assets and contribute to a general slow-down in our industry, which could put downward pressure on our co-sponsors’ revenues and operating results. To the extent that any decline in our co-sponsors’ revenues and operating results impacts the performance of our advisor, our results of operations and financial condition could also suffer.
Our advisor and its affiliates have no obligation to defer or forgive fees or loans or advance any funds to us, which could reduce our ability to acquire investments or pay distributions.
Other than the waiver of Advisory Fees by our advisor to provide us with additional funds to pay initial distributions to our stockholders through June 5, 2014, as discussed above, our advisor and its affiliates, including our co-sponsors, have no obligation to defer or forgive fees owed by us to our advisor or its affiliates or to advance any funds to us. As a result, we may have less cash available to acquire investments or pay distributions.
We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.
We may acquire properties by issuing limited partnership units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept units in our operating partnership, rather than cash, in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership’s limited partnership agreement provides that any holder of units may exchange limited partnership units on a one-for-one basis for shares of our common stock, or, at our option, cash equal to the value of an equivalent number of shares of our common stock. We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for shares of our common stock or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions to our stockholders. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor’s units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.
The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and acquire investments.
We expect that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any banking institution in which we have deposited funds ultimately fails, we may lose the amount of our deposits over any federally-insured amount. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of our stockholders' investment.

56

Because not all REITs calculate MFFO the same way, our use of MFFO may not provide meaningful comparisons with other REITs.
We intend to use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. However, not all REITs calculate MFFO the same way. If REITs use different methods of calculating MFFO, it may not be possible for investors to meaningfully compare the performance of certain REITs.
Our use of derivative financial instruments to hedge against foreign currency exchange rate fluctuations could expose us to risks that may adversely affect our results of operations, financial condition and ability to pay distributions to our stockholders.
We may use derivative financial instruments to hedge against foreign currency exchange rate fluctuations, in which case we would be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to our stockholders will be adversely affected.
Risks Related to Conflicts of Interest
The conflicts of interest faced by our officers may cause us not to be managed solely in our stockholders' best interest, which may adversely affect our results of operations and the value of our stockholders' investment.
All of our officers also are principals, officers or employees of American Healthcare Investors or other affiliated entities that will receive fees in connection with our offering and our operations. These persons are not precluded from working with, being employed by, or investing in, any program American Healthcare Investors sponsors or may sponsor in the future. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our investment strategy and our investment opportunities. Furthermore, they may have conflicts of interest in allocating their time and resources between our business and these other activities. During times of intense activity in other programs, the time they devote to our business may decline and be less than we require. If our officers, for any reason, are not able to provide sufficient resources to manage our business, our business will suffer and this may adversely affect our results of operations and the value of our stockholders' investment.
American Healthcare Investors’ executives face conflicts of interest relating to the allocation of their time and other resources among the various entities that they serve or have interests in, and such conflicts may not be resolved in our favor.
Certain of the executives of American Healthcare Investors face competing demands relating to their time and resources because they are also or may become affiliated with entities with investment programs similar to ours, and they may have other business interests as well, including business interests that currently exist and business interests they develop in the future. Because these persons have competing interests for their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Further, during times of intense activity in other programs, those executives may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. Poor or inadequate management of our business would adversely affect our results of operations and the ownership value of shares of our common stock.
Our advisor faces conflicts of interest relating to its compensation structure, including the payment of acquisition fees and asset management fees, which could result in actions that are not necessarily in our stockholders' long-term best interest.
Under the Advisory Agreement and pursuant to the subordinated participation interest our advisor holds in our operating partnership, our advisor will be entitled to fees and distributions that are structured in a manner intended to provide incentives to our advisor to perform in both our and our stockholders' long-term best interests. The fees to which our advisor or its affiliates will be entitled include acquisition fees, asset management fees, property management fees, disposition fees and other fees as provided for under the Advisory Agreement and agreement of limited partnership with our operating partnership. The distributions our advisor may become entitled to receive would be payable upon distribution of net sales proceeds to our stockholders, the listing of the shares of our common stock on a national securities exchange, certain merger transactions or the termination of the Advisory Agreement. However, because our advisor will be entitled to receive substantial minimum compensation regardless of our performance, our advisor’s interests may not be wholly aligned with our stockholders' interests. In that regard, our advisor or its affiliates will receive an asset management fee with respect to the ongoing operation and management of properties based on the amount of our initial investment and capital expenditures and not the performance of

57

those investments, which could result in our advisor not having adequate incentive to manage our portfolio to provide profitable operations during the period we hold our investments. On the other hand, our advisor could be motivated to recommend riskier or more speculative investments in order to increase the fees payable to our advisor or for us to generate the specified levels of performance or net sales proceeds that would entitle our advisor to fees or distributions. Furthermore, our advisor or its affiliates will receive an acquisition fee that is based on the contract purchase price of each property acquired or the origination or acquisition price of any real estate-related investment, rather than the performance of those investments. Therefore, our advisor or its affiliates may have an incentive to recommend investments with a higher purchase price or investments that may not produce the maximum risk adjusted returns.
Our advisor may receive economic benefits from its status as a limited partner without bearing any of the investment risk.
Our advisor is a limited partner in our operating partnership. Our advisor is entitled to receive an incentive distribution equal to 15.0% of net sales proceeds of properties after we have received and paid to our stockholders a return of their invested capital and an annual 7.0% cumulative, non-compounded return on the gross proceeds of the sale of shares of our common stock. We will bear all of the risk associated with the properties but, as a result of the incentive distributions to our advisor, we are not entitled to all of our operating partnership’s proceeds from property dispositions.
The distribution payable to our advisor may influence our decisions about listing the shares of our common stock on a national securities exchange, merging our company with another company and acquisition or disposition of our investments.
Our advisor’s entitlement to fees upon the sale of our assets and to participate in net sales proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return which would entitle our advisor to compensation relating to such sales, even if continued ownership of those investments might be in our stockholders' long-term best interest. The subordinated participation interest may require our operating partnership to make a distribution to our advisor in redemption of its limited partnership units upon the listing of the shares of our common stock on a national securities exchange or the merger of our company with another company in which our stockholders receive shares that are traded on a national securities exchange if our advisor meets the performance thresholds included in our operating partnership’s limited partnership agreement, even if our advisor is no longer serving as our advisor. To avoid making this distribution, our independent directors may decide against listing the shares of our common stock or merging with another company even if, but for the requirement to make this distribution, such listing or merger would be in our stockholders' best interest. In addition, the requirement to pay these fees could cause our independent directors to make different investment or disposition decisions than they would otherwise make, in order to satisfy our obligation to our advisor.
We may acquire assets from, or dispose of assets to, affiliates of our advisor, which could result in us entering into transactions on less favorable terms than we would receive from a third party or that negatively affect the public’s perception of us.
We may acquire assets from affiliates of our advisor. Further, we may also dispose of assets to affiliates of our advisor. Affiliates of our advisor may make substantial profits in connection with such transactions and may owe fiduciary and/or other duties to the selling or purchasing entity in these transactions, and conflicts of interest between us and the selling or purchasing entities could exist in such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party. Also, the existence of conflicts, regardless of how they are resolved, might negatively affect the public’s perception of us.
If we enter into joint ventures with affiliates, we may face conflicts of interest or disagreements with our joint venture partners that may not be resolved as quickly or on terms as advantageous to us as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner.
In the event that we enter into a joint venture with any other program sponsored or advised by one of our co-sponsors or one of their affiliates, we may face certain additional risks and potential conflicts of interest. For example, securities issued by the other Griffin Capital programs or future American Healthcare Investors programs may never have an active trading market. Therefore, if we were to become listed on a national securities exchange, we may no longer have similar goals and objectives with respect to the resale of properties in the future. Joint ventures between us and other Griffin Capital programs or future American Healthcare Investors programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could occur regarding matters pertaining to the joint venture, including determining when and whether to buy or sell a particular property and the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to our stockholders.

58

Risks Related to Our Organizational Structure
Several potential events could cause our stockholders' investment in us to be diluted, which may reduce the overall value of our stockholders' investment.
Our stockholders' investment in us could be diluted by a number of factors, including:

•	future offerings of our securities, including issuances pursuant to the DRIP and up to 200,000,000 shares of any class or series of preferred stock that our board of directors may authorize;

•	private issuances of our securities to other investors, including institutional investors;

•	issuances of our securities pursuant to our 2013 Incentive Plan, or the 2013 plan; or

•	redemptions of units of limited partnership interest in our operating partnership in exchange for shares of our common stock.
To the extent we issue additional equity interests after our stockholders purchase shares of our common stock in our offering, their percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate and real estate-related investments, our stockholders may also experience dilution in the book value and fair market value of their shares of our common stock.
Our ability to issue preferred stock may include a preference in distributions superior to our common stock and also may deter or prevent a sale of shares of our common stock in which our stockholders could profit.
Our charter authorizes our board of directors to issue up to 200,000,000 shares of preferred stock. Our board of directors has the discretion to establish the preferences and rights, including a preference in distributions superior to our common stockholders, of any issued preferred stock. If we authorize and issue preferred stock with a distribution preference over our common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount our common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	assumption of control by a holder of a large block of our securities; or

•	removal of incumbent management.
The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may have benefited our stockholders.
Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.9% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.9% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our stock on terms that might be financially attractive to our stockholders or which may cause a change in our management. This ownership restriction may also prohibit business combinations that would have otherwise been approved by our board of directors and our stockholders. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease our stockholders' ability to sell their shares of our common stock.
Our stockholders' ability to control our operations is severely limited.
Our board of directors determines our major strategies, including our strategies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other strategies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the the North American Securities Administrators Association, or NASAA, Guidelines. Under our charter and Maryland law, our stockholders have a right to vote only on the following matters:

•	the election or removal of directors;

•
the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to change our name or the name of other designation or the par value of any class or series of our stock and the aggregate par value of our stock, increase or decrease the aggregate number of shares of stock or

59

the number of shares of stock of any class or series that we have the authority to issue, or effect certain reverse stock splits;

•	our dissolution; and

•	certain mergers, consolidations, statutory share exchanges and sales or other dispositions of all or substantially all of our assets.
All other matters are subject to the discretion of our board of directors.
Limitations on share ownership and transfer may deter a sale of our common stock in which our stockholders could profit.
The limits on ownership and transfer of our equity securities in our charter may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our stockholders' common stock. The ownership limits and restrictions on transferability will continue to apply until our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.
Maryland takeover statutes may deter others from seeking to acquire us and prevent our stockholders from making a profit in such transaction.
The Maryland General Corporation Law, or the MGCL, contains many provisions, such as the business combination statute and the control share acquisition statute, that are designed to prevent, or have the effect of preventing, someone from acquiring control of us. Our bylaws exempt us from the control share acquisition statute (which eliminates voting rights for certain levels of shares that could exercise control over us) and our board of directors has adopted a resolution opting out of the business combination statute (which, among other things, prohibits a merger or consolidation with a 10.0% stockholder for a period of time) with respect to any person, provided that any business combination with such person is first approved by our board of directors. However, if the bylaw provisions exempting us from the control share acquisition statute or our board resolution opting out of the business combination statute were repealed, these provisions of Maryland law could delay or prevent offers to acquire us and increase the difficulty of consummating any such offers, even if such a transaction would be in our stockholders’ best interest.
The MGCL and our organizational documents limit our stockholders' right to bring claims against our officers and directors.
The MGCL provides that a director will not have any liability as a director so long as he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interest, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter provides that, subject to the applicable limitations set forth therein or under the MGCL, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless: (1) their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (2) they actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers and intend to enter into indemnification agreements with each of our future directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter also provides that we may not indemnify our directors, our advisor and its affiliates for any loss or liability suffered by them or hold them harmless for any loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interest, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders.
Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit our stockholders' ability to dispose of their shares of our common stock.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

60

•	any person who beneficially owns 10.0% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10.0% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80.0% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares of our common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of our common stock. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or our board of directors fails to first approve the business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Our charter includes a provision that may discourage a stockholder from launching a tender offer for shares of our common stock.
Our charter requires that any tender offer made by a person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Securities Exchange Act of 1934, as amended. The offeror must provide us notice of the tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with these requirements, we will have the first right to purchase the shares of our stock at the tender offer price offered in such non-compliant tender offer. In addition, the non-complying offeror shall be responsible for all of our expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for shares of our common stock and prevent our stockholders from receiving a premium price for their shares of our common stock in such a transaction.
Our stockholders' investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. To avoid registration as an investment company, we may not be able to operate our business successfully. If we become subject to registration under the Investment Company Act, we may not be able to continue our business.

We conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities and securities of majority-owned

61

subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within one year after our offering period ends. If we are unable to invest a significant portion of the proceeds of our offering in properties within one year after our offering period, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower our stockholders' returns.
To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Accordingly, our board of directors may not be able to change our investment policies as our board of directors may deem appropriate if such change would cause us to meet the definition of an “investment company.” In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
Risks Related to Investments in Real Estate
Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and our ability to pay distributions to our stockholders or reduce the value of our stockholders' investment.
We are subject to risks generally incidental to the ownership of real estate, including changes in national, regional or local economic, demographic or real estate market conditions. We are unable to predict future changes in national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest-bearing and other investments more attractive, and therefore, potentially lower the relative value of our existing real estate investments. These conditions, or others we cannot predict, may adversely affect our results of operations, our ability to pay distributions to our stockholders or reduce the value of our stockholders' investment.
If we acquire real estate at a time when the real estate market is experiencing substantial influxes of capital investment and competition for income-producing properties, such real estate investments may not appreciate or may decrease in value.
Although the real estate market has been experiencing severe dislocations, in the future the market may experience a substantial influx of capital from investors. Any substantial flow of capital, combined with significant competition for income producing real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment in the future, we will be subject to the risk that the value of such investments may not appreciate or may decrease significantly below the amount we paid for such investment.

62

A significant portion of our annual base rent may be concentrated in a small number of tenants. Therefore, non-renewals, terminations or lease defaults by any of these significant tenants could reduce our net income and limit our ability to make distributions to our stockholders.
As of August 8 2014, rental payments by two of our tenants, Emory Specialty Associates, LLC and RMS Lifeline, Inc., accounted for approximately 43.8% of our annual base rent. The success of our investments materially depends upon the financial stability of the tenants leasing the properties we own. Therefore, a non-renewal after the expiration of a lease term, termination, default or other failure to meet rental obligations by a significant tenant, such as Emory Specialty Associates, LLC and RMS Lifeline, Inc., would significantly lower our net income. These events could cause us to reduce the amount of distributions to our stockholders.
We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction, we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property; therefore, accumulating such cash could reduce our funds available for distributions to our stockholders. Any of the foregoing events may have an adverse effect on our operations.
Uninsured losses relating to real estate and lender requirements to obtain insurance may reduce our stockholders' returns.
There are types of losses relating to real estate, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, for which we do not intend to obtain insurance unless we are required to do so by mortgage lenders. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, other than any reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure our stockholders that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for uninsured losses, we could suffer reduced earnings that would result in less cash to be distributed to our stockholders. In cases where we are required by mortgage lenders to obtain casualty loss insurance for catastrophic events or terrorism, such insurance may not be available, or may not be available at a reasonable cost, which could inhibit our ability to finance or refinance our properties. Additionally, if we obtain such insurance, the costs associated with owning a property would increase and could have a material adverse effect on the net income from the property, and, thus, the cash available for distribution to our stockholders.
Terrorist attacks and other acts of violence or war may affect the markets in which we operate and have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders.
Terrorist attacks may negatively affect our operations and our stockholders’ investments. We may acquire real estate assets located in areas that are susceptible to attack. These attacks may directly impact the value of our assets through damage, destruction, loss or increased security costs. Although we may obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Further, certain losses resulting from these types of events are uninsurable or not insurable at reasonable costs.

63

More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in, or damage to, the U.S. and worldwide financial markets and economy, all of which could adversely affect our tenants’ ability to pay rent on their leases or our ability to borrow money or issue capital stock at acceptable prices, which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to our stockholders.
Dramatic increases in insurance rates could adversely affect our cash flows and our ability to pay distributions to our stockholders.
We may not be able to obtain insurance coverage at reasonable rates due to high premium and/or deductible amounts. As a result, our cash flows could be adversely impacted due to these higher costs, which would adversely affect our ability to pay distributions to our stockholders.
Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and our ability to pay distributions to our stockholders.
Delays we encounter in the selection, acquisition and development of real properties could adversely affect our stockholders' returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Therefore, our stockholders could suffer delays in the receipt of cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks if we make periodic progress payments or other advances to builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.
We are permitted to invest in a limited amount of unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. If we invest in unimproved real property that we intend to develop, our stockholders' investment would be subject to the risks associated with investments in unimproved real property.
If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.
We may acquire one or more properties under development. We anticipate that if we do acquire properties that are under development, we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties, and that we will be required to close the purchase of the property upon completion of the development of the property. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.
The obligation of the development company to refund our earnest money deposit will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

64

Uncertain market conditions relating to the future disposition of properties could cause us to sell our properties at a loss in the future.
Our advisor, subject to the oversight and approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time. We cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our properties, we cannot assure our stockholders that we will be able to sell our properties at a profit in the future. Additionally, we may incur prepayment penalties in the event we sell a property subject to a mortgage earlier than we otherwise had planned. Accordingly, the extent to which our stockholders will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to our stockholders.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to our stockholders.
If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows from operations.
If we decide to sell any of our properties, in some instances we may provide financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flows from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.
Our stockholders may not receive any profits resulting from the sale of one of our properties, or receive such profits in a timely manner, because we may provide financing to the purchaser of such property.
If we sell one of our properties during liquidation, our stockholders may experience a delay before receiving their share of the proceeds of such liquidation. In a forced or voluntary liquidation, we may sell our properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers. We may take a purchase money obligation secured by a mortgage as partial payment. We do not have any limitations or restrictions on our taking such purchase money obligations. To the extent we receive promissory notes or other property instead of cash from sales, such proceeds, other than any interest payable on those proceeds, will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In many cases, we will receive initial down payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. Therefore, our stockholders may experience a delay in the distribution to them of the proceeds of a sale until such time.
We face possible liability for environmental cleanup costs and damages for contamination related to properties we acquire, which could substantially increase our costs and reduce our liquidity and cash distributions to our stockholders.
Because we intend to own and operate real estate, we will be subject to various federal, state and local environmental laws, ordinances and regulations. Under these laws, ordinances and regulations, a current or previous owner or operator of real estate may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require

65

substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including the release of asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real estate for personal injury or property damage associated with exposure to released hazardous substances. In addition, new or more stringent laws or stricter interpretations of existing laws could change the cost of compliance or liabilities and restrictions arising out of such laws. The cost of defending against these claims, complying with environmental regulatory requirements, conducting remediation of any contaminated property, or of paying personal injury claims could be substantial, which would reduce our liquidity and cash available for distribution to our stockholders. In addition, the presence of hazardous substances on a property or the failure to meet environmental regulatory requirements may materially impair our ability to use, lease or sell a property, or to use the property as collateral for borrowing.

Our real estate investments may be concentrated in medical office buildings, hospitals, skilled nursing facilities, senior housing or other healthcare-related facilities, making us more vulnerable economically than if our investments were diversified.
As a REIT, we will invest primarily in real estate. Within the real estate industry, we intend to acquire or selectively develop and own medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. We are subject to risks inherent in concentrating investments in real estate. These risks resulting from a lack of diversification become even greater as a result of our business strategy to invest to a substantial degree in healthcare-related facilities.
A downturn in the commercial real estate industry generally could significantly adversely affect the value of our properties. A downturn in the healthcare industry could negatively affect our lessees’ ability to make lease payments to us and our ability to pay distributions to our stockholders. These adverse effects could be more pronounced than if we diversified our investments outside of real estate or if our portfolio did not include a substantial concentration in medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities.
A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.
It is possible that a significant portion of our portfolio could be concentrated in a particular geographic area. In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio.
Certain of our properties may not have efficient alternative uses, so the loss of a tenant may cause us not to be able to find a replacement or cause us to spend considerable capital to adapt the property to an alternative use.
Some of the properties we have acquired and will seek to acquire are specialized medical facilities. If we or our tenants terminate the leases for these properties or our tenants lose their regulatory authority to operate such properties, we may not be able to locate suitable replacement tenants to lease the properties for their specialized uses. Alternatively, we may be required to spend substantial amounts to adapt the properties to other uses. Any loss of revenues or additional capital expenditures required as a result may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
Our medical office buildings, and future hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and tenants may be unable to compete successfully.
Our medical office buildings, and future hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities often will face competition from nearby medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, and others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of support are not available to our buildings.
Similarly, our tenants will face competition from other medical practices in nearby hospitals and other medical facilities. Our tenants’ failure to compete successfully with these other practices could adversely affect their ability to make rental payments, which could adversely affect our rental revenues. Further, from time to time and for reasons beyond our control, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. This could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues.

66

Any reduction in rental revenues resulting from the inability of our medical office buildings, and future hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities and our tenants to compete successfully may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.
The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75.0% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90.0% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.
In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the FASB and the International Accounting Standards Board, or the IASB, initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB, or collectively, the Boards, issued an Exposure Draft on August 17, 2010 and a Revised Exposure Draft on May 16, 2013, or collectively, the Exposure Drafts, which propose substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Drafts will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing proceeds from our offering, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.
After receiving extensive comments on the Exposure Drafts, the Boards are considering all feedback received and are re-deliberating all significant issues through 2014.
Our costs associated with complying with the Americans with Disabilities Act may reduce our cash available for distributions.
The properties we will acquire may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. However, we cannot assure our stockholders that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to our stockholders.
Increased operating expenses could reduce cash flows from operations and funds available to acquire investments or pay distributions.
Any property that we acquire will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. Some of our property leases or future leases may not require the tenants to pay all or a portion of these expenses, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to our stockholders.

67

Our operating properties are subject to real and personal property taxes that may increase in the future, which could adversely affect our cash flows.
Our operating properties are subject to real and personal property taxes that may increase as tax rates change and as the operating properties are assessed or reassessed by taxing authorities. As the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the operating property and the operating property may be subject to a tax sale. In addition, we are generally responsible for real property taxes related to any vacant space.
Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.
All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.
Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate those substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to our stockholders.
Ownership of property outside the U.S. may subject us to different or greater risks than those associated with our domestic operations.
We will seek to acquire properties outside the U.S., although we will not invest more than 25.0% of our offering proceeds available for investment in international properties. International development, ownership, and operating activities involve risks that are different from those we face with respect to our domestic properties and operations. These risks include, but are not limited to, any international currency gain recognized with respect to changes in exchange rates may not qualify under the 75.0% gross income test or the 95.0% gross income test that we must satisfy annually in order to maintain our status as a REIT; challenges with respect to the repatriation of foreign earnings and cash; changes in foreign political, regulatory, and economic conditions, including regionally, nationally, and locally; challenges in managing international operations; challenges of complying with a wide variety of foreign laws and regulations, including those relating to real estate, corporate governance, operations, taxes, employment and legal proceedings; foreign ownership restrictions with respect to operations in countries; diminished ability to legally enforce our contractual rights in foreign countries; differences in lending practices and the willingness of domestic or foreign lenders to provide financing; regional or country-specific business cycles and economic instability; and changes in applicable laws and regulations in the U.S. that affect foreign operations. In addition, we have limited investing experience in international markets. If we are unable to successfully manage the risks associated with international expansion and operations, our results of operations and financial condition may be adversely affected.
Investments in properties or other real estate-related investments outside the U.S. would subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
We may generate a portion of our revenue in foreign currencies. Revenues generated from any properties or other real estate-related investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the U.S. likely will be denominated in the local currency. Therefore, any investments we make outside the U.S. may

68

subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. Dollar. As a result, changes in exchange rates of any such foreign currency to U.S. Dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.
Risks Related to the Healthcare Industry
The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our tenants to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our tenants to make lease payments to us and our ability to pay distributions to our stockholders.
Many of our medical properties and their tenants may require a license or certificate of need, or CON, to operate. Failure to obtain a license or CON, or loss of a required license or CON, would prevent a facility from operating in the manner intended by the tenant. These events could materially adversely affect our tenants’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the U.S. and are subject to change; therefore, this may adversely impact our tenants’ ability to provide services in different states. We cannot predict the impact of state CON laws on our development of facilities or the operations of our tenants.
In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our tenants’ abilities to make rent payments to us.
In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
Reductions in reimbursement from third party payors, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us.
Sources of revenue for our tenants include the federal Medicare program, state Medicaid programs, private insurance carriers and health maintenance organizations, among others. Efforts by such payors to reduce healthcare costs will likely continue, which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. In addition, the healthcare billing rules and regulations are complex, and the failure of any of our tenants to comply with various laws and regulations could jeopardize their ability to continue participating in Medicare, Medicaid and other government sponsored payment programs. Moreover, the state and federal governmental healthcare programs are subject to reductions by state and federal legislative actions. The American Taxpayer Relief Act of 2012 prevented the reduction in physician reimbursement of Medicare from being implemented in 2013. Therefore, the reduction of 27.0% for Medicare reimbursement to physicians that is related to the sustainable growth rate adjustment has been delayed until March 31, 2015. However, this is merely a delay in the implementation of the Medicare payment reduction to physicians and it may be implemented in 2015, which will adversely impact our tenants’ ability to make rental payments.
The healthcare industry continues to face various challenges, including increased government and private payor pressure on healthcare providers to control or reduce costs. It is possible that our tenants will continue to experience a shift in payor mix away from fee-for-service payors, resulting in an increase in the percentage of revenues attributable to managed care payors, and general industry trends that include pressures to control healthcare costs. Pressures to control healthcare costs and a shift away from traditional health insurance reimbursement to managed care plans have resulted in an increase in the number of patients whose healthcare coverage is provided under managed care plans, such as health maintenance organizations and preferred provider organizations. In 2014, state insurance exchanges will be implemented which will provide a new mechanism for individuals to obtain insurance.  At this time, the number of payers that are participating in the state insurance exchanges varies, and in some regions there are very limited insurance plans available for individuals to choose from when purchasing insurance.  In addition, not all healthcare providers will maintain participation agreements with the payers that are participating in the state health insurance exchange.  Therefore, it is possible that our tenants may incur a change in their reimbursement

69

if the tenant does not have a participation agreement with the state insurance exchange payers and a large number of individuals elect to purchase insurance from the state insurance exchange.  Further, the rates of reimbursement from the state insurance exchange payers to healthcare providers will vary greatly.  The rates of reimbursement will be subject to negotiation between the healthcare provider and the payer, which may vary based upon the market, the healthcare provider’s quality metrics, the number of providers participating in the area and the patient population, among other factors.  Therefore, it is uncertain whether healthcare providers will incur a decrease in reimbursement from the state insurance exchange, which may impact a tenant’s ability to pay rent.
In addition, the healthcare legislation passed in 2010 included new payment models with new shared savings programs and demonstration programs that include bundled payment models and payments contingent upon reporting on satisfaction of quality benchmarks. The new payment models will likely change how physicians are paid for services. These changes could have a material adverse effect on the financial condition of some or all of our tenants. The financial impact on our tenants could restrict their ability to make rent payments to us, which would have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Some tenants of our medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities will be subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws. In order to support compliance with the fraud and abuse laws, our lease agreements may be required to satisfy the Stark Law exception and the Anti-Kickback Statute safe harbor for lease arrangements, which impacts the terms and conditions that may be negotiated in the lease arrangements.
These laws include:

•
the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any item or service reimbursed by Medicare or Medicaid;

•
the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

•
the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
Each of these laws includes criminal and/or civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Additionally, states in which the facilities are located may have similar fraud and abuse laws. Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our tenants could jeopardize that tenant’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to pay distributions to our stockholders.
The healthcare industry is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

70

•	increased expense for uninsured patients;

•	increased competition among healthcare providers;

•	increased liability insurance expense;

•	continued pressure by private and governmental payors to reduce payments to providers of services;

•	increased scrutiny of billing, referral and other practices by federal and state authorities;

•	changes in federal and state healthcare program payment models; and

•	increased emphasis on compliance with privacy and security requirements related to personal health information.
These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues and our ability to pay distributions to our stockholders.
Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us.
As is typical in the healthcare industry, our healthcare-related tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our medical office buildings, and future hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, whether currently asserted or arising in the future, could have a material adverse effect on a tenant’s financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action, the tenant could be exposed to substantial additional liabilities, which may affect the tenant’s ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
Comprehensive healthcare reform legislation, the effects of which are not yet known, could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.
On March 23, 2010, the President signed into law the Patient Protection and Affordable Care Act of 2010, or the Patient Protection and Affordable Care Act, and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act, which in part modified the Patient Protection and Affordable Care Act. Together, the two acts will serve as the primary vehicle for comprehensive healthcare reform in the U.S. The acts are intended to reduce the number of individuals in the U.S. without health insurance and effect significant other changes to the ways in which healthcare is organized, delivered and reimbursed. Included within the legislation is a limitation on physician-owned hospitals from expanding, unless the facility satisfies very narrow federal exceptions to this limitation. Therefore, if our tenants are physicians that own and refer to a hospital, the hospital would be limited in its operations and expansion potential, which may limit the hospital’s services and resulting revenues and may impact the owner’s ability to make rental payments. The legislation will become effective through a phased approach, having begun in 2010 and concluding in 2018, although several provisions of the legislation have been delayed, and additional delays are being considered. At this time, the effects of healthcare reform, its success or delay in implementation and its impact on our properties are not yet known but could materially adversely affect our business, financial condition, results of operations and ability to pay distributions to our stockholders.

71

Risks Related to Debt Financing
Increases in interest rates could increase the amount of our debt payments, and therefore, negatively impact our operating results.
Interest we will pay on our debt obligations will reduce cash available for distributions. Whenever we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.
To the extent we borrow at fixed rates or enter into fixed interest rate swaps, we will not benefit from reduced interest expense if interest rates decrease.
We are exposed to the effects of interest rate changes primarily as a result of borrowings we will use to maintain liquidity and fund expansion and refinancing of our real estate investment portfolio and operations. To limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs while taking into account variable interest rate risk, we may borrow at fixed rates or variable rates depending upon prevailing market conditions. We may also enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument.
Hedging activity may expose us to risks.
We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets. If we use derivative financial instruments to hedge against interest rate fluctuations, we will be exposed to credit risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. These derivative instruments are speculative in nature and there is no guarantee that they will be effective. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to our stockholders will be adversely affected.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our ability to incur additional debt and affect our distribution and operating strategies. We may enter into loan documents that contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.
Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.
We may finance or refinance our properties using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to refinance or sell properties on favorable terms, and to pay distributions to our stockholders.
Some of our future financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The refinancing or sale could affect the rate of return to our stockholders and the projected time of disposition

72

of our assets. In an environment of increasing mortgage rates, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt if mortgage rates are higher at a time a balloon payment is due. In addition, payments of principal and interest made to service our debts, including balloon payments, may leave us with insufficient cash to pay the distributions that we are required to pay to qualify as a REIT. Any of these results would have a significant, negative impact on our stockholders' investment.
Risks Related to Real Estate-Related Investments
The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest may be impacted by unfavorable real estate market conditions, which could decrease their value.
If we acquire investments in mortgage loans or mortgage-backed securities, such investments will involve special risks relating to the particular borrower or issuer of the mortgage-backed securities and we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate. If we acquire property by foreclosure following defaults under our mortgage loan investments, we will have the economic and liability risks as the owner described above. We do not know whether the values of the property securing any of our real estate-related investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.
Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.
If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.
The commercial mortgage-backed securities in which we may invest are subject to several types of risks.
Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.
Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate commercial mortgage-backed securities are paid interest-only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payments on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater credit risk than those commercial mortgage-backed securities that are more highly rated.
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real estate.
We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real estate or loans secured by a pledge of the ownership interests of either the entity owning the real estate or the entity that owns the interest in the entity owning the real estate. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real estate because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a

73

borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real estate and increasing the risk of loss of principal.
Real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in real estate or real estate-related assets.
We may invest in the common and preferred stock of both publicly traded and private unaffiliated real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including the fact that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with acquiring real estate-related investments discussed elsewhere in this report, including risks relating to rising interest rates.
We expect a portion of our real estate-related investments to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
We may acquire real estate-related investments in connection with privately negotiated transactions which are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.
Interest rate and related risks may cause the value of our real estate-related investments to be reduced.
Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the market value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of the common stock may tend to decline if market interest rates rise.
During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate-related investments.
If we liquidate prior to the maturity of our real estate-related investments, we may be forced to sell those investments on unfavorable terms or at a loss.
Our board of directors may choose to effect a liquidity event in which we liquidate our assets, including our real estate-related investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we would likely sell such loans at a discount to their stated principal values.
Risks Related to Joint Ventures
The terms of joint venture agreements or other joint ownership arrangements into which we have and may enter could impair our operating flexibility or result in litigation or liability, which could materially adversely affect our results of operations.
In connection with the purchase of real estate, we may enter into joint ventures with third parties, including affiliates of our advisor. We may also purchase or develop properties in co-ownership arrangements with the sellers of the properties, developers or other persons. These structures involve participation in the investment by other parties whose interests and rights may not be the same as ours. Our joint venture partners may have rights to take some actions over which we have no control

74

and may take actions contrary to our interests. Joint ownership of an investment in real estate may involve risks not associated with direct ownership of real estate, including the following:

•
a venture partner may at any time have economic or other business interests or goals which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in a joint venture or the timing of the termination and liquidation of the venture;

•	a venture partner might become bankrupt and such proceedings could have an adverse impact on the operation of the partnership or joint venture;

•	actions taken by a venture partner might have the result of subjecting the property to liabilities in excess of those contemplated; and

•
a venture partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could occur, which might adversely affect the joint venture or result in litigation or liability and decrease potential returns to our stockholders. If we have a right of first refusal or buy/sell right to buy out a venture partner, we may be unable to finance such a buy-out or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to purchase an interest of a venture partner subject to the buy/sell right, in which case we may be forced to sell our interest when we would otherwise prefer to retain our interest. In addition, we may not be able to sell our interest in a joint venture on a timely basis or on acceptable terms if we desire to exit the venture for any reason, particularly if our interest is subject to a right of first refusal of our venture partner.
We may structure our joint venture relationships in a manner which may limit the amount we participate in the cash flows or appreciation of an investment.
We may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to us otherwise than in direct proportion to our ownership interest in the joint venture. For example, while we and a co-venturer may invest an equal amount of capital in an investment, the investment may be structured such that we have a right to priority distributions of cash flows up to a certain target return while the co-venturer may receive a disproportionately greater share of cash flows than we are to receive once such target return has been achieved. This type of investment structure may result in the co-venturer receiving more of the cash flows, including appreciation, of an investment than we would receive. If we do not accurately judge the appreciation prospects of a particular investment or structure the venture appropriately, we may incur losses on joint venture investments or have limited participation in the profits of a joint venture investment, either of which could reduce our ability to pay cash distributions to our stockholders.
Federal Income Tax Risks
Failure to qualify as a REIT for federal income tax purposes would subject us to federal income tax on our taxable income at regular corporate rates, which would substantially reduce our ability to pay distributions to our stockholders.
We intend to qualify and elect to be taxed as a REIT under the Code beginning with our taxable year ending December 31, 2014. To qualify as a REIT, we must meet various requirements set forth in the Code concerning, among other things, the ownership of our outstanding common stock, the nature of our assets, the sources of our income and the amount of our distributions to our stockholders. The REIT qualification requirements are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT. At any time, new laws, interpretations or court decisions may change the federal tax laws relating to, or the federal income tax consequences of, qualification as a REIT. It is possible that future economic, market, legal, tax or other considerations may cause our board of directors to determine that it is not in our best interest to qualify as a REIT or maintain our qualification as a REIT, and to revoke our REIT election, which it may do without stockholder approval.
 If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to our stockholders because of the additional tax liability. In addition, distributions would no longer qualify for the distributions paid deduction, and we would no longer be required to pay distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

75

As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and would substantially reduce our ability to pay distributions to our stockholders.
To qualify as a REIT and to avoid the payment of federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities (including our offering), or sell assets to pay distributions, which may result in our distributing amounts that may otherwise be used for our operations.
To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90.0% of our annual taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4.0% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85.0% of our ordinary income, (2) 95.0% of our capital gain net income and (3) 100% of our undistributed income from prior years.
These requirements could cause us to distribute amounts that otherwise would be spent on acquisitions of properties and it is possible that we might be required to borrow funds, use proceeds from the issuance of securities (including our offering) or sell assets in order to distribute enough of our taxable income to qualify as a REIT and to avoid the payment of federal income and excise taxes.
Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.
In light of our investment strategy, it is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Code. If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), all income that we derive from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale. Given our investment strategy, it is entirely possible, if not likely, that the sale of one or more of our properties will not fall within the prohibited transaction safe harbor.
If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary, or TRS, or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes). However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor. Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor based on our own internal analysis, the opinion of counsel or the opinion of other tax advisors that the disposition will not be subject to the 100% penalty tax. In cases where a property disposition is not effected through a TRS, the Internal Revenue Service, or IRS, could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.
Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders. Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS. This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders. As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had operated and sold such property directly and such transaction was not characterized as a prohibited transaction. The maximum federal income tax rate applicable to corporations is currently 35.0%. Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.
If we own too many properties through one or more of our TRSs, then we may lose our status as a REIT. As a REIT, the value of the securities we hold in all of our TRSs may not exceed 25.0% of the value of all of our assets at the end of any calendar quarter. If we determine it to be in our best interest to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 25.0% of the value of our total assets at the end of any calendar quarter, and therefore, cause us to fail to qualify as a REIT. Additionally, as a REIT, no more than 25.0% of our gross income with respect to any year may be from sources other than real estate. Dividends paid to

76

us from a TRS are considered to be non-real estate income. Therefore, we may fail to qualify as a REIT if dividends from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25.0% of our gross income with respect to such year. We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our qualification as a REIT. Our failure to qualify as a REIT would adversely affect our stockholders' return on their investment.
Our stockholders may have a current tax liability on distributions they elect to reinvest in shares of our common stock.
If our stockholders participate in the DRIP, our stockholders will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless our stockholders are a tax-exempt entity, our stockholders may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.
Legislative or regulatory action with respect to taxes could adversely affect the returns to our investors.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal and state income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our stock or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their own tax advisor with respect to the impact of recent legislation on their investment in our stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to our stockholders.
Even if we qualify as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain capital gains we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, our stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to our stockholders.
Distributions to tax-exempt stockholders may be classified as unrelated business taxable income, or UBTI.
Neither ordinary nor capital gain distributions with respect to the shares of our common stock nor gain from the sale of the shares of our common stock should generally constitute UBTI to a tax-exempt stockholder. However, there are certain exceptions to this rule. In particular:

•
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as UBTI if the shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as UBTI;

•
part of the income and gain recognized by a tax exempt stockholder with respect to the shares of our common stock would constitute UBTI if the stockholder incurs debt in order to acquire the shares of our common stock; and

•
part or all of the income or gain recognized with respect to the shares of our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as UBTI.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.
To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution, or we may be required to liquidate otherwise attractive

77

investments in order to comply with the REIT tests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
Foreign purchasers of shares of our common stock may be subject to FIRPTA tax upon the sale of their shares of our common stock.
A foreign person disposing of a U.S. real property interest, including shares of stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on the amount received from the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50.0% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure our stockholders that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, amounts received by foreign investors on a sale of shares of our common stock would be subject to FIRPTA tax, unless the shares of our common stock were traded on an established securities market and the foreign investor did not at any time during a specified period directly or indirectly own more than 5.0% of the value of our outstanding common stock.
Foreign stockholders may be subject to FIRPTA tax upon the payment of a capital gains dividend.
A foreign stockholder will likely be subject to FIRPTA upon the payment of any capital gain dividends by us if such gain is attributable to gain from sales or exchanges of U.S. real property interests.
Employee Benefit Plan, IRA, and Other Tax-Exempt Investor Risks
We, and our stockholders that are employee benefit plans, IRAs, annuities described in Sections 403(a) or (b) of the Code, Archer MSAs, health savings accounts, or Coverdell education savings accounts (referred to generally as Benefit Plans and IRAs) will be subject to risks relating specifically to our having such Benefit Plan and IRA stockholders, which risks are discussed below.
If our stockholders fail to meet the fiduciary and other standards under the Employee Retirement Income Security Act, or ERISA, or the Code as a result of an investment in shares of our common stock, our stockholders could be subject to criminal and civil penalties.
There are special considerations that apply to Benefit Plans or IRAs investing in shares of our common stock. If our stockholders are investing the assets of a Benefit Plan or IRA in us, they should consider:

•	whether their investment is consistent with the applicable provisions of ERISA and the Code, or any other applicable governing authority in the case of a government plan;

•	whether their investment is made in accordance with the documents and instruments governing their Benefit Plan or IRA, including their Benefit Plan or IRA’s investment policy;

•	whether their investment satisfies the prudence, diversification and other requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether their investment will impair the liquidity needs and distribution requirements of the Benefit Plan or IRA;

•	whether their investment will constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

•	whether their investment will produce or result in UBTI, as defined in Sections 511 through 514 of the Code, to the Benefit Plan or IRA; and

•	their need to value the assets of the Benefit Plan or IRA annually in accordance with ERISA and the Code.
In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, a Benefit Plan or IRA purchasing shares of our common stock should consider the effect of the plan asset regulations of the U.S. Department of Labor. To avoid our assets from being considered plan assets under those regulations, our charter prohibits “benefit plan investors” from owning 25.0% or more of the shares of our common stock prior to the time that the common stock qualifies as a class of publicly-offered securities, within the meaning of the ERISA plan asset regulations. However, we cannot assure our stockholders that those provisions in our charter will be effective in limiting benefit plan investor ownership to less than the 25.0% limit. For example, the limit could be unintentionally exceeded if a benefit plan investor misrepresents its status as a benefit plan. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA and/or the Code) with respect

78

to a Benefit Plan or IRA purchasing shares of our common stock, and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA and/or the Code) of our stockholders' Benefit Plan or IRA, our stockholders should not purchase shares of our common stock unless an administrative or statutory exemption applies to their purchase.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
Unregistered Sales of Equity Securities
On May 14, 2014, we issued an aggregate of 10,000 shares of restricted common stock to our independent directors upon their election to our board of directors, after having raised the minimum offering in our initial public offering and upon the initial release of such funds from escrow. These shares of restricted common stock were issued pursuant to our incentive plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act. These restricted common stock awards vested 20.0% on the grant date and 20.0% will vest on each of the first four anniversaries of the date of grant.
Use of Public Offering Proceeds
Our Registration Statement on Form S-11 (File No. 333-186073), covering a public offering of up to $1,900,000,000 in shares of our common stock, was declared effective under the Securities Act of 1933 on February 26, 2014. Griffin Capital Securities, Inc. is the dealer manager of our offering. We are offering to the public a maximum of $1,750,000,000 in shares of our common stock for $10.00 per share in our primary offering and up to $150,000,000 in shares of our common stock pursuant to the DRIP for $9.50 per share. We reserve the right to reallocate the shares of common stock we are offering in our offering between the primary offering and the DRIP.
As of June 30, 2014, we had received and accepted subscriptions in our offering for 4,552,960 shares of our common stock, or approximately $45,332,000, excluding subscriptions from residents of Pennsylvania (who were not admitted as stockholders until August 05, 2014, when we had received and accepted subscriptions aggregating at least $87,500,000) and shares of our common stock issued pursuant to the DRIP. As of June 30, 2014, a total of $11,000 in distributions were reinvested pursuant to the DRIP and 1,130 shares of our common stock were issued pursuant to the DRIP.
As of June 30, 2014, we had incurred other offering expenses of $911,000 to our advisor and its respective affiliates in connection with our offering. In addition, as of June 30, 2014, we had incurred selling commissions of $3,017,000 and dealer manager fees of $1,339,000 to Griffin Securities, an unaffiliated entity. Such commissions, fees and reimbursements are charged to stockholders’ equity as such amounts are reimbursed from the gross proceeds of our offering. The cost of raising funds in our offering as a percentage of gross proceeds received in our offering was 11.6% as of June 30, 2014 and will not exceed 12.0% in the aggregate. As of June 30, 2014, net offering proceeds in our offering were $40,076,000, including proceeds from the DRIP and after deducting offering expenses.
As of June 30, 2014, $201,000 remained payable to our advisor or its affiliates for costs related to our offering.
As of June 30, 2014, we had used $5,502,000 in proceeds from our offering to purchase properties from unaffiliated third parties, $126,000 to pay acquisition related expenses and $200,000 to pay real estate deposits for proposed future acquisitions.
Purchase of Equity Securities by the Issuer and Affiliated Purchasers
During the period covered by this Quarterly Report on Form 10-Q, we did not receive any requests pursuant to our share repurchase plan and did not repurchase any of our securities.

Item 3. Defaults Upon Senior Securities.
None.

Item 4. Mine Safety Disclosures.
Not applicable.

Item 5. Other Information.
None.

Item 6. Exhibits.
The exhibits listed on the Exhibit Index (following the signatures section of this Quarterly Report on Form 10-Q) are included, or incorporated by reference, in this Quarterly Report on Form 10-Q.

79

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Griffin-American Healthcare REIT III, Inc. (Registrant)

August 8, 2014	By:	/s/ JEFFREY T. HANSON
Date		Jeffrey T. Hanson
Chief Executive Officer and Chairman of the Board of Directors
(principal executive officer)

August 8, 2014	By:	/s/ SHANNON K S JOHNSON
Date		Shannon K S Johnson
Chief Financial Officer
(principal financial officer and principal accounting officer)

80

EXHIBIT INDEX
Pursuant to Item 601(a)(2) of Regulation S-K, this Exhibit Index immediately precedes the exhibits.
The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the period ended June 30, 2014 (and are numbered in accordance with Item 601 of Regulation S-K).

3.1
Articles of Amendment and Restatement of Griffin-American Healthcare REIT III, Inc. dated January 15, 2014 (included as Exhibit 3.1 to Pre-Effective Amendment No. 5 to our Registration Statement on Form S-11 (File No. 333-186073) filed January 16, 2014 and incorporated herein by reference)

3.2
Bylaws of Griffin-American Healthcare REIT III, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 (File No. 333-186073) filed January 17, 2013 and incorporated herein by reference)

4.1
Form of Subscription Agreement of Griffin-American Healthcare REIT III, Inc. (included as Exhibit B to the prospectus dated February 26, 2014 filed pursuant to Rule 424(b)(3) (File No. 333-186073) on February 26, 2014 and incorporated herein by reference)

4.2
Distribution Reinvestment Plan of Griffin-American Healthcare REIT III, Inc. (included as Exhibit C to the prospectus dated February 26, 2014 filed pursuant to Rule 424(b)(3) (File No. 333-186073) on February 26, 2014 and incorporated herein by reference)

4.3
Share Repurchase Plan of Griffin-American Healthcare REIT III, Inc. (included as Exhibit D to the prospectus dated February 26, 2014 filed pursuant to Rule 424(b)(3) (File No. 333-186073) on February 26, 2014 and incorporated herein by reference)

4.4
Escrow Agreement by and between Griffin-American Healthcare REIT III, Inc., Griffin Capital Securities, Inc. and UMB Bank, N.A., dated February 26, 2014 (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 7, 2014 and incorporated herein by reference)

10.1
Real Estate Purchase Agreement and Escrow Instructions by and between 5461 Hillandale, LLC and McWhirter Realty Partners, LLC, Griffin-American Healthcare REIT III Advisor, LLC, and Chicago Title Insurance Company, dated April 28, 2014 (included as Exhibit 10.1 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.2
Real Estate Purchase Agreement and Escrow Instructions by and between Stockbridge 225, LLC and Robert Preston and Mark Errol Copilevitz, Griffin-American Healthcare REIT III Advisor, LLC, and First American Title Insurance Company, dated May 9, 2014 (included as Exhibit 10.2 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.3
Real Estate Purchase Agreement and Escrow Instructions by and between James Ronald Eaton and Janice Eaton Bates, as Trustees of the Ronald J. Eaton Testamentary Trust, BBE&F LLC and Larry Braden, Griffin-American Healthcare REIT III Advisor, LLC, and First American Title Insurance Company, dated May 13, 2014 (included as Exhibit 10.3 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.4
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Lithonia GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.4 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.5
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Stockbridge GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.5 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

10.6
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Acworth GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.6 to our Current Report on Form 8-K filed on May 14, 2014 and incorporated herein by reference)

31.1*	Certification of Chief Executive Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Chief Financial Officer, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1**	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

32.2**	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

101.INS***	XBRL Instance Document

81

101.SCH***	XBRL Taxonomy Extension Schema Document

101.CAL***	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB***	XBRL Taxonomy Extension Label Linkbase Document

101.PRE***	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF***	XBRL Taxonomy Extension Definition Linkbase Document
_________

*	Filed herewith.
**
Furnished herewith. In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the registrant specifically incorporates it by reference.

***
Furnished herewith. XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

82

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution
Set forth below is an estimate of the approximate amount of the fees and expenses payable by the Registrant in connection with the issuance and distribution of the Shares. All amounts are estimates and assume the sale of of $1,900,000,000 in shares of the Registrant's common stock, except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$254,600
FINRA filing fee	225,500
Printing and postage	6,337,000
Legal fees and expenses	2,389,000
Accounting fees and expenses	515,000
Advertising and sales literature	4,306,000
Blue sky expenses	603,000
Transfer agent and escrow fees	555,000
Education conferences	986,900
Due diligence	1,328,000
Total	$17,500,000

Item 32.	Sales to Special Parties
The Registrant’s executive officers and directors, as well as officers and employees of Griffin-American Healthcare REIT III Advisor, LLC, the Registrant’s advisor, its affiliates and their respective family members (including spouses, parents, grandparents, children and siblings), may purchase shares of common stock pursuant to the primary offering at a discount. The purchase price for such shares of common stock shall be as low as approximately $9.00 per share, reflecting the fact that selling commissions in the amount of approximately $0.70 per share and the dealer manager fee in the amount of approximately $0.30 per share will not be payable in connection with such sales.
The Registrant will sell shares of common stock pursuant to the primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions, resulting in a purchase price of approximately $9.30 per share, reflecting the fact that selling commissions in the amount of approximately $0.70 per share will not be payable in connection with such sales.
The Registrant will not pay any selling commissions with respect to the sale of its shares of common stock pursuant to the primary offering if the investor has engaged the services of a registered investment advisor or other financial advisor paid on a fee-for-service or assets under management basis by the investor.
 The Registrant, the dealer manager and/or the participating broker-dealer may agree to reduce or eliminate selling commissions and/or dealer manager fees, as applicable, generally or with respect to a particular investment to accommodate a prospective investor or a participating broker-dealer.
In connection with sales of certain minimum numbers of shares of common stock to a purchaser, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available.

Item 33.	Recent Sales of Unregistered Securities
In connection with our incorporation, the Registrant issued 22,222 shares of its common stock to Griffin-American Healthcare REIT III Advisor, LLC, for $9.00 per share in a private offering on January 15, 2013. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Upon the election of its two independent directors to the board of directors and the initial release of funds satisfying the minimum offering amount from escrow on May 14, 2014, the Registrant granted an aggregate of 10,000 shares of its restricted common stock to its independent directors.  The shares of restricted common stock vest as follows: 20.0% immediately vested on the grant date and 20.0% will vest on each of the first four anniversaries of the grant date. The issuance of such shares was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 34.	Indemnification of Directors and Officers
Subject to any applicable conditions set forth under Maryland law or below, (i) no director or officer of the Registrant shall be liable to the Registrant or its stockholders for money damages and (ii) the Registrant shall indemnify and pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to (A) any individual who is a present or former director or officer of the Registrant; (B) any individual who, while a director or officer of the Registrant and at the request of the Registrant, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise; or (C) the advisor or any of its affiliates acting as an agent of the Registrant and their respective officers, directors, managers and employees, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity.
Notwithstanding anything to the contrary contained in clause (i) or (ii) of the paragraph above, the Registrant shall not provide for indemnification of a director, the advisor or any affiliate of the advisor (the “Indemnitee”) for any liability or loss suffered by any of them or hold an Indemnitee harmless for any liability or loss suffered by the Registrant, unless all of the following conditions are met:

(i)	the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Registrant;

(ii)	the Indemnitee was acting on behalf of or performing services for the Registrant;

(iii)
such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director (other than an independent director), an advisor or an affiliate of an advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an independent director;

(iv)	such indemnification or agreement to hold harmless is recoverable only out of net assets and not from stockholders; and

(v)
with respect to losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws, one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (C) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Registrant were offered or sold as to indemnification for violations of securities laws.

The Registrant shall pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of the final disposition of a proceeding only if (in addition to the requirements of the Maryland General Corporation Law) all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant, (b) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) the Indemnitee provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the amount paid or reimbursed by the Registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that the particular Indemnitee is not entitled to indemnification.
Neither the amendment nor repeal of the provision for indemnification in the Registrant’s charter, nor the adoption or amendment of any other provision of the Registrant’s charter or bylaws inconsistent with the provision for indemnification in the Registrant’s charter, shall apply to or affect in any respect the applicability of the provision for indemnification in the Registrant’s charter with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

Item 35.	Treatment of Proceeds from Stock Being Registered
Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements
The financial statements filed as a part of the registration statement are set forth in the financial statements included in the prospectus beginning on page F-1 and the condensed consolidated financial statements included in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 attached as Annex A to Supplement No. 4.
(b) Exhibits
The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 34 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of common stock offered (if the total dollar value of common stock offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20.0% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.
(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933, as amended; (ii) any free writing prospectus relating to the offering prepared by the Registrant or on its behalf or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by the Registrant or on its behalf; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser;
(7) To send to each stockholder at least on an annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;
(8) To file and to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of operations;
(9) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933, as amended, during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for significant properties acquired during the distribution period for which audited financial statements have been filed or are required to have been filed on Form 8-K; and
(10) To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

SIGNATURE PAGE
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of August, 2014.

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.

By:	/s/ JEFFREY T. HANSON
Jeffrey T. Hanson
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes Jeffrey T. Hanson and Shannon K S Johnson, his or her true and lawful attorney-in-fact and agent for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY T. HANSON	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 20, 2014
Jeffrey T. Hanson

/s/ SHANNON K S JOHNSON	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 20, 2014
Shannon K S Johnson

/s/ HAROLD H. GREENE	Director	August 20, 2014
Harold H. Greene

/s/ J. GRAYSON SANDERS	Director	August 20, 2014
J. Grayson Sanders

EXHIBIT INDEX

Exhibit Number

1.1
Dealer Manager Agreement by and between Griffin-American Healthcare REIT III, Inc. and Griffin Capital Securities, Inc. dated February 26, 2014 (included as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed May 7, 2014 and incorporated herein by reference)

3.1
Articles of Amendment and Restatement of Griffin-American Healthcare REIT III, Inc. (included as Exhibit 3.1 to Pre-Effective Amendment No. 5 to our Registration Statement on Form S-11 (File No. 333-186073) filed January 16, 2014 and incorporated herein by reference)

3.2
Bylaws of Griffin-American Healthcare REIT III, Inc. (included as Exhibit 3.2 to our Registration Statement on Form S-11 (File No. 333-186073) filed January 17, 2013 and incorporated herein by reference)

4.1*	Form of Subscription Agreement of Griffin-American Healthcare REIT III, Inc. (included as Exhibit B to the prospectus)

4.2*	Distribution Reinvestment Plan of Griffin-American Healthcare REIT III, Inc. (included as Exhibit C to the prospectus)

4.3*	Share Repurchase Plan of Griffin-American Healthcare REIT III, Inc. (included as Exhibit D to the prospectus)

4.4
Escrow Agreement by and between Griffin-American Healthcare REIT III, Inc., Griffin Capital Securities, Inc. and UMB Bank, N.A. dated February 26, 2014 (included as Exhibit 4.4 to our Quarterly Report on Form 10-Q filed May 7, 2014 and incorporated herein by reference)

5.1
Opinion of Venable LLP as to the legality of the shares being registered (included as Exhibit 5.1 to Pre-effective Amendment No. 4 to our Registration Statement on Form S-11 (File No. 333-186073) filed November 8, 2013 and incorporated herein by reference)

8.1
Opinion of Morris, Manning & Martin, LLP as to tax matters (included as Exhibit 8.1 to Pre-effective Amendment No. 4 to our Registration Statement on Form S-11 (File No. 333-186073) filed November 8, 2013 and incorporated herein by reference)

10.1
Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP (included as Exhibit 10.1 to our Registration Statement on Form S-11 (File No. 333-186073) filed January 17, 2013 and incorporated herein by reference)

10.2
Advisory Agreement by and among Griffin-American Healthcare REIT III, Inc., Griffin-American Healthcare REIT III Holdings, LP and Griffin-American Healthcare REIT III Advisor, LLC dated February 26, 2014 (included as Exhibit 10.2 to our Quarterly Report on Form 10-Q filed May 7, 2014 and incorporated herein by reference)

10.3
Form of Indemnification Agreement between Griffin-American Healthcare REIT III, Inc. and Indemnitee made effective as of January 17, 2013 (included as Exhibit 10.3 to our Registration Statement on Form S-11 (File No. 333-186073) filed January 17, 2013 and incorporated herein by reference)

10.4
Griffin-American Healthcare REIT III, Inc. 2013 Incentive Plan (including the 2013 Independent Directors Compensation Plan) (included as Exhibit 10.3 to our Quarterly Report on Form 10-Q filed May 7, 2014 and incorporated herein by reference)

10.5
Amendment to Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP (included as Exhibit 10.5 to Pre-effective Amendment No. 1 to our Registration Statement on Form S-11 (File No. 333-186073) filed April 10, 2013 and incorporated herein by reference)

10.6
Second Amendment to Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP (included as Exhibit 10.6 to Pre-effective Amendment No. 2 to our Registration Statement on Form S-11 (File No. 333-186073) filed June 6, 2013 and incorporated herein by reference)

10.7
Third Amendment to Agreement of Limited Partnership of Griffin-American Healthcare REIT III Holdings, LP (included as Exhibit 10.7 to Pre-effective Amendment No. 4 to our Registration Statement on Form S-11 (File No. 333-186073) filed November 8, 2013 and incorporated herein by reference)

10.8
Real Estate Purchase Agreement and Escrow Instructions by and between 5461 Hillandale, LLC and McWhirter Realty Partners, LLC; and Griffin-American Healthcare REIT III Advisor, LLC; and Chicago Title Insurance Company, dated April 28, 2014 (included as Exhibit 10.1 to our Current Report on Form 8-K filed May 14, 2014 and incorporated herein by reference)

10.9
Real Estate Purchase Agreement and Escrow Instructions by and between Stockbridge 225, LLC and Robert Preston and Mark Errol Copilevitz; and Griffin-American Healthcare REIT III Advisor, LLC; and First American Title Insurance Company, dated May 9, 2014 (included as Exhibit 10.2 to our Current Report on Form 8-K filed May 14, 2014 and incorporated herein by reference)

10.10
Real Estate Purchase Agreement and Escrow Instructions by and between James Ronald Eaton and Janice Eaton Bates, as Trustees of the Ronald J. Eaton Testamentary Trust, BBE&F LLC and Larry Braden; and Griffin-American Healthcare REIT III Advisor, LLC; and First American Title Insurance Company, dated May 13, 2014 (included as Exhibit 10.3 to our Current Report on Form 8-K filed May 14, 2014 and incorporated herein by reference)

10.11
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Lithonia GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.4 to our Current Report on Form 8-K filed May 14, 2014 and incorporated herein by reference)

10.12
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Stockbridge GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.5 to our Current Report on Form 8-K filed May 14, 2014 and incorporated herein by reference)

10.13
Assignment and Assumption of Real Estate Purchase Agreement and Escrow Instructions by and between Griffin-American Healthcare REIT III Advisor, LLC and GAHC3 Acworth GA MOB, LLC, dated May 14, 2014 (included as Exhibit 10.6 to our Current Report on Form 8-K filed May 14, 2014 and incorporated herein by reference)

10.14
Real Estate Purchase Agreement and Escrow Instructions by and between Wichita MOB Fund I LLC, GAH3 Wichita KS MOB, LLC and First American Title Insurance Company, dated July 24, 2014 (included as Exhibit 10.1 to our Current Report on Form 8-K filed July 30, 2014 and incorporated herein by reference)

10.15
Real Estate Purchase Agreement and Escrow Instructions by and between Grand Street Company, LLC, GAH3 Lee's Summit MO MOB, LLC and Chicago Title Insurance Company, dated August 7, 2014 (included as Exhibit 10.1 to our Current Report on Form 8-K filed August 13, 2014 and incorporated herein by reference)

21.1*	Subsidiaries of Griffin-American Healthcare REIT III, Inc.

23.1*	Consent of Deloitte & Touche LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)

24.1*	Power of Attorney (included in signature page)

* Filed herewith